As filed with the Securities and Exchange Commission on March 27, 2012

Registration No. 333-157057

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Energy Future Competitive Holdings Company

(Exact name of registrant parent guarantor as specified in its charter)

Texas	4911	75-1837355
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Texas Competitive Electric Holdings Company LLC

(Exact name of registrant issuer as specified in its charter)

Delaware	4911	75-2967817
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

TCEH Finance, Inc.

(Exact name of registrant issuer as specified in its charter)

Delaware	4911	26-2137715
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

SEE TABLE OF ADDITIONAL REGISTRANTS

1601 Bryan Street

Dallas, Texas 75201-3411

(214) 812-4600

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Andrew M. Wright

EFH Corporate Services Company

Vice President and Associate General Counsel

1601 Bryan Street

Dallas, Texas 75201-3411

(214) 812-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
10.25% Senior Notes due 2015	(1)	(1)	(1)	(1)
10.25% Senior Notes due 2015, Series B	(1)	(1)	(1)	(1)
10.50%/11.25% Senior Toggle Notes due 2016	(1)	(1)	(1)	(1)
Guarantees of 10.25% Senior Notes due 2015(2)	(1)(3)	(1)(3)	(1)(3)	(1)(3)
Guarantees of 10.25% Senior Notes due 2015, Series B(2)	(1)(3)	(1)(3)	(1)(3)	(1)(3)
Guarantees of 10.50%/11.25% Senior Toggle Notes due 2016(2)	(1)(3)	(1)(3)	(1)(3)	(1)(3)

(1)	An indeterminate amount of securities are being registered hereby to be offered solely for market-making purposes by specified affiliates of the registrants. Pursuant to Rule 457(q) under the Securities Act of 1933, as amended (the “Securities Act”), no filing fee is required with respect to such securities.
(2)	See inside facing page for table of registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Big Brown 3 Power Company LLC	Texas	None	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Big Brown Lignite Company LLC	Texas	52-2364247	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Big Brown Power Company LLC	Texas	75-2967823	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Collin Power Company LLC	Delaware	None	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Decordova Power Company LLC	Texas	75-2967797	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Generation MT Company LLC	Delaware	75-2967818	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Generation SVC Company	Texas	45-0470622	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Lake Creek 3 Power Company LLC	Texas	None	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Big Brown Mining Company LLC	Texas	75-3006803	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Energy Company LLC	Texas	45-2790807	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Energy Trading California Company	Texas	75-2723853	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant ET Services Company	Texas	75-2967835	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Generation Company LLC	Texas	75-2967820	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Holding Company LLC	Delaware	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Luminant Mineral Development Company LLC	Texas	None	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Mining Company LLC	Texas	75-2967821	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Renewables Company LLC	Texas	20-3007585	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Martin Lake 4 Power Company LLC	Texas	None	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Monticello 4 Power Company LLC	Texas	None	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Morgan Creek 7 Power Company LLC	Texas	None	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
NCA Resources Development Company LLC	Texas	None	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Oak Grove Management Company LLC	Delaware	27-0551189	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Oak Grove Mining Company LLC	Texas	20-8516181	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Oak Grove Power Company LLC	Texas	20-8516093	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Sandow Power Company LLC	Texas	26-3771811	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Tradinghouse 3 & 4 Power Company LLC	Texas	None	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

2

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Tradinghouse Power Company LLC	Texas	75-2967804	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
TXU Energy Retail Company LLC	Texas	26-0494257	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
TXU Energy Solutions Company LLC	Texas	26-0022193	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
TXU Retail Services Company	Delaware	20-5872839	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
TXU SEM Company	Delaware	75-2795541	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
TXU SESCO Company LLC	Texas	82-0539333	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
4Change Energy Company	Texas	75-2959527	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Valley NG Power Company LLC	Texas	None	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Valley Power Company LLC	Texas	None	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

3

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED MARCH 27, 2012

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

TCEH FINANCE, INC.

$2,045,956,000 10.25% Senior Notes due 2015

$1,441,957,000 10.25% Senior Notes due 2015, Series B

$1,568,252,671 10.50%/11.25% Senior Toggle Notes due 2016

Interest on the 10.25% Senior Notes due 2015 (the “initial cash-pay notes”), the 10.25% Senior Notes due 2015, Series B (the “Series B cash-pay notes” and, together with the initial cash-pay notes, the “cash-pay notes”) and the 10.50%/11.25% Senior Toggle Notes due 2016 (the “toggle notes,” and together with the cash-pay notes, the “notes”) is payable on May 1 and November 1 of each year. The cash-pay notes accrue interest at the rate of 10.25% per annum. Until November 1, 2012, Texas Competitive Electric Holdings Company LLC and TCEH Finance, Inc. (together, the “Issuer”) may elect to pay interest on the toggle notes in cash, by increasing the principal amount of the toggle notes or by issuing new toggle notes (“PIK interest”) for the entire amount of the interest payment or by paying interest on half of the principal amount of the toggle notes in cash and half in PIK interest. The toggle notes accrue cash interest at a rate of 10.50% per annum and PIK interest at a rate of 11.25% per annum. If the Issuer elects to pay any PIK interest, the Issuer will increase the principal amount of the toggle notes or issue new toggle notes in an amount equal to the amount of PIK interest for the applicable interest payment period (rounded up to the nearest $1,000) to holders of the toggle notes on the relevant record date. The toggle notes are treated as having been issued with original issue discount for U.S. federal income tax purposes. The cash-pay notes will mature on November 1, 2015 and the toggle notes will mature on November 1, 2016.

The Issuer may redeem any of the cash-pay notes at the redemption prices set forth in this prospectus. The Issuer may redeem any of the toggle notes beginning on November 1, 2012 at the redemption prices set forth in this prospectus. The Issuer may also redeem any of the toggle notes at any time prior to November 1, 2012 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium.

The notes are unsecured and rank equally with any unsecured senior indebtedness of the Issuer. The notes are fully and unconditionally guaranteed (the “guarantees”) on a senior unsecured basis by the Issuer’s direct parent, Energy Future Competitive Holdings Company (“EFCH”), and by each subsidiary that guarantees the Issuer’s senior secured credit facilities (as described herein) (collectively, the “guarantors”). These guarantees are unsecured and rank equally with all existing and future unsecured senior obligations of each guarantor and are effectively subordinated to existing and future secured debt of such guarantor to the extent of the assets securing that indebtedness. Energy Future Holdings Corp. (“EFH Corp.”), the indirect parent of the Issuer, does not guarantee the notes.

For a more detailed description of the notes, see “Description of the Notes” beginning on page 128.

See “Risk Factors” beginning on page 9 for a discussion of certain risks that you should consider before investing in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus has been prepared for and may be used by Goldman, Sachs & Co. (the “Market Maker”) and affiliates of the Market Maker in connection with offers and sales of the notes related to market-making transactions in the notes in the secondary market effected from time to time. The Market Maker and the affiliates of the Market Maker may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agent for both. Sales of notes pursuant to this prospectus will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. The Issuer will not receive any proceeds from such sales.

The date of this prospectus is                     , 2012.

You should rely only on the information contained in this prospectus. We have not, and the Market Maker or its affiliates have not, authorized anyone to provide you with different information. This prospectus may be used only for the purposes for which it has been published, and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement of which this prospectus is a part or that we may otherwise publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date. No offer of these securities is being made in any state where any such offer is prohibited.

Page
Prospectus Summary	1
Risk Factors	9
Forward-Looking Statements	29
Industry and Market Information	30
Use of Proceeds	31
Energy Future Competitive Holdings Company and Subsidiaries Selected Historical Consolidated Financial Data	32
Energy Future Competitive Holdings Company and Subsidiaries Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the Year Ended December 31, 2011	35
Energy Future Competitive Holdings Company and Subsidiaries Businesses and Strategy	77
Management	94
Executive Compensation	97
Director Compensation	123
Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters	124
Certain Relationships and Related Transactions, and Director Independence	124
Compensation Committee Interlocks and Insider Participation	127
Description of the Notes	128
Book Entry; Settlement and Clearance	181
Material U.S. Tax Considerations	184
Certain ERISA Considerations	191
Plan of Distribution	193
Legal Matters	194
Experts	194
Available Information	194
Glossary	195

i

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes. You should carefully read this summary together with the entire prospectus, including the information set forth in the sections entitled “Risk Factors” and “Energy Future Competitive Holdings Company and Subsidiaries Selected Historical Consolidated Financial Data,” as well as our audited consolidated financial statements and related notes (our “December 31, 2011 Financial Statements”) and the other financial data included elsewhere in this prospectus.

Unless the context otherwise requires or as otherwise indicated, references in this prospectus to “EFCH” are to Energy Future Competitive Holdings Company and not to any of its subsidiaries. References to “we,” “our” and “us” are to Energy Future Competitive Holdings Company and its consolidated subsidiaries. References to the “Issuer” are to Texas Competitive Electric Holdings Company LLC (“TCEH”) and TCEH Finance, Inc. (“TCEH Finance”) collectively, the co-issuers of the notes. See the section entitled “Glossary” for other defined terms. This prospectus occasionally makes references to “we,” “our” or “us” when describing actions, rights or obligations of EFCH’s subsidiaries or to TCEH, TXU Energy Retail Company LLC (“TXU Energy”) or certain subsidiaries of TCEH engaged in competitive market activities consisting of electricity generation, wholesale energy sales and purchases and commodity risk management and trading activities (collectively, “Luminant”) when describing actions, rights or obligations of their respective subsidiaries. These references reflect the fact that the subsidiaries are consolidated with their respective parent companies for financial reporting purposes. However, these references should not be interpreted to imply that the parent company is actually undertaking the action or has the rights or obligations of the relevant subsidiary company or that the subsidiary company is undertaking an action or has the rights or obligations of its parent company or any other affiliate.

Investment funds associated with or designated by Kohlberg Kravis Roberts & Co. (“KKR”), TPG Capital, L.P. (“TPG”) and Goldman, Sachs & Co. (“Goldman Sachs,” and, together with KKR and TPG, the “Sponsor Group”), and certain other co-investors, own Energy Future Holdings Corp. (“EFH Corp.”) through Texas Energy Future Holdings Limited Partnership (“Texas Holdings”), with the Sponsor Group controlling Texas Holdings’ general partner, Texas Energy Future Capital Holdings LLC (the “General Partner”).

Our Businesses

EFCH, a wholly-owned subsidiary of EFH Corp., is a Dallas, Texas-based holding company. We conduct our operations almost entirely through our wholly-owned subsidiary, TCEH. TCEH, through its subsidiaries, is engaged in competitive electricity market activities largely in Texas, including electricity generation, wholesale energy sales and purchases, commodity risk management and trading activities and retail electricity sales. Key management activities, including commodity risk management and electricity sourcing for our retail and wholesale customers, are performed on an integrated basis; consequently, there are no reportable business segments.

TCEH owns or leases 15,427 MW of generation capacity in Texas, which consists of lignite/coal, nuclear and natural gas-fueled generation facilities, TCEH is also the largest purchaser of wind-generated electricity in Texas and the fifth largest in the US. TCEH provides competitive electricity and related services to 1.8 million retail electricity customers in Texas.

As of December 31, 2011, we had approximately 5,200 full-time employees, including approximately 2,150 employees under collective bargaining agreements.

Additional Information

TCEH was formed in Texas in November 2001 and TCEH Finance was incorporated in Delaware in September 2007. The Issuer’s principal executive offices currently are located at Energy Plaza, 1601 Bryan Street, Dallas, TX 75201-3411, and its telephone number is (214) 812-4600.

The Notes

The summary below describes the principal terms of the notes and the related indenture. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the notes and the related indenture.

Issuers	Texas Competitive Electric Holdings Company LLC and TCEH Finance, Inc.

Securities Offered	$5,056,165,671 aggregate principal amount of notes consisting of:

•     $2,045,956,000 initial cash-pay notes;

•     $1,441,957,000 Series B cash-pay notes; and

•     $1,568,252,671 toggle notes.

Each of the initial cash-pay notes, the Series B cash-pay notes and the toggle notes are a separate series of notes under the indenture but will be treated as a single class of securities under the indenture for amendments and waivers and for taking certain actions, except as otherwise stated herein.

Maturity Date	Cash-pay notes: November 1, 2015.

Toggle notes: November 1, 2016

Interest Rate	The cash-pay notes will accrue interest at the rate of 10.25% per annum.

Until November 1, 2012, the Issuer may elect to pay interest on the toggle notes, at the Issuer’s option:

•     entirely in cash;

•     by increasing the principal amount of the toggle notes or by issuing new toggle notes (“Payment-In-Kind Interest” or “PIK interest”); or

•     50% in cash and 50% in PIK interest.

The toggle notes accrue cash interest at a rate of 10.50% per annum and PIK interest at a rate of 11.25% per annum.

For any interest period in which the Issuer elects to pay any PIK interest, the Issuer will increase the principal amount of the toggle notes or issue new toggle notes in an amount equal to the amount of PIK interest for the applicable interest payment period (rounded up to the nearest $1,000) to holders of the toggle notes on the relevant record date.

Interest Payment Dates	Interest on the notes is payable on May 1 and November 1 of each year.

Ranking	The notes are:

•     senior unsecured obligations of the Issuer and rank equally in right of payment with all senior indebtedness of the Issuer;

•     effectively subordinated to any indebtedness of the Issuer secured by assets of the Issuer, including the Issuer’s obligations under the TCEH Senior Secured Facilities, to the extent of the value of the assets securing such indebtedness;

•     structurally subordinated to all indebtedness and other liabilities of the Issuer’s non-guarantor subsidiaries, including the Issuer’s foreign subsidiaries and any other unrestricted subsidiaries of TCEH;

•    senior in right of payment to any future subordinated indebtedness of the Issuer; and

•    guaranteed as described in “—Guarantees.”

As of December 31, 2011, the notes would have ranked effectively junior to approximately $24.323 billion principal amount of the Issuer’s senior secured debt, most of which would have been represented by its borrowings under the TCEH Senior Secured Facilities. As of December 31, 2011, TCEH had approximately $1.553 billion of additional available capacity under the TCEH Senior Secured Facilities (excluding amounts available under its senior secured cash posting credit facility, but including $169 million of available letter of credit capacity). In addition, the TCEH Senior Secured Facilities permit TCEH to issue up to $5.0 billion of secured notes or loans ranking junior to TCEH’s senior secured borrowings.

Guarantees	The notes are unconditionally guaranteed, jointly and severally, by TCEH’s direct parent, EFCH, and by each subsidiary that guarantees the TCEH Senior Secured Facilities (collectively, the “Guarantors”) on a senior unsecured basis.

The guarantees:

•    are a general senior unsecured obligation of each Guarantor;

•    rank equally in right of payment with all existing and future senior indebtedness of each Guarantor;

•    are effectively subordinated to all secured indebtedness of each Guarantor to the extent of the value of the assets securing such indebtedness (including the TCEH Senior Secured Facilities);

•    are structurally subordinated to all indebtedness and other liabilities of subsidiaries of a Guarantor that do not guarantee the notes, and any other unrestricted subsidiaries; and

•    are senior in right of payment to any future subordinated indebtedness of each Guarantor.

As of December 31, 2011, the guarantees ranked effectively junior to approximately $20.911 billion principal amount of the Guarantors’ senior secured debt, represented by their guarantees of the TCEH Senior Secured Facilities, $3.412 billion principal amount of other TCEH secured debt and $84 million principal amount of senior secured debt at EFCH, the parent Guarantor. As of December 31, 2011, the guarantee by EFCH of the notes ranks equally with its guarantee of $6.184 billion principal amount of the EFH Corp. Senior Notes and EFH Corp. Senior Secured Notes, including $4.375 billion principal amount of EFH Corp. Senior Notes held by Energy Future Intermediate Holding Company LLC (“EFIH”), a wholly-owned subsidiary of EFH Corp., with its guarantee of $3.321 billion principal amount of the TCEH Senior Secured Notes and TCEH Senior Secured Second Lien Notes, and with $9 million principal amount of EFCH unsecured debt.

EFH Corp., our parent, does not guarantee the notes. In addition, none of the entities comprising EFH Corp.’s regulated electricity transmission and distribution business guarantee the notes.

Security	None.

Optional Redemption	The Issuer may redeem any of the cash-pay notes at the redemption prices set forth in this prospectus. See “Description of the Notes—Optional Redemption.”

The Issuer may redeem any of the toggle notes beginning on and after November 1, 2012 at the redemption prices set forth in this prospectus. The Issuer may also redeem any of the toggle notes at any time prior to November 1, 2012 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. See “Description of the Notes—Optional Redemption.”

At the end of any “accrual period” (as defined in Section 1272(a)(5) of the Internal Revenue Code of 1986, as amended (the “Code”)) ending after the fifth anniversary of the issue date of the toggle notes (each, an “Optional Interest Repayment Date”), the Issuer may pay in cash, without duplication, all accrued and unpaid interest, if any, and all accrued but unpaid “original issue discount” (as defined in Section 1273(a)(1) of the Code) on each toggle note then outstanding up to, in the aggregate, the Optional Interest Repayment Amount (as defined below) (each such redemption, an “Optional Interest Repayment”). The “Optional Interest Repayment Amount” means, as of each Optional Interest Repayment Date, the excess, if any, of (a) the aggregate amount of accrued and unpaid interest and all accrued and unpaid “original issue discount” (as defined in Section 1273(a)(1) of the Code) with respect to the toggle notes, over (b) an amount equal to the product of (i) the “issue price” (as defined in Sections 1273(b) and 1274(a) of the Code) of the toggle notes multiplied by (ii) the “yield to maturity” (as defined in the Treasury Regulation Section 1.1272-1(b)(1)(i)) of the toggle notes, minus (c) $50,000,000.

Change of Control Offer	Upon the occurrence of certain transactions meeting the definition of “change of control,” holders of the notes will have the right to require the Issuer to repurchase some or all of the notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control” and the definition of “Change of Control” under “Description of the Notes.”

The Issuer may not be able to pay holders the required price for notes they present to it at the time of a change of control, because the Issuer may not have enough funds at that time or the terms of the Issuer’s other indebtedness or any of its subsidiaries’ indebtedness, including under the TCEH Senior Secured Facilities, may prevent the Issuer from making such payment or receiving funds from its subsidiaries in an amount sufficient to fund such payment. See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—The Issuer may not be able to repurchase the notes upon a change of control.”

Important Covenants	The indenture governing the notes contains covenants limiting the Issuer’s ability and the ability of its restricted subsidiaries to:

•     incur additional debt or issue some types of preferred shares;

•     pay dividends on or make other distributions in respect of TCEH’s capital stock or make other restricted payments;

•     make investments;

•     sell assets;

•     create liens on assets to secure debt;

•     consolidate, merge, sell or otherwise dispose of all or substantially all of their assets;

•     enter into certain transactions with their affiliates; and

•     designate their restricted subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. See “Description of the Notes.”

Liquidity of Market	We have not listed, and do not intend to apply for a listing of, the notes on a securities exchange or any automated dealer quotation system. We cannot assure you as to the liquidity of markets that may develop for the notes, your ability to sell the notes or the price at which you would be able to sell the notes. The Market Maker has advised us that it intends to make a market in the notes as permitted by applicable laws and regulations; however, it is not obligated to do so, and it may discontinue its market-making activities at any time without notice. In addition, it may be restricted in its market-making activities. See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.”

Voting	The initial cash-pay notes, the Series B cash-pay notes and the toggle notes are treated as a single class for voting purposes under the indenture. See “Description of the Notes.”

Original Issue Discount	The Issuer has the option to pay interest on the toggle notes in cash interest or PIK interest for any interest payment period prior to November 1, 2012. For U.S. federal income tax purposes, the existence of this option means that none of the interest payments on the toggle notes are “qualified stated interest.” Consequently, the toggle notes are treated as having been issued with “original issue discount,” and U.S. holders (as defined under “Material U.S. Tax Considerations”) are required to include the original issue discount in gross income for U.S. federal income tax purposes on a constant yield to maturity basis, regardless of whether interest is paid currently in cash. In addition, because the “stated redemption price at maturity” of the Series B cash-pay notes exceeds their issue price by more than the statutory de minimis threshold, the Series B cash-pay notes are treated as having been issued with original issue discount. Therefore, a U.S. holder of a Series B cash pay note is required to include such original issue discount in gross income as it accrues, in advance of the receipt of cash attributable to that income and regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. For more information, see “Material U.S. Tax Considerations.”

Use of Proceeds	This prospectus may be delivered in connection with the resale of notes by the Market Maker and the affiliates of the Market Maker in market-making transactions in the notes in the secondary market. We will not receive any of the proceeds from such transactions. See “Use of Proceeds.”

Risk Factors	In addition to the other information included in this prospectus, you should carefully consider the information set forth in the section entitled “Risk Factors” beginning on page 9 before deciding whether or not to invest in the notes.

Summary Historical Consolidated Financial Data of

Energy Future Competitive Holdings Company and its Subsidiaries

The following tables set forth our summary historical consolidated financial data as of and for the periods indicated. The historical financial data as of December 31, 2011 and 2010 (Successor) and for the years ended December 31, 2011, 2010 and 2009 (Successor), have been derived from our December 31, 2011 Financial Statements (audited historical consolidated financial statements and related notes) included elsewhere in this prospectus. The historical financial data as of December 31, 2009, 2008 and 2007 (Successor) and for the year ended December 31, 2008 (Successor), the period from October 11, 2007 through December 31, 2007 (Successor) and the period from January 1, 2007 through October 10, 2007 (Predecessor) have been derived from our audited historical consolidated financial statements that are not included herein.

The summary historical consolidated financial data should be read in conjunction with “Energy Future Competitive Holdings Company and Subsidiaries Selected Historical Consolidated Financial Data,” “Energy Future Competitive Holdings Company and Subsidiaries Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the Year Ended December 31, 2011” and our December 31, 2011 Financial Statements appearing elsewhere in this prospectus.

	Successor					Predecessor
	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007

	(millions of dollars, except ratios)
Statement of Income Data:
Operating revenues	$7,040	$8,235	$7,911	$9,787	$1,671	$6,884
Net income (loss)	$(1,802)	$(3,530)	$515	$(9,039)	$(1,266)	$1,306
Net (income) loss attributable to noncontrolling interests	$—	$—	$—	$—	$—	$—
Net income (loss) attributable to EFCH	$(1,802)	$(3,530)	$515	$(9,039)	$(1,266)	$1,306

Ratio of earnings to fixed charges (a)	—	—	1.36	—	—	5.88

	Successor					Predecessor
	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007

	(millions of dollars)
Statement of Cash Flows Data:
Cash flows provided by (used in) operating activities	$1,236	$1,257	$1,384	$1,657	$(248)	$1,231
Cash flows provided by (used in) financing activities	$(973)	$27	$279	$1,289	$1,488	$895
Cash flows used in investing activities	$(190)	$(1,338)	$(2,048)	$(2,682)	$(1,881)	$(1,277)
Other Financial Data:
Capital expenditures, including nuclear fuel	$662	$902	$1,521	$2,074	$519	$1,585

	December 31,
	2011	2010	2009	2008	2007
	(millions of dollars)
Balance Sheet Data:
Total assets	$37,340	$39,144	$43,245	$43,000	$49,152
Property, plant & equipment — net	$19,218	$20,155	$20,980	$20,902	$20,545
Goodwill and intangible assets	$7,978	$8,523	$12,845	$13,096	$22,197
Total debt (b)	$31,271	$31,353	$33,376	$32,725	$31,402
Total shareholders’ equity (c)	$(7,716)	$(6,149)	$(4,218)	$(5,002)	$4,003

(a)	Fixed charges exceeded earnings by $859 million, $3.212 billion, $9.543 billion and $1.941 billion for the years ended December 31, 2011, 2010 and 2008 and for the period from October 11, 2007 through December 31, 2007, respectively.
(b)	Includes long-term debt, including amounts due currently and amounts held by affiliates, and short-term borrowings and EFH Corp. debt guaranteed by EFCH and pushed down to EFCH’s financial statements.
(c)	2011, 2010 and 2009 amounts include $103 million, $87 million and $48 million, respectively, of noncontrolling interests in subsidiaries.

Note: Although EFCH continued as the same legal entity after the Merger, its “Summary Historical Consolidated Financial Data” for periods preceding the Merger and for periods succeeding the Merger are presented as the consolidated financial statements of the “Predecessor” and the “Successor,” respectively. See Note 1 to our December 31, 2011 Financial Statements “Basis of Presentation” included elsewhere in this prospectus. The consolidated financial statements of the Successor reflect the application of “purchase accounting.” Results for 2010 reflect the prospective adoption of amended guidance regarding consolidation accounting standards related to variable interest entities and amended guidance regarding transfers of financial assets that resulted in the accounts receivable securitization program no longer being accounted for as a sale of accounts receivable and the funding under the program now reported as short-term borrowings. Results for 2011 were significantly impacted by an impairment charge related to emissions allowance intangible assets as discussed in Note 3 to our December 31, 2011 Financial Statements. Results for 2010 were significantly impacted by a goodwill impairment charge as discussed in Note 4 to our December 31, 2011 Financial Statements. Results for 2008 were significantly impacted by impairment charges related to goodwill, trade name and emission allowances intangible assets and natural gas-fueled generation facilities.

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before deciding to invest in the notes. The selected risks described below are not our only risks. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial also may materially and adversely affect our business, financial condition or results of operations. Any of the following risks could materially and adversely affect our business, financial condition, operating results or cash flow. In such a case, the trading price of the notes could decline, or we may not be able to make payments of interest and principal on the notes, and you may lose all or part of your original investment.

In these “Risk Factors,” EFCH shall refer to Energy Future Competitive Holdings Company and/or its subsidiaries, depending on context. Energy Future Competitive Holdings Company is the registrant parent guarantor of the notes, and conducts its operations almost entirely through TCEH, its wholly-owned subsidiary and co-issuer of the notes. References to notes to financial statements refer to the notes to our December 31, 2011 Financial Statements included elsewhere in this prospectus.

Risks Related to the Notes and Our Substantial Indebtedness

Our substantial indebtedness could adversely affect our ability to fund our operations, limit our ability to react to changes in the economy or our industry (including changes to environmental regulations), limit our ability to raise additional capital and adversely impact our ability to meet obligations under the various debt agreements governing our debt.

We are highly leveraged. As of December 31, 2011, our consolidated principal amount of debt (short-term borrowings and long-term debt, including amounts due currently and amounts held by affiliates) totaled $31.4 billion (see Note 9 to Financial Statements). As of December 31, 2011, EFCH guaranteed an additional $7.1 billion principal amount of debt of EFH Corp. not pushed down to its financial statements (including $4.4 billion held by EFIH and demand notes payable to TCEH totaling $1.592 billion). Our substantial indebtedness could have significant consequences, including:

•	making it more difficult for us to make payments on our debt;

•

requiring a substantial portion of our cash flow to be dedicated to the payment of principal and interest on our debt, thereby reducing our ability to use our cash flow to fund operations, capital expenditures, future business opportunities and execution of our growth strategy;

•	increasing our vulnerability to adverse economic, industry or competitive conditions or developments, including changes to environmental regulations;

•	limiting our ability to make strategic acquisitions or causing us to make non-strategic divestitures;

•	limiting our ability to develop new generation facilities;

•

limiting our ability to obtain additional financing for working capital (including collateral postings), capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes, or to refinance existing debt, and

•

limiting our ability to adjust to changing market and industry conditions (including changes to environmental regulations) and placing us at a competitive disadvantage compared to competitors who are less highly leveraged and who, therefore, may be able to operate at a lower overall cost (including debt service) and take advantage of opportunities that we cannot.

We may not be able to repay or refinance our debt as or before it becomes due, or obtain additional financing, particularly if forward natural gas prices do not significantly increase and/or if environmental regulations are adopted that result in significant capital requirements.

We may not be able to repay or refinance our debt as or before it becomes due, or we may only be able to refinance such amounts on terms that will increase our cost of borrowing or on terms that may be more onerous. Our ability to successfully implement any future refinancing of our debt will depend, among other things, on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions, and to certain financial, business and other factors beyond our control, including, without limitation, wholesale electricity prices in ERCOT (which are primarily driven by the price of natural gas and ERCOT market heat rates), environmental regulations and general conditions in the credit markets. Refinancing may also be difficult because of the slow economic recovery, the possibility of rising interest rates and the impending significant debt maturities of numerous other borrowers. Because our credit ratings are significantly below investment grade, we may be more heavily exposed to these refinancing risks than other borrowers. In addition, the timing of additional financings may require us to pursue such financings at inopportune times.

As of December 31, 2011, a substantial amount of our long-term debt matures in the next few years, including approximately $110 million principal amount of debt maturing in 2012-2013, approximately $3.9 billion principal amount of debt maturing in 2014 and approximately $3.7 billion principal amount of debt maturing in 2015. A substantial amount of our debt is comprised of debt incurred under the TCEH Senior Secured Facilities. In April 2011, we were able to secure an extension of a significant portion of the commitments and loans under the TCEH Senior Secured Facilities. However, even after taking the extension into account, we still have a significant amount of commitments and loans under the TCEH Senior Secured Facilities that will mature in 2013 and 2014 because a significant portion of the commitments (approximately $645 million maturing in 2013) and loans (approximately $3.85 billion principal amount maturing in 2014) were not extended. In addition, notwithstanding the extension, the extended commitments and loans could mature earlier as described in the next paragraph. Moreover, while we were able to extend a significant portion of the commitments and loans under the TCEH Senior Secured Facilities, the extensions were only for two years. As a result, we have a substantial principal amount of debt that matures in 2016 (approximately $1.7 billion) and 2017 (approximately $16.4 billion, including $947 million under the TCEH Letter of Credit Facility that is held in restricted cash).

The extended loans under the TCEH Senior Secured Facilities include a “springing maturity” provision pursuant to which in the event that (a) more than $500 million aggregate principal amount of the TCEH 10.25% Notes or more than $150 million aggregate principal amount of the TCEH Toggle Notes (in each case, other than notes held by EFH Corp. or its controlled affiliates as of March 31, 2011 to the extent held as of the determination date), as applicable, remain outstanding as of 91 days prior to the maturity date of the applicable notes and (b) TCEH’s consolidated total debt to consolidated EBITDA ratio (as defined in the TCEH Senior Secured Facilities) is greater than 6.00 to 1.00 at such applicable determination date, then the maturity date of the extended loans will automatically change to 90 days prior to the maturity date of the applicable notes. As a result of this “springing maturity” provision, we may lose the benefit of the extension of the commitments and loans under the TCEH Senior Secured Facilities if we are unable to refinance the requisite portion of the TCEH 10.25% Notes and TCEH Toggle Notes (collectively, the TCEH Senior Notes) by the applicable deadline. The TCEH 10.25% Notes mature on November 1, 2015, and the TCEH Toggle Notes mature on November 1, 2016. If holders of the TCEH Senior Notes are unwilling to extend the maturities of their notes, then, to avoid the “springing maturity” of the extended loans, we may be required to repay a substantial portion of the TCEH Senior Notes at prices above market or at par. There is no assurance that we will be able to make such payments, whether through cash on hand or additional financings. As of December 31, 2011, $3.125 billion and $1.568 billion aggregate principal amount of the TCEH 10.25% Notes and the TCEH Toggle Notes, respectively, were outstanding, excluding amounts held by affiliates.

Wholesale electricity prices in the ERCOT market have generally moved with the price of natural gas. Accordingly, the contribution to earnings and the value of our nuclear and lignite/coal-fueled generation assets are dependent in significant part upon the price of natural gas. Forward natural gas prices have generally trended downward since mid-2008 (from $10.90 per MMBtu in mid-2008 to $3.94 per MMBtu at December 31, 2011 for calendar year 2013). In recent years natural gas supply has outpaced demand as a result of increased drilling of shale gas deposits combined with lingering demand weakness associated with the economic recession. Many industry experts expect this supply/demand imbalance to continue for a number of years, thereby depressing natural gas prices for a long-term period. These market conditions are challenging to the long-term profitability of our generation assets. Specifically, low natural gas prices and their effect in ERCOT on wholesale electricity prices could have a material impact on the overall profitability of our generation assets for periods in which we do not have significant hedge positions. As of December 31, 2011, we have hedged only approximately 58% and 31% of our wholesale natural gas price exposure related to expected generation output for 2013 and 2014, respectively, based on currently governing CAIR regulation, and we do not have any significant amounts of hedges in place for periods after 2014. Consequently, a continuation, or further decline, of current forward natural gas prices could result in further declines in the values of TCEH’s nuclear and lignite/coal-fueled generation assets and limit or hinder TCEH’s ability to hedge its wholesale electricity revenues at sufficient price levels to support its significant interest payments and debt maturities, which could adversely impact TCEH’s ability to obtain additional liquidity and refinance and/or extend the maturities of its outstanding debt.

Aspects of our current financial condition may also be challenging to our efforts to obtain additional financing (or refinance or extend our existing financing) in the future. For example, our liabilities exceed our assets as shown on our balance sheet prepared in accordance with US GAAP as of December 31, 2011. Our reported assets include $6.152 billion of goodwill as of December 31, 2011. In 2010, we recorded a $4.1 billion noncash goodwill impairment charge reflecting the estimated effect of lower wholesale electricity prices on the enterprise value of TCEH, driven by the sustained decline in forward natural gas prices, as indicated by our cash flow projections and declines in market values of securities of comparable companies. The value of our goodwill will continue to depend on, among other things, wholesale electricity prices in the ERCOT market. Further, third party analyses of TCEH’s business performed in connection with goodwill impairment testing in accordance with US GAAP, which have indicated that the principal amount of TCEH’s outstanding debt exceeds its enterprise value, may make it more difficult for us to successfully access the capital markets to obtain liquidity and/or implement any refinancing or extensions of our debt or obtain additional financing. Our ability to obtain future financing is also limited by the value of our unencumbered assets. Almost all of our assets are encumbered (in some cases by both first and second liens), and we have a limited value of assets which could be used as additional collateral in future financing transactions.

Despite our current high debt level, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial debt.

We may be able to incur additional debt in the future. Although our debt agreements contain restrictions on the incurrence of additional debt, these restrictions are subject to a number of significant qualifications and exceptions. Under certain circumstances, the amount of debt, including secured debt, that could be incurred in compliance with these restrictions could be substantial. If new debt is added to our existing debt levels, the related risks that we and holders of our existing debt now face could intensify.

We may pursue transactions and initiatives that are unsuccessful or do not produce the desired outcome.

Future transactions and initiatives that we may pursue may have significant effects on our business, capital structure, liquidity and/or results of operations. For example, in addition to the exchanges, repurchases and extensions of our debt that are described in Note 9 to Financial Statements, we have and may continue to pursue, from time to time, transactions and initiatives of various types, including, without limitation, debt exchange transactions, debt repurchases, equity or debt issuances, debt refinancing transactions (including extensions of maturity dates of our debt), asset sales, joint ventures, recapitalizations, business combinations and other strategic transactions. There can be no guarantee that any of such transactions or initiatives would be successful or produce the desired outcome, which could ultimately affect us in a material manner. Moreover, the effects of any of these transactions or initiatives could be material and adverse to holders of our debt and could be disproportionate, and directionally different, with respect to one class or type of debt than with respect to others.

Our debt agreements contain restrictions that limit flexibility in operating our businesses.

Our debt agreements contain various covenants and other restrictions that limit our ability to engage in specified types of transactions and may adversely affect our ability to operate our businesses. These covenants and other restrictions limit our ability to, among other things:

•	incur additional debt or issue preferred shares;

•	pay dividends on, repurchase or make distributions in respect of capital stock or make other restricted payments;

•	make investments;

•	sell or transfer assets;

•	create liens on assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into transactions with affiliates;

•	designate subsidiaries as unrestricted subsidiaries, and

•	repay, repurchase or modify certain subordinated and other material debt.

There are a number of important limitations and exceptions to these covenants and other restrictions. See Note 9 to Financial Statements for a description of these covenants and other restrictions.

Under the TCEH Senior Secured Facilities, TCEH is required to maintain a consolidated secured debt to consolidated EBITDA ratio below specified levels. TCEH’s ability to maintain the consolidated secured debt to consolidated EBITDA ratio below such levels can be affected by events beyond its control, including, without limitation, wholesale electricity prices (which are primarily derived by the price of natural gas and ERCOT market heat rates) and environmental regulations, and there can be no assurance that TCEH will comply with this ratio. As of December 31, 2011, TCEH’s consolidated secured debt to consolidated EBITDA ratio was 5.78 to 1.00, which compares to the maximum consolidated secured debt to consolidated EBITDA ratio of 8.00 to 1.00 currently permitted under the TCEH Senior Secured Facilities. The secured debt portion of the ratio excludes (a) up to $1.5 billion of debt secured by a first-priority lien (including the TCEH Senior Secured Notes) if the proceeds of such debt are used to repay term loans or deposit letter of credit loans under the TCEH Senior Secured Facilities and (b) debt secured by a lien ranking junior to the TCEH Senior Secured Facilities, including the TCEH Senior Secured Second Lien Notes. For the year ended December 31, 2012, the maximum consolidated secured debt to consolidated EBITDA ratio permitted under the TCEH Senior Secured Facilities continues to be 8.00 to 1.00.

A breach of any of these covenants or restrictions could result in an event of default under one or more of our debt agreements, including as a result of cross default provisions. Upon the occurrence of an event of default under one of these debt agreements, our lenders or noteholders could elect to declare all amounts outstanding under that debt agreement to be immediately due and payable and/or terminate all commitments to extend further credit. Such actions by those lenders or noteholders could cause cross defaults or accelerations under our other debt. If we were unable to repay those amounts, the lenders or noteholders could proceed against any collateral granted to them to secure such debt. If lenders or noteholders accelerate the repayment of all borrowings, we would likely not have sufficient assets and funds to repay those borrowings.

In addition, EFH Corp. and Oncor have implemented a number of “ring-fencing” measures to enhance the credit quality of Oncor Holdings and its subsidiaries, including Oncor. Those measures include Oncor not guaranteeing or pledging any of its assets to secure the debt of Texas Holdings and its other subsidiaries. Accordingly, Oncor’s assets will not be available to repay any of our debt.

Lenders and holders of our debt have in the past alleged, and might allege in the future, that we are not operating in compliance with covenants in our debt agreements or make allegations against our directors and officers of breach of fiduciary duty. In addition, holders of credit derivative securities related to our debt securities (including credit default swaps) have in the past claimed and might claim in the future, that a credit event has occurred under such credit derivative securities. In each case, even if the claims have no merit, these claims could cause the trading price of our debt securities to decline and adversely affect our ability to raise additional capital and/or refinance our existing debt.

Lenders or holders of our debt have in the past alleged, and might allege in the future, that we are not operating in compliance with the covenants in our debt agreements, that a default under our debt agreements has occurred or that our or our subsidiaries’ boards of directors or similar bodies or officers are not properly discharging their fiduciary duties, or make other allegations regarding our business, including for the purpose, and potentially having the effect, of causing a default under our debt or other agreements, accelerating the maturity of such debt, protecting claims of debt issued at a certain entity or entities in our capital structure at the expense of debt claims elsewhere in our capital structure and/or obtaining economic benefits from us. These claims have included as recently as the first quarter of 2012, and may include in the future, among other things, claims that certain loans from TCEH to EFH Corp. were fraudulent transfers and should be repaid to TCEH, authorization of these loans violates the fiduciary duties of EFCH’s and TCEH’s boards of directors or the loans were in violation of the terms of our debt agreements. Further, holders of credit derivative securities related to our debt securities (including credit default swaps) have in the past claimed, and may claim in the future, that a credit event has occurred under such credit derivative securities based on our financial condition. Even if these claims are without merit, they could nevertheless cause the trading price of our debt to decline and adversely affect our ability to raise additional capital and/or refinance our existing debt.

We may not be able to generate sufficient cash to service our debt and may be forced to take other actions to satisfy the obligations under our debt agreements, which may not be successful.

Our ability to make scheduled payments on our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control, including, without limitation, wholesale electricity prices (which are primarily driven by the price of natural gas and ERCOT market heat rates) and environmental regulations. We may not be able to maintain a level of cash flows sufficient to pay the principal, premium, if any, and interest on our debt.

If cash flows and capital resources are insufficient to fund our debt obligations, we could face substantial liquidity problems and might be forced to reduce or delay investments and capital expenditures, or to dispose of assets or operations, seek additional capital or restructure or refinance debt. These alternative measures may not be successful, may not be completed on economically attractive terms or may not be adequate for us to meet our debt obligations when due. Additionally, our debt agreements limit the use of the proceeds from many dispositions of assets or operations. As a result, we may not be permitted to use the proceeds from these dispositions to satisfy our debt obligations.

Further, if we suffer or appear to suffer, from a lack of available liquidity, the evaluation of our creditworthiness by counterparties and rating agencies could be adversely impacted. In particular, such concerns by existing and potential counterparties could significantly limit TCEH’s wholesale market activities, including its natural gas price hedging program.

If we or any of our subsidiaries default on obligations to pay indebtedness, we may not be able to make payments on the notes.

Any default under our or our subsidiaries’ debt agreements, including debt we guarantee, that is not waived by the required lenders or noteholders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes, which could substantially decrease the market price of the notes. If our subsidiaries are unable to generate sufficient cash flows and we are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we or our subsidiaries otherwise fail to comply with the various covenants, including any financial and operating covenants, in the instruments governing our or their indebtedness, we or they could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, and/or the lenders could elect to terminate their commitments thereunder, cease making further loans and, in the case of the lenders under the TCEH Senior Secured Facilities, the TCEH Senior Secured Notes and the TCEH Senior Secured Second Lien Notes, institute foreclosure proceedings against the pledged assets, and we could be forced into bankruptcy, liquidation or insolvency. If the operating performance of our subsidiaries declines, we or certain of our subsidiaries may in the future need to obtain waivers from the required lenders or noteholders to avoid being in default. If our subsidiaries breach the covenants under the TCEH Senior Secured Facilities or the indentures governing the notes, the TCEH Senior Secured Second Lien Notes and/or the TCEH Senior Secured Notes and seek a waiver, they may not be able to obtain a waiver from the required lenders. If this occurs, such subsidiaries would be in default under the instrument governing that indebtedness, the lenders could exercise their rights, as described above, and such subsidiaries could be forced into bankruptcy, liquidation or insolvency.

U.S. holders may be required to pay U.S. federal income tax on accrual of original issue discount on the Series B cash-pay notes.

Because the “stated redemption price at maturity” of the Series B cash-pay notes exceeds their “issue price” by more than the statutory de minimis threshold, the Series B cash-pay notes are treated as having been issued with original issue discount for U.S. federal income tax purposes. A U.S. holder (as defined under “Material U.S. Tax Considerations”) of a Series B cash-pay note will be required to include such original issue discount in gross income as it accrues, in advance of the receipt of cash attributable to that income and regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes reduced by the portion of any acquisition premium allocable to that particular year. See “Material U.S. Tax Considerations—Certain Tax Consequences to U.S. Holders—Series B Cash-Pay Notes” for more detail.

Your right to receive payments on the notes and the guarantees is effectively subordinated to those lenders who have a security interest in our assets.

The Issuer’s obligations under the notes and the Guarantors’ obligations under their guarantees of the notes are unsecured, but TCEH’s obligations under the TCEH Senior Secured Facilities, the TCEH Senior Secured Notes and the TCEH Senior Secured Second Lien Notes and the Guarantors’ obligations under their guarantee of the TCEH Senior Secured Facilities, the TCEH Senior Secured Notes and the TCEH Senior Secured Second Lien Notes are secured by a security interest in substantially all of our tangible and intangible assets and all of our capital stock and promissory notes and the capital stock of each of our existing and future domestic subsidiaries and 65% of the capital stock of the foreign subsidiaries of the Guarantors. In addition, the TCEH Senior Secured Notes and the TCEH Senior Secured Second Lien Notes and the Guarantors’ obligations under their guarantees of such notes are secured by a security interest in substantially all of our tangible and intangible assets. If TCEH is declared bankrupt or insolvent, or if TCEH defaults under the TCEH Senior Secured Facilities, the TCEH Senior Secured Notes or the TCEH Senior Secured Second Lien Notes, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If TCEH were unable to repay such indebtedness, the lenders could foreclose on the pledged assets described above to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. Furthermore, if the lenders foreclose on the pledged assets and sell the pledged equity interests of a Guarantor under the notes, then a Guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes are not secured by any of our assets or the equity interests in a Guarantor, it is possible that there would be no assets remaining from which your claims as a noteholder could be satisfied or, if any assets remained, they might be insufficient to fully satisfy your claims as a noteholder.

As of December 31, 2011, we had $24.323 billion principal amount of secured indebtedness, $20.911 billion of which was indebtedness under the TCEH Senior Secured Facilities, and TCEH had approximately $1.553 billion of additional available capacity under the TCEH Senior Secured Facilities (excluding amounts available under its commodity collateral posting facility, but including $169 million of available letter of credit capacity).

TCEH’s liabilities and those of EFCH exceed TCEH’s and EFCH’s assets as shown on each of TCEH’s and EFCH’s balance sheet as of December 31, 2011, and it is likely that the liabilities (including contingent guarantee liabilities) of most or all of the subsidiary guarantors also exceed their assets. If a court were to find that TCEH or a guarantor were insolvent before or after giving effect to the issuance of the notes and did not receive reasonably equivalent value or fair consideration for the issuance of the notes or the incurrence of a guarantee, as applicable, the court may void all or a portion of the obligations represented by the notes or the guarantee of the notes by the guarantor as a fraudulent conveyance.

In a bankruptcy proceeding, a trustee, debtor in possession or another person acting on behalf of the bankruptcy estate may seek to recover all or a portion of transfers made or void obligations incurred prior to the bankruptcy proceeding on the basis that such transfers and obligations constituted fraudulent conveyances. Under certain circumstances, creditors may recover transfers or void obligations under state fraudulent conveyance laws even if the debtor is not in bankruptcy.

Fraudulent conveyances are generally defined to include transfers made or obligations incurred for inadequate consideration when a debtor was insolvent, inadequately capitalized or in similar financial distress, or transfers made or obligations incurred with the intent of hindering, delaying or defrauding current or future creditors. A trustee, debtor in possession or another person acting on behalf of a bankruptcy estate may be able to recover such transfers under the fraudulent conveyance provisions of the bankruptcy law and/or state fraudulent conveyance laws. The fraudulent conveyance provisions of the bankruptcy law allow the trustee, debtor in possession, or other person acting on behalf of a bankruptcy estate to void a fraudulent conveyance made within two years prior to the commencement of a bankruptcy proceeding. Under state fraudulent conveyance laws, transfers made more than two years prior to the commencement of a fraudulent conveyance lawsuit may be subject to avoidance.

If a court were to find that the Issuer issued the notes or the guarantors issued their respective guarantees under circumstances constituting a fraudulent conveyance, then a court could void all or a portion of the obligations under the notes or such guarantees. In addition, under such circumstances, the value of any consideration (including interest) noteholders received with respect to the notes and such guarantees could also be subject to recovery from such noteholders and, possibly, from subsequent transferees of the notes. The notes or the related guarantees incurred by the guarantors could be voided as a fraudulent conveyance, or claims in respect of the notes or such guarantees could be subordinated to all other debts of TCEH or the guarantors, if, at the time they incurred the debt evidenced by the notes or such guarantees, TCEH or the guarantors received less than reasonably equivalent value or fair consideration for the issuance of the notes or the incurrence of such guarantees and:

•	was insolvent or rendered insolvent by reason of such issuance or incurrence;

•	was engaged in a business or transaction for which TCEH’s or the guarantors’ remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

TCEH’s liabilities and those of EFCH exceed TCEH’s and EFCH’s assets as shown on each of TCEH’s and EFCH’s balance sheet prepared in accordance with US GAAP as of December 31, 2011, and it is likely that the liabilities (including contingent guarantee liabilities) of most or all of the subsidiary guarantors also exceed their assets.

We cannot assure noteholders that TCEH or the guarantors would satisfy the solvency tests set forth above, that their assets would not constitute unreasonably small capital or what standard a court would apply in determining whether TCEH or the guarantors would be considered to be insolvent. In addition, we cannot assure noteholders that a court would determine that reasonably equivalent value or fair consideration was received by TCEH and the guarantors in connection with the issuance of the notes and/or the incurrence of the guarantees, as applicable.

In the event of an insolvency proceeding, a court may find that the guarantees should be eliminated or reduced to an amount that would significantly diminish the value of the guarantees. To the extent this were to occur, the notes could be structurally subordinated to the liabilities of the guarantors, including the existing guarantees of the TCEH Senior Secured Credit Facilities, the TCEH Senior Secured Notes and the TCEH Senior Secured Second Lien Notes.

        Each guarantee of the notes contains a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent conveyance, referred to as the “savings clause.” This provision may not be effective to protect the guarantee from being voided under fraudulent conveyance law, or may reduce or eliminate the guarantor’s obligation to an amount that effectively makes the guarantee worthless. If a court interprets the savings clause as requiring that the amount of the guarantee be eliminated or reduced to the extent that it causes the guarantor to be insolvent, the court may eliminate or reduce the guarantee even if the court determines that the guarantor received reasonably equivalent value in connection with the incurrence of the guarantee.

As discussed above, the liabilities of each of EFCH and TCEH currently exceed its assets as shown on its respective balance sheet prepared in accordance with US GAAP as of December 31, 2011, and it is likely that the liabilities (including contingent guarantee liabilities) of most or all of the subsidiary guarantors also exceed their assets. We do not know whether any of the guarantors would satisfy the solvency tests that a court may apply in determining whether all or a portion of any guarantee of the notes constituted a fraudulent conveyance. A reduction or elimination of the guarantors’ obligations would adversely affect the ranking and likely the trading price of the notes.

The Issuer may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, the Issuer will be required to offer to repurchase all of the notes at 101% of their respective principal amount plus accrued and unpaid interest. The source of funds for any purchase of the notes will be the Issuer’s available cash or cash generated from the Issuer’s subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. The Issuer may not be able to repurchase the notes upon a change of control because the Issuer may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. Further, we may be restricted under the terms of our debt agreements from repurchasing all of the notes tendered by holders upon a change of control. Accordingly, the Issuer may not be able to satisfy its obligations to purchase the notes unless the Issuer is able to refinance or obtain waivers under the instruments governing its indebtedness. The Issuer’s failure to repurchase the notes upon a change of control would cause a default under the indenture governing the notes and a cross-default under certain of its other debt agreements. The instruments governing the TCEH Senior Secured Facilities, the TCEH Senior Secured Notes and the TCEH Senior Secured Second Lien Notes also provide that a change of control will be a default that permits the lenders thereunder to accelerate the maturity of borrowings thereunder. Any of the Issuer’s future debt agreements may contain similar provisions.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

There may be limited liquidity in the trading market for the notes.

The Market Maker has advised us that it and its affiliates intend to make a market in the notes, as permitted by applicable laws and regulations; however, neither the Market Maker nor any of its affiliates is obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. In addition, it may be restricted in its market making activities. The liquidity of any market for the notes will depend upon the number of holders of the notes, our performance, the market for similar securities, the interest in securities dealers making a market in the notes and other factors. Therefore, we cannot assure you that an active market for the notes will develop or, if developed, that it will continue. If an active market does not develop or is not maintained, the price and liquidity of the notes will be adversely affected.

Historically, the market for non investment-grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. In addition, the notes may trade at a discount from your purchase price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

A decline in our credit ratings could negatively affect the trading price of the notes and also our ability to refinance our debt.

Our credit rating and the ratings for the notes could be lowered, suspended or withdrawn entirely, at any time, by the rating agencies, if, in each rating agency’s judgment, circumstances warrant. A downgrade or withdrawal, or the announcement of a possible downgrade or withdrawal, of the credit ratings for the notes may cause the trading price of the notes to decline significantly. In addition, downgrades in our long-term debt ratings may make it more difficult to refinance our debt and increase the cost of any debt that we may incur in the future.

You may be required to pay U.S. federal income tax on the toggle notes, whether we pay interest on the toggle notes in cash or PIK interest.

We have the option to pay interest on the toggle notes in cash or PIK interest for any interest payment period prior to November 1, 2012. For U.S. federal income tax purposes, the existence of this option means that none of the interest payments on the toggle notes are qualified stated interest for U.S. federal income tax purposes (as defined under “Material U.S. Tax Considerations—Certain Tax Consequences to U.S. Holders—Toggle Notes”). Consequently, the toggle notes are treated as having been issued with original issue discount for U.S. federal income tax purposes, and U.S. holders (as defined under “Material U.S. Tax Considerations”) will be required to include the original issue discount in gross income on a constant yield to maturity basis, regardless of whether interest is paid currently in cash reduced by the portion of any acquisition premium properly allocable to that particular year. See “Material U.S. Tax Considerations—Certain Tax Consequences to U.S. Holders—Toggle Notes.”

The voting interest of the holders of the notes will be diluted.

The initial cash-pay notes, the Series B cash-pay notes and the toggle notes are each a separate series of notes under the indenture but will be treated as a single class of securities under the indenture, except as otherwise stated herein. The initial cash-pay notes, the Series B cash-pay notes and the toggle notes will be treated as a single class for amendments and waivers affecting all such notes and for actions requiring the consent of holders of the notes, such as declaring certain defaults under the indenture governing the notes or accelerating the amounts due under the notes. Consequently, certain actions, including amendments and waivers, which will affect the holders of one series of the notes, may be accomplished whether or not the holders of that series of the notes consent to such action. As a result, the individual voting interest of the holders of the notes will be accordingly diluted.

The interests of the Sponsor Group may differ from the interests of the holders of the notes.

The Sponsor Group indirectly owns approximately 60% of EFH Corp.’s capital stock on a fully diluted basis through its investment in Texas Holdings. Affiliates of the Market Maker may be deemed, as a result of their ownership of approximately 27% of the General Partner’s outstanding units and certain provisions of the General Partner’s limited liability company agreement, to have shared voting or dispositive power over Texas Holdings. As a result of this ownership and the Sponsor Group’s aggregate ownership in interests of the general partner of Texas Holdings, the Sponsor Group taken as a whole has indirect control over decisions regarding our operations, plans, strategies, finances and structure, including whether to enter into any corporate transaction, and will have the ability to prevent any transaction that requires the approval of the holders of our equity interests.

The interests of these persons may differ from your interests in material respects. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of the Sponsor Group, as indirect equity holders of EFCH, might conflict with your interests as a noteholder. The Sponsor Group may also have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you as a noteholder.

Risks Related to Our Structure

EFCH and TCEH are holding companies and their obligations are structurally subordinated to existing and future liabilities and preferred stock of their subsidiaries.

EFCH’s and TCEH’s cash flows and ability to meet their obligations are largely dependent upon the earnings of their subsidiaries and the payment of such earnings to EFCH and TCEH in the form of dividends, distributions, loans or otherwise, and repayment of loans or advances from EFCH or TCEH. These subsidiaries are separate and distinct legal entities and have no obligation (other than any existing contractual obligations) to provide EFCH or TCEH with funds for their payment obligations. Any decision by a subsidiary to provide EFCH or TCEH with funds for their payment obligations, whether by dividends, distributions, loans or otherwise, will depend on, among other things, the subsidiary’s results of operations, financial condition, cash requirements, contractual restrictions and other factors. In addition, a subsidiary’s ability to pay dividends may be limited by covenants in their existing and future debt agreements or applicable law.

Because EFCH and TCEH are holding companies, their obligations to their creditors are structurally subordinated to all existing and future liabilities and existing and future preferred stock of their subsidiaries that do not guarantee such obligations. Therefore, with respect to subsidiaries that do not guarantee EFCH’s or TCEH’s obligations, EFCH’s and TCEH’s rights and the rights of their creditors to participate in the assets of any subsidiary in the event that such a subsidiary is liquidated or reorganized are subject to the prior claims of such subsidiary’s creditors and holders of such subsidiary’s preferred stock. To the extent that EFCH or TCEH may be a creditor with recognized claims against any such subsidiary, EFCH’s or TCEH’s claims would still be subject to the prior claims of such subsidiary’s creditors to the extent that they are secured or senior to those held by EFCH or TCEH. Subject to restrictions contained in financing arrangements, EFCH’s and TCEH’s subsidiaries may incur additional debt and other liabilities.

EFH Corp. relies significantly on loans from TCEH to meet its obligations, and such reliance may intensify if EFH Corp. does not receive distributions from Oncor.

EFH Corp. is a holding company and substantially all of its reported consolidated assets are held by its subsidiaries. As of December 31, 2011, TCEH and its subsidiaries held approximately 81% of EFH Corp.’s reported consolidated assets and for the year ended December 31, 2011, TCEH and its subsidiaries represented all of EFH Corp.’s reported consolidated revenues. Accordingly, TCEH and its subsidiaries constitute an important funding source for EFH Corp. to satisfy its obligations, which are significant. The terms of the indentures governing the TCEH Senior Notes, the TCEH Senior Secured Notes and the TCEH Senior Secured Second Lien Notes and the terms of the TCEH Senior Secured Facilities permit TCEH to make loans and/or dividends (to the extent permitted by applicable state law) to cover certain of EFH Corp.’s obligations, including principal and interest payments, working capital requirements and SG&A and corporate overhead costs and expenses. As of December 31, 2011, TCEH has notes receivable from EFH Corp. totaling $1.592 billion (see Note 18 to Financial Statements), and TCEH may make additional loans to EFH Corp. in the future.

The amendment to the TCEH Senior Secured Facilities that became effective in April 2011 contains certain provisions related to loans to EFH Corp. that are payable to TCEH on demand and arise from cash loaned for (i) debt principal and interest payments (P&I Note) and (ii) other general corporate purposes of EFH Corp. (SG&A Note and, together with the P&I Note, the Intercompany Notes). TCEH agreed in the amendment:

•	not to make any further loans under the SG&A Note to EFH Corp.;

•	that borrowings outstanding under the P&I Note will not exceed $2 billion in the aggregate at any time; and

•

that the sum of (a) the outstanding senior secured indebtedness (including guarantees) issued by EFH Corp. or any subsidiary of EFH Corp. (including EFIH) secured by a second-priority lien on the equity interests that EFIH owns in Oncor Holdings (EFIH Second-Priority Debt) and (b) the aggregate outstanding amount of the Intercompany Notes will not exceed, at any time, the maximum amount of EFIH Second-Priority Debt permitted by the indenture governing the EFH Corp. Senior Secured Notes as in effect on April 7, 2011.

Upon the consummation of the Merger, EFH Corp. and Oncor, which is a subsidiary of EFH Corp. but not a subsidiary of EFCH, implemented certain structural and operational “ring-fencing” measures that were based on principles articulated by rating agencies and commitments made by Texas Holdings and Oncor to the PUCT and the FERC to further enhance Oncor’s credit quality. These measures were put into place to mitigate Oncor’s credit exposure to Texas Holdings and its subsidiaries other than Oncor Holdings and its subsidiaries (Texas Holdings Group) and to reduce the risk that the assets and liabilities of Oncor would be substantively consolidated with the assets and liabilities of the Texas Holdings Group in the event of a bankruptcy of one or more of those entities.

As part of the ring-fencing measures, a majority of the members of the board of directors of Oncor are required to be, and are, independent from EFH Corp. Any new independent directors of Oncor are required to be appointed by the nominating committee of Oncor Holdings, which is required to be, and is, comprised of a majority of directors that are independent from EFH Corp. The organizational documents of Oncor give these independent directors, acting by majority vote, and, during certain periods, any director designated by Texas Transmission Investment LLC (which owns approximately 19.75% of Oncor), the express right to prevent distributions from Oncor if they determine that it is in the best interests of Oncor to retain such amounts to meet expected future requirements. Accordingly, there can be no assurance that Oncor will make any distributions to EFH Corp., which may result in EFH Corp. relying on loans and distributions from TCEH to meet a substantial amount of its obligations.

In addition, Oncor’s organizational documents limit Oncor’s distributions to its owners, including EFH Corp., through December 31, 2012 to an amount not to exceed Oncor’s net income (determined in accordance with US GAAP, subject to certain defined adjustments, including goodwill impairments) and prohibit Oncor from making any distribution to EFH Corp. so long as and to the extent that such distribution would cause Oncor’s regulatory capital structure to exceed the debt-to-equity ratio established from time to time by the PUCT for ratemaking purposes, which is currently set at 60% debt to 40% equity.

Risks Related to Our Businesses

Our businesses are subject to ongoing complex governmental regulations and legislation that have impacted, and may in the future impact, our businesses and/or results of operations.

Our businesses operate in changing market environments influenced by various state and federal legislative and regulatory initiatives regarding the restructuring of the energy industry, including competition in the generation and sale of electricity. We will need to continually adapt to these changes.

Our businesses are subject to changes in state and federal laws (including PURA, the Federal Power Act, the Atomic Energy Act, the Public Utility Regulatory Policies Act of 1978, the Clean Air Act, the Energy Policy Act of 2005 and the Dodd-Frank Wall Street Reform and Consumer Protection Act), changing governmental policy and regulatory actions (including those of the PUCT, the NERC, the TRE, the RRC, the TCEQ, the FERC, the EPA, the NRC and the CFTC) and the rules, guidelines and protocols of ERCOT with respect to matters including, but not limited to, market structure and design, operation of nuclear generation facilities, construction and operation of other generation facilities, recovery of costs and investments, decommissioning costs, market behavior rules, present or prospective wholesale and retail competition and environmental matters. TCEH, along with other market participants, is subject to electricity pricing constraints and market behavior and other competition-related rules and regulations under PURA that are administered by the PUCT and ERCOT, and, with respect to any wholesale power sales outside the ERCOT market, is subject to market behavior and other competition-related rules and regulations under the Federal Power Act that are administered by the FERC. Changes in, revisions to, or reinterpretations of existing laws and regulations may have a material effect on our businesses.

The Texas Legislature meets every two years. The next regular legislative session is scheduled to begin in January 2013; however, at any time the governor of Texas may convene a special session of the Legislature. During any regular or special session bills may be introduced that, if adopted, could materially affect our businesses. There can be no assurance that future action of the Texas Legislature will not result in legislation that could have a material effect on our businesses.

Our cost of compliance with existing and new environmental laws could materially affect our results of operations, liquidity and financial condition.

We are subject to extensive environmental regulation by governmental authorities, including the EPA and the TCEQ. In operating our facilities, we are required to comply with numerous environmental laws and regulations and to obtain numerous governmental permits. We may incur significant additional costs beyond those currently contemplated to comply with these requirements. If we fail to comply with these requirements, we could be subject to civil or criminal liabilities and fines. Existing environmental regulations could be revised or reinterpreted, new laws and regulations could be adopted or become applicable to us or our facilities, and future changes in environmental laws and regulations could occur, including potential regulatory and enforcement developments related to air emissions, all of which could result in significant additional costs beyond those currently contemplated to comply with existing requirements.

The EPA has recently completed several regulatory actions establishing new requirements for control of certain emissions from sources that include coal-fueled generation facilities. It is also currently considering several other regulatory actions, as well as contemplating future additional regulatory actions, in each case that may affect our coal-fueled generation facilities. There is no assurance that the currently-installed emissions control equipment at our coal-fueled generation facilities will satisfy the requirements under any future EPA or TCEQ regulations. Some of the recent regulatory actions, such as the EPA’s CSAPR and MATS, could require us to install significant additional control equipment, resulting in material costs of compliance for our generation units, including capital expenditures, higher operating and fuel costs and potential production curtailments if the rules take effect. These costs could result in material effects on our results of operations, liquidity and financial condition.

We may not be able to obtain or maintain all required environmental regulatory approvals. If there is a delay in obtaining any required environmental regulatory approvals, if we fail to obtain, maintain or comply with any such approval or if an approval is retroactively disallowed, the operation of our facilities could be stopped, curtailed or modified or become subject to additional costs.

In addition, we may be responsible for any on-site liabilities associated with the environmental condition of facilities that we have acquired, leased or developed, regardless of when the liabilities arose and whether they are known or unknown. In connection with certain acquisitions and sales of assets, we may obtain, or be required to provide, indemnification against certain environmental liabilities. Another party could, depending on the circumstances, assert an environmental claim against us or fail to meet its indemnification obligations to us.

Our results of operations, liquidity and financial condition may be materially affected if new federal and/or state legislation or regulations are adopted to address global climate change, or if we are subject to lawsuits for alleged damage to persons or property resulting from greenhouse gas emissions.

There is a concern nationally and internationally about global climate change and how greenhouse gas (GHG) emissions, such as carbon dioxide (CO2), contribute to global climate change. Several bills addressing climate change have been introduced in the US Congress or discussed by the Obama Administration that are intended to address climate change using different approaches, including a cap on carbon emissions with emitters allowed to trade unused emission allowances (cap-and-trade), incentives for the development of low-carbon technology and federal renewable portfolio standards. In addition, a number of federal court cases have been filed in recent years asserting damage claims related to GHG emissions, and the results in those proceedings could establish adverse precedent that might apply to companies (including us) that produce GHG emissions.

The EPA has issued a rule, known as the Prevention of Significant Deterioration (PSD) tailoring rule, which establishes new thresholds for regulating GHG emissions from stationary sources under the Clean Air Act. The rule requires any source subject to the PSD permitting program due to emissions of non-GHG pollutants that increases its GHG emissions by 75,000 tons per year (tpy) to have an operating permit under the Title V Operating Permit Program of the Clean Air Act and install the best available control technology in conjunction with construction activities or plant modifications. PSD permitting requirements also apply to new projects with GHG emissions of at least 100,000 tpy and modifications to existing facilities that increase GHG emissions by at least 75,000 tpy (even if no non-GHG PSD thresholds are exceeded). The EPA has also issued regulations that require certain categories of GHG emitters (including our lignite/coal-fueled generation facilities) to monitor and report their annual GHG emissions.

The EPA also announced in late 2010 its intent to promulgate GHG emission limits known as New Source Performance Standards that would apply to new and modified sources, as well as GHG emission guidelines that states might apply to existing sources of GHGs. The EPA has indicated that such new standards and guidelines would be applicable to electricity generation facilities. We cannot predict what limits or guidelines the EPA might adopt. If limits or guidelines become applicable to our generation facilities and require us to install new control equipment or substantially alter our operations, it could have a material effect on our results of operations, liquidity and financial condition.

We produce GHG emissions from the combustion of fossil fuels at our generation facilities. Because a substantial portion of our generation portfolio consists of lignite/coal-fueled generation facilities, our results of operations, liquidity and financial condition could be materially affected by the enactment of any legislation or regulation that mandates a reduction in GHG emissions or that imposes financial penalties, costs or taxes upon those that produce GHG emissions. For example, to the extent a cap-and-trade program is adopted, we may be required to incur material costs to reduce our GHG emissions or to procure emission allowances or credits to comply with such a program. The EPA regulation of GHGs under the Clean Air Act, or judicially imposed sanctions or damage awards related to GHG emissions, may require us to make material expenditures to reduce our GHG emissions. In addition, if a significant number of our customers or others refuse to do business with us because of our GHG emissions, it could have a material effect on our results of operations, liquidity or financial condition.

Litigation related to environmental issues, including claims alleging that GHG emissions constitute a public nuisance by contributing to global climate change, has increased in recent years. American Electric Power Co. v. Connecticut, Comer v. Murphy Oil USA and Native Village of Kivalina v. ExxonMobil Corporation all involve nuisance claims for damages purportedly caused by the defendants’ emissions of GHGs. Although we are not currently a party to any pending lawsuits alleging that GHG emissions are a public nuisance, these lawsuits could establish precedent that might affect our business or industry generally. Other similar lawsuits have involved claims of property damage, personal injury, challenges to issued permits and citizen enforcement of environmental laws and regulations. We cannot predict the ultimate outcome of the pending proceedings. If we are sued in these or similar proceedings and are ultimately subject to an adverse ruling, we could be required to make substantial capital expenditures for emissions control equipment, halt operations and/or pay substantial damages. Such expenditures or the cessation of operations could adversely affect our results of operations, liquidity and financial condition.

If we are required to comply with the EPA’s Cross-State Air Pollution Rule (CSAPR) as revised by the EPA in February 2012, we will likely incur material capital expenditures and operating costs and experience material revenue decreases due to reduced generation and wholesale power sales volumes.

In July, 2011, the EPA issued the CSAPR. In February 2012, the EPA released a final rule (Final Revisions) and a direct-to-final rule (Direct Final Rule) revising certain aspects of the CSAPR, including emissions budgets for the State of Texas as discussed in “Energy Future Competitive Holdings Company and Subsidiaries Businesses and Strategy—Environmental Regulations and Related Considerations—Sulfur Dioxide, Nitrogen Oxide and Mercury Air Emissions.” If the EPA receives significant adverse comments on the Direct Final Rule, it will be withdrawn and its provisions considered in a proposed rule subject to normal notice-and-comment rulemaking procedures. In total, the emissions budgets established by the Final Revisions along with the Direct Final Rule would require our fossil-fueled generation units to reduce (i) their annual SO2 and NOx emissions by approximately 120,600 tons (56 percent) and 9,000 tons (22 percent), respectively, compared to 2010 actual levels, and (ii) their seasonal NOx emissions by approximately 3,300 tons (18 percent), compared to 2010 levels. We could comply with these emissions limits either through physical reductions or through the purchase of emissions credits from third parties, but the volume of SO2 credits that may be purchased from sources outside of Texas is subject to limitations starting in 2014. Because the CSAPR is currently stayed by the D.C. Circuit Court, the Final Revisions and the Direct Final Rule do not impose any immediate legal or compliance requirements on Luminant, the State of Texas, or other affected parties. We cannot predict whether, when, or in what form the CSAPR, the Final Revisions, or the Direct Final Rule will take effect.

Material capital expenditures would be required to comply with the CSAPR, as revised in February 2012, as well as with other pending and expected environmental regulations, including MATS. In 2011, total capital expenditures for environmental projects totaled $142 million. Analysis is ongoing regarding expected capital expenditures relating to the CSAPR, the Final Revisions and the Direct Final Rule, the status of which is uncertain given the pending legal proceeding, and the final MATS rule, which was published in February 2012. We currently estimate that total capital expenditures related to the CSAPR, the Final Revisions, the Direct Final Rule, MATS, and other environmental regulations will be approximately $300 million in 2012. Prior to the publication of the final MATS rule, we estimated that expenditures of more than $1.5 billion before the end of the decade in environmental control equipment would be required to comply with regulatory requirements, including the CSAPR and MATS. We are currently evaluating this estimate in light of the final MATS rule, the Final Revisions and the Direct Final Rule.

We cannot predict (i) whether the legal challenge to the CSAPR will be ultimately successful on the merits, (ii) when the D.C. Circuit Court will issue a final ruling on the validity of the CSAPR and/or (iii) the effective date of the CSAPR if it is ultimately implemented. As a result, there can be no assurance that we will not be required to implement a CSAPR compliance plan in a short time frame or that such plan will not materially affect our results of operations, liquidity or financial condition.

Luminant’s mining permits are subject to RRC review.

The RRC reviews on an ongoing basis whether Luminant is compliant with RRC rules and regulations and whether it has met all of the requirements of its mining permits. Any revocation of a mining permit would mean that Luminant would no longer be allowed to mine lignite at the applicable mine to serve its generation facilities. Such event would have a material effect on our results of operations, liquidity and financial condition.

Litigation, legal proceedings, regulatory investigations or other administrative proceedings could expose us to significant liabilities and reputation damage, and have a material effect on our results of operations, and the litigation environment in which we operate poses a significant risk to our businesses.

We are involved in the ordinary course of business in a number of lawsuits involving employment, commercial, and environmental issues, and other claims for injuries and damages, among other matters. We evaluate litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these evaluations and estimates, we establish reserves and disclose the relevant litigation claims or legal proceedings, as appropriate. These evaluations and estimates are based on the information available to management at the time and involve a significant amount of judgment. Actual outcomes or losses may differ materially from current evaluations and estimates. The settlement or resolution of such claims or proceedings may have a material effect on our results of operations. We use appropriate means to contest litigation threatened or filed against us, but the litigation environment in the State of Texas poses a significant business risk.

We are involved in the ordinary course of business in permit applications and renewals, and we are exposed to the risk that certain of our operating permit applications may not be granted or that certain of our operating permits may not be renewed on satisfactory terms. Failure to obtain and maintain the necessary permits to conduct our businesses could have a material effect on our results of operations, liquidity and financial condition.

We are also involved in the ordinary course of business in regulatory investigations and other administrative proceedings, and we are exposed to the risk that we may become the subject of additional regulatory investigations or administrative proceedings. See “Energy Future Competitive Holdings Company and Subsidiaries Businesses and Strategy—Legal and Administrative Proceedings—Regulatory Reviews.” While we cannot predict the outcome of any regulatory investigation or administrative proceeding, any such regulatory investigation or administrative proceeding could result in us incurring material penalties and/or other costs and have a material effect on our results of operations, liquidity and financial condition.

TCEH’s revenues and results of operations generally are negatively impacted by decreases in market prices for electricity, natural gas prices and/or market heat rates.

TCEH (our largest business) is not guaranteed any rate of return on capital investments in its businesses. We market and trade electricity and natural gas, including electricity from our own generation facilities and generation contracted from third parties, as part of our wholesale markets operation. TCEH’s results of operations depend in large part upon wholesale market prices for electricity, natural gas, uranium, coal and transportation in its regional market and other competitive markets and upon prevailing retail electricity rates, which may be impacted by, among other things, actions of regulatory authorities. Market prices may fluctuate substantially over relatively short periods of time. Demand for electricity can fluctuate dramatically, creating periods of substantial under- or over-supply. During periods of over-supply, prices might be depressed. Also, at times, there may be political pressure, or pressure from regulatory authorities with jurisdiction over wholesale and retail energy commodity and transportation rates, to impose price limitations, bidding rules and other mechanisms to address volatility and other issues in these markets.

Some of the fuel for our generation facilities is purchased under short-term contracts. Prices of fuel (including diesel, natural gas, coal and nuclear fuel) may also be volatile, and the price we can obtain for electricity sales may not change at the same rate as changes in fuel costs. In addition, we purchase and sell natural gas and other energy related commodities, and volatility in these markets may affect costs incurred in meeting obligations.

Volatility in market prices for fuel and electricity may result from the following:

•	volatility in natural gas prices;

•	volatility in ERCOT market heat rates;

•	volatility in coal and rail transportation prices;

•	severe or unexpected weather conditions;

•	seasonality;

•	changes in electricity and fuel usage;

•	illiquidity in the wholesale power or other commodity markets;

•	transmission or transportation constraints, inoperability or inefficiencies;

•	availability of competitively-priced alternative energy sources;

•	changes in market structure;

•	changes in supply and demand for energy commodities, including nuclear fuel and related enrichment and conversion services;

•	changes in the manner in which we operate our facilities, including curtailed operation due to market pricing, environmental, safety or other factors;

•	changes in generation efficiency;

•	outages or otherwise reduced output from our generation facilities or those of our competitors;

•	changes in the credit risk or payment practices of market participants;

•	changes in production and storage levels of natural gas, lignite, coal, crude oil, diesel and other refined products;

•	natural disasters, wars, sabotage, terrorist acts, embargoes and other catastrophic events, and

•	federal, state and local energy, environmental and other regulation and legislation.

All of our generation facilities are located in the ERCOT market, a market with limited interconnections to other markets. Wholesale electricity prices in the ERCOT market have generally moved with the price of natural gas because marginal electricity demand is generally supplied by natural gas-fueled generation facilities. Accordingly, our earnings and the value of our nuclear and lignite/coal-fueled generation assets, which provided a substantial portion of our supply volumes in 2011, are dependent in significant part upon the price of natural gas. Forward natural gas prices have generally trended downward since mid-2008 (from $10.90 per MMBtu in mid-2008 to $3.94 per MMBtu at December 31, 2011 for calendar year 2013). In recent years natural gas supply has outpaced demand as a result of increased drilling of shale gas deposits combined with lingering demand weakness associated with the economic recession. Many industry experts expect this supply/demand imbalance to continue for a number of years, thereby depressing natural gas prices for a long-term period.

Wholesale electricity prices also have generally moved with ERCOT market heat rates, which could fall if demand for electricity were to decrease or if more efficient generation facilities are built in ERCOT. Accordingly, our earnings and the value of our nuclear and lignite/coal-fueled generation assets are also dependent in significant part upon market heat rates. As a result, our nuclear and lignite/coal-fueled generation assets could significantly decrease in profitability and value if ERCOT market heat rates decline.

The percentage of our wholesale natural gas price exposure that is hedged declines significantly in future periods, which could result in reduced earnings (and related cash flows) and adversely affect our ability to pay principal and interest on our debt in those periods and refinance our debt if wholesale natural gas prices do not increase.

Our hedging activities, in particular our natural gas price hedging program, are designed to mitigate the adverse effect on earnings (and related cash flows) of low wholesale electricity prices (due to low natural gas prices). These market conditions are challenging to the long-term profitability of our generation assets. Specifically, low natural gas prices and their effect in ERCOT on wholesale power prices could have a material impact on the overall profitability of our generation assets for periods in which we do not have significant hedge positions. While we have significantly hedged our natural gas price exposure for 2012 (approximately 86% under CAIR regulation), as of December 31, 2011, we have hedged only approximately 58% and 31% of our wholesale natural gas price exposure related to expected generation output for 2013 and 2014, respectively, and do not have any significant amounts of hedges in place for periods after 2014.

Forward natural gas prices have generally trended downward since mid-2008. In recent years natural gas supply has outpaced demand as a result of increased drilling of shale gas deposits combined with lingering demand weakness associated with the economic recession. Many industry experts expect this supply/demand imbalance to continue for a number of years, thereby depressing natural gas prices for a long-term period. Consequently, a continuation, or further decline, of current forward natural gas prices could result in further declines in the values of TCEH’s nuclear and lignite/coal-fueled generation assets and limit or hinder TCEH’s ability to hedge its wholesale electricity revenues at sufficient price levels to support its significant interest payments and debt maturities, which could adversely impact TCEH’s ability to obtain additional liquidity and refinance and/or extend the maturities of its outstanding debt. Consequently, our ability to fund our operations, meet our obligations under our debt agreements, refinance or extend our substantial indebtedness and obtain additional financing in the future is dependent on increases in the current and expected future price of natural gas.

Our assets or positions cannot be fully hedged against changes in commodity prices and market heat rates, and hedging transactions may not work as planned or hedge counterparties may default on their obligations.

We cannot fully hedge the risk associated with changes in commodity prices, most notably natural gas prices, or market heat rates because of the expected useful life of our generation assets and the size of our position relative to market liquidity. To the extent we have unhedged positions, fluctuating commodity prices and/or market heat rates can materially impact our results of operations, liquidity and financial position, either favorably or unfavorably.

To manage our financial exposure related to commodity price fluctuations, we routinely enter into contracts to hedge portions of purchase and sale commitments, fuel requirements and inventories of natural gas, lignite, coal, crude oil, diesel fuel, uranium and refined products, and other commodities, within established risk management guidelines. As part of this strategy, we routinely utilize fixed-price forward physical purchase and sale contracts, futures, financial swaps and option contracts traded in over-the-counter markets or on exchanges. Although we devote a considerable amount of time and effort to the establishment of risk management procedures, as well as the ongoing review of the implementation of these procedures, the procedures in place may not always function as planned and cannot eliminate all the risks associated with these activities. For example, we hedge the expected needs of our wholesale and retail customers, but unexpected changes due to weather, natural disasters, consumer behavior, market constraints or other factors could cause us to purchase power to meet unexpected demand in periods of high wholesale market prices or resell excess power into the wholesale market in periods of low prices. As a result of these and other factors, we cannot precisely predict the impact that risk management decisions may have on our businesses, results of operations, liquidity or financial position.

With the tightening of credit markets, there has been some decline in the number of market participants in the wholesale energy commodities markets, resulting in less liquidity, particularly in the ERCOT electricity market. Participation by financial institutions and other intermediaries (including investment banks) has particularly declined. Extended declines in market liquidity could materially affect our ability to hedge our financial exposure to desired levels.

To the extent we engage in hedging and risk management activities, we are exposed to the risk that counterparties that owe us money, energy or other commodities as a result of these activities will not perform their obligations. Should the counterparties to these arrangements fail to perform, we could be forced to enter into alternative hedging arrangements or honor the underlying commitment at then-current market prices. In such event, we could incur losses in addition to amounts, if any, already paid to the counterparties. ERCOT market participants are also exposed to risks that another ERCOT market participant may default on its obligations to pay ERCOT for power taken, in which case such costs, to the extent not offset by posted security and other protections available to ERCOT, may be allocated to various non-defaulting ERCOT market participants, including us.

Our collateral requirements for hedging arrangements could be materially impacted if the rules implementing the Financial Reform Act broaden the scope of the Act’s provisions regarding the regulation of over-the-counter financial derivatives, making certain provisions applicable to end-users like us.

In July 2010, financial reform legislation known as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Financial Reform Act”) was enacted. While the legislation is broad and detailed, substantial portions of the legislation are currently under rulemakings by federal governmental agencies to implement the standards set out in the legislation and adopt new standards.

Title VII of the Financial Reform Act provides for the regulation of the over-the-counter (OTC) derivatives market. The Financial Reform Act generally requires OTC derivatives (including the types of asset-backed OTC derivatives that we use to hedge risks associated with commodity and interest rate exposure) to be cleared by a derivatives clearing organization. However, entities are exempt from these clearing requirements if they (i) are not “Swap Dealers” or “Major Swap Participants” as will be defined in the rulemakings and (ii) use the swaps to hedge or mitigate commercial risk. The proposed definition of Swap Dealer is broad and will, as drafted, include many end users. We are evaluating whether or not the type of asset-backed OTC derivatives that we use to hedge commodity and interest rate risk is exempt from the clearing requirements. Existing swaps are grandfathered from the clearing requirements. The legislation mandates significant reporting and compliance requirements for any entity that is determined to be a Swap Dealer or Major Swap Participant.

The Financial Reform Act also requires the posting of cash collateral for uncleared swaps. Because these cash collateral requirements are unclear as to whether an end-user or its counterparty (e.g., swap dealer) is required to post cash collateral, there is risk that the cash collateral requirement could be used to effectively negate the end-user clearing exemption. However, the legislative history of the Financial Reform Act suggests that it was not Congress’ intent to require end-users to post cash collateral with respect to swaps. If we were required to post cash collateral on our swap transactions with swap dealers, our liquidity would likely be materially impacted, and our ability to enter into derivatives to hedge our commodity and interest rate risks would be significantly limited.

We cannot predict the outcome of the rulemakings to implement the OTC derivative market provisions of the Financial Reform Act. These rulemakings could negatively affect our ability to hedge our commodity and interest rate risks. The inability to hedge these risks would likely have a material effect on our results of operations, liquidity and financial condition.

We may suffer material losses, costs and liabilities due to ownership and operation of the Comanche Peak nuclear generation facility.

The ownership and operation of a nuclear generation facility involves certain risks. These risks include:

•	unscheduled outages or unexpected costs due to equipment, mechanical, structural, cybersecurity or other problems;

•	inadequacy or lapses in maintenance protocols;

•	the impairment of reactor operation and safety systems due to human error;

•	the costs of storage, handling and disposal of nuclear materials, including availability of storage space;

•	the costs of procuring nuclear fuel;

•	the costs of securing the plant against possible terrorist or cybersecurity attacks;

•	limitations on the amounts and types of insurance coverage commercially available, and

•	uncertainties with respect to the technological and financial aspects of decommissioning nuclear facilities at the end of their useful lives.

The prolonged unavailability of Comanche Peak could materially affect our financial condition and results of operations. The following are among the more significant of these risks:

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Operational Risk — Operations at any nuclear generation facility could degrade to the point where the facility would have to be shut down. If such degradations were to occur, the process of identifying and correcting the causes of the operational downgrade to return the facility to operation could require significant time and expense, resulting in both lost revenue and increased fuel and purchased power expense to meet supply commitments. Furthermore, a shut-down or failure at any other nuclear generation facility could cause regulators to require a shut-down or reduced availability at Comanche Peak.

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Regulatory Risk — The NRC may modify, suspend or revoke licenses and impose civil penalties for failure to comply with the Atomic Energy Act, the regulations under it or the terms of the licenses of nuclear generation facilities. Unless extended, the NRC operating licenses for Comanche Peak Unit 1 and Unit 2 will expire in 2030 and 2033, respectively. Changes in regulations by the NRC could require a substantial increase in capital expenditures or result in increased operating or decommissioning costs.

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Nuclear Accident Risk — Although the safety record of Comanche Peak and other nuclear generation facilities generally has been very good, accidents and other unforeseen problems have occurred both in the US and elsewhere. The consequences of an accident can be severe and include loss of life, injury, lasting negative health impact and property damage. Any accident, or perceived accident, could result in significant liabilities and damage our reputation. Any such resulting liability from a nuclear accident could exceed our resources, including insurance coverage.

The operation and maintenance of electricity generation facilities involves significant risks that could adversely affect our results of operations, liquidity and financial condition.

The operation and maintenance of electricity generation facilities involves many risks, including, as applicable, start-up risks, breakdown or failure of facilities, lack of sufficient capital to maintain the facilities, the dependence on a specific fuel source or the impact of unusual or adverse weather conditions or other natural events, as well as the risk of performance below expected levels of output, efficiency or reliability, the occurrence of any of which could result in lost revenues and/or increased expenses. A significant number of our facilities were constructed many years ago. In particular, older generating equipment, even if maintained in accordance with good engineering practices, may require significant capital expenditures to keep operating at peak efficiency or reliability. The risk of increased maintenance and capital expenditures arises from (i) increased starting and stopping of generation equipment due to the volatility of the competitive generation market and the prospect of continuing low wholesale electricity prices that may not justify sustained or year-round operation of all our generating facilities, (ii) any unexpected failure to generate electricity, including failure caused by equipment breakdown or forced outage, (iii) damage to facilities due to storms, natural disasters, wars, terrorist or cybersecurity acts and other catastrophic events and (iv) the passage of time and normal wear and tear. Further, our ability to successfully and timely complete capital improvements to existing facilities or other capital projects is contingent upon many variables and subject to substantial risks. Should any such efforts be unsuccessful, we could be subject to additional costs and/or losses and write downs on our investment in the project or improvement.

Insurance, warranties or performance guarantees may not cover all or any of the lost revenues or increased expenses that could result from the risks discussed above, including the cost of replacement power. Likewise, the ability to obtain insurance, and the cost of and coverage provided by such insurance, could be affected by events outside our control.

Maintenance, expansion and refurbishment of power generation facilities involve significant risks that could result in unplanned power outages or reduced output and could have a material effect on our results of operations, liquidity and financial condition.

Many of our facilities were constructed many years ago and require periodic upgrading and improvement. Any unexpected failure, including failure associated with breakdowns, forced outages or any unanticipated capital expenditures could materially affect our results of operations, liquidity and financial condition.

We cannot be certain of the level of capital expenditures that will be required due to changing environmental and safety laws and regulations (including changes in the interpretation or enforcement thereof), needed facility repairs and unexpected events (such as natural disasters or terrorist or cybersecurity attacks). The unexpected requirement of large capital expenditures could materially affect our results of operations, liquidity and financial condition.

If we make any major modifications to our power generation facilities, we may be required to install the best available control technology or to achieve the lowest achievable emission rates as such terms are defined under the new source review provisions of the Clean Air Act. Any such modifications would likely result in us incurring substantial additional capital expenditures.

Our results of operations, liquidity and financial condition may be materially affected by the effects of extreme weather conditions.

Our results of operations may be affected by weather conditions and may fluctuate substantially on a seasonal basis as the weather changes. In addition, we could be subject to the effects of extreme weather. Extreme weather conditions could stress our generation facilities resulting in outages, increased maintenance and capital expenditures. Extreme weather events, including sustained cold temperatures, hurricanes, storms or other natural disasters, could be destructive and result in casualty losses that are not ultimately offset by insurance proceeds or in increased capital expenditures or costs, including supply chain costs.

Moreover, an extreme weather event could cause disruption in service to customers due to downed wires and poles or damage to other operating equipment, which could result in us foregoing sales of electricity and lost revenue. Similarly, an extreme weather event might affect the availability of generation and transmission capacity, limiting our ability to source or deliver electricity where it is needed or limit our ability to source fuel for our plants (including due to damage to rail infrastructure). These conditions, which cannot be reliably predicted, could have an adverse consequence by requiring us to seek additional sources of electricity when wholesale market prices are high or to sell excess electricity when market prices are low.

Our results of operations, liquidity and financial condition may be materially affected by insufficient water supplies.

Supplies of water are important for our generation facilities. Water in Texas is limited and various parties have made conflicting claims regarding the right to access and use such limited supplies of water. In addition, Texas has been experiencing sustained, severe drought conditions that may affect the water supply for certain of our generation facilities if adequate rain does not fall in the watershed that supplies the affected areas. If we are unable to access sufficient supplies of water, it could restrict, prevent or increase the cost of operations at certain of our generation facilities.

Ongoing performance improvement initiatives may not achieve desired cost reductions and may instead result in significant additional costs if unsuccessful.

As we seek to improve our financial condition, we intend to take steps to reduce our costs. While we have a number of initiatives underway to reduce costs, it will likely become increasingly difficult to identify and implement significant new cost savings initiatives. The implementation of performance improvement initiatives identified by management may not produce the desired reduction in costs and if unsuccessful, may instead result in significant additional costs as well as significant disruptions in our operations due to employee displacement and the rapid pace of changes to organizational structure and operating practices and processes. Such additional costs or operational disruptions could have an adverse effect on our results of operations, liquidity and financial condition.

Attacks on our infrastructure that breach cyber/data security measures could expose us to significant liabilities and reputation damage and disrupt business operations, which could have a material effect on our results of operations, liquidity and financial condition.

Much of our information technology infrastructure is connected (directly or indirectly) to the Internet. Recently there have been numerous attacks on government and industry information technology systems through the Internet that have resulted in material operational, reputation and/or financial costs. While we have controls in place designed to protect our infrastructure and have not had any significant breaches, a breach of cyber/data security measures that impairs our information technology infrastructure could disrupt normal business operations and affect our ability to control our generation assets, access retail customer information and limit communication with third parties. Any loss of confidential or proprietary data through a breach could adversely affect our reputation, expose the company to material legal/regulatory claims, impair our ability to execute on business strategies and/or materially affect our results of operations, liquidity and financial condition.

As part of the continuing development of new and modified reliability standards, the FERC has approved changes to its Critical Infrastructure Protection reliability standards and has established standards for assets identified as “critical cyber assets.” Under the Energy Policy Act of 2005, the FERC can impose penalties (up to $1 million per day per violation) for failure to comply with mandatory electric reliability standards, including standards to protect the power system against potential disruptions from cyber and physical security breaches.

Our retail operations (TXU Energy) may lose a significant number of customers due to competitive marketing activity by other retail electric providers.

Our retail operations face competition for customers. Competitors may offer lower prices and other incentives, which, despite the business’ long-standing relationship with customers, may attract customers away from us as is reflected in a 17% decline in customers (based on meters) served over the last three years.

In some retail electricity markets, our principal competitor may be the incumbent REP. The incumbent REP has the advantage of long-standing relationships with its customers, including well-known brand recognition.

In addition to competition from the incumbent REP, we may face competition from a number of other energy service providers, other energy industry participants, or nationally branded providers of consumer products and services who may develop businesses that will compete with us. Some of these competitors or potential competitors may be larger or better capitalized than we are. If there is inadequate potential margin in these retail electricity markets, it may not be profitable for us to compete in these markets.

Our retail operations are subject to the risk that sensitive customer data may be compromised, which could result in an adverse impact to our reputation and/or the results of the retail operations.

Our retail business requires access to sensitive customer data in the ordinary course of business. Examples of sensitive customer data are names, addresses, account information, historical electricity usage, expected patterns of use, payment history, credit bureau data, credit and debit card account numbers, drivers license numbers, social security numbers and bank account information. Our retail business may need to provide sensitive customer data to vendors and service providers who require access to this information in order to provide services, such as call center operations, to the retail business. If a significant breach occurred, the reputation of our retail business may be adversely affected, customer confidence may be diminished, or our retail business may be subject to legal claims, any of which may contribute to the loss of customers and have a negative impact on the business and its results of operations.

Our retail operations rely on the infrastructure of local utilities or independent transmission system operators to provide electricity to, and to obtain information about, its customers. Any infrastructure failure could negatively impact customer satisfaction and could have a material negative impact on the business and results of operations.

Our retail operations depend on transmission and distribution facilities owned and operated by unaffiliated utilities, as well as Oncor’s facilities, to deliver the electricity it sells to its customers. If transmission capacity is inadequate, our ability to sell and deliver electricity may be hindered, and we may have to forgo sales or buy more expensive wholesale electricity than is available in the capacity-constrained area. For example, during some periods, transmission access is constrained in some areas of the Dallas-Fort Worth metroplex, where we have a significant number of customers. The cost to provide service to these customers may exceed the cost to provide service to other customers, resulting in lower profits. In addition, any infrastructure failure that interrupts or impairs delivery of electricity to our customers could negatively impact customer satisfaction with our service.

Our retail operations offer bundled services to customers, with some bundled services offered at fixed prices and for fixed terms. If our costs for these bundled services exceed the prices paid by its customers, its results of operations could be materially affected.

Our retail operations offer customers a bundle of services that include, at a minimum, electricity plus transmission, distribution and related services. The prices we charge for the bundle of services or for the various components of the bundle, any of which may be fixed by contract with the customer for a period of time, could fall below our underlying cost to provide the components of such services.

The REP certification of our retail operations is subject to PUCT review.

The PUCT may at any time initiate an investigation into whether our retail operations comply with PUCT Substantive Rules and whether we have met all of the requirements for REP certification, including financial requirements. Any removal or revocation of a REP certification would mean that we would no longer be allowed to provide electricity service to retail customers. Such decertification could have a material effect on our results of operations, liquidity and financial condition.

Changes in technology or increased electricity conservation efforts may reduce the value of our generation facilities and may significantly impact our businesses in other ways as well.

Research and development activities are ongoing to improve existing and alternative technologies to produce electricity, including gas turbines, fuel cells, microturbines, photovoltaic (solar) cells and concentrated solar thermal devices. It is possible that advances in these or other technologies will reduce the costs of electricity production from these technologies to a level that will enable these technologies to compete effectively with our traditional generation facilities. Consequently, where we have facilities, the profitability and market value of our generation assets could be significantly reduced. Changes in technology could also alter the channels through which retail customers buy electricity. To the extent self-generation facilities become a more cost-effective option for certain customers, our revenues could be materially reduced.

Also, electricity demand could be reduced by increased conservation efforts and advances in technology, which could likewise significantly reduce the value of our generation assets. Certain regulatory and legislative bodies have introduced or are considering requirements and/or incentives to reduce energy consumption. Effective energy conservation by our customers could result in reduced energy demand or significantly slow the growth in demand. Such reduction in demand could materially reduce our revenues. Furthermore, we may incur increased capital expenditures if we are required to invest in conservation measures.

Our revenues and results of operations may be adversely impacted by decreases in market prices of power due to the development of wind generation power sources.

A significant amount of investment in wind generation in the ERCOT market over the past few years has increased overall wind power generation capacity. Generally, the increased capacity has led to lower wholesale electricity prices (driven by lower market heat rates) in the regions at or near wind power development. As a result, the profitability of our generation facilities and power purchase contracts, including certain wind generation power purchase contracts, has been impacted and could be further impacted by the effects of the wind power development, and the value could significantly decrease if wind power generation has a material sustained effect on market heat rates.

Our results of operations and financial condition could be negatively impacted by any development or event beyond our control that causes economic weakness in the ERCOT market.

We derive substantially all of our revenues from operations in the ERCOT market, which covers approximately 75% of the geographical area in the State of Texas. As a result, regardless of the state of the economy in areas outside the ERCOT market, economic weakness in the ERCOT market could lead to reduced demand for electricity in the ERCOT market. Such a reduction could have a material negative impact on our results of operations, liquidity and financial condition.

EFCH’s (or any subsidiary’s) credit ratings could negatively affect EFCH’s (or such subsidiary’s) ability to access capital and could require EFCH or its subsidiaries to post collateral or repay certain indebtedness.

EFCH’s (or any applicable subsidiary’s) credit ratings could be lowered, suspended or withdrawn entirely at any time by the rating agencies if in each rating agency’s judgment, circumstances warrant. Downgrades in EFCH’s or any of its subsidiaries’ long-term debt ratings generally cause borrowing costs to increase and the potential pool of investors and funding sources to decrease and could trigger liquidity demands pursuant to the terms of new commodity contracts, leases or other agreements. Future transactions by EFCH or any of its subsidiaries, including the issuance of additional debt or the consummation of additional debt exchanges, could result in temporary or permanent downgrades of EFCH’s or its subsidiaries’ credit ratings.

Most of EFCH’s large customers, suppliers and counterparties require an expected level of creditworthiness in order for them to enter into transactions with us. If EFCH’s (or any subsidiary’s) credit ratings decline, the costs to operate its businesses would likely increase because counterparties could require the posting of collateral in the form of cash or cash-related instruments, or counterparties could decline to do business with EFCH (or such subsidiary).

Our liquidity needs could be difficult to satisfy, particularly during times of uncertainty in the financial markets and/or during times when there are significant changes in commodity prices. The inability to access liquidity, particularly on favorable terms, could materially affect our results of operations liquidity and financial condition.

Our businesses are capital intensive. We rely on access to financial markets and liquidity facilities as a significant source of liquidity for our capital requirements and other obligations not satisfied by cash-on-hand or operating cash flows. The inability to raise capital or access liquidity facilities, particularly on favorable terms, could adversely impact our liquidity, which could impact our ability to meet our obligations or sustain and grow our businesses and could increase capital costs. Our access to the financial markets and liquidity facilities could be adversely impacted by various factors, such as:

•	changes in financial markets that reduce available credit or the ability to obtain or renew liquidity facilities on acceptable terms;

•	economic weakness in the ERCOT or general US market;

•	changes in interest rates;

•	a deterioration, or perceived deterioration of EFCH’s (and/or its subsidiaries’) creditworthiness or enterprise value;

•	a reduction in EFCH’s or its applicable subsidiaries’ credit ratings;

•	a deterioration of the creditworthiness or bankruptcy of one or more lenders or counterparties under our liquidity facilities that affects the ability of such lender(s) to make loans to us;

•	volatility in commodity prices that increases margin or credit requirements;

•	a material breakdown in our risk management procedures, and

•	the occurrence of changes in our businesses that restrict our ability to access liquidity facilities.

Although we expect to actively manage the liquidity exposure of existing and future hedging arrangements, given the size of the natural gas price hedging program, any significant increase in the price of natural gas could result in us being required to provide cash or letter of credit collateral in substantial amounts. While these potential posting obligations are primarily supported by our liquidity facilities, for certain transactions there is a potential for the timing of postings on the commodity contract obligations to vary from the timing of borrowings from the TCEH Commodity Collateral Posting Facility. Any perceived reduction in our creditworthiness could result in clearing agents or other counterparties requesting additional collateral. We have credit concentration risk related to the limited number of lenders that provide liquidity to support our hedging program. A deterioration of the creditworthiness of such lenders could materially affect our ability to continue such program on acceptable terms. An event of default by one or more of our hedge counterparties could result in termination-related settlement payments that reduce available liquidity if we owe amounts related to commodity contracts or delays in receipts of expected settlements if the hedge counterparties owe amounts to us. These events could have a material negative impact on our results of operations, liquidity and financial condition.

In the event that the governmental agencies that regulate the activities of our businesses determine that the creditworthiness of any such business is inadequate to support our activities, such agencies could require us to provide additional cash or letter of credit collateral in substantial amounts to qualify to do business.

In the event our liquidity facilities are being used largely to support the natural gas price hedging program as a result of a significant increase in the price of natural gas or significant reduction in creditworthiness, we may have to forego certain capital expenditures or other investments in our businesses or other business opportunities.

Further, a lack of available liquidity could adversely impact the evaluation of our creditworthiness by counterparties and rating agencies. In particular, such concerns by existing and potential counterparties could significantly limit TCEH’s wholesale markets activities, including its natural gas price hedging program.

The costs of providing pension and OPEB and related funding requirements are subject to changes in pension fund values, changing demographics and fluctuating actuarial assumptions and may have a material effect on our results of operations, liquidity and financial condition.

EFH Corp. provides pension benefits based on either a traditional defined benefit formula or a cash balance formula and also provides certain health care and life insurance benefits to our eligible employees and their eligible dependents upon the retirement of such employees. Our costs of providing such benefits and related funding requirements are dependent upon numerous factors, assumptions and estimates and are subject to changes in these factors, assumptions and estimates, including the market value of the assets funding EFH Corp.’s pension and OPEB plans. Fluctuations in financial market returns as well as changes in general interest rates may result in increased or decreased benefit costs in future periods.

The values of the investments that fund EFH Corp.’s pension and OPEB plans are subject to changes in financial market conditions. Significant decreases in the values of these investments could increase the expenses of the pension plan and the costs of the OPEB plans and related funding requirements in the future. Our costs of providing such benefits and related funding requirements are also subject to changing employee demographics (including but not limited to age, compensation levels and years of accredited service), the level of contributions made to retiree plans, expected and actual earnings on plan assets and the discount rates used in determining the projected benefit obligation. Changes made to the provisions of the plans may also impact current and future benefit costs. Fluctuations in financial market returns as well as changes in general interest rates may result in increased or decreased benefit costs in future periods. See Note 16 to Financial Statements for further discussion of EFH Corp.’s pension and OPEB plans.

As discussed in Note 4 to Financial Statements, goodwill and/or other intangible assets not subject to amortization that we have recorded in connection with the Merger are subject to at least annual impairment evaluations. As a result, we could be required to write off some or all of this goodwill and other intangible assets, which may cause adverse impacts on our results of operations and financial condition.

In accordance with accounting standards, goodwill and certain other indefinite-lived intangible assets that are not subject to amortization are reviewed annually or more frequently for impairment, if certain conditions exist, and may be impaired. Factors such as the economic climate, market conditions, including the market prices for wholesale electricity and natural gas and market heat rates, environmental regulation, and the condition of assets are considered when evaluating these assets for impairment. The actual timing and amounts of any goodwill impairments will depend on many sensitive, interrelated and uncertain variables. Any reduction in or impairment of the value of goodwill or other intangible assets will result in a charge against earnings, which could cause a material impact on our reported results of operations and financial condition.

The loss of the services of our key management and personnel could adversely affect our ability to operate our businesses.

Our future success will depend on our ability to continue to attract and retain highly qualified personnel. We compete for such personnel with many other companies, in and outside our industry, government entities and other organizations. We may not be successful in retaining current personnel or in hiring or retaining qualified personnel in the future. Our failure to attract new personnel or retain existing personnel could have a material effect on our businesses.

FORWARD-LOOKING STATEMENTS

This prospectus and other presentations made by us contain “forward-looking statements.” All statements, other than statements of historical facts, that are included in this prospectus, or made in presentations, in response to questions or otherwise, that address activities, events or developments that we expect or anticipate to occur in the future, including such matters as projections, capital allocation, future capital expenditures, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases such as “intends,” “plans,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “should,” “projection,” “target,” “goal,” “objective” and “outlook”), are forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under “Risk Factors” and the discussion under “Energy Future Competitive Holdings Company and Subsidiaries Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the Year Ended December 31, 2011” in this prospectus and the following important factors, among others, that could cause our actual results to differ materially from those projected in such forward-looking statements:

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prevailing governmental policies and regulatory actions, including those of the Texas Legislature, the Governor of Texas, the US Congress, the FERC, the NERC, the TRE, the PUCT, the RRC, the NRC, the EPA, the TCEQ and the CFTC, with respect to, among other things:

•	allowed prices;

•	industry, market and rate structure;

•	purchased power and recovery of investments;

•	operations of nuclear generation facilities;

•	operations of fossil-fueled generation facilities;

•	operations of mines;

•	acquisition and disposal of assets and facilities;

•	development, construction and operation of facilities;

•	decommissioning costs;

•	present or prospective wholesale and retail competition;

•	changes in tax laws and policies;

•	changes in and compliance with environmental and safety laws and policies, including the CSAPR, MATS and climate change initiatives, and

•	clearing over the counter derivatives through exchanges and posting of cash collateral therewith;

•	legal and administrative proceedings and settlements;

•	general industry trends;

•	economic conditions, including the impact of a recessionary environment;

•	our ability to attract and retain profitable customers;

•	our ability to profitably serve our customers;

•	restrictions on competitive retail pricing;

•	changes in wholesale electricity prices or energy commodity prices, including the price of natural gas;

•	changes in prices of transportation of natural gas, coal, crude oil and refined products;

•	unanticipated changes in market heat rates in the ERCOT electricity market;

•	our ability to effectively hedge against unfavorable commodity prices, including the price of natural gas, market heat rates and interest rates;

•	weather conditions and other natural phenomena, and acts of sabotage, wars or terrorist or cybersecurity threats or activities;

•	unanticipated population growth or decline, or changes in market demand and demographic patterns, particularly in ERCOT;

•	changes in business strategy, development plans or vendor relationships;

•	access to adequate transmission facilities to meet changing demands;

•	unanticipated changes in interest rates, commodity prices, rates of inflation or foreign exchange rates;

•	unanticipated changes in operating expenses, liquidity needs and capital expenditures;

•	commercial bank market and capital market conditions and the potential impact of disruptions in US and international credit markets;

•	the willingness of our lenders to extend the maturities of our debt instruments and the terms and conditions of any such extensions;

•	access to capital, the cost of such capital, and the results of financing and refinancing efforts, including availability of funds in capital markets;

•	activity in the credit default swap market related to our debt instruments;

•	financial restrictions placed on us by the agreements governing our debt instruments;

•	our ability to generate sufficient cash flow to make interest payments on, or refinance, our debt instruments;

•	our ability to successfully execute our liability management program;

•	our ability to make intercompany loans or otherwise transfer funds among different entities in our corporate structure;

•	competition for new energy development and other business opportunities;

•	inability of various counterparties to meet their obligations with respect to our financial instruments;

•	changes in technology used by and services offered by us;

•	changes in electricity transmission that allow additional electricity generation to compete with our generation assets;

•	significant changes in our relationship with our employees, including the availability of qualified personnel, and the potential adverse effects if labor disputes or grievances were to occur;

•	changes in assumptions used to estimate costs of providing employee benefits, including medical and dental benefits, pension and OPEB, and future funding requirements related thereto;

•	changes in assumptions used to estimate future executive compensation payments;

•	hazards customary to the industry and the possibility that we may not have adequate insurance to cover losses resulting from such hazards;

•	significant changes in critical accounting policies;

•	actions by credit rating agencies;

•	adverse claims by our creditors or holders of our debt securities;

•	our ability to effectively execute our operational strategy, and

•	our ability to implement cost reduction initiatives.

Any forward-looking statement speaks only as of the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

INDUSTRY AND MARKET INFORMATION

The industry and market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources, including certain data published by ERCOT, the PUCT and NYMEX. We did not commission any of these publications or reports. Some data is also based on good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data and make no representation as to the accuracy of such information. Forecasts are particularly likely to be inaccurate, especially over long periods of time, and we do not know what assumptions regarding general economic growth are used in preparing the forecasts included in this prospectus. Similarly, while we believe that such internal and external research is reliable, it has not been verified by any independent sources, and we make no assurances that the predictions contained therein are accurate.

USE OF PROCEEDS

This prospectus may be delivered in connection with the resale of notes by the Market Maker and its affiliates in market-making transactions in the notes in the secondary market. We will not receive any of the proceeds from such transactions.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables set forth our selected historical consolidated financial data as of and for the periods indicated. The selected financial data as of December 31, 2011 and 2010 (Successor) and for the years ended December 31, 2011, 2010 and 2009 (Successor) have been derived from our December 31, 2011 Financial Statements included elsewhere in this prospectus. The selected financial data as of December 31, 2009, 2008 and 2007 (Successor) and for the year ended December 31, 2008 (Successor), the period from October 11, 2007 through December 31, 2007 (Successor) and the period from January 1, 2007 through October 10, 2007 (Predecessor) have been derived from our historical consolidated financial statements that are not included herein.

The selected historical consolidated financial data set forth below should be read in conjunction with “Energy Future Competitive Holdings Company and Subsidiaries Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the Year Ended December 31, 2011” and our December 31, 2011 Financial Statements appearing elsewhere in this prospectus.

	Successor					Predecessor
	Year Ended December 31,				Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
	2011	2010	2009	2008
	(millions of dollars, except ratios)
Statement of Income Data:
Operating revenues	$7,040	$8,235	$7,911	$9,787	$1,671	$6,884
Net income (loss)	$(1,802)	$(3,530)	$515	$(9,039)	$(1,266)	$1,306
Net (income) loss attributable to noncontrolling interests	$—	$—	$—	$—	$—	$—
Net income (loss) attributable to EFCH	$(1,802)	$(3,530)	$515	$(9,039)	$(1,266)	$1,306

Ratio of earnings to fixed charges (a)	—	—	1.36	—	—	5.88

	Successor					Predecessor
	Year Ended December 31,				Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
	2011	2010	2009	2008
	(millions of dollars)
Statement of Cash Flows Data:
Cash flows provided by (used in) operating activities	$1,236	$1,257	$1,384	$1,657	$(248)	$1,231
Cash flows provided by (used in) financing activities	$(973)	$27	$279	$1,289	$1,488	$895
Cash flows used in investing activities	$(190)	$(1,338)	$(2,048)	$(2,682)	$(1,881)	$(1,277)
Other Financial Data:
Capital expenditures, including nuclear fuel	$662	$902	$1,521	$2,074	$519	$1,585

	December 31,
	2011	2010	2009	2008	2007
	(millions of dollars, except percentages)
Balance Sheet Data:
Total assets	$37,340	$39,144	$43,245	$43,000	$49,152
Property, plant & equipment — net	$19,218	$20,155	$20,980	$20,902	$20,545
Goodwill and intangible assets	$7,978	$8,523	$12,845	$13,096	$22,197

Capitalization
Long-term debt, less amounts due currently	$30,458	$29,474	$32,121	$31,556	$30,762
EFCH shareholder’s equity	(7,819)	(6,236)	(4,266)	(5,002)	4,003
Noncontrolling interests in subsidiaries	103	87	48	—	—

Total	$22,742	$23,325	$27,903	$26,554	$34,765

Capitalization ratios
Long-term debt, less amounts due currently	133.9%	126.4%	115.1%	118.8%	88.5%
EFCH shareholder’s equity	(34.4)%	(26.7)	(15.3)	(18.8)	11.5
Noncontrolling interests in subsidiaries	0.5%	0.3	0.2	—	—

Total	100.0%	100.0%	100.0%	100.0%	100.0%

Short-term borrowings	$774	$1,221	$953	$900	$438
Long-term debt due currently	$39	$658	$302	$269	$202

(a)	Fixed charges exceeded earnings by $859 million, $3.212 billion, $9.543 billion and $1.941 billion for the years ended December 31, 2011, 2010 and 2008 and the period from October 11, 2007 through December 31, 2007, respectively.

Note: Although EFCH continued as the same legal entity after the Merger, its “Selected Historical Consolidated Financial Data” for the period preceding the Merger and for periods succeeding the Merger are presented as the consolidated financial statements of the “Predecessor” and the “Successor,” respectively. See Note 1 to our December 31, 2011 Financial Statements “Basis of Presentation” included elsewhere in this prospectus. The consolidated financial statements of the Successor reflect the application of “purchase accounting.” Results for 2010 reflect the prospective adoption of amended guidance regarding consolidation accounting standards related to variable interest entities and amended guidance regarding transfers of financial assets that resulted in the accounts receivable securitization program no longer being accounted for as a sale of accounts receivable and the funding under the program now reported as short-term borrowings. Results for 2011 were significantly impacted by an impairment charge related to emissions allowance intangible assets as discussed in Note 3 to our December 31, 2011 Financial Statements. Results for 2010 were significantly impacted by a goodwill impairment charge as discussed in Note 4 to our December 31, 2011 Financial Statements. Results for 2008 were significantly impacted by impairment charges related to goodwill, trade name and emission allowances intangible assets and natural gas-fueled generation facilities.

Quarterly Information (Unaudited)

Results of operations by quarter are summarized below. In our opinion, all adjustments (consisting of normal recurring accruals) necessary for a fair statement of such amounts have been made. Quarterly results are not necessarily indicative of a full year’s operations because of seasonal and other factors. All amounts are in millions of dollars.

	First Quarter	Second Quarter	Third Quarter (a)	Fourth Quarter
2011:
Operating revenues	$1,672	$1,679	$2,321	$1,368

Net loss	$(315)	$(667)	$(724)	$(96)

2010:
Operating revenues	$1,999	$1,993	$2,607	$1,636

Net income (loss)	$401	$(458)	$(3,720)	$247
Net (income) loss attributable to noncontrolling interests	$(1)	$1	$—	$—

Net income (loss) attributable to EFCH	$400	$(457)	$(3,720)	$247

(a)	Net loss in 2011 includes the effect of an impairment charge related to emission allowance intangible assets (see Note 3 to our December 31, 2011 Financial Statements). Net income (loss) and net income (loss) attributable to EFCH in 2010 include the effects of impairment charges related to goodwill (see Note 4 to our December 31, 2011 Financial Statements).

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011

You should read the following discussion of our results of operations and financial condition with the information under “Energy Future Competitive Holdings Company and Subsidiaries Selected Historical Consolidated Financial Data” and our December 31, 2011 Financial Statements included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this prospectus. Actual results may differ materially from those contained in any forward-looking statements.

You also should read the following discussion of our results of operations and financial condition with “Energy Future Competitive Holdings Company and Subsidiaries Businesses and Strategy” for a discussion of certain of our important financial policies and objectives and performance measures and operational factors we use to evaluate our financial condition and operating performance.

References to “EFCH” in “Energy Future Competitive Holdings Company and Subsidiaries Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the Year Ended December 31, 2011” refer to Energy Future Competitive Holdings Company and/or its subsidiaries, depending on context. References to notes to financial statements refer to the notes to our December 31, 2011 Financial Statements included elsewhere in this prospectus. See “Glossary” for other defined terms.

All dollar amounts in the tables in the following discussion and analysis are stated in millions of US dollars unless otherwise indicated.

Business

EFCH, a wholly-owned subsidiary of EFH Corp., is a Dallas, Texas-based holding company. We conduct our operations almost entirely through our wholly-owned subsidiary, TCEH. TCEH is a holding company for subsidiaries engaged in competitive electricity market activities largely in Texas, including electricity generation, wholesale energy sales and purchases, commodity risk management and trading activities and retail electricity sales. Key management activities, including commodity risk management and electricity sourcing for our retail and wholesale customers, are performed on an integrated basis; consequently, there are no reportable business segments.

Significant Activities and Events

Natural Gas Prices and Natural Gas Price Hedging Program — TCEH has a natural gas price hedging program designed to reduce exposure to changes in future electricity prices due to changes in the price of natural gas. Under the program, the company has entered into market transactions involving natural gas-related financial instruments, and as of December 31, 2011, has effectively sold forward approximately 700 million MMBtu of natural gas (equivalent to the natural gas exposure of approximately 82,000 GWh at an assumed 8.5 market heat rate) at weighted average annual hedge prices ranging from $7.19 per MMBtu to $7.80 per MMBtu.

These transactions, together with forward power sales, have effectively hedged an estimated 86%, 58% and 31% of the price exposure, on a natural gas equivalent basis, related to TCEH’s expected generation output for 2012, 2013 and 2014, respectively, (assuming an 8.5 market heat rate). The hedges were entered into with the continuing expectation that wholesale electricity prices in ERCOT will generally move with prices of natural gas, which is expected to be the marginal fuel for the purpose of setting electricity prices generally 70% to 90% of the time in the ERCOT market. If the relationship changes in the future, the cash flows targeted under the natural gas price hedging program may not be achieved.

The company has entered into related put and call transactions (referred to as collars), primarily for 2014, that effectively hedge natural gas prices within a range. These transactions represented 22% of the positions in the natural gas price hedging program as of December 31, 2011, with the approximate weighted average strike prices under the collars being a floor of $7.80 per MMBtu and a ceiling of $11.75 per MMBtu. The company expects to use financial instruments, including collars, in future hedging activity under the natural gas price hedging program.

The following table summarizes the natural gas positions in the hedging program as of December 31, 2011:

	Measure		2012		2013		2014		Total
Natural gas hedge volumes (a)		mm MMBtu		~294		~254		~150		~698
Weighted average hedge price (b)	$	/MMBtu		~7.36		~7.19		~7.80		—
Weighted average market price (c)	$	/MMBtu		~3.24		~3.94		~4.34		—
Realization of hedge gains (d)	$	billions	~$	1.7	~$	0.9	~$	0.5	~$	3.1

(a)	Where collars are reflected, the volumes are based on the notional position of the derivatives to represent protection against downward price movements. The notional volumes for collars are approximately 150 million MMBtu, which corresponds to a delta position of approximately 137 million MMBtu in 2014.
(b)	Weighted average hedge prices are based on NYMEX Henry Hub prices of forward natural gas sales positions in the natural gas price hedging program (excluding the impact of offsetting purchases for rebalancing). Where collars are reflected, sales price represents the collar floor price.
(c)	Based on NYMEX Henry Hub prices.
(d)	Based on cumulative unrealized mark-to-market gain as of December 31, 2011.

Changes in the fair value of the instruments in the natural gas price hedging program are being recorded as unrealized gains and losses in net gain (loss) from commodity hedging and trading activities in the statement of income, which has and could continue to result in significant volatility in reported net income. Based on the size of the natural gas price hedging program as of December 31, 2011, a $1.00/MMBtu change in natural gas prices across the hedged period would result in the recognition of up to approximately $700 million in pretax unrealized mark-to-market gains or losses.

The natural gas price hedging program has resulted in reported net gains as follows:

	Year Ended December 31,
	2011	2010	2009
Realized net gain	$1,265	$1,151	$752
Unrealized net gain (loss) including reversals of previously recorded amounts related to positions settled	(19)	1,165	1,107

Total	$1,246	$2,316	$1,859

The cumulative unrealized mark-to-market net gain related to positions in the natural gas price hedging program totaled $3.124 billion and $3.143 billion as of December 31, 2011 and 2010, respectively.

Given the volatility of natural gas prices, it is not possible to predict future reported unrealized mark-to-market gains or losses and the actual gains or losses that will ultimately be realized upon settlement of the hedge positions in future years. If natural gas prices at settlement are lower than the prices of the hedge positions, the hedges are expected to mitigate the otherwise negative effect on earnings of lower wholesale electricity prices. However, if natural gas prices at settlement are higher than the prices of the hedge positions, the hedges are expected to dampen the otherwise positive effect on earnings of higher wholesale electricity prices and will in this context be viewed as having resulted in an opportunity cost.

The significant cumulative unrealized mark-to-market net gain related to positions in the natural gas price hedging program reflects declining forward market natural gas prices. Forward natural gas prices have generally trended downward since mid-2008. While the natural gas price hedging program is designed to mitigate the effect on earnings of low wholesale electricity prices, depressed forward natural gas prices are challenging to the long-term profitability of our generation assets. Specifically, these lower natural gas prices and their effect in ERCOT on wholesale electricity prices could have a material impact on the overall profitability of our generation assets for periods in which we have less significant natural gas hedge positions (i.e., beginning in 2014).

Also see discussion below regarding the goodwill impairment charge recorded in 2010.

As of December 31, 2011, approximately 90% of the natural gas price hedging program transactions were directly or indirectly secured by a first-lien interest in TCEH’s assets (including the transactions supported by the TCEH Commodity Collateral Posting Facility—see discussion below under “Financial Condition — Liquidity and Capital Resources”), thereby reducing the cash and letter of credit collateral requirements for the hedging program.

See discussion below under “Key Risks and Challenges,” specifically, “Substantial Leverage, Uncertain Financial Markets and Liquidity Risk” and “Natural Gas Price and Market Heat Rate Exposure.”

Impairment of Goodwill — In the third quarter 2010, we recorded a $4.1 billion noncash goodwill impairment charge (which was not deductible for income tax purposes). The write-off reflected the estimated effect of lower wholesale power prices on our enterprise value driven by the sustained decline in forward natural gas prices as discussed above. Our recorded goodwill totaled $6.2 billion as of December 31, 2011.

The noncash impairment charge did not cause EFCH or its subsidiaries to be in default under any of their respective debt covenants or impact counterparty trading agreements or have a material impact on liquidity.

See Note 4 to Financial Statements and “Application of Critical Accounting Policies” below for more information on goodwill impairment testing and charges.

Liability Management Program—As of December 31, 2011, we had $31.4 billion principal amount of debt outstanding, including short-term borrowings and $704 million pushed down from EFH Corp. We and EFH Corp. have implemented a liability management program designed to reduce debt and extend debt maturities through debt exchanges, repurchases and extensions.

Amendments to the TCEH Senior Secured Facilities completed in April 2011 resulted in the extension of $16.4 billion in loan maturities under the TCEH Term Loan Facilities and the TCEH Letter of Credit Facility from October 2014 to October 2017 and $1.4 billion of commitments under the TCEH Revolving Credit Facility from October 2013 to October 2016.

Other liability management activities completed by EFCH in 2011 and 2010 include debt exchange, issuance and repurchase activities as follows (except where noted, debt amounts are principal amounts):

	Since Inception
Security	Debt Acquired	Debt Issued/ Cash Paid
TCEH 10.25% Notes due 2015	1,513	—
TCEH Toggle Notes due 2016	758	—
TCEH Senior Secured Facilities due 2013 and 2014	1,604	—
TCEH 15% Notes due 2021	—	1,221
TCEH 11.5% Notes due 2020 (a)	—	1,604
Cash paid, including use of proceeds from debt issuances in 2010 (b)	—	343

Total	$3,875	$3,168

(a)	Excludes from the $1.750 billion principal amount $12 million in debt discount and $134 million in proceeds used for transaction costs related to the issuance of these notes and the amendment and extension of the TCEH Senior Secured Facilities. All other proceeds were used to repay borrowings under the TCEH Senior Secured Facilities, and the remaining transaction costs were funded with cash on hand.
(b)	Includes $343 million of the proceeds from the October 2010 issuance of $350 million principal amount of TCEH 15% Senior Secured Second Lien Notes due 2021 that were used to repurchase debt, including $53 million used to repurchase debt held by EFH Corp.

Since inception, TCEH’s transactions in the liability management program resulted in the capture of approximately $700 million of debt discount and the extension of approximately $19.6 billion of debt maturities to 2017-2021. Also, see “Key Risks and Challenges – Substantial Leverage, Uncertain Financial Markets and Liquidity Risk” and Note 9 to Financial Statements.

Wholesale Market Design – Nodal Market — In accordance with a rule adopted by the PUCT in 2003, ERCOT developed a new wholesale market, using a stakeholder process, designed to assign congestion costs to the market participants causing the congestion. The nodal market design was implemented December 1, 2010. Under this new market design, ERCOT:

•	establishes nodes, which are metered locations across the ERCOT grid, for purposes of more granular price determination;

•

operates a voluntary “day-ahead electricity market” for forward sales and purchases of electricity and other related transactions, in addition to the existing “real-time market” that primarily functions to balance power consumption and generation;

•	establishes hub trading prices, which represent the average of certain node prices within four major geographic regions, at which participants can hedge or trade power under bilateral contracts;

•	establishes pricing for load-serving entities based on weighted-average node prices within new geographical load zones, and

•	provides congestion revenue rights, which are instruments auctioned by ERCOT that allow market participants to hedge price differences between settlement points.

ERCOT previously had a zonal wholesale market structure consisting of four geographic zones. The new location-based congestion-management market is referred to as a “nodal” market because wholesale pricing differs across the various nodes on the transmission grid instead of across the geographic zones. There are over 500 nodes in the ERCOT market. The nodal market design was implemented in conjunction with transmission improvements designed to reduce current congestion. We are fully certified to participate in both the “day-ahead” and “real-time markets.” Additionally, all of our operational generation assets and our qualified scheduling entities are certified and operate in the nodal market. Since the opening of the nodal market, the amount of letters of credit posted with ERCOT to support our market participation has fluctuated between $125 million and $425 million based upon weekly settlement activity, and as of December 31, 2011, totaled $170 million.

As discussed above, the nodal market design includes the establishment of a “day-ahead market” and hub trading prices to facilitate hedging and trading of electricity by participants. Under the previous zonal market, volumes under our nontrading bilateral purchase and sales contracts, including contracts intended as hedges, were scheduled as physical power with ERCOT and, therefore, reported gross as wholesale revenues or purchased power costs. In conjunction with the transition to the nodal market, unless the volumes represent physical deliveries to retail and wholesale customers or purchases from counterparties, these contracts are reported on a net basis in the income statement in net gain (loss) from commodity hedging and trading activities. As a result of these changes, reported wholesale revenues and purchased power costs (and the associated volumes) in 2011 were materially less than amounts reported in prior periods.

TCEH Interest Rate Swap Transactions — As reflected in the table below, as of December 31, 2011, TCEH has entered into the following series of interest rate swap transactions that effectively fix the interest rates at between 5.5% and 9.3%.

Fixed Rates	Expiration Dates	Notional Amount
5.5% —9.3%	February 2012 through October 2014	$18.65 billion (a)
6.8% — 9.0%	October 2015 through October 2017	$12.60 billion (b)

(a)	Includes swaps entered into in 2011 related to an aggregate $5.45 billion principal amount of debt growing to $10.58 billion over time, generally as existing swaps expire. Swaps related to an aggregate $2.60 billion principal amount of debt expired or were terminated in 2011. Taking into consideration these swap transactions, as of December 31, 2011, 3% of our long-term debt portfolio is exposed to variable interest rate risk to October 2014.
(b)	These swaps were all entered into in 2011 and are effective from October 2014 through October 2017. The swaps include $3 billion that expires in October 2015 and the remainder in October 2017.

We may enter into additional interest rate hedges from time to time.

TCEH has also entered into interest rate basis swap transactions that further reduce the fixed (through swaps) borrowing costs. Basis swaps in effect at December 31, 2011 related to an aggregate of $17.75 billion principal amount of senior secured debt maturing from 2012 through 2014, an increase of $2.55 billion from December 31, 2010 reflecting new and expired swaps. A forward-starting basis swap was entered into in 2011 related to an aggregate $1.42 billion principal amount of senior secured debt effective for a 21-month period beginning February 2012.

The interest rate swaps have resulted in net losses reported in interest expense and related charges as follows:

	Year Ended December 31,
	2011	2010	2009
Realized net loss	$(684)	$(673)	$(684)
Unrealized net gain (loss)	(812)	(207)	696

Total	$(1,496)	$(880)	$12

The cumulative unrealized mark-to-market net liability related to all TCEH interest rate swaps totaled $2.231 billion and $1.419 billion as of December 31, 2011 and 2010, respectively, of which $76 million and $105 million (both pre-tax), respectively, was reported in accumulated other comprehensive income. These fair values can change materially as market conditions change, which could result in significant volatility in reported net income. For example, as of December 31, 2011, a one percent change in interest rates would result in an increase or decrease of approximately $900 million in our cumulative unrealized mark-to-market net liability. See discussion in Note 9 to Financial Statements regarding interest rate swap transactions.

Construction of New Lignite-Fueled Generation Units — In 2010, TCEH completed a program to construct three lignite-fueled generation units (2 units at the Oak Grove plant site and 1 unit at the Sandow plant site) in Texas with a total estimated capacity of approximately 2,200 MW. The Sandow and first Oak Grove units achieved substantial completion (as defined in the EPC agreement) in the fourth quarter 2009, and the second Oak Grove unit achieved substantial completion (as defined in the EPC agreement) in the second quarter 2010. We began depreciating the units and recognizing revenues and fuel costs for accounting purposes in those respective periods. Aggregate cash capital expenditures for these three units totaled approximately $3.25 billion including all construction, site preparation and mining development costs. Total recorded costs, including purchase accounting fair value adjustments and capitalized interest, totaled approximately $4.8 billion.

Global Climate Change and Other Environmental Matters — See “Energy Future Competitive Holdings Company and Subsidiaries Businesses and Strategy – Environmental Regulations and Related Considerations” for discussion of global climate change, recent and anticipated EPA actions and various other environmental matters and their effects on the company.

KEY RISKS AND CHALLENGES

Following is a discussion of key risks and challenges facing management and the initiatives currently underway to manage such challenges. These matters involve risks that could have a material effect on our results of operations, liquidity or financial condition. Also see “Risk Factors.”

Substantial Leverage, Uncertain Financial Markets and Liquidity Risk

Our substantial leverage, resulting in large part from debt incurred to finance the Merger, and the covenants contained in our debt agreements require significant cash flows to be dedicated to interest and principal payments and could adversely affect our ability to raise additional capital to fund operations, limit our ability to react to changes in the economy, our industry (including environmental regulations) or our business. Principal amounts of short-term borrowings and long-term debt, including amounts due currently, totaled $31.4 billion as of December 31, 2011, and cash interest payments in 2011 totaled $2.5 billion.

Significant amounts of our long-term debt mature in the next few years, including approximate principal amounts of $110 million in 2012-2013, $3.9 billion in 2014 and $3.7 billion in 2015. A substantial amount of our debt is comprised of debt incurred under the TCEH Senior Secured Facilities. In April 2011, we secured an extension of the maturity date of approximately $16.4 billion principle amount of debt under these facilities to 2017. Notwithstanding the extension, the maturity could be reset to an earlier date under a “springing maturity” provision if, as of a defined date, certain amounts of TCEH unsecured debt maturing prior to 2017 are not refinanced and TCEH’s debt to Adjusted EBITDA ratio exceeds 6.00 to 1.00. See Note 9 to Financial Statements.

While we believe our cash on hand and cash flow from operations combined with availability under existing credit facilities provide sufficient liquidity to fund current and projected expenses and capital requirements for 2012, there can be no assurance that counterparties to our credit facility and hedging arrangements will perform as expected and meet their obligations to us. Failure of such counterparties to meet their obligations or substantial changes in financial markets, the economy, regulatory requirements, our industry or our operations could result in constraints in our liquidity. While traditional counterparties with physical assets to hedge, as well as financial institutions and other parties, continue to participate in the markets, as a result of the financial crisis that arose in 2008 and continued market and regulatory uncertainty, there has been a reduction of available counterparties for our hedging and trading activities, particularly for longer-dated transactions, which could impact our ability to hedge our commodity price and interest rate exposure to desired levels at reasonable costs. See discussion of credit risk in “Quantitative and Qualitative Disclosures About Market Risk,” discussion of available liquidity and liquidity effects of the natural gas price hedging program in “Financial Condition—Liquidity and Capital Resources” and discussion of potential impacts of legislative rulemakings on the OTC derivatives market below in “Financial Services Reform Legislation.”

In addition, because our operations are capital intensive, we expect to rely over the long-term upon access to financial markets as a significant source of liquidity for capital requirements not satisfied by cash-on-hand, operating cash flows or our available credit facilities. Our ability to economically access the capital or credit markets could be restricted at a time when we would like, or need, to access those markets. Lack of such access could have an impact on our flexibility to react to changing economic and business conditions.

Further, a continuation, or further decline, of current forward natural gas prices could result in further declines in the values of TCEH’s nuclear and lignite/coal-fueled generation assets and limit or hinder TCEH’s ability to hedge its wholesale electricity revenues at sufficient price levels to support its significant interest payments and debt maturities, which could adversely impact TCEH’s ability to obtain additional liquidity and refinance and/or extend the maturities of its outstanding debt. See discussion above under “Significant Activities and Events—Natural Gas Prices and Natural Gas Price Hedging Program.”

We are focused on improving the balance sheet and expect to opportunistically look for ways to reduce the amount, and extend the maturity, of our outstanding debt and maintain adequate liquidity. Progress to date on this initiative includes the debt extensions, exchanges, issuances and repurchases completed in 2010 and 2011, which resulted in the extension of approximately $19.6 billion of debt maturities to 2017-2021. We have also hedged a substantial portion of variable rate debt exposure through 2017 using interest rate swaps. See “Significant Activities and Events—Liability Management Program” and Note 9 to Financial Statements.

Natural Gas Price and Market Heat Rate Exposure

Wholesale electricity prices in the ERCOT market have historically moved with the price of natural gas because marginal demand for electricity supply is generally met with natural gas-fueled generation facilities. The price of natural gas has fluctuated due to changes in industrial demand, supply availability and other economic and market factors, and such prices have historically been volatile. As shown in the table below, forward natural gas prices have been declining, reflecting discovery and increased drilling of shale gas deposits combined with lingering demand weakness associated with the economic recession.

	Forward Market Prices for Calendar Year ($/MMBtu) (a)
Date	2012	2013	2014	2015	2016
December 31, 2008	$7.23	$7.15	$7.15	$7.21	$7.30
March 31, 2009	$6.96	$7.11	$7.18	$7.25	$7.33
June 30, 2009	$7.16	$7.30	$7.43	$7.57	$7.71
September 30, 2009	$7.00	$7.06	$7.17	$7.31	$7.43
December 31, 2009	$6.53	$6.67	$6.84	$7.05	$7.24
March 31, 2010	$5.79	$6.07	$6.36	$6.68	$7.00
June 30, 2010	$5.68	$5.89	$6.10	$6.37	$6.68
September 30, 2010	$5.07	$5.29	$5.42	$5.60	$5.76
December 31, 2010	$5.08	$5.33	$5.49	$5.64	$5.79
March 31, 2011	$5.06	$5.41	$5.73	$6.08	$6.41
June 30, 2011	$4.84	$5.16	$5.42	$5.70	$5.98
September 30, 2011	$4.24	$4.80	$5.13	$5.39	$5.61
December 31, 2011	$3.24	$3.94	$4.34	$4.60	$4.85

(a)	Based on NYMEX Henry Hub prices.

In contrast to our natural gas-fueled generation facilities, changes in natural gas prices have no significant effect on the cost of generating electricity from our nuclear and lignite/coal-fueled facilities. All other factors being equal, these nuclear and lignite/ coal-fueled generation assets, which provided the substantial majority of supply volumes in 2011, increase or decrease in value as natural gas prices and market heat rates rise or fall, respectively, because of the effect on wholesale electricity prices in ERCOT.

The wholesale market price of electricity divided by the market price of natural gas represents the market heat rate. Market heat rate movements also affect wholesale electricity prices. Market heat rate can be affected by a number of factors including generation resource availability and the efficiency of the marginal supplier (generally natural gas-fueled generation facilities) in generating electricity. While market heat rates have generally increased as gas prices have declined, wholesale electricity prices have declined due to the greater effect of falling natural gas prices.

Our market heat rate exposure is impacted by changes in the mix of generation assets resulting from generation capacity changes such as additions and retirements of generation facilities in ERCOT. Increased wind generation capacity could result in lower market heat rates. We expect that decreases in market heat rates would decrease the value of our generation assets because lower market heat rates generally result in lower wholesale electricity prices, and vice versa.

With the exposure to variability of natural gas prices and market heat rates in ERCOT, retail sales price management and hedging activities are critical to the profitability of the business and maintaining consistent cash flow levels.

Our approach to managing electricity price risk focuses on the following:

•	employing disciplined hedging and risk management strategies through physical and financial energy-related (electricity and natural gas) contracts intended to partially hedge gross margins;

•	continuing focus on cost management to better withstand gross margin volatility;

•	following a retail pricing strategy that appropriately reflects the magnitude and costs of commodity price and liquidity risk, and

•	improving retail customer service to attract and retain high-value customers.

As discussed above in “Significant Activities and Events,” we have implemented a natural gas price hedging program to mitigate the risk of lower wholesale electricity prices due to declines in natural gas prices. While current and forward natural gas prices are currently depressed, we continue to seek opportunities to manage our wholesale power price exposure through hedging activities, including forward power sales. As of December 31, 2011, we have no significant hedges beyond 2014.

We mitigate market heat rate risk through retail and wholesale electricity sales contracts and shorter-term heat rate hedging transactions. We evaluate opportunities to mitigate market heat rate risk over extended periods through longer-term electricity sales contracts where practical considering pricing, credit, liquidity and related factors.

The following sensitivity table provides estimates of the potential impact (in $ millions) of movements in natural gas and certain other commodity prices and market heat rates on realized pre-tax earnings for the periods presented. The estimates related to price sensitivity are based on TCEH’s unhedged position and forward prices as of December 31, 2011, which for natural gas reflects estimates of electricity generation less amounts hedged through the natural gas price hedging program and amounts under existing wholesale and retail sales contracts. On a rolling basis, generally twelve-months, the substantial majority of retail sales under month-to-month arrangements are deemed to be under contract.

		000,000.00		000,000.00		000,000.00		000,000.00		000,000.00
	Balance 2012 (a)		2013		2014		2015		2016
$1.00/MMBtu change in gas price (b)	$	~75	$	~220	$	~365	$	~530	$	~525
0.1/MMBtu/MWh change in market heat rate (c)	$	~10	$	~30	$	~35	$	~40	$	~40
$1.00/gallon change in diesel fuel price	$	~10	$	~45	$	~45	$	~45	$	~45

(a)	Balance of 2012 is from February 1, 2012 through December 31, 2012.
(b)	Assumes conversion of electricity positions based on an approximate 8.5 market heat rate with natural gas generally being on the margin 70% to 90% of the time in the ERCOT market (i.e., when coal is forecast to be on the margin, no natural gas position is assumed to be generated).
(c)	Based on Houston Ship Channel natural gas prices as of December 31, 2011.

On an ongoing basis, we will continue monitoring our overall commodity risks and seek to balance our portfolio based on our desired level of exposure to natural gas prices and market heat rates and potential changes to our operational forecasts of overall generation and consumption (which is also subject to volatility resulting from customer churn, weather, economic and other factors) in our businesses. Portfolio balancing may include the execution of incremental transactions, including heat rate hedges, the unwinding of existing transactions and the substitution of natural gas hedges with commitments for the sale of electricity at fixed prices. As a result, commodity price exposures and their effect on earnings could materially change from time to time.

New and Changing Environmental Regulations

We are subject to various environmental laws and regulations related to SO2, NOx and mercury as well as other emissions that impact air and water quality. We believe we are in compliance with all current laws and regulations, but regulatory authorities have recently passed new rules, such as the EPA’s CSAPR and MATS, which could require material capital expenditures if the rules take effect, and authorities continue to evaluate existing requirements and consider proposals for further rules changes. If we make any major modifications to our power generation facilities, we may be required to install the best available control technology or to achieve the lowest achievable emission rates as such terms are defined under the new source review provisions of the Clean Air Act. Any such modifications would likely result in substantial additional capital expenditures. (See Note 10 to Financial Statements for discussion of “Litigation Related to Generation Facilities,” “Regulatory Reviews” and “Environmental Contingencies,” and “Energy Future Competitive Holdings Company and Subsidiaries Businesses and Strategy – Environmental Regulations and Related Considerations.”)

We also continue to closely monitor any potential legislative, regulatory and judicial changes pertaining to global climate change. In view of the fact that a substantial portion of our generation portfolio consists of lignite/coal-fueled generation facilities, our results of operations, liquidity or financial condition could be materially affected by the enactment of any legislation, regulation or judicial action that mandates a reduction in GHG emissions or that imposes financial penalties, costs or taxes on entities that produce GHG emissions, or that establishes federal renewable energy portfolio standards. For example, federal, state or regional legislation or regulation addressing global climate change could result in us either incurring increased material costs to reduce our GHG emissions or to procure emission allowances or credits to comply with a mandatory cap-and-trade emissions reduction program. See further discussion under “Energy Future Competitive Holdings Company and Subsidiaries Businesses and Strategy – Environmental Regulations and Related Considerations.”

Competitive Retail Markets and Customer Retention

Competitive retail activity in Texas has resulted in retail customer churn. Our total retail customer counts declined 9% in 2011, 6% in 2010 and 3% in 2009. Based upon 2011 results discussed below in “Results of Operations,” a 1% decline in residential customers would result in a decline in annual revenues of approximately $35 million. In responding to the competitive landscape in the ERCOT marketplace, we are focusing on the following key initiatives:

•	Maintaining competitive pricing initiatives on most residential service plans;

•

Profitably growing the retail customer base by actively competing for new and existing customers in areas in Texas open to competition. The customer retention strategy remains focused on continuing to implement initiatives to deliver world-class customer service and improve the overall customer experience;

•

Establishing TXU Energy as the most innovative retailer in the Texas market by continuing to develop tailored product offerings to meet customer needs. TXU Energy has completed more than 60% of its planned $100 million investment in retail initiatives aimed at helping consumers conserve energy and other demand-side management initiatives that are intended to moderate consumption and reduce peak demand for electricity, and

•

Focusing business market initiatives largely on programs targeted to retain the existing highest-value customers and to recapture customers who have switched REPs. Initiatives include maintaining and continuously refining a disciplined contracting and pricing approach and economic segmentation of the business market to enhance targeted sales and marketing efforts and to more effectively deploy the direct-sales force. Tactical programs put into place include improved customer service, aided by a new customer management system implemented in 2009, new product price/service offerings and a multichannel approach for the small business market.

Financial Services Reform Legislation

In July 2010, financial reform legislation known as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Financial Reform Act”) was enacted. The primary purposes of the Financial Reform Act are, among other things, to address systemic risk in the financial system; to establish a Bureau of Consumer Financial Protection with broad powers to enforce consumer protection laws and promulgate rules against unfair, deceptive or abusive practices; to enhance regulation of the derivatives markets, including the requirement for central clearing of over-the-counter derivative instruments and additional capital and margin requirements for certain derivative market participants and to implement a number of new corporate governance requirements for companies with listed or, in some cases, publicly-traded securities. While the legislation is broad and detailed, substantial portions of the legislation are currently under rulemakings by federal governmental agencies to implement the standards set out in the legislation and adopt new standards.

Title VII of the Financial Reform Act provides for the regulation of the over-the-counter (OTC) derivatives market. The Financial Reform Act generally requires OTC derivatives (including the types of asset-backed OTC derivatives that we use to hedge risks associated with commodity and interest rate exposure) to be cleared by a derivatives clearing organization. However, entities are exempt from these clearing requirements if they (i) are not “Swap Dealers” or “Major Swap Participants” as will be defined in the rulemakings and (ii) use the swaps to hedge or mitigate commercial risk. The proposed definition of Swap Dealer is broad and will, as drafted, include many end users. We are evaluating whether or not the type of asset-backed OTC derivatives that we use to hedge commodity and interest rate risk is exempt from the clearing requirements. Existing swaps are grandfathered from the clearing requirements. The legislation mandates significant reporting and compliance requirements for any entity that is determined to be a Swap Dealer or Major Swap Participant.

The Financial Reform Act also requires the posting of cash collateral for uncleared swaps. Because these cash collateral requirements are unclear as to whether an end-user or its counterparty (e.g., swap dealer) is required to post cash collateral, there is a risk that the cash collateral requirement could be used to effectively negate the end-user clearing exemption. However, the legislative history of the Financial Reform Act suggests that it was not Congress’ intent to require end-users to post cash collateral with respect to swaps. If we were required to post cash collateral on our swap transactions with swap dealers, our liquidity would likely be materially impacted, and our ability to enter into OTC derivatives to hedge our commodity and interest rate risks would be significantly limited.

We cannot predict the outcome of the rulemakings to implement the OTC derivative market provisions of the Financial Reform Act. These rulemakings could negatively affect our ability to hedge our commodity and interest rate risks. Accordingly, we (and other market participants) continue to closely monitor the rulemakings and any other potential legislative and regulatory changes and work with regulators and legislators. We have provided them information on our operations, the types of transactions in which we engage, our concerns regarding potential regulatory impacts, market characteristics and related matters.

Exposures Related to Nuclear Asset Outages

Our nuclear assets are comprised of two generation units at the Comanche Peak plant site, each with an installed nameplate capacity of 1,150 MW. These units represent approximately 15% of our total generation capacity. The nuclear generation units represent our lowest marginal cost source of electricity. Assuming both nuclear generation units experienced an outage, the unfavorable impact to pretax earnings is estimated (based upon market prices as of December 31, 2011) to be approximately $2 million per day before consideration of any insurance proceeds. Also see discussion of nuclear facilities insurance in Note 10 to Financial Statements.

The inherent complexities and related regulations associated with operating nuclear generation facilities result in environmental, regulatory and financial risks. The operation of nuclear generation facilities is subject to continuing review and regulation by the NRC, covering, among other things, operations, maintenance, emergency planning, security, and environmental and safety protection. The NRC may implement changes in regulations that result in increased capital or operating costs, and it may require extended outages, modify, suspend or revoke operating licenses and impose fines for failure to comply with its existing regulations and the provisions of the Atomic Energy Act. In addition, an unplanned outage at another nuclear generation facility could result in the NRC taking action to shut down the Comanche Peak units as a precautionary measure.

We participate in industry groups and with regulators to remain current on the latest developments in nuclear safety, operation and maintenance and on emerging threats and mitigating techniques. These groups include, but are not limited to, the NRC and the Institute of Nuclear Power Operations (INPO). We also apply the knowledge gained by continuing to invest in technology, processes and services to improve our operations and detect, mitigate and protect our nuclear generation assets. The Comanche Peak plant has not experienced an extended unplanned outage, and management continues to focus on the safe, reliable and efficient operations at the plant.

Volatile Energy Prices and Regulatory Risk

Natural gas prices rose to unprecedented levels in the latter part of 2005, reflecting a world-wide increase in energy prices compounded by hurricane-related infrastructure damage. The related rise in retail electricity prices elevated public awareness of energy costs and dampened customer demand. Natural gas prices remain subject to events that create price volatility, and while not reaching 2005 levels, natural gas prices rose substantially in 2007 and part of 2008 before falling in the second half of 2008 through 2011. Sustained high energy prices and/or ongoing price volatility also creates a risk for regulatory and/or legislative intervention with the mechanisms that govern the competitive wholesale and retail markets in ERCOT to provide lower or more predictable prices. Sustained low energy prices also create a risk of such intervention if, in an effort to incent investment to provide sufficient generation resources to be available to meet future demand, regulators or legislators take actions that impact the competitive markets.

We believe that competitive markets result in a broad range of innovative pricing and service alternatives to consumers and ultimately the most efficient use of resources and that regulatory entities should continue to take actions that encourage competition in the industry. Regulatory and/or legislative intervention could materially affect the competitive electricity industry in ERCOT, including disrupting the relationship between natural gas prices and electricity prices, which could materially impact the results of our natural gas price hedging program. (Also see “Regulatory Matters – Sunset Review.”) We continue to closely monitor any potential legislative and regulatory changes and work with legislators and regulators, providing them information on the market and related matters.

Declining Reserve Margins and Weather Extremes

Planning reserve margin is the difference between system generation capability and anticipated peak load. As reflected in the table below, ERCOT is projecting declining reserve margins in the ERCOT market such that by 2014, the margin will be substantially below ERCOT’s minimum reserve planning criterion of 13.75%. Weather extremes exacerbate the risks of inadequate reserve margins.

	2012	2013	2014	2015	2016
Firm load forecast (MW)	64,618	65,428	68,174	71,457	73,713
Resources forecast (MW)	73,574	73,327	73,383	73,992	76,833
Reserve margin (a)	13.86%	12.07%	7.64%	3.55%	4.23%

(a)	Source: ERCOT’s “Report on the Capacity, Demand, and Reserves in the ERCOT Region—December 2011.” The 2012 resource forecast and reserve margin reflect an update presented in the January 17, 2012 ERCOT Board of Directors meeting that includes our Monticello Units 1 and 2 due to the stay of the CSAPR, which is discussed in “Energy Future Competitive Holdings Company and Subsidiaries Businesses and Strategy—Environmental Regulations and Related Considerations.” Reserve margin (planning) = (Resources forecast — Firm load forecast) / Firm load forecast.

We and the ERCOT market broadly experienced the effects of weather extremes in 2011. Severe cold weather in North Texas impacted the availability of generation capacity in ERCOT, including certain of our generation units, resulting in electricity outages and reduced customer satisfaction, as well as loss of revenues and higher costs in our competitive business as we worked to bring our units back on line. The unusually hot 2011 summer in Texas drove higher electricity demand that resulted in wholesale electricity price spikes and requests to consumers to conserve energy during peak load periods, while increasing stress on generation and other electricity grid assets. Drought that often accompanies hot weather extremes reduces cooling water levels at our generation facilities and can ultimately result in reduced output. Heavy rains present other challenges as flooding in other states can halt rail transportation of coal, and local flooding can reduce our lignite mining capabilities, resulting in fuel shortages and reduced generation.

While there can be no assurance that we can fully mitigate the risks of severe weather events, we have emergency preparedness, business continuity and regulatory compliance policies and procedures that are continuously reviewed and updated to address these risks. Further, we have initiatives in place to improve monitoring of generation plant equipment maintenance and readiness to increase system reliability and help ensure generation availability. We are actively focused on implementing the learnings from the winter and summer peaks of 2011 and are developing plans to assure the highest possible delivery of generation during critical periods, delivering demand side management responses and assuring we support utilization of smart grid and advanced meter technology to implement ERCOT mandated rotating outages to noncritical customers. We continue to work with ERCOT and other market participants to develop policies and protocols that provide appropriate pricing signals that encourage the development of new generation to meet growing demand in the ERCOT market.

Cyber Security and Infrastructure Protection Risk

A breach of cyber/data security measures that impairs our information technology infrastructure could disrupt normal business operations and affect our ability to control our generation assets, access retail customer information and limit communication with third parties. Any loss of confidential or proprietary data through a breach could materially affect our reputation, expose the company to legal claims or impair our ability to execute on business strategies.

We participate in industry groups and with regulators to remain current on emerging threats and mitigating techniques. These groups include, but are not limited to: the US Cyber Emergency Response Team, the National Electric Sector Cyber Security Organization, the NRC and NERC. We also apply the knowledge gained by continuing to invest in technology, processes and services to detect, mitigate and protect our cyber assets. These investments include upgrades to network architecture, regular intrusion detection monitoring and compliance with emerging industry regulation.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our significant accounting policies are discussed in Note 1 to Financial Statements. We follow accounting principles generally accepted in the US. Application of these accounting policies in the preparation of our consolidated financial statements requires management to make estimates and assumptions about future events that affect the reporting of assets and liabilities at the balance sheet dates and revenues and expenses during the periods covered. The following is a summary of certain critical accounting policies that are impacted by judgments and uncertainties and under which different amounts might be reported using different assumptions or estimation methodologies.

Push Down of Merger-Related Debt

Merger-related debt of EFH Corp. and its subsidiaries consists of debt issued or existing as of the time of the Merger. Debt issued in exchange for Merger-related debt is considered Merger-related. Debt issuances are considered Merger-related debt to the extent the proceeds are used to repurchase Merger-related debt. Merger-related debt held by nonaffiliates that is fully and unconditionally guaranteed on a joint and several basis by EFCH and EFIH is subject to push down in accordance with SEC Staff Accounting Bulletin Topic 5-J, and as a result, a portion of such debt and related interest expense is reflected in our financial statements. The amount reflected on our balance sheet represents 50% of the EFH Corp. Merger-related debt EFCH has guaranteed. This percentage reflects the fact that as of the time of the Merger, the equity investments of EFCH and EFIH in their respective operating subsidiaries were essentially equal amounts. Because payment of principal and interest on the notes is the responsibility of EFH Corp., we record the settlement of such amounts as noncash capital contributions from EFH Corp. See Note 9 to Financial Statements.

Impairment of Goodwill and Other Long-Lived Assets

We evaluate long-lived assets (including intangible assets with finite lives) for impairment, in accordance with accounting standards related to impairment or disposal of long-lived assets, whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. One of those indications is a current expectation that “more likely than not” a long-lived asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. For our nuclear and lignite/coal-fueled generation assets, another possible indication would be an expected long-term decline in natural gas prices and/or market heat rates. The determination of the existence of these and other indications of impairment involves judgments that are subjective in nature and may require the use of estimates in forecasting future results and cash flows related to an asset or group of assets. Further, the unique nature of our property, plant and equipment, which includes a fleet of generation assets with a diverse fuel mix and individual plants that have varying production or output rates, requires the use of significant judgments in determining the existence of impairment indications and the grouping of assets for impairment testing.

Goodwill and intangible assets with indefinite useful lives are required to be tested for impairment at least annually (we have selected December 1) or whenever events or changes in circumstances indicate an impairment may exist, such as the triggers to evaluate impairments to long-lived assets discussed above. As required by accounting guidance related to goodwill and other intangible assets, we have allocated goodwill to our reporting unit, which essentially consists of TCEH, and goodwill impairment testing is performed at the reporting unit level. Under this goodwill impairment analysis, if at the assessment date, a reporting unit’s carrying value exceeds its estimated fair value (enterprise value), the estimated enterprise value of the reporting unit is compared to the estimated fair values of the reporting unit’s operating assets (including identifiable intangible assets) and liabilities at the assessment date, and the resultant implied goodwill amount is then compared to the recorded goodwill amount. Any excess of the recorded goodwill amount over the implied goodwill amount is written off as an impairment charge.

The determination of enterprise value involves a number of assumptions and estimates. We use a combination of fair value inputs to estimate the enterprise value of our reporting unit: internal discounted cash flow analyses (income approach), and comparable company values taking into consideration any recent pending and/or completed relevant transactions. The income approach involves estimates of future performance that reflect assumptions regarding, among other things, forward natural gas and electricity prices, market heat rates, the effects of environmental rules, generation plant performance and retail sales volume trends. Another key variable in the income approach is the discount rate, or weighted average cost of capital. The determination of the discount rate takes into consideration the capital structure, debt ratings and current debt yields of comparable companies as well as an estimate of return on equity that reflects historical market returns and current market volatility for the industry. Enterprise value estimates based on comparable company values involve using trading multiples of EBITDA of those selected companies to derive appropriate multiples to apply to the EBITDA of the reporting unit. This approach requires an estimate, using historical acquisition data, of an appropriate control premium to apply to the reporting unit values calculated from such multiples. Critical judgments include the selection of comparable companies and the weighting of the value inputs in developing the best estimate of enterprise value.

Since the Merger, we have recorded goodwill impairment charges totaling $12.170 billion; including $4.1 billion recorded in 2010 and $8.070 billion recorded largely in 2008. The total impairment charges represented aproximately 67% of the goodwill balance resulting from purchase accounting for the Merger. The impairment in 2010 reflected the estimated effect of lower wholesale power prices in ERCOT on the enterprise value of EFCH, driven by the sustained decline in forward natural gas prices. The impairment in 2008 primarily arose from the dislocation in the capital markets that increased interest rate spreads and the resulting discount rates used in estimating fair values and the effect of declines in market values of debt and equity securities of comparable companies in the second half of 2008.

See Note 4 to Financial Statements for additional discussion.

Derivative Instruments and Mark-to-Market Accounting

We enter into contracts for the purchase and sale of energy-related commodities, and also enter into other derivative instruments such as options, swaps, futures and forwards primarily to manage commodity price and interest rate risks. Under accounting standards related to derivative instruments and hedging activities, these instruments are subject to mark-to-market accounting, and the determination of market values for these instruments is based on numerous assumptions and estimation techniques.

Mark-to-market accounting recognizes changes in the fair value of derivative instruments in the financial statements as market prices change. Such changes in fair value are accounted for as unrealized mark-to-market gains and losses in net income with an offset to derivative assets and liabilities. The availability of quoted market prices in energy markets is dependent on the type of commodity (e.g., natural gas, electricity, etc.), time period specified and delivery point. In computing fair value for derivatives, each forward pricing curve is separated into liquid and illiquid periods. The liquid period varies by delivery point and commodity. Generally, the liquid period is supported by exchange markets, broker quotes and frequent trading activity. For illiquid periods, fair value is estimated based on forward price curves developed using modeling techniques that take into account available market information and other inputs that might not be readily observable in the market. We estimate fair value as described in Note 12 to Financial Statements and discussed under “Fair Value Measurements” below.

Accounting standards related to derivative instruments and hedging activities allow for “normal” purchase or sale elections and hedge accounting designations, which generally eliminate or defer the requirement for mark-to-market recognition in net income and thus reduce the volatility of net income that can result from fluctuations in fair values. “Normal” purchases and sales are contracts that provide for physical delivery of quantities expected to be used or sold over a reasonable period in the normal course of business and are not subject to mark-to-market accounting if the election as normal is made. Hedge accounting designations are made with the intent to match the accounting recognition of the contract’s financial performance to that of the transaction the contract is intended to hedge.

Under hedge accounting, changes in fair value of instruments designated as cash flow hedges are recorded in other comprehensive income with an offset to derivative assets and liabilities to the extent the change in value is effective; that is, it mirrors the offsetting change in fair value of the forecasted hedged transaction. Changes in value that represent ineffectiveness of the hedge are recognized in net income immediately, and the effective portion of changes in fair value initially recorded in other comprehensive income are reclassified to net income in the period that the hedged transactions are recognized in net income. Although as of December 31, 2011, we do not have any derivatives designated as cash flow or fair value hedges, we continually assess potential hedge elections and could designate positions as cash flow hedges in the future. In March 2007, the instruments making up a significant portion of the natural gas price hedging program that were previously designated as cash flow hedges were dedesignated as allowed under accounting standards related to derivative instruments and hedging activities, and subsequent changes in their fair value are being marked-to-market in net income. In addition, in August 2008, interest rate swap transactions in effect at that time were dedesignated as cash flow hedges in accordance with accounting standards, and subsequent changes in their fair value are being marked-to-market in net income. See further discussion of the natural gas price hedging program and interest rate swap transactions under “Business – Significant Activities and Events.”

The following tables provide the effects on both the statements of consolidated income (loss) and comprehensive income (loss) of accounting for those derivative instruments (both commodity-related and interest rate swaps) that we have determined to be subject to fair value measurement under accounting standards related to derivative instruments.

	000000000	000000000	000000000
	Year Ended December 31,
	2011	2010	2009
Amounts recognized in net income or net loss (after-tax):
Unrealized net gains on positions marked-to-market in net income	$205	$1,257	$1,573
Unrealized net losses representing reversals of previously recognized fair values of positions settled in the period	(696)	(606)	(332)
Unrealized gain on termination of a long-term power sales contract	—	75	—
Reclassifications of net losses on cash flow hedge positions from other comprehensive income	(19)	(59)	(129)

Total net gain (loss) recognized	$(510)	$667	$1,112

Amounts recognized in other comprehensive income or loss (after-tax):
Net losses in fair value of positions accounted for as cash flow hedges	$—	$—	$(20)
Reclassifications of net losses on cash flow hedge positions to net income	19	59	129

Total net gain recognized	$19	$59	$109

The effect of mark-to-market and hedge accounting for derivatives on the balance sheet is as follows:

	0000000000	0000000000
	December 31,
	2011	2010
Commodity contract assets	$4,435	$4,705
Commodity contract liabilities	$(1,245)	$(1,608)
Interest rate swap assets	$—	$6
Interest rate swap liabilities	$(2,231)	$(1,425)
Net accumulated other comprehensive loss included in shareholders’ equity (amounts after tax)	$(49)	$(68)

We report derivative assets and liabilities in the balance sheet without taking into consideration netting arrangements we have with counterparties. Margin deposits that contractually offset these assets and liabilities are reported separately in the balance sheet. See Note 14 to Financial Statements.

Fair Value Measurements

We determine value under the fair value hierarchy established in accounting standards. We utilize several valuation techniques to measure the fair value of assets and liabilities, relying primarily on the market approach of using prices and other market information for identical and/or comparable assets and liabilities for those items that are measured on a recurring basis. These techniques include, but are not limited to, the use of broker quotes and statistical relationships between different price curves and are intended to maximize the use of observable inputs and minimize the use of unobservable inputs. In applying the market approach, we use a mid-market valuation convention (the mid-point between bid and ask prices) as a practical expedient.

Under the fair value hierarchy, Level 1 and Level 2 valuations generally apply to our commodity-related contracts for natural gas, electricity and fuel, including coal and uranium, derivative instruments entered into for hedging purposes, securities associated with the nuclear decommissioning trust, and interest rate swaps intended to fix and/or lower interest payments on long-term debt. Level 1 valuations use quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date. Level 2 valuations are based on evaluated prices that reflect observable market information, such as actual trade information of similar securities, adjusted for observable differences. Level 2 inputs include:

•	quoted prices for similar assets or liabilities in active markets;

•	quoted prices for identical or similar assets or liabilities in markets that are not active;

•	inputs other than quoted prices that are observable for the asset or liability such as interest rates and yield curves observable at commonly quoted intervals, and

•	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Examples of Level 2 valuation inputs utilized include over-the-counter broker quotes and quoted prices for similar assets or liabilities that are corroborated by correlation or through statistical relationships between different price curves. For example, certain physical power derivatives are executed for a particular location at specific time periods that might not have active markets; however, an active market might exist for such derivatives for a different time period at the same location. We utilize correlation techniques to compare prices for inputs at both time periods to provide a basis to value the non-active derivative. (See Note 12 to Financial Statements for additional discussion of how broker quotes are utilized.)

Level 3 valuations generally apply to congestion revenue rights, options to purchase or sell power and our more complex long-term power purchases and sales agreements, including longer term wind power purchase contracts. Level 3 valuations use largely unobservable inputs, with little or no supporting market activity, and assets and liabilities are classified as Level 3 if such inputs are significant to the fair value determination. We use the most meaningful information available from the market, combined with our own internally developed valuation methodologies, to develop our best estimate of fair value. The determination of fair value for Level 3 assets and liabilities requires significant management judgment and estimation.

Valuations of Level 3 assets and liabilities are sensitive to the assumptions used for the significant inputs. Where market data is available, the inputs used for valuation reflect that information as of our valuation date. In periods of extreme volatility, lessened liquidity or in illiquid markets, there may be more variability in market pricing or a lack of market data to use in the valuation process. An illiquid market is one in which little or no observable activity has occurred or one that lacks willing buyers. Valuation risk is mitigated through the performance of stress testing of the significant inputs to understand the impact that varying assumptions may have on the valuation and other review processes performed to ensure appropriate valuation.

As part of our valuation of assets subject to fair value accounting, counterparty credit risk is taken into consideration by measuring the extent of netting arrangements in place with the counterparty along with credit enhancements and the estimated credit rating of the counterparty. Our valuation of liabilities subject to fair value accounting takes into consideration the market’s view of our credit risk along with the existence of netting arrangements in place with the counterparty and credit enhancements posted by us. We consider the credit risk adjustment to be a Level 3 input since judgment is used to assign credit ratings, recovery rate factors and default rate factors.

Level 3 assets totaled $124 million and $401 million as of December 31, 2011 and 2010, respectively, and represented approximately 2% and 8%, respectively, of the assets measured at fair value, or equal to or less than 1% of total assets in both years. Level 3 liabilities totaled $71 million and $59 million as of December 31, 2011 and 2010, respectively, and represented approximately 2% of the liabilities measured at fair value, or less than 1% of total liabilities in both years.

Valuations of several of our Level 3 assets and liabilities are sensitive to changes in discount rates, option-pricing model inputs such as volatility factors and credit risk adjustments. As of December 31, 2011 and 2010, a $5.00 per MWh change in electricity price assumptions across unobservable inputs would cause an approximate $5 million change in net Level 3 assets. A 10% change in coal price assumptions across unobservable inputs would cause an approximate $21 million change in net Level 3 assets. See Note 12 to Financial Statements for additional information about fair value measurements, including a table presenting the changes in Level 3 assets and liabilities for the twelve months ended December 31, 2011, 2010 and 2009.

Variable Interest Entities

A variable interest entity (VIE) is an entity with which we have a relationship or arrangement that indicates some level of control over the entity or results in economic risks to us. Determining whether or not to consolidate a VIE requires interpretation of accounting rules and their application to existing business relationships and underlying agreements. Amended accounting rules related to VIEs became effective January 1, 2010. In determining the appropriateness of consolidation of a VIE, we evaluate its purpose, governance structure, decision making processes and risks that are passed on to its interest holders. We also examine the nature of any related party relationships among the interest holders of the VIE and the rights granted to the interest holders of the VIE to determine whether we have the right or obligation to absorb profit and loss from the VIE and the power to direct the significant activities of the VIE. See Note 2 to Financial Statements for information regarding our consolidated variable interest entities.

Revenue Recognition

Our revenue includes an estimate for unbilled revenue that represents estimated daily kWh consumption after the meter read date to the end of the period multiplied by the applicable billing rates. Estimated daily kWh usage is derived using historical kWh usage information adjusted for weather and other measurable factors affecting consumption. Calculations of unbilled revenues during certain interim periods are generally subject to more estimation variability because of seasonal changes in demand. Accrued unbilled revenues totaled $269 million, $297 million and $468 million as of December 31, 2011, 2010 and 2009, respectively.

Accounting for Contingencies

Our financial results may be affected by judgments and estimates related to loss contingencies. A significant contingency that we account for is the loss associated with uncollectible trade accounts receivable. The determination of such bad debt expense is based on factors such as historical write-off experience, aging of accounts receivable balances, changes in operating practices, regulatory rulings, general economic conditions, effects of hurricanes and other natural disasters and customers’ behaviors. Changes in customer count and mix due to competitive activity and seasonal variations in amounts billed add to the complexity of the estimation process. Historical results alone are not always indicative of future results, causing management to consider potential changes in customer behavior and make judgments about the collectability of accounts receivable. Bad debt expense, the substantial majority of which relates to our retail operations, totaled $56 million, $108 million and $116 million for the years ended December 31, 2011, 2010 and 2009, respectively.

Litigation contingencies also may require significant judgment in estimating amounts to accrue. We accrue liabilities for litigation contingencies when such liabilities are considered probable of occurring and the amount is reasonably estimable. No significant amounts have been accrued for such contingencies during the three-year period ended December 31, 2011. See “Energy Future Competitive Holdings Company and Subsidiaries Businesses and Strategy—Legal and Administrative Proceedings” for discussion of significant litigation.

Accounting for Income Taxes

Our income tax expense and related balance sheet amounts involve significant management estimates and judgments. Amounts of deferred income tax assets and liabilities, as well as current and noncurrent accruals, involve judgments and estimates of the timing and probability of recognition of income and deductions by taxing authorities. In assessing the likelihood of realization of deferred tax assets, management considers estimates of the amount and character of future taxable income. Actual income taxes could vary from estimated amounts due to the future impacts of various items, including changes in income tax laws, our forecasted financial condition and results of operations in future periods, as well as final review of filed tax returns by taxing authorities. EFH Corp.’s income tax returns are regularly subject to examination by applicable tax authorities. In management’s opinion, the liability recorded pursuant to income tax accounting guidance related to uncertain tax positions reflects future taxes that may be owed as a result of any examination. See Notes 1, 5 and 6 for discussion of income tax matters.

Depreciation and Amortization

Depreciation expense related to generation facilities is based on the estimates of fair value and economic useful lives as determined in the application of purchase accounting for the Merger. The accuracy of these estimates directly affects the amount of depreciation expense. If future events indicate that the estimated lives are no longer appropriate, depreciation expense will be recalculated prospectively from the date of such determination based on the new estimates of useful lives.

The estimated remaining lives range from 21 to 58 years for the lignite/coal-and nuclear-fueled generation units.

Finite-lived intangibles identified as a result of purchase accounting are amortized over their estimated useful lives based on the expected realization of economic effects. See Note 4 to Financial Statements for additional information.

Defined Benefit Pension Plans and OPEB Plans

EFCH’s subsidiaries are participating employers in the pension plan sponsored by EFH Corp. and offer pension benefits to eligible employees based on a traditional defined benefit formula or a cash balance formula. Our subsidiaries also participate in health care and life insurance benefit plans offered by EFH Corp. to eligible employees and their eligible dependents upon the retirement of such employees from the company. Reported costs of providing noncontributory defined pension benefits and OPEB are dependent upon numerous factors, assumptions and estimates.

PURA provides for the recovery by Oncor of pension and OPEB costs for all applicable former employees of the regulated predecessor integrated electric utility. These costs are associated with Oncor’s active and retired employees, as well as active and retired personnel engaged in TCEH’s activities, related to their service prior to the deregulation and disaggregation of EFH Corp.’s business effective January 1, 2002. Accordingly, Oncor and TCEH entered into an agreement whereby Oncor assumed responsibility for applicable pension and OPEB costs related to those personnel. Oncor is authorized to establish a regulatory asset or liability for the difference between the amounts of pension and OPEB costs reflected in Oncor’s approved (by the PUCT) billing rates and the actual amounts that would otherwise have been recorded as charges or credits to earnings. Accordingly, Oncor defers (principally as a regulatory asset or property) additional pension and OPEB costs consistent with PURA. Amounts deferred are ultimately subject to regulatory approval.

Benefit costs are impacted by actual and actuarial estimates of employee demographics (including but not limited to age, compensation levels and years of accredited service), the level of contributions made to retiree plans, expected and actual earnings on plan assets and the discount rates used in determining the projected benefit obligation. Actuarial assumptions are reviewed and updated annually based on current economic conditions and trends. Changes made to the provisions of the plans may also impact current and future benefit costs. Fluctuations in actual equity market returns as well as changes in general interest rates may result in increased or decreased benefit costs in future periods.

In accordance with accounting rules, changes in benefit obligations associated with these factors may not be immediately recognized as costs in the income statement, but are recognized in future years over the remaining average service period of plan participants. As such, significant portions of benefit costs recorded in any period may not reflect the actual level of cash benefits provided to plan participants. Pension and OPEB costs as determined under applicable accounting rules are summarized in the following table:

	$00000	$00000	$00000
	Year Ended December 31,
	2011	2010	2009
Pension costs	$38	$28	$13
OPEB costs	14	11	9

Total benefit costs and net amounts recognized as expense	$52	$39	$22

Discount rate (a)	5.50%	5.90%	6.90%

(a)	Discount rate for OPEB was 5.55%, 5.90% and 6.85% in 2011, 2010 and 2009, respectively.

See Note 16 to Financial Statements regarding other disclosures related to pension and OPEB obligations.

RESULTS OF OPERATIONS

Effects of Change in Wholesale Electricity Market

As discussed above under “Significant Activities and Events,” the nodal wholesale market design implemented by ERCOT in December 2010 resulted in operational changes that facilitate hedging and trading of power. As part of ERCOT’s transition to a nodal wholesale market, volumes under nontrading bilateral purchase and sales contracts are no longer scheduled as physical power with ERCOT. As a result of these changes in market operations, reported wholesale revenues and purchased power costs in 2011 were materially less than amounts reported in prior periods. Effective with the nodal market implementation, if volumes delivered to our retail and wholesale customers are less than our generation volumes (as determined on a daily settlement basis), we record additional wholesale revenues. Conversely, if volumes delivered to our retail and wholesale customers exceed our generation volumes, we record additional purchased power costs. The resulting additional wholesale revenues or purchased power costs are offset in net gain (loss) from commodity hedging and trading activities.

Sales Volume and Customer Count Data

	Year Ended December 31,			2011	2010
	2011	2010	2009	% Change	% Change
Sales volumes:
Retail electricity sales volumes—(GWh):
Residential	27,337	28,208	28,046	(3.1)	0.6
Small business (a)	7,059	8,042	7,962	(12.2)	1.0
Large business and other customers	12,828	15,339	14,573	(16.4)	5.3

Total retail electricity	47,224	51,589	50,581	(8.5)	2.0
Wholesale electricity sales volumes (b)	34,496	51,359	42,320	(32.8)	21.4

Total sales volumes	81,720	102,948	92,901	(20.6)	10.8

Average volume (kWh) per residential customer (c)	16,100	15,532	14,855	3.7	4.6

Weather (North Texas average)—percent of normal (d):
Cooling degree days	132.7%	108.9%	98.1%	21.9	11.0
Heating degree days	109.7%	116.6%	105.8%	(5.9)	10.2

Customer counts:
Retail electricity customers (end of period and in thousands) (e):
Residential	1,625	1,771	1,862	(8.2)	(4.9)
Small business (a)	185	217	262	(14.7)	(17.2)
Large business and other customers	19	20	23	(5.0)	(13.0)

Total retail electricity customers	1,829	2,008	2,147	(8.9)	(6.5)

(a)	Customers with demand of less than 1 MW annually.
(b)	Includes net amounts related to sales and purchases of balancing energy in the “real-time market.”
(c)	Calculated using average number of customers for the period.
(d)	Weather data is obtained from Weatherbank, Inc., an independent company that collects and archives weather data from reporting stations of the National Oceanic and Atmospheric Administration (a federal agency under the US Department of Commerce). Normal is defined as the average over a 10-year period.
(e)	Based on number of meters. Typically, large business and other customers have more than one meter; therefore, number of meters does not reflect the number of individual customers.

Revenue and Commodity Hedging and Trading Activities

	Year Ended December 31,			2011	2010
	2011	2010	2009	% Change	% Change
Operating revenues:
Retail electricity revenues:
Residential	$3,377	$3,663	$3,806	(7.8)	(3.8)
Small business (a)	896	1,052	1,164	(14.8)	(9.6)
Large business and other customers	997	1,211	1,261	(17.7)	(4.0)

Total retail electricity revenues	5,270	5,926	6,231	(11.1)	(4.9)
Wholesale electricity revenues (b) (c)	1,482	2,005	1,383	(26.1)	45.0
Amortization of intangibles (d)	18	16	5	12.5	—
Other operating revenues	270	288	292	(6.3)	(1.4)

Total operating revenues	$7,040	$8,235	$7,911	(14.5)	4.1

Net gain from commodity hedging and trading activities:
Realized net gains on settled positions	$971	$1,008	$459	(3.7)	—
Unrealized net gains	40	1,153	1,277	(96.5)	(9.7)

Total	$1,011	$2,161	$1,736	(53.2)	24.5

(a)	Customers with demand of less than 1 MW annually.
(b)	Upon settlement of physical derivative power sales and purchase contracts that are marked-to-market in net income, wholesale electricity revenues and fuel and purchased power costs are reported at approximated market prices, as required by accounting rules, instead of the contract price. As a result, these line item amounts include a noncash component, which we deem “unrealized.” (The offsetting differences between contract and market prices are reported in net gain (loss) from commodity hedging and trading activities.) The decreases in 2011 reflect the change in reporting of bilateral contract under the nodal market. These amounts are as follows.

	Year Ended December 31,
	2011	2010	2009
Reported in revenues	$—	$(28)	$(166)
Reported in fuel and purchased power costs	18	96	114

Net gain (loss)	$18	$68	$(52)

(c)	Includes net amounts related to sales and purchases of balancing energy in the “real-time market.”
(d)	Represents amortization of the intangible net asset value of retail and wholesale power sales agreements resulting from purchase accounting.

Production, Purchased Power and Delivery Cost Data

	Year Ended December 31,			2011	2010
	2011	2010	2009	% Change	% Change
Fuel, purchased power costs and delivery fees ($ millions):
Nuclear fuel	$160	$159	$121	0.6	31.4
Lignite/coal	984	910	670	8.1	35.8

Total nuclear and lignite/coal	1,144	1,069	791	7.0	35.1
Natural gas fuel and purchased power (a)	434	1,502	1,224	(71.1)	22.7
Amortization of intangibles (b)	111	161	285	(31.1)	(43.5)
Other costs	309	187	202	65.2	(7.4)

Fuel and purchased power costs	1,998	2,919	2,502	(31.6)	16.7
Delivery fees	1,398	1,452	1,432	(3.7)	1.4

Total	$3,396	$4,371	$3,934	(22.3)	11.1

Fuel and purchased power costs (which excludes generation facilities operating costs) per MWh:
Nuclear fuel	$8.30	$7.89	$5.98	5.2	31.9
Lignite/coal (c)	$20.03	$19.19	$16.47	4.4	16.5
Natural gas fuel and purchased power (d)	$51.88	$43.95	$44.36	18.0	(0.9)
Delivery fees per MWh	$29.52	$28.06	$28.09	5.2	(0.1)
Production and purchased power volumes (GWh):
Nuclear	19,283	20,208	20,104	(4.6)	0.5
Lignite/coal	58,165	54,775	45,684	6.2	19.9

Total nuclear- and lignite/coal- fueled generation (e)	77,448	74,983	65,788	3.3	14.0
Natural gas-fueled generation	1,233	1,648	2,447	(25.2)	(32.7)
Purchased power (f)	3,039	26,317	24,666	(88.5)	6.7

Total energy supply volumes	81,720	102,948	92,901	(20.6)	10.8

Capacity factors (e):
Nuclear	95.7%	100.3%	100.0%	(4.6)	0.3
Lignite/coal	83.5%	82.2%	86.5%	1.6	(5.0)
Total	86.2%	86.6%	90.3%	(0.5)	(4.1)

(a)	See note (b) on previous page.
(b)	Represents amortization of the intangible net asset values of emission credits, coal purchase contracts, nuclear fuel contracts and power purchase agreements and the stepped up value of nuclear fuel resulting from purchase accounting.
(c)	Includes depreciation and amortization of lignite mining assets (except for incremental depreciation due to the CSAPR as discussed in Note 3 to Financial Statements), which is reported in the depreciation and amortization expense line item, but is part of overall fuel costs.
(d)	Excludes volumes related to line loss and power imbalances.
(e)	Includes the estimated effects of 4,290 GWh, 3,536 GWh and 2,486 GWh of economic backdown of lignite/coal-fueled units in 2011, 2010 and 2009, respectively, due to low wholesale electricity market prices.
(f)	Includes amounts related to line loss and power imbalances.

Financial Results— Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

Operating revenues decreased $1.195 billion, or 15%, to $7.040 billion in 2011.

Retail electricity revenues decreased $656 million, or 11%, to $5.270 billion and reflected the following:

•

An 8% decrease in sales volumes decreased revenues by $501 million and was driven by declines in the large and small business and residential markets. Business volumes decreased 15% reflecting reduced contract signings driven by competitive activity. Residential volumes decreased 3% reflecting an 8% decline in customer count driven by competitive activity, partially offset by a 4% increase in average consumption driven by warmer summer weather.

•

Lower average pricing decreased revenues by $155 million reflecting declining prices in all customer segments. Lower average pricing is reflective of competitive activity in a lower wholesale power price environment and a change in business customer mix.

Wholesale electricity revenues decreased $523 million, or 26%, to $1.482 billion in 2011. The decrease is primarily attributable to the nodal market change described above, partially offset by higher production from the new lignite-fueled generation units and lower retail sales volumes.

Fuel, purchased power costs and delivery fees decreased $975 million, or 22%, to $3.396 billion in 2011. Purchased power costs decreased $1.029 billion driven by the effect of the nodal market described above. Delivery fees declined $54 million reflecting lower retail sales volumes, partially offset by higher rates. Amortization of intangible assets decreased $50 million reflecting expiration of contracts fair-valued at the Merger date under purchase accounting. These decreases were partially offset by $74 million in higher coal/lignite costs driven by higher costs related to purchased coal and increased generation.

A 6% increase in lignite/coal-fueled production was driven by increased production from the newly constructed generation facilities, while nuclear-fueled production decreased 5% primarily due to planned outages in 2011.

Following is an analysis of amounts reported as net gain from commodity hedging and trading activities, which totaled $1.011 billion and $2.161 billion in net gains for the years ended December 31, 2011 and 2010, respectively:

	Year Ended December 31, 2011
	Net Realized Gains	Net Unrealized Gains	Total
Hedging positions	$912	$21	$933
Trading positions	59	19	78

Total	$971	$40	$1,011

	Year Ended December 31, 2010
	Net Realized Gains	Net Unrealized Gains (Losses)	Total
Hedging positions	$961	$1,157	$2,118
Trading positions	47	(4)	43

Total	$1,008	$1,153	$2,161

Unrealized gains and losses that are related to physical derivative commodity contracts and are reported as revenues and purchased power costs, as required by accounting rules, totaled $18 million in net gains in 2011 and $68 million in net gains in 2010.

Operating costs increased $87 million, or 10%, to $924 million in 2011. The increase reflected $48 million in higher nuclear maintenance costs reflecting two planned refueling outages in 2011 as compared to one planned refueling outage in 2010 and $27 million in higher costs at legacy lignite/coal-fueled generation units reflecting spending for environmental control systems including the CSAPR, and supply chain technology and equipment reliability process improvements. The increase also reflected $20 million in incremental expense related to a new generation unit placed in service in May 2010. The operating cost increases were partially offset by $9 million in lower maintenance costs at natural gas-fueled facilities reflecting the retirement of nine units in 2010.

Depreciation and amortization increased $90 million, or 7%, to $1.470 billion in 2011. The increase reflected $44 million of accelerated depreciation in 2011 resulting from the revised estimated useful lives for mine assets due to the planned mine closures to comply with the CSAPR by January 1, 2012 (see Note 3 to Financial Statements for discussion of the effects of the CSAPR), $37 million in increased depreciation primarily related to lignite/coal-fueled generation facilities reflecting equipment additions and replacements and $36 million in incremental depreciation related to the new lignite-fueled generation unit discussed above. These increases were partially offset by $24 million in decreased amortization of intangible assets largely related to the retail customer relationship and reflecting expected customer attrition (see Note 4 to Financial Statements).

SG&A expenses increased $6 million, or 1%, to $728 million in 2011. The increase was driven by $39 million in higher employee compensation and benefits expenses and $16 million in higher information technology and other services costs, partially offset by $52 million in lower retail bad debt expense reflecting improved collection initiatives and customer mix.

In 2010, a $4.1 billion impairment of goodwill was recorded as discussed in Note 4 to Financial Statements.

Other income totaled $48 million in 2011 and $903 million in 2010. Other income in 2011 included $21 million related to the settlement of bankruptcy claims against a counterparty, $7 million for a property damage claim and $6 million from a franchise tax refund related to prior years. Other income in 2010 included debt extinguishment gains of $687 million, a $116 million gain on termination of a power sales contract, a $44 million gain on the sale of land and related water rights and a $37 million gain associated with the sale of interests in a natural gas gathering pipeline business. See Note 7 to Financial Statements.

Other deductions totaled $524 million in 2011 and $18 million in 2010. Other deductions in 2011 resulting from the issuance of the CSAPR included a $418 million impairment charge for excess SO2 emissions allowances due to emissions allowance limitations under the CSAPR and a $9 million impairment of mining assets. Other deductions in 2011 also included $86 million in third party fees related to the amendment and extension of the TCEH Senior Secured Facilities. See Notes 3, 7 and 9 to Financial Statements.

Interest expense and related charges increased $725 million, or 24%, to $3.792 billion in 2011. Interest paid/accrued increased $141 million to $2.618 billion driven by higher average rates reflecting debt exchanges and amendments. The balance of the increase reflected a $605 million in higher unrealized mark-to-market net losses related to interest rate swaps, $61 million in higher amortization of debt issuance and amendment costs and discounts and $29 million in lower capitalized interest, partially offset by $60 million in lower amortization of interest rate swap losses at dedesignation of hedge accounting and a $51 million decrease in interest accrued or paid with additional toggle notes due to debt exchanges and repurchases.

Income tax benefit totaled $943 million on a pretax loss in 2011 compared to income tax expense totaling $318 million on pretax income in 2010, before the nondeductible goodwill impairment charge. The effective rate was 34.4% in 2011 and 35.8% in 2010, excluding the goodwill impairment charge. The decrease in the rate was driven by lower state taxes due to lower taxable margins, partially offset by the effect of ongoing tax deductions (principally lignite depletion) on a pretax loss in 2011 compared to pretax income in 2010.

After-tax loss declined $1.728 billion to $1.802 billion in 2011 reflecting the $4.1 billion goodwill impairment charge in 2010, partially offset in 2011 by lower gains from commodity hedging and trading activities, higher interest expense driven by unrealized mark-to-market net losses related to interest rate swaps, charges and expenses resulting from the issuance of the CSAPR and debt extinguishment gains in 2010.

Financial Results – Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Operating revenues increased $324 million, or 4%, to $8.235 billion in 2010.

Wholesale electricity revenues increased $622 million, or 45%, to $2.005 billion in 2010. A 21% increase in wholesale electricity sales volumes, reflecting production from the new generation units and increased sales to third-party REPs, increased revenues by $332 million. An 8% increase in average wholesale electricity prices, reflecting higher natural gas prices at the time the underlying contracts were executed, increased revenues by $149 million. The balance of the revenue increase reflected lower unrealized losses in 2010 related to physical derivative commodity sales contracts as discussed in footnote (b) to the “Revenue and Commodity Hedging and Trading Activities” table above.

Retail electricity revenues decreased $305 million, or 5%, to $5.926 billion and reflected the following:

•

Lower average pricing decreased revenues by $429 million reflecting declines in both the business and residential markets. Lower average pricing is reflective of competitive activity in a lower wholesale power price environment and a change in business customer mix.

•

A 2% increase in sales volumes increased revenues by $124 million reflecting increases in both the business and residential markets. A 4% increase in business markets sales volumes reflected a change in customer mix resulting from contracts executed with new customers. Residential sales volumes increased 1% reflecting higher average consumption driven by colder winter weather and hotter summer weather, partially offset by a decline in residential customer counts.

Fuel, purchased power costs and delivery fees increased $437 million, or 11%, to $4.371 billion in 2010. Higher purchased power costs contributed $255 million to the increase and reflected increased planned generation unit outages and higher retail demand, as well as increased prices driven by the effect of higher natural gas prices at the time the underlying contracts were executed. Other factors contributing to the increase included $126 million in higher lignite/coal costs at existing plants, reflecting higher purchased coal transportation and commodity costs, $114 million in increased lignite fuel costs related to production from the new generation units, a $39 million increase in nuclear fuel expense reflecting increased uranium and conversion costs, a $23 million increase in natural gas and fuel oil costs driven by higher prices, $20 million in higher delivery fees, reflecting increased retail sales volumes and tariffs, and an $18 million decrease in unrealized gains related to physical derivative commodity purchase contracts. These increases were partially offset by $124 million in lower amortization of the intangible net asset values (including the stepped-up value of nuclear fuel) resulting from purchase accounting, which reflected expiration of commodity contracts and consumption of the nuclear fuel.

Overall nuclear and lignite/coal-fueled generation production increased 14% in 2010 driven by production from the new generation units. Nuclear production increased 1%, and existing lignite/coal-fueled generation decreased 2% driven by increased economic backdown.

Following is an analysis of amounts reported as net gain from commodity hedging and trading activities for the years ended December 31, 2010 and 2009, which totaled $2.161 billion and $1.736 billion, respectively:

	Year Ended December 31, 2010
	Net Realized Gains	Net Unrealized Gains (Losses)	Total
Hedging positions	$961	$1,157	$2,118
Trading positions	47	(4)	43

Total	$1,008	$1,153	$2,161

	Year Ended December 31, 2009
	Net Realized Gains	Net Unrealized Gains	Total
Hedging positions	$449	$1,260	$1,709
Trading positions	10	17	27

Total	$459	$1,277	$1,736

Unrealized gains and losses that are related to physical derivative commodity contracts and are reported as revenues and purchased power costs, as required by accounting rules, totaled $68 million in net gains in 2010 and $52 million in net losses in 2009.

Operating costs increased $144 million, or 21%, to $837 million in 2010. The increase reflected $90 million in incremental expense related to the new generation units. The balance of the increase was driven by installation and maintenance of emissions control equipment at the existing lignite/coal-fueled generation facilities and higher maintenance costs at both the nuclear and existing lignite/coal-fueled facilities reflecting timing and scope of project work.

Depreciation and amortization increased $208 million, or 18%, to $1.380 billion in 2010. The increase reflected $162 million in incremental expense related to the new generation units and associated mining operations. The balance of the increase was driven by equipment additions.

SG&A expenses decreased $19 million, or 3%, to $722 million in 2010. The decrease reflected:

•	$ 31 million in lower transition costs associated with outsourced services and the retail customer information management system implemented in 2009;

•	$ 16 million in lower employee compensation-related expense in 2010;

•	$ 12 million of accounts receivable securitization program fees that are reported in 2010 as interest expense and related charges (see Note 8 to Financial Statements), and

•	$8 million in lower bad debt expense,

•	partially offset by $46 million of costs allocated from corporate in 2010, principally fees paid to the Sponsor Group.

See Note 4 to Financial Statements for discussion of the $4.1 billion impairment of goodwill recorded in 2010 and of the $70 million impairment of goodwill recorded in 2009 that resulted from the completion of fair value calculations supporting a goodwill impairment charge recorded in the fourth quarter of 2008.

Other income totaled $903 million in 2010 and $59 million in 2009. Other income in 2010 included debt extinguishment gains of $687 million, a $116 million gain on termination of a power sales contract, a $44 million gain on the sale of land and related water rights and a $37 million gain associated with the sale of interests in a natural gas gathering pipeline business. The 2009 amount included a $23 million reversal of a use tax accrual, an $11 million reversal of exit liabilities recorded in connection with the termination of outsourcing arrangements and $25 million in several individually immaterial items. See Note 7 to Financial Statements.

Other deductions totaled $18 million in 2010 and $63 million in 2009. The 2010 amount included several individually immaterial items. The 2009 amount included $34 million in charges for the impairment of land expected to be sold, $7 million in severance charges and other individually immaterial miscellaneous expenses. See Note 7 to Financial Statements.

Interest income increased $28 million, or 45%, to $90 million in 2010 reflecting higher notes receivable balances from affiliates.

Interest expense and related charges increased by $946 million, or 45%, to $3.067 billion in 2010 reflecting a $207 million unrealized mark-to-market net loss related to interest rate swaps in 2010 compared to a $696 million net gain in 2009 and a $214 million decrease in capitalized interest due to completion of new generation facility construction activities, partially offset by a $96 million decrease in noncash amortization of losses on interest rate swaps dedesignated as cash flow hedges and $55 million in lower average borrowings.

Income tax expense totaled $318 million in 2010 compared to $351 million in 2009. Excluding the $4.1 billion and $70 million nondeductible goodwill impairment charges in 2010 and 2009, respectively, the effective tax rates were 35.8% and 37.5%, respectively. The decrease in the rate reflected lower interest accrued on uncertain tax positions in 2010.

Results decreased $4.045 billion in 2010 to a loss of $3.530 billion reflecting the $4.1 billion goodwill impairment charge and increased interest expense, partially offset by debt extinguishment gains and an increase in net gains from commodity hedging and trading activities.

Energy-Related Commodity Contracts and Mark-to-Market Activities

The table below summarizes the changes in commodity contract assets and liabilities for the periods presented. The net change in these assets and liabilities, excluding “other activity” as described below, reflects the $58 million, $1.219 billion and $1.223 billion in unrealized net gains in 2011, 2010 and 2009, respectively, arising from mark-to-market accounting for positions in the commodity contract portfolio. The portfolio consists primarily of economic hedges but also includes trading positions.

	Year Ended December 31,
	2011	2010	2009
Commodity contract net asset as of beginning of period	$3,097	$1,718	$430
Settlements of positions (a)	(1,081)	(943)	(518)
Changes in fair value of positions in the portfolio (b)	1,139	2,162	1,741
Other activity (c)	35	160	65

Commodity contract net asset as of end of period	$3,190	$3,097	$1,718

(a)	Represents reversals of previously recognized unrealized gains and losses upon settlement (offsets realized gains and losses recognized in the settlement period). Excludes changes in fair value in the month the position settled as well as amounts related to positions entered into and settled in the same month.
(b)	Represents unrealized gains and losses recognized, primarily related to positions in the natural gas price hedging program (see discussion above under “Natural Gas Prices and Natural Gas Price Hedging Program”). Excludes changes in fair value in the month the position settled as well as amounts related to positions entered into and settled in the same month.
(c)	These amounts do not represent unrealized gains or losses. Includes initial values of positions involving the receipt or payment of cash or other consideration, generally related to options purchased/sold and physical natural gas exchange transactions. The 2011 amount relates to purchases and expirations of options. The 2010 amount includes a $116 million noncash gain on termination of a long-term power sales contract.

Maturity Table — The following table presents the net commodity contract asset arising from recognition of fair values as of December 31, 2011, scheduled by the source of fair value and contractual settlement dates of the underlying positions.

	Maturity dates of unrealized commodity contract asset as of December 31, 2011
Source of fair value:	Less than 1 year	1-3 years	4-5 years	Excess of 5 years	Total
Prices actively quoted	$(21)	$(30)	$—	$—	$(51)
Prices provided by other external sources	1,721	1,467	—	—	3,188
Prices based on models	50	3	—	—	53

Total	$1,750	$1,440	$—	$—	$3,190

Percentage of total fair value	55%	45%	—%	—%	100%

The “prices actively quoted” category reflects only exchange-traded contracts for which active quotes are readily available. The “prices provided by other external sources” category represents forward commodity positions valued using prices for which over-the-counter broker quotes are available in active markets. Over-the-counter quotes for power in ERCOT that are deemed active markets (excluding the West hub) generally extend through 2014 and over-the-counter quotes for natural gas generally extend through 2016, depending upon delivery point. The “prices based on models” category contains the value of all non-exchange-traded options, valued using option pricing models. In addition, this category contains other contractual arrangements that may have both forward and option components, as well as other contracts that are valued using proprietary long-term pricing models that utilize certain market based inputs. See Note 12 to Financial Statements for fair value disclosures and discussion of fair value measurements.

FINANCIAL CONDITION

Liquidity and Capital Resources

Operating Cash Flows

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010 — Cash provided by operating activities decreased $21 million to $1.236 billion in 2011. The change included the effect of amended accounting standards related to the accounts receivable securitization program (see Note 8 to Financial Statements), under which the $383 million of funding under the program at the January 1, 2010 adoption was reported as a use of operating cash flows and a source of financing cash flows. Excluding this accounting effect, cash provided by operating activities declined $404 million. This decrease reflected lower cash earnings due to the low wholesale power price environment, lower generation and higher fuel and operating costs at our legacy generation facilities and an approximately $230 million increase in cash interest payments, partially offset by the contribution from the new lignite-fueled generation units (see Results of Operations). These effects were partially offset by a $408 million increase in net margin deposits received.

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009 — Cash provided by operating activities decreased $127 million to $1.257 billion in 2010. The decrease reflected a $350 million effect of the amended accounting standard related to the accounts receivable securitization program (see Note 8 to Financial Statements), under which the $383 million of funding under the program as of the January 1, 2010 adoption is reported as a use of operating cash flows and a source of financing cash flows, with subsequent 2010 activity reported as financing, and the $33 million decline in funding in 2009 is reported as use of operating cash flows. The change in cash provided by operating activities also reflected improved working capital performance, particularly in retail accounts receivable due to the effects in 2009 of the implementation of a new customer information management system and more timely collections in 2010, as well as higher cash earnings driven by the contribution of the new generation units. These benefits were partially offset by an increase in cash interest payments net of capitalized interest and a decline in cash received as margin deposits.

Depreciation and amortization expense reported in the statement of cash flows exceeded the amount reported in the statement of income by $237 million, $276 million and $381 million for the years ended December 31, 2011, 2010 and 2009, respectively. The difference represented amortization of nuclear fuel, which is reported as fuel costs in the statement of income consistent with industry practice, and amortization of intangible net assets arising from purchase accounting that is reported in various other income statement line items including operating revenues and fuel and purchased power costs and delivery fees.

Financing Cash Flows

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010 — Cash used in financing activities totaled $973 million in 2011 compared to cash provided by financing activities of $27 million in 2010. Activity in 2011 reflected the amendment and extension of the TCEH Senior Secured Facilities, including approximately $800 million in transaction costs, and repayment of certain debt securities, including $415 million of pollution control revenue bonds, as discussed in Note 9 to Financial Statements. Activity in 2010 reflected a $96 million source of financing cash flows, reflecting a $383 million effect of an accounting change related to the accounts receivable securitization program as discussed above, net of a $287 million reduction of borrowings under the program.

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009 — Cash provided by financing activities totaled $27 million in 2010 compared to $279 million in 2009. The $252 million change was driven primarily by debt repurchases under our liability management program and repayments of debt at maturity, partially offset by a $96 million source of financing cash flows, reflecting a $383 million effect of an accounting change related to the accounts receivable securitization program as discussed above, net of a $287 million reduction of borrowings under the program.

See Note 9 to Financial Statements for further detail of short-term borrowings and long-term debt.

Investing Cash Flows

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010 — Cash used in investing activities totaled $190 million and $1.338 billion in 2011 and 2010, respectively. Investing activities reflected net repayments on notes receivable from affiliates totaling $346 million in 2011 and net loans under the notes totaling $503 million in 2010. Capital expenditures decreased $266 million to $530 million in 2011 driven by a decrease in spending related to the construction of new generation facilities and timing and scope of maintenance projects. Nuclear fuel purchases increased $26 million to $132 million in 2011 reflecting the refueling of both nuclear-fueled generation units in 2011.

Capital expenditures, including nuclear fuel, in 2011 totaled $662 million and consisted of:

•	$338 million for major maintenance, primarily in existing generation operations;

•	$142 million for environmental expenditures related to generation units;

•	$132 million for nuclear fuel purchases and

•	$50 million for information technology, nuclear generation development and other corporate investments.

Reported cash capital expenditures in 2011 were reduced by $24 million of reimbursements from the DOE related to dry cask storage. We expect to continue to be reimbursed for our allowable costs of constructing dry cask storage for spent nuclear fuel through 2013 in accordance with a settlement agreement with the DOE. A claim was filed with the DOE in late 2011 for an additional $19 million of such allowable costs.

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009 — Cash used in investing activities totaled $1.338 billion and $2.048 billion in 2010 and 2009, respectively. Capital expenditures (excluding nuclear fuel purchases) totaled $796 million and $1.324 billion in 2010 and 2009, respectively. The $528 million decline in capital spending reflected a decrease in spending related to the construction of the now complete new generation facilities. The change in investing activities also reflected lower amounts loaned (in the form of a demand note) to EFH Corp.

Capital expenditures, including nuclear fuel, in 2010 totaled $902 million and consisted of:

•	$487 million for major maintenance, primarily in existing generation operations;

•	$140 million related to completion of the construction of a second generation unit and mine development at Oak Grove;

•	$106 million for environmental expenditures related to existing generation units;

•	$106 million for nuclear fuel purchases;

•	$34 million related to nuclear generation development, and

•	$29 million primarily related to the new retail customer information system.

Debt Financing Activity — Activities related to short-term borrowings and long-term debt during the year ended December 31, 2011 are as follows (all amounts presented are principal, and repayments and repurchases include amounts related to capital leases and exclude amounts related to debt discount, financing and reacquisition expenses):

	Borrowings (a)	Repayments and Repurchases (b)
TCEH	$1,912	$(1,399)
EFCH	—	(8)
EFH Corp. (pushed down to EFCH)	49	(195)

Total long-term	1,961	(1,602)

Total short-term – TCEH (c)	—	(455)

Total	$1,961	$(2,057)

(a)	Includes $209 million of noncash principal increases consisting of $162 million of TCEH Toggle Notes and $21 million of EFH Toggle Notes issued in payment of accrued interest as discussed below under “Toggle Notes Interest Election” and $26 million of new EFH Toggle Notes pushed down as a result of EFH Corp. debt exchanged as discussed in Note 9 to Financial Statements.
(b)	Includes $195 million of noncash retirements as a result of EFH Corp. debt exchanged as discussed in Note 9 to Financial Statements.
(c)	Short-term amounts represent net borrowings/repayments under the TCEH Revolving Credit Facility.

See Note 9 to Financial Statements for further detail of long-term debt and other financing arrangements, including $39 million of debt due currently (within 12 months) as of December 31, 2011.

We regularly monitor the capital and bank credit markets for liability management opportunities that we believe will improve our balance sheet, including capturing debt discount and extending debt maturities. As a result, we may engage, from time to time, in liability management transactions. Future activities under the liability management program may include the purchase of our outstanding debt for cash in open market purchases or privately negotiated refinancing, extension and exchange transactions (including pursuant to a Section 10b-5(1) plan) or via public or private exchange or tender offers.

In evaluating whether to undertake any liability management transaction, including any refinancing or extension, we will take into account liquidity requirements, prospects for future access to capital, contractual restrictions, the market price of our outstanding debt and other factors. Any liability management transaction, including any refinancing or extension, may occur on a stand-alone basis or in connection with, or immediately following, other liability management transactions.

Available Liquidity — The following table summarizes changes in available liquidity for the year ended December 31, 2011:

	Available Liquidity
	December 31, 2011	December 31, 2010	Change
Cash and cash equivalents	$120	$47	$73
TCEH Revolving Credit Facility (a)	1,384	1,440	(56)
TCEH Letter of Credit Facility	169	261	(92)

Total liquidity	$1,673	$1,748	$(75)

(a)	In connection with the April 2011 amendment and extension of the TCEH Senior Secured Facilities, this facility now has a limit of $2.054 billion, and there were $670 million of borrowings as of December 31, 2011.

Available liquidity decreased $75 million in 2011 reflecting $1.236 billion in cash provided by operating activities, which included $540 million of margin deposits received from counterparties, receipt of net repayments of notes due from affiliates totaling $346 million, primarily related to demand notes due from EFH Corp., $843 million in financing related cash transaction costs, largely related to the April 2011 amendment and extension of the TCEH Senior Secured Facilities and $662 million in capital expenditures and nuclear fuel purchases. The net effect of other financing related cash activity was not material.

In February 2012, $650 million of the cash loaned by TCEH to EFH Corp. under demand notes was repaid by EFH Corp. bringing the balance of the demand notes to approximately $960 million (see Note 18 to Financial Statements.) TCEH used the $650 million it received from EFH Corp. to repay borrowings under the TCEH Revolving Credit Facility.

Secured Debt Capacity — As of February 15, 2012, EFCH believes that it and its subsidiaries are permitted under their applicable debt agreements to issue additional senior secured debt (in each case, subject to certain exceptions and conditions set forth in their applicable debt documents) as follows:

•

TCEH is permitted to issue approximately $2.63 billion of additional aggregate principal amount of debt secured by substantially all of the assets of TCEH and certain of its subsidiaries (of which $750 million can be on a first-priority basis and the remainder on a second-priority basis) and

•	TCEH is permitted to issue an unlimited amount of additional first-priority debt in order to refinance the first-priority debt outstanding under the TCEH Senior Secured Facilities.

These amounts are estimates based on EFCH’s current interpretation of the covenants set forth in its and its subsidiaries’ applicable debt agreements and do not take into account exceptions in the agreements that may allow for the incurrence of additional secured debt, including, but not limited to, acquisition debt, coverage ratio debt, refinancing debt, capital leases and hedging obligations. Moreover, such amounts could change from time to time as a result of, among other things, the termination of any debt agreement (or specific terms therein) or a change in the debt agreement that results from negotiations with new or existing lenders. In addition, covenants included in agreements governing additional, future debt may impose greater restrictions on the incurrence of secured debt by EFCH and its subsidiaries. Consequently, the actual amount of senior secured debt that EFCH and its subsidiaries are permitted to incur under their respective debt agreements could be materially different than the amounts provided above. Also see “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness.”
Liquidity Needs, Including Capital Expenditures — Capital expenditures and nuclear fuel purchases for 2012 are expected to total approximately $925 million and include:

•	$650 million for investments in TCEH generation facilities, including approximately:

•	$350 million for major maintenance and

•	$300 million for environmental expenditures related to the CSAPR, MATS and other environmental regulations;

•	$225 million for nuclear fuel purchases and

•	$50 million for information technology, nuclear generation development and other investments.

We expect cash flows from operations combined with availability under our credit facilities discussed in Note 9 to Financial Statements to provide sufficient liquidity to fund our current obligations, projected working capital requirements and capital spending for at least the next twelve months.

Toggle Notes Interest Election — EFH Corp. and TCEH have the option every six months at their discretion, ending with the interest payment due November 2012, to use the payment-in-kind (PIK) feature of their respective toggle notes in lieu of making cash interest payments. EFH Corp. and TCEH elected to do so beginning with the May 2009 interest payment as an efficient and cost-effective method to further enhance liquidity. Once EFH Corp. and/or TCEH make a PIK election, the election is valid for each succeeding interest payment period until EFH Corp. and/or TCEH revoke the applicable election. Use of the PIK feature will be evaluated at each election period, taking into account market conditions and other relevant factors at such time.

TCEH made its 2011, 2010 and 2009 interest payments and will make its May 2012 interest payment on the TCEH Toggle Notes by using the PIK feature of those notes. During the applicable interest periods, the interest rate on the notes is increased from 10.50% to 11.25%. TCEH increased the aggregate principal amount of the notes by approximately $162 million in 2011, $212 million in 2010, including $7 million principal amount issued to EFH Corp., and $202.5 million in 2009, and is expected to further increase the aggregate principal amount of the notes by $88 million in May 2012. The elections increased liquidity in 2011 by an amount equal to $152 million and is expected to further increase liquidity in May 2012 by an amount equal to an estimated $82 million, constituting the amounts of cash interest that otherwise would have been payable on the notes.

Similarly, EFH Corp. made its 2011, 2010 and 2009 interest payments and will make its May 2012 interest payment on the EFH Corp. Toggle Notes by using the PIK feature of those notes. During the applicable interest periods, the interest rate on these notes is increased from 11.25% to 12.00%. Accordingly, in lieu of cash interest, EFH Corp. issued additional EFH Corp. Toggle Notes to nonaffiliates totaling $43 million, $194 million and $309 million aggregate principal amount in 2011, 2010 and 2009, respectively, and is expected to issue an additional $27 million aggregate principal amount of the notes in May 2012. Also as a result of EFIH’s ownership of EFH Corp. Toggle Notes ($2.784 billion principal amount as of December 31, 2011), EFH Corp. issued additional EFH Corp. Toggle Notes to EFIH in lieu of cash interest totaling $312 million and $130 million aggregate principal amount in 2011 and 2010, respectively, and is expected to issue to EFIH an additional $167 million aggregate principal amount of the notes in May 2012. The elections increased liquidity in 2011 by an amount equal to $40 million (excluding $293 million related to notes held by EFIH) and is expected to further increase liquidity in May 2012 by an amount equal to a currently estimated $25 million (excluding $156 million related to notes held by EFIH), constituting the amounts of cash interest that otherwise would have been payable on the notes. See Note 9 to Financial Statements for further discussion of the EFH Corp. Toggle Notes, including debt exchange and repurchase transactions involving the notes.

Liquidity Effects of Commodity Hedging and Trading Activities — Commodity hedging and trading transactions typically require a counterparty to post collateral if the forward price of the underlying commodity moves such that the hedging or trading instrument held by such counterparty has declined in value. TCEH uses cash, letters of credit, asset-backed liens and other forms of credit support to satisfy such collateral obligations. In addition, TCEH’s Commodity Collateral Posting Facility (CCP facility), an uncapped senior secured revolving credit facility that matures in December 2012, funds the cash collateral posting requirements for a significant portion of the positions in the natural gas price hedging program not otherwise secured by a first-lien in the assets of TCEH. The aggregate principal amount of the CCP facility is determined by the exposure arising from higher forward market prices, regardless of the amount of such exposure, on a portfolio of certain natural gas hedging transaction volumes. Including those hedging transactions where margin deposits are covered by unlimited borrowings under the CCP facility, as of December 31, 2011, approximately 90% of the long-term natural gas hedging program transactions were secured by a first-lien interest in the assets of TCEH that is pari passu with the TCEH Senior Secured Facilities, the effect of which is a significant reduction in the liquidity exposure associated with collateral requirements for those hedging transactions. Due to declines in forward natural gas prices, no amounts were borrowed against the CCP facility as of December 31, 2011 and 2010. See Note 9 to Financial Statements for more information about the TCEH Senior Secured Facilities, which include the CCP facility.

Exchange cleared transactions typically require initial margin (i.e., the upfront cash and/or letter of credit posted to take into account the size and maturity of the positions and credit quality) in addition to variance margin (i.e., the daily cash margin posted to take into account changes in the value of the underlying commodity). The amount of initial margin required is generally defined by exchange rules. Clearing agents, however, typically have the right to request additional initial margin based on various factors including market depth, volatility and credit quality, which may be in the form of cash, letters of credit, a guaranty or other forms as negotiated with the clearing agent. Cash collateral received from counterparties is either used for working capital and other corporate purposes, including reducing short-term borrowings under credit facilities, or is required to be deposited in a separate account and restricted from being used for working capital and other corporate purposes. With respect to over-the-counter transactions, counterparties generally have the right to substitute letters of credit for such cash collateral. In such event, the cash collateral previously posted would be returned to such counterparties thereby reducing liquidity in the event that it was not restricted. As of December 31, 2011, restricted cash collateral held totaled $129 million. See Note 19 to Financial Statements regarding restricted cash.

With the natural gas price hedging program, increases in natural gas prices generally result in increased cash collateral and letter of credit postings to counterparties. As of December 31, 2011, approximately 170 million MMBtu of positions related to the natural gas price hedging program were not directly secured on an asset-lien basis and thus have cash collateral posting requirements. The uncapped CCP facility supports the collateral posting requirements related to the majority of these transactions.

As of December 31, 2011, TCEH received or posted cash and letters of credit for commodity hedging and trading activities as follows:

•	$50 million in cash has been posted with counterparties for exchange cleared transactions (including initial margin), as compared to $165 million posted as of December 31, 2010;

•

$1.055 billion in cash has been received from counterparties, net of $6 million in cash posted, for over-the-counter and other non-exchange cleared transactions, as compared to $630 million received, net of $1 million in cash posted, as of December 31, 2010;

•	$363 million in letters of credit have been posted with counterparties, as compared to $473 million posted as of December 31, 2010, and

•	$103 million in letters of credit have been received from counterparties, as compared to $25 million received as of December 31, 2010.

Income Tax Refunds/Payments — Income tax payments related to the Texas margin tax are expected to total approximately $35 million, and net refunds of federal income taxes from EFH Corp. are expected to total approximately $75 million in the next twelve months. Net payments totaled $123 million, $49 million and $27 million in the years ended December 31, 2011, 2010 and 2009, respectively.

As discussed in Note 5 to Financial Statements, we assess uncertain tax positions under a “more-likely-than-not” standard. We cannot reasonably estimate the ultimate amounts and timing of tax payments associated with uncertain tax positions, but expect that no material federal income tax payments related to such positions will be made in 2012.

Interest Rate Swap Transactions — See Note 9 to Financial Statements for discussion of TCEH interest rate swaps.

Accounts Receivable Securitization Program — TXU Energy participates in EFH Corp.’s accounts receivable securitization program with financial institutions (the funding entities). In accordance with transfers and servicing accounting standards, the trade accounts receivable amounts under the program are reported as pledged balances and the related funding amounts are reported as short-term borrowings. Under the program, TXU Energy (originator) sells retail trade accounts receivable to TXU Receivables Company, a consolidated, wholly-owned, bankruptcy-remote, direct subsidiary of EFH Corp., which sells undivided interests in the purchased accounts receivable for cash to entities established for this purpose by the funding entities. All new trade receivables under the program generated by the originator are continuously purchased by TXU Receivables Company with the proceeds from collections of receivables previously purchased. Funding under the program totaled $104 million and $96 million as of December 31, 2011 and 2010, respectively. See Note 8 to Financial Statements for a more complete description of the program, including the impact of the program on the financial statements for the periods presented and the contingencies that could result in termination of the program and a reduction of liquidity should the underlying financing be settled.

Capitalization — Our capitalization ratios consisted of 133.9% and 126.4% long-term debt, less amounts due currently, and (33.9)% and (26.4)% common stock equity, as of December 31, 2011 and 2010, respectively. Total debt to capitalization, including short-term debt, was 132.8% and 124.4% as of December 31, 2011 and 2010, respectively.

Financial Covenants, Credit Rating Provisions and Cross Default Provisions — The terms of certain of our financing arrangements contain maintenance covenants with respect to leverage ratios and/or minimum net worth. As of December 31, 2011, we were in compliance with all such covenants.

Covenants and Restrictions under Financing Arrangements — The TCEH Senior Secured Facilities and the indentures governing substantially all of the debt we have issued in connection with, and subsequent to, the Merger contain covenants that could have a material impact on our liquidity and operations.

Adjusted EBITDA (as used in the maintenance covenant contained in the TCEH Senior Secured Facilities) for the year ended December 31, 2011 totaled $3.584 billion for TCEH. See Exhibits 99(b) and 99(c) for a reconciliation of net income (loss) to Adjusted EBITDA for TCEH and EFH Corp., respectively, for the years ended December 31, 2011 and 2010.

The table below summarizes TCEH’s secured debt to Adjusted EBITDA ratio under the maintenance covenant in the TCEH Senior Secured Facilities and various other financial ratios of EFH Corp. and TCEH that are applicable under certain other threshold covenants in the TCEH Senior Secured Facilities and the indentures governing the TCEH Senior Notes, the TCEH Senior Secured Notes that were issued in 2011, the TCEH Senior Secured Second Lien Notes, the EFH Corp. Senior Notes and the EFH Corp. Senior Secured Notes as of December 31, 2011 and 2010. The debt incurrence and restricted payments/limitations on investments covenants thresholds described below represent levels that must be met in order for EFH Corp. or TCEH to incur certain permitted debt or make certain restricted payments and/or investments. EFCH and its consolidated subsidiaries are in compliance with their maintenance covenants.

	December 31, 2011	December 31, 2010	Threshold Level as of December 31, 2011

Maintenance Covenant:
TCEH Senior Secured Facilities:
Secured debt to Adjusted EBITDA ratio (a)	5.78 to 1.00	5.19 to 1.00	Must not exceed 8.00 to 1.00 (b)

Debt Incurrence Covenants:
EFH Corp. Senior Secured Notes:
EFH Corp. fixed charge coverage ratio	1.1 to 1.0	1.3 to 1.0	At least 2.0 to 1.0
TCEH fixed charge coverage ratio	1.3 to 1.0	1.5 to 1.0	At least 2.0 to 1.0
TCEH Senior Notes, Senior Secured Notes and Senior Secured Second Lien Notes:
TCEH fixed charge coverage ratio	1.3 to 1.0	1.5 to 1.0	At least 2.0 to 1.0
TCEH Senior Secured Facilities:
TCEH fixed charge coverage ratio	1.3 to 1.0	1.5 to 1.0	At least 2.0 to 1.0

Restricted Payments/Limitations on Investments Covenants:
EFH Corp. Senior Notes:
General restrictions (Sponsor Group payments):
EFH Corp. leverage ratio	9.7 to 1.0	8.5 to 1.0	Equal to or less than 7.0 to 1.0
EFH Corp. Senior Secured Notes:
General restrictions (non-Sponsor Group payments):
EFH Corp. fixed charge coverage ratio (c)	1.4 to 1.0	1.6 to 1.0	At least 2.0 to 1.0
General restrictions (Sponsor Group payments):
EFH Corp. fixed charge coverage ratio (c)	1.1 to 1.0	1.3 to 1.0	At least 2.0 to 1.0
EFH Corp. leverage ratio	9.7 to 1.0	8.5 to 1.0	Equal to or less than 7.0 to 1.0
TCEH Senior Notes, Senior Secured Notes and Senior Secured Second Lien Notes:
TCEH fixed charge coverage ratio	1.3 to 1.0	1.5 to 1.0	At least 2.0 to 1.0
TCEH Senior Secured Facilities:
Payments to Sponsor Group:
TCEH total debt to Adjusted EBITDA ratio	8.7 to 1.0	7.9 to 1.0	Equal to or less than 6.5 to 1.0

(a)	As of December 31, 2010, includes Adjusted EBITDA for the new Sandow 5 and Oak Grove 1 generation units and their proportional amount of outstanding debt under the Delayed Draw Term Loan. As of December 31, 2011, includes pro forma Adjusted EBITDA for the new Oak Grove 2 generation unit as well as Adjusted EBITDA for Sandow 5 and Oak Grove 1 units and all outstanding debt under the Delayed Draw Term Loan.
(b)	Threshold level increased to a maximum of 8.00 to 1.00 for the test periods ending March 31, 2011 through December 31, 2014, effective with the April 2011 amendment to the TCEH Senior Secured Facilities discussed in Note 9 to Financial Statements. Calculation excludes secured debt that ranks junior to the TCEH Senior Secured Facilities and up to $1.5 billion ($906 million excluded as of December 31, 2011) principal amount of TCEH senior secured first lien notes whose proceeds are used to prepay term loans or deposit letter of credit loans under the TCEH Senior Secured Facilities.
(c)	The EFH Corp. fixed charge coverage ratio for non-Sponsor Group payments includes the results of Oncor Holdings and its subsidiaries. The EFH Corp. fixed charge coverage ratio for Sponsor Group payments excludes the results of Oncor Holdings and its subsidiaries.

Material Credit Rating Covenants and Credit Worthiness Effects on Liquidity — As a result of TCEH’s non-investment grade credit rating and considering collateral thresholds of certain retail and wholesale commodity contracts, as of December 31, 2011, counterparties to those contracts could have required TCEH to post up to an aggregate of $18 million in additional collateral. This amount largely represents the below market terms of these contracts as of December 31, 2011; thus, this amount will vary depending on the value of these contracts on any given day.

Certain transmission and distribution utilities in Texas have tariffs in place to assure adequate credit worthiness of any REP to support the REP’s obligation to collect securitization bond-related (transition) charges on behalf of the utility. Under these tariffs, as a result of TCEH’s below investment grade credit rating, TCEH is required to post collateral support in an amount equal to estimated transition charges over specified time periods. The amount of collateral support required to be posted, as well as the time period of transition charges covered, varies by utility. As of December 31, 2011, TCEH has posted collateral support in the form of letters of credit to the applicable utilities in an aggregate amount equal to $25 million, with $12 million of this amount posted for the benefit of Oncor.

The PUCT has rules in place to assure adequate credit worthiness of each REP, including the ability to return customer deposits, if necessary. Under these rules, as of December 31, 2011, TCEH posted letters of credit in the amount of $76 million, which are subject to adjustments.

The RRC has rules in place to assure that parties can meet their mining reclamation obligations, including through self-bonding when appropriate. If Luminant Generation Company LLC (a subsidiary of TCEH) does not continue to meet the self-bonding requirements as applied by the RRC, TCEH may be required to post cash, letter of credit or other tangible assets as collateral support in an amount currently estimated to be approximately $800 million to $990 million. The actual amount (if required) could vary depending upon numerous factors, including the amount of Luminant Generation Company LLC’s self-bond accepted by the RRC and the level of mining reclamation obligations.

ERCOT has rules in place to assure adequate credit worthiness of parties that participate in the “day-ahead” and “real-time markets” operated by ERCOT. Under these rules, TCEH has posted collateral support, predominantly in the form of letters of credit, totaling $170 million as of December 31, 2011 (which is subject to daily adjustments based on settlement activity with ERCOT).

Oncor and Texas Holdings agreed to the terms of a stipulation with major interested parties to resolve all outstanding issues in the PUCT review related to the Merger. As part of this stipulation, TCEH would be required to post a letter of credit in an amount equal to $170 million to secure its payment obligations to Oncor in the event, which has not occurred, two or more rating agencies downgrade Oncor’s credit ratings below investment grade.

Other arrangements of EFCH and its subsidiaries, including the accounts receivable securitization program (see Note 8 to Financial Statements) and certain leases, contain terms pursuant to which the interest rates charged under the agreements may be adjusted depending on the relevant credit ratings.

In the event that any or all of the additional collateral requirements discussed above are triggered, we believe we would have adequate liquidity and/or financing capacity to satisfy such requirements.

Material Cross Default/Acceleration Provisions — Certain of our financing arrangements contain provisions that could result in an event of default if there were a failure under other financing arrangements to meet payment terms or to observe other covenants that could or does result in an acceleration of payments due. Such provisions are referred to as “cross default” or “cross acceleration” provisions.

A default by TCEH or any of its restricted subsidiaries in respect of indebtedness, excluding indebtedness relating to the accounts receivable securitization program, in an aggregate amount in excess of $200 million may result in a cross default under the TCEH Senior Secured Facilities. Under these facilities, such a default will allow the lenders to accelerate the maturity of outstanding balances ($20.911 billion as of December 31, 2011) under such facilities.

The indentures governing the TCEH Senior Notes, TCEH Senior Secured Notes and the TCEH Senior Secured Second Lien Notes contain a cross acceleration provision where a payment default at maturity or on acceleration of principal indebtedness under any instrument or instruments of TCEH or any of its restricted subsidiaries in an aggregate amount equal to or greater than $250 million may cause the acceleration of the TCEH Senior Notes, TCEH Senior Secured Notes and TCEH Senior Secured Second Lien Notes.

Under the terms of a TCEH rail car lease, which had $43 million in remaining lease payments as of December 31, 2011 and terminates in 2017, if TCEH failed to perform under agreements causing its indebtedness in aggregate principal amount of $100 million or more to become accelerated, the lessor could, among other remedies, terminate the lease and effectively accelerate the payment of any remaining lease payments due under the lease.

Under the terms of another TCEH rail car lease, which had $47 million in remaining lease payments as of December 31, 2011 and terminates in 2028, if obligations of TCEH in excess of $200 million in the aggregate for payments of obligations to third party creditors under lease agreements, deferred purchase agreements or loan or credit agreements are accelerated prior to their original stated maturity, the lessor could, among other remedies, terminate the lease and effectively accelerate the payment of any remaining lease payments due under the lease.

The indentures governing the EFH Corp. Senior Secured Notes contain a cross acceleration provision whereby a payment default at maturity or on acceleration of principal indebtedness under any instrument or instruments of EFH Corp. or any of its restricted subsidiaries in an aggregate amount equal to or greater than $250 million may cause the acceleration of the EFH Corp. Senior Secured Notes.

The accounts receivable securitization program contains a cross default provision with a threshold of $200 million that applies in the aggregate to the originator, any parent guarantor of an originator or any subsidiary acting as collection agent under the program. TXU Receivables Company and EFH Corporate Services Company (a direct subsidiary of EFH Corp.), as collection agent, in the aggregate have a cross default threshold of $50,000. If any of these cross default provisions were triggered, the program could be terminated.

We enter into energy-related and financial contracts, the master forms of which contain provisions whereby an event of default or acceleration of settlement would occur if we were to default under an obligation in respect of borrowings in excess of thresholds, which vary, stated in the contracts. The subsidiaries whose default would trigger cross default vary depending on the contract.

Each of TCEH’s natural gas hedging agreements and interest rate swap agreements that are secured with a lien on its assets on a pari passu basis with the TCEH Senior Secured Facilities contains a cross default provision. In the event of a default by TCEH or any of its subsidiaries relating to indebtedness (such amounts varying by contract but ranging from $200 million to $250 million) that results in the acceleration of such debt, then each counterparty under these hedging agreements would have the right to terminate its hedge or interest rate swap agreement with TCEH and require all outstanding obligations under such agreement to be settled.

Other arrangements, including leases, have cross default provisions, the triggering of which would not be expected to result in a significant effect on liquidity.

Long-Term Contractual Obligations and Commitments — The following table summarizes our contractual cash obligations as of December 31, 2011 (see Notes 9 and 10 to Financial Statements for additional disclosures regarding these long-term debt and noncancellable purchase obligations).

Contractual Cash Obligations:	Less Than One Year	One to Three Years	Three to Five Years	More Than Five Years	Total
Long-term debt — principal (a)	$68	$4,105	$5,446	$21,131	$30,750
Long-term debt — interest (b)	2,615	5,209	4,166	3,680	15,670
Operating and capital leases (c)	58	95	81	228	462
Obligations under commodity purchase and services agreements (d)	939	1,228	728	929	3,824

Total contractual cash obligations	$3,680	$10,637	$10,421	$25,968	$50,706

(a)	Excludes capital lease obligations, unamortized discounts and fair value premiums and discounts related to purchase accounting. Also excludes $101 million of additional principal amount of notes expected to be issued in May 2012 and due in 2016 and 2017, reflecting the election of the PIK feature on toggle notes as discussed above under “Toggle Notes Interest Election.” Further, includes a noninterest bearing note payable by TCEH to Oncor with a principal balance of $179 million ($41 million current portion) as of December 31, 2011 that matures in 2016 as discussed in Note 18 to Financial Statements. More than five years period includes $704 million of EFH Corp. notes pushed down to EFCH (See Note 9 to Financial Statements.)
(b)	Includes net amounts payable under interest rate swaps. Variable interest payments and net amounts payable under interest rate swaps are calculated based on interest rates in effect as of December 31, 2011.
(c)	Includes short-term noncancellable leases.
(d)	Includes capacity payments, nuclear fuel and natural gas take-or-pay contracts, coal contracts, business services and nuclear-related outsourcing and other purchase commitments. Amounts presented for variable priced contracts reflect the year-end 2011 price for all periods except where contractual price adjustment or index-based prices are specified.

The following are not included in the table above:

•	contracts between affiliated entities and a $225 million liability due to Oncor related to the nuclear plant decommissioning trust fund described in Note 18 to Financial Statements;

•

individual contracts that have an annual cash requirement of less than $1 million (however, multiple contracts with one counterparty that are more than $1 million on an aggregated basis have been included);

•	contracts that are cancellable without payment of a substantial cancellation penalty;

•	employment contracts with management;

•	payments to EFH Corp. related to pension and OPEB plans, and

•

liabilities related to uncertain tax positions totaling $1.069 billion (excluding accrued interest of $151 million) discussed in Note 5 to Financial Statements as the ultimate timing of payment, if any, is not known.

Guarantees — See Note 10 to Financial Statements for details of guarantees.

OFF BALANCE SHEET ARRANGEMENTS

See Notes 2 and 10 to Financial Statements regarding VIEs and guarantees, respectively.

COMMITMENTS AND CONTINGENCIES

See Note 10 to Financial Statements for discussion of commitments and contingencies.

CHANGES IN ACCOUNTING STANDARDS

There have been no recently issued accounting standards effective after December 31, 2011 that are expected to materially impact our financial statements.

REGULATORY MATTERS

See discussions under “Energy Future Competitive Holdings Company and Subsidiaries Businesses and Strategy—Environmental Regulations and Related Considerations” and in Note 10 to Financial Statements.

Sunset Review

PURA, the PUCT, the RRC, ERCOT, the TCEQ and the Texas Office of Public Utility Counsel (OPUC) were subject to “sunset” review by the Texas Legislature in the 2011 legislative session. Sunset review includes, generally, a comprehensive review of the need for and effectiveness of an administrative agency (the PUCT, the RRC, ERCOT, the TCEQ or the OPUC), along with an evaluation of the advisability of any changes to that agency’s authorizing legislation (e.g. PURA). During the 2011 legislative session, the Texas Legislature extended the life of the PUCT and the RRC until 2013, at which time the PUCT will undergo a limited purpose sunset review and the RRC will undergo a full sunset review. The Texas Legislature also continued ERCOT until the subsequent PUCT sunset review and the OPUC and the TCEQ for 12 years.

Summary

We cannot predict future regulatory or legislative actions or any changes in economic and securities market conditions. Such actions or changes could significantly affect our results of operations, liquidity or financial condition.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the risk that we may experience a loss in value as a result of changes in market conditions affecting factors, such as commodity prices and interest rates, that may be experienced in the ordinary course of business. Our exposure to market risk is affected by a number of factors, including the size, duration and composition of our energy and financial portfolio, as well as the volatility and liquidity of markets. Instruments used to manage this exposure include interest rate swaps to manage interest rate risk related to debt, as well as exchange-traded, over-the-counter contracts and other contractual arrangements to manage commodity price risk.

Risk Oversight

We manage the commodity price, counterparty credit and commodity-related operational risk related to the unregulated energy business within limitations established by senior management and in accordance with overall risk management policies. Interest rate risk is managed centrally by the corporate treasury function. Market risks are monitored by risk management groups that operate independently of the wholesale commercial operations, utilizing defined practices and analytical methodologies. These techniques measure the risk of change in value of the portfolio of contracts and the hypothetical effect on this value from changes in market conditions and include, but are not limited to, Value at Risk (VaR) methodologies. Key risk control activities include, but are not limited to, transaction review and approval (including credit review), operational and market risk measurement, validation of transaction capture, portfolio valuation and reporting, including mark-to-market valuation, VaR and other risk measurement metrics.

EFH Corp. has a corporate risk management organization that is headed by the Chief Financial Officer, who also functions as the Chief Risk Officer. The Chief Risk Officer, through his designees, enforces applicable risk limits, including the respective policies and procedures to ensure compliance with such limits and evaluates the risks inherent in our businesses.

Commodity Price Risk

We are subject to the inherent risks of market fluctuations in the price of electricity, natural gas and other energy-related products we market or purchase. We actively manage the portfolio of owned generation assets, fuel supply and retail sales load to mitigate the near-term impacts of these risks on results of operations. Similar to other participants in the market, we cannot fully manage the long-term value impact of structural declines or increases in natural gas and power prices and spark spreads (differences between the market price of electricity and its cost of production).

In managing energy price risk, we enter into a variety of market transactions including, but not limited to, short and long-term contracts for physical delivery, exchange-traded and over-the-counter financial contracts and bilateral contracts with customers. Activities include hedging, the structuring of long-term contractual arrangements and proprietary trading. We continuously monitor the valuation of identified risks and adjust positions based on current market conditions. We strive to use consistent assumptions regarding forward market price curves in evaluating and recording the effects of commodity price risk.

Natural Gas Price Hedging Program — See “Significant Activities and Events” above for a description of the program, including potential effects on reported results.

VaR Methodology — A VaR methodology is used to measure the amount of market risk that exists within the portfolio under a variety of market conditions. The resultant VaR produces an estimate of a portfolio’s potential for loss given a specified confidence level and considers, among other things, market movements utilizing standard statistical techniques given historical and projected market prices and volatilities.

A Monte Carlo simulation methodology is used to calculate VaR and is considered by management to be the most effective way to estimate changes in a portfolio’s value based on assumed market conditions for liquid markets. The use of this method requires a number of key assumptions, such as use of (i) an assumed confidence level; (ii) an assumed holding period (i.e., the time necessary for management action, such as to liquidate positions); and (iii) historical estimates of volatility and correlation data.

Trading VaR — This measurement estimates the potential loss in fair value, due to changes in market conditions, of all contracts entered into for trading purposes based on a 95% confidence level and an assumed holding period of five to 60 days.

	$195	$195
	Year Ended December 31,
	2011	2010
Month-end average Trading VaR:	$4	$3
Month-end high Trading VaR:	$8	$4
Month-end low Trading VaR:	$1	$1

VaR for Energy-Related Contracts Subject to Mark-to-Market (MtM) Accounting — This measurement estimates the potential loss in fair value, due to changes in market conditions, of all contracts marked-to-market in net income (principally hedges not accounted for as cash flow hedges and trading positions), based on a 95% confidence level and an assumed holding period of five to 60 days.

	Year Ended December 31,
	2011	2010
Month-end average MtM VaR:	$195	$426
Month-end high MtM VaR:	$268	$621
Month-end low MtM VaR:	$121	$321

Earnings at Risk (EaR) — This measurement estimates the potential reduction of pretax earnings for the periods presented, due to changes in market conditions, of all energy-related contracts marked-to-market in net income and contracts not marked-to-market in net income that are expected to be settled within the fiscal year (physical purchases and sales of commodities). Transactions accounted for as cash flow hedges are also included for this measurement. A 95% confidence level and a five to 60 day holding period are assumed in determining EaR.

	Year Ended December 31,
	2011	2010
Month-end average EaR:	$170	$477
Month-end high EaR:	$228	$662
Month-end low EaR:	$121	$323

The decreases in the risk measures (MtM VaR and EaR) above reflected a reduction of positions in the natural gas price hedging program due to maturities and lower volatility in commodity prices and lower forward natural gas prices.

Interest Rate Risk

The table below provides information concerning our financial instruments as of December 31, 2011 and 2010 that are sensitive to changes in interest rates, which include debt obligations and interest rate swaps. We have entered into interest rate swaps under which we have exchanged fixed-rate and variable-rate interest amounts calculated with reference to specified notional principal amounts at dates that generally coincide with interest payments under our credit facilities. In addition, we have entered into certain interest rate basis swaps to further reduce fixed borrowing costs, as discussed in Note 9 to Financial Statements. The weighted average interest rate presented is based on the rate in effect at the reporting date. Capital leases and the effects of unamortized premiums and discounts are excluded from the table. Average interest rate and average receive rate for variable rate instruments are based on rates in effect as of December 31, 2011. See Note 9 to Financial Statements for a discussion of debt obligations.

	Expected Maturity Date
	(millions of dollars, except percentages)
	2012	2013	2014	2015	2016	There- after	2011 Total Carrying Amount	2011 Total Fair Value	2010 Total Carrying Amount	2010 Total Fair Value
Long-term debt (including current maturities):
Fixed rate debt amount (a)	$27	$84	$43	$3,505	$1,583	$4,882	$10,124	$5,574	$8,797	$5,879
Average interest rate	8.00%	7.11%	6.36%	10.24%	11.23%	11.68%	11.04%		10.71%
Variable rate debt amount	$—	$—	$3,890	$154	$154	$16,249	$20,447	$13,166	$21,403	$16,558
Average interest rate	—%	—%	3.79%	4.78%	4.78%	4.72%	4.54%		3.73%

Total debt	$27	$84	$3,933	$3,659	$1,737	$21,131	$30,571	$18,740	$30,200	$22,437

Debt swapped to fixed:
Amount (b)	$2,600	$1,600	$14,455	$3,000	$—	$9,600	$—		$15,800
Average pay rate	8.99%	8.53%	8.42%	6.85%	—	8.95%	—		7.99%
Average receive rate	4.94%	5.00%	4.94%	4.94%	—	4.94%	—		3.79%
Variable basis swaps:
Amount	$7,200	$10,917	$1,050	$—	$—	$—	$19,167		$15,200
Average pay rate	0.38%	0.39%	0.38%	—%	—	—	0.39%		0.32%
Average receive rate	0.26%	0.26%	0.26%	—%	—	—	0.26%		0.26%

(a)	Reflects the remarketing date and not the maturity date for certain debt that is subject to mandatory tender for remarketing prior to maturity. See Note 9 to Financial Statements for details concerning long-term debt subject to mandatory tender for remarketing.
(b)	$18.655 billion notional amount outstanding beginning 2012 that mature through October 2014 and $12.6 billion notional amount beginning October 2014 that mature through October 2017. $3.622 billion of the swaps that mature in 2012 and 2013 will be replaced with new swaps that mature in 2014.

As of December 31, 2011, the potential reduction of annual pretax earnings over the next twelve months due to a one percentage-point (100 basis points) increase in floating interest rates on long-term debt totaled $9 million, taking into account the interest rate swaps discussed in Note 9 to Financial Statements.

Credit Risk

Credit risk relates to the risk of loss associated with nonperformance by counterparties. We maintain credit risk policies with regard to our counterparties to minimize overall credit risk. These policies prescribe practices for evaluating a potential counterparty’s financial condition, credit rating and other quantitative and qualitative credit criteria and authorize specific risk mitigation tools including, but not limited to, use of standardized master netting contracts and agreements that allow for netting of positive and negative exposures associated with a single counterparty. We have processes for monitoring and managing credit exposure of our businesses including methodologies to analyze counterparties’ financial strength, measurement of current and potential future exposures and contract language that provides rights for netting and set-off. Credit enhancements such as parental guarantees, letters of credit, surety bonds and margin deposits are also utilized. Additionally, individual counterparties and credit portfolios are managed to assess overall credit exposure. This evaluation results in establishing exposure limits or collateral requirements for entering into an agreement with a counterparty that creates exposure. Additionally, we have established controls to determine and monitor the appropriateness of these limits on an ongoing basis. Prospective material changes in the payment history or financial condition of a counterparty or downgrade of its credit quality result in the reassessment of the credit limit with that counterparty. This process can result in the subsequent reduction of the credit limit or a request for additional financial assurances.

Credit Exposure — Our gross exposure to credit risk associated with trade accounts receivable (retail and wholesale) and net asset positions (before credit collateral) arising from commodity contracts and hedging and trading activities totaled $2.180 billion as of December 31, 2011. The components of this exposure are discussed in more detail below.

Assets subject to credit risk as of December 31, 2011 include $525 million in retail trade accounts receivable before taking into account cash deposits held as collateral for these receivables totaling $69 million. The risk of material loss (after consideration of bad debt allowances) from nonperformance by these customers is unlikely based upon historical experience. Allowances for uncollectible accounts receivable are established for the potential loss from nonpayment by these customers based on historical experience, market or operational conditions and changes in the financial condition of large business customers.

The remaining credit exposure arises from wholesale trade receivables, commodity contracts and hedging and trading activities, including interest rate hedging. Counterparties to these transactions include energy companies, financial institutions, electric utilities, independent power producers, oil and gas producers, local distribution companies and energy trading and marketing companies. As of December 31, 2011, the exposure to credit risk from these counterparties totaled $1.655 billion taking into account the standardized master netting contracts and agreements described above but before taking into account $1.074 billion in credit collateral (cash, letters of credit and other credit support). The net exposure (after credit collateral) of $581 million decreased $1.025 billion in the year ended December 31, 2011, driven by an increase in derivative liabilities related to interest rate swaps due to lower interest rates.

Of this $581 million net exposure, essentially all is with investment grade customers and counterparties, as determined using publicly available information including major rating agencies’ published ratings and our internal credit evaluation process. Those customers and counterparties without a S&P rating of at least BBB- or similar rating from another major rating agency are rated using internal credit methodologies and credit scoring models to estimate a S&P equivalent rating. The company routinely monitors and manages credit exposure to these customers and counterparties on this basis.

The following table presents the distribution of credit exposure as of December 31, 2011 arising from wholesale trade receivables, commodity contracts and hedging and trading activities. This credit exposure represents wholesale trade accounts receivable and net asset positions on the balance sheet arising from hedging and trading activities after taking into consideration netting provisions within each contract, setoff provisions in the event of default and any master netting contracts with counterparties. Credit collateral includes cash and letters of credit, but excludes other credit enhancements such as liens on assets. See Note 14 to Financial Statements for further discussion of portions of this exposure related to activities marked-to-market in the financial statements.

				Gross Exposure by Maturity
	Exposure Before Credit Collateral	Credit Collateral	Net Exposure	2 years or less	Between 2-5 years	Greater than 5 years	Total
Investment grade	$1,641	$1,066	$575	$1,515	$153	$(27)	$1,641
Noninvestment grade	14	8	6	14	—	—	14

Totals	$1,655	$1,074	$581	$1,529	$153	$(27)	$1,655

Investment grade	99.2%		99.0%
Noninvestment grade	0.8%		1.0%

In addition to the exposures in the table above, contracts classified as “normal” purchase or sale and non-derivative contractual commitments are not marked-to-market in the financial statements. Such contractual commitments may contain pricing that is favorable considering current market conditions and therefore represent economic risk if the counterparties do not perform. Nonperformance could have a material impact on future results of operations, liquidity and financial condition.

Significant (10% or greater) concentration of credit exposure exists with two counterparties, which represented 41% and 30% of the $581 million net exposure. We view exposure to these counterparties to be within an acceptable level of risk tolerance due to the applicable counterparty’s credit rating and the importance of our business relationship with the counterparty. However, this concentration increases the risk that a default would have a material effect on results of operations.

With respect to credit risk related to the natural gas price hedging program, essentially all of the transaction volumes are with counterparties with an A- credit rating or better. However, there is current and potential credit concentration risk related to the limited number of counterparties that comprise the substantial majority of the program with such counterparties being in the banking and financial sector. The transactions with these counterparties contain certain credit rating provisions that would require the counterparties to post collateral in the event of a material downgrade in the credit rating of the counterparties. An event of default by one or more hedge counterparties could subsequently result in termination-related settlement payments that reduce available liquidity if amounts are owed to the counterparties related to the commodity contracts or delays in receipts of expected settlements if the hedge counterparties owe amounts to us. While the potential concentration of risk with these counterparties is viewed to be within an acceptable risk tolerance, the exposure to hedge counterparties is managed through the various ongoing risk management measures described above.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES BUSINESSES AND STRATEGY

EFCH’s Business and Strategy

EFCH, a wholly-owned subsidiary of EFH Corp., is a Dallas, Texas-based holding company. We conduct our operations almost entirely through our wholly-owned subsidiary, TCEH. TCEH, through its subsidiaries, is engaged in competitive electricity market activities largely in Texas, including electricity generation, wholesale energy sales and purchases, commodity risk management and trading activities and retail electricity sales. Key management activities, including commodity risk management and electricity sourcing for our retail and wholesale customers, are performed on an integrated basis; consequently, there are no reportable business segments.

TCEH owns or leases 15,427 MW of generation capacity in Texas, which consists of lignite/coal, nuclear and natural gas-fueled generation facilities. TCEH is also the largest purchaser of wind-generated electricity in Texas and the fifth largest in the US. TCEH provides competitive electricity and related services to 1.8 million retail electricity customers in Texas.

As of December 31, 2011, we had approximately 5,200 full-time employees, including approximately 2,150 employees under collective bargaining agreements.

EFCH’s Market

We operate primarily within the ERCOT market. This market represents approximately 85% of the electricity consumption in Texas. ERCOT is the regional reliability coordinating organization for member electricity systems in Texas and the Independent System Operator (ISO) of the interconnected transmission grid for those systems. ERCOT’s membership consists of approximately 300 corporate and associate members, including electric cooperatives, municipal power agencies, independent generators, independent power marketers, investor-owned utilities, REPs and consumers.

The ERCOT market operates under reliability standards set by the NERC. The PUCT has primary jurisdiction over the ERCOT market to ensure adequacy and reliability of power supply across Texas’ main interconnected transmission grid. The ERCOT ISO is responsible for procuring energy on behalf of its members while maintaining reliable operations of the electricity supply system in the market. Its responsibilities include centralized dispatch of the power pool and ensuring that electricity production and delivery are accurately accounted for among the generation resources and wholesale buyers and sellers. The ERCOT ISO also serves as agent for procuring ancillary services for those members who elect not to provide their own ancillary services.

Significant changes in the operations of the wholesale electricity market resulted from the change from a zonal to a nodal market implemented by ERCOT in December 2010. The nodal market design resulted in a substantial increase in the number of settlement price points for participants and established a new “day-ahead market,” operated by ERCOT, in which participants can enter into forward sales and purchases of electricity. The nodal market also established hub trading prices, which represent the average of node prices within geographic regions, at which participants can hedge and trade power through bilateral transactions. See “Energy Future Competitive Holdings Company and Subsidiaries Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the Year Ended December 31, 2011 – Significant Activities and Events – Wholesale Market Design – Nodal Market” for additional discussion of the ERCOT nodal market.

The following data is derived from information published by ERCOT:

Installed generation capacity in the ERCOT market for the year 2011 totaled approximately 82,800 MW, including approximately 2,500 MW mothballed (idled) capacity and more than 10,000 MW of wind and other resources that may not be available coincident with system need. In August 2011, ERCOT’s hourly demand peaked at a record 68,379 MW. Of ERCOT’s total installed capacity, approximately 57% is natural gas-fueled generation, approximately 29% is lignite/coal and nuclear-fueled generation and approximately 14% is wind and other renewable resources. In November 2010, ERCOT changed its minimum reserve margin planning criterion to 13.75% from 12.5%. In January 2012, ERCOT projected the reserve margin for the summer peak load period to be 13.9% in 2012, 12.1% in 2013, and 7.6% in 2014. Reserve margin is the difference between system generation capability and anticipated peak load.

The ERCOT market has limited interconnections to other markets in the US and Mexico, which currently limits potential imports into and exports out of the ERCOT market to 1,106 MW of generation capacity (or approximately 2% of peak demand). In addition, wholesale transactions within the ERCOT market are generally not subject to regulation by the FERC.

Natural gas-fueled generation is the predominant electricity capacity resource (approximately 57%) in the ERCOT market and accounted for approximately 40% of the electricity produced in the ERCOT market in 2011. Because of the significant amount of natural gas-fueled capacity and the ability of such facilities to more readily increase or decrease production when compared to nuclear and lignite/coal-fueled generation, marginal demand for electricity is usually met by natural gas-fueled facilities. As a result, wholesale electricity prices in ERCOT have generally moved with natural gas prices.

EFCH’s Strategies

Our business focuses operations on key safety, reliability, economic and environmental drivers such as optimizing and developing our generation fleet to safely provide reliable electricity supply in a cost-effective manner and in consideration of environmental impacts, hedging our electricity price exposure and providing high quality service and innovative energy products to retail and wholesale customers.

Other elements of our strategies include:

•

Increase value from existing business lines. Our strategy focuses on striving for top quartile or better performance across our operations in terms of safety, reliability, cost and customer service. In establishing tactical objectives, we incorporate the following core operating principles:

•	Safety: Placing the safety of communities, customers and employees first;

•	Environmental Stewardship: Continuing to make strategic and operational improvements that lead to cleaner air, land and water;

•	Customer Focus: Delivering products and superior service to help customers more effectively manage their use of electricity;

•	Community Focus: Being an integral part of the communities in which we live, work and serve;

•

Operational Excellence: Incorporating continuous improvement and financial discipline in all aspects of the business to achieve top-tier results that maximize the value of the company for stakeholders, including operating world-class facilities that produce and deliver safe and dependable electricity at affordable prices, and

•	Performance-Driven Culture: Fostering a strong values- and performance-based culture designed to attract, develop and retain best-in-class talent.

•	Drive and support growth of the ERCOT market. We expect to pursue growth opportunities across our existing business lines, including:

•

Pursuing generation development opportunities to help meet ERCOT’s growing electricity needs over the longer term from a diverse range of alternatives such as natural gas, nuclear, renewable energy and advanced coal technologies.

•

Working with ERCOT and other market participants to develop policies and protocols that provide appropriate pricing signals that encourage the development of new generation to meet growing demand in the ERCOT market.

•

Profitably increasing the number of retail customers served throughout the competitive ERCOT market areas by delivering superior value through high quality customer service and innovative energy products, including leading energy efficiency initiatives and service offerings.

•

Manage exposure to wholesale electricity price volatility. We actively manage our exposure to wholesale electricity prices in ERCOT through contracts for physical delivery of electricity, exchange traded and “over-the-counter” financial contracts, ERCOT “day-ahead market” transactions and bilateral contracts with other wholesale market participants, including other generators and end-use customers. These hedging activities include shorter-term agreements, longer-term electricity sales contracts and forward sales of natural gas.

The historical relationship between natural gas prices and wholesale electricity prices in the ERCOT market has provided us an opportunity to manage a portion of our exposure to variability of wholesale electricity prices through a natural gas price hedging program. Under this program, TCEH has entered into market transactions involving natural gas-related financial instruments, and as of December 31, 2011, has effectively sold forward approximately 700 million MMBtu of natural gas (equivalent to the natural gas exposure of approximately 82,000 GWh at an assumed 8.5 market heat rate) for the period January 1, 2012 through December 31, 2014 at weighted average annual hedge prices ranging from $7.19 per MMBtu to $7.80 per MMBtu.

These transactions, together with forward power sales, have effectively hedged an estimated 86%, 58% and 31% of the price exposure, on a natural gas equivalent basis, related to TCEH’s expected generation output for 2012, 2013 and 2014, respectively (assuming an 8.5 market heat rate). These estimates reflect currently governing CAIR regulation and do not include any potential impacts of the CSAPR (discussed under “Environmental Regulations and Related Considerations”). The hedges were entered into with the continuing expectation that wholesale electricity prices in ERCOT will largely move with prices of natural gas, which is expected to be the marginal fuel for the purpose of setting electricity prices generally 70% to 90% of the time in the ERCOT market. If this relationship changes, the cash flows targeted under the natural gas price hedging program may not be achieved. For additional discussion of the natural gas price hedging program, see “Energy Future Competitive Holdings Company and Subsidiaries Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the Year Ended December 31, 2011,” specifically sections entitled “Significant Activities and Events – Natural Gas Prices and Natural Gas Price Hedging Program,” “Key Risks and Challenges – Natural Gas Price and Market Heat Rate Exposure” and “Financial Condition – Liquidity and Capital Resources – Liquidity Effects of Commodity Hedging and Trading Activities.”

•

Strengthen our balance sheet through a liability management program. In 2009, EFH Corp. initiated a liability management program focused on improving EFH Corp.’s and its competitive subsidiaries’ (including our) balance sheets. Accordingly, we and EFH Corp. expect to opportunistically look for ways to reduce the amount and extend the maturity of our outstanding debt. The program has resulted in our capture of $700 million of debt discount and the extension of $19.6 billion of debt maturities to 2017-2021. For EFH Corp., the program has resulted in the capture of $2.0 billion of debt discount (including the acquisition of $363 million principal amount of TCEH Senior Notes and $19 million principal amount of borrowings under the TCEH Senior Secured Facilities that are held as an investment by EFH Corp. or EFIH) and the extension of approximately $23.5 billion of debt maturities to 2017-2021. Activities to date have included debt exchanges, issuances and repurchases as well as amendments to the Credit Agreement governing the TCEH Senior Secured Facilities. See “Energy Future Competitive Holdings Company and Subsidiaries Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the Year Ended December 31, 2011 – Significant Activities and Events – Liability Management Program” and Note 9 to Financial Statements for additional discussion of these transactions.

We regularly monitor the capital and bank credit markets for liability management opportunities. Future activities under the liability management program may include the purchase of our outstanding debt for cash in open market purchases or privately negotiated refinancing and exchange transactions (including pursuant to a Section 10b-5(1) plan) or via public or private exchange or tender offers.

In evaluating whether to undertake any liability management transaction, including any refinancing, we will take into account liquidity requirements, prospects for future access to capital, contractual restrictions, the market price of our outstanding debt and other factors. Any liability management transaction, including any refinancing, may occur on a stand-alone basis or in connection with, or immediately following, other liability management transactions.

•

Pursue new environmental initiatives. We are committed to continue to operate in compliance with all environmental laws, rules and regulations and to reduce our impact on the environment. EFH Corp.’s Sustainable Energy Advisory Board advises us in our pursuit of technology development opportunities that reduce our impact on the environment while balancing the need to help address the energy requirements of Texas. The Sustainable Energy Advisory Board is comprised of individuals who represent the following interests, among others: the environment, labor unions, customers, economic development in Texas and technology/reliability standards. See “Environmental Regulations and Related Considerations” below for discussion of actions we are taking to reduce emissions from our generation facilities and our investments in energy efficiency and related initiatives.

Seasonality

Our revenues and results of operations are subject to seasonality, weather conditions and other electricity usage drivers, with revenues being highest in the summer.

Business Organization

Key TCEH management activities, including commodity price risk management and electricity sourcing for our retail and wholesale customers, are performed on an integrated basis. This integration strategy, the execution of which is discussed below in describing the activities of our wholesale operations, is a key consideration in our operating segment determination. For purposes of operational accountability and market identity, the operations of TCEH have been grouped into Luminant, which is engaged in electricity generation and wholesale markets activities, and TXU Energy, which is engaged in retail electricity sales activities. These activities are conducted through separate legal entities.

Luminant — Luminant’s existing electricity generation fleet consists of 14 plants in Texas with total installed nameplate generating capacity as shown in the table below:

Fuel Type	Installed Nameplate Capacity (MW)	Number of Plant Sites	Number of Units (a)
Nuclear	2,300	1	2
Lignite/coal	8,017	5	12
Natural gas (b)	5,110	8	26

Total	15,427	14	40

(a)	Leased units consist of six natural gas-fueled combustion turbine units totaling 390 MW of capacity. All other units are owned.
(b)	Includes 1,655 MW representing four units mothballed and not currently available for dispatch. See “Natural Gas-Fueled Generation Operations” below.

The generation units are located primarily on owned land. Nuclear and lignite/coal-fueled units are generally scheduled to run at capacity except for periods of scheduled maintenance activities; however, we reduce production from certain lignite/coal-fueled generation units during periods when wholesale electricity market prices are less than the unit’s production costs (i.e., economic backdown). The natural gas-fueled generation units supplement the nuclear and lignite/coal-fueled generation capacity in meeting consumption in peak demand periods as production from a certain number of these units can more readily be ramped up or down as demand warrants.

Nuclear Generation Operations — Luminant operates two nuclear generation units at the Comanche Peak plant site, each of which is designed for a capacity of 1,150 MW. Comanche Peak’s Unit 1 and Unit 2 went into commercial operation in 1990 and 1993, respectively, and are generally operated at full capacity to meet the load requirements in ERCOT. Refueling (nuclear fuel assembly replacement) outages for each unit are scheduled to occur every eighteen months during the spring or fall off-peak demand periods. Every three years, the refueling cycle results in the refueling of both units during the same year, which last occurred in 2011. While one unit is undergoing a refueling outage, the remaining unit is intended to operate at full capacity. During a refueling outage, other maintenance, modification and testing activities are completed that cannot be accomplished when the unit is in operation. Over the last three years the refueling outage period per unit has ranged from 22 to 25 days. The Comanche Peak facility operated at a capacity factor of 95.7% in 2011 and 100% in both 2010 and 2009.

Luminant has contracts in place for all of its uranium and nuclear fuel conversion, enrichment and fabrication services for 2012. For the period of 2013 through 2018, Luminant has contracts in place for the acquisition of approximately 75% of its uranium requirements and 56% of its nuclear fuel conversion services requirements. In addition, Luminant has contracts in place for all of its nuclear fuel enrichment services through 2013, as well as all of its nuclear fuel fabrication services through 2018. Luminant does not anticipate any significant difficulties in acquiring uranium and contracting for associated conversion services and enrichment services in the foreseeable future.

The nuclear industry is developing ways to store used nuclear fuel on site at nuclear generation facilities, primarily through the use of dry cask storage, since there are no facilities for reprocessing or disposal of used nuclear fuel currently in operation in the US. Luminant stores its used nuclear fuel on-site in storage pools or dry cask storage facilities and believes its on-site used nuclear fuel storage capability is sufficient for the foreseeable future.

The Comanche Peak nuclear generation units have an estimated useful life of 60 years from the date of commercial operation. Therefore, assuming that Luminant receives 20-year license extensions, similar to what has been granted by the NRC to several other commercial generation reactors over the past several years, decommissioning activities would be scheduled to begin in 2050 for Comanche Peak Unit 1 and 2053 for Unit 2 and common facilities. Decommissioning costs will be paid from a decommissioning trust that, pursuant to Texas law, is funded from Oncor’s customers through an ongoing delivery surcharge. (See Note 15 to Financial Statements for discussion of the decommissioning trust fund.)

Nuclear insurance provisions are discussed in Note 10 to Financial Statements.

Nuclear Generation Development — In September 2008, a subsidiary of TCEH filed a combined operating license application with the NRC for two new nuclear generation units, each with approximately 1,700 MW (gross capacity), at its existing Comanche Peak nuclear plant site. In connection with the filing of the application, in January 2009, subsidiaries of TCEH and Mitsubishi Heavy Industries Ltd. (MHI) formed a joint venture, Comanche Peak Nuclear Power Company (CPNPC), to further the development of the two new nuclear generation units using MHI’s US–Advanced Pressurized Water Reactor technology. The TCEH subsidiary owns an 88% interest in CPNPC, and a MHI subsidiary owns a 12% interest.

In December 2011, the NRC updated its official review schedule for the license application. Based on the schedule, the NRC expects to complete its review by July 2014, and it is expected that a license would be issued by year-end 2014.

In 2009, the DOE announced that it had selected four applicants to proceed to the due diligence phase of its Loan Guarantee Program and to commence negotiations towards potential loan guarantees for their respective generation projects. CPNPC was not among the initial four applicants selected by the DOE; however, CPNPC continues to update the DOE on its progress, with the goal of securing a DOE loan guarantee for financing the proposed units prior to commencement of construction.

Lignite/Coal-Fueled Generation Operations — Luminant’s lignite/coal-fueled generation fleet capacity totals 8,017 MW and consists of the Big Brown (2 units), Monticello (3 units), Martin Lake (3 units), Oak Grove (2 units) and Sandow (2 units) plant sites. Maintenance outages at these units are scheduled during seasonal off-peak demand periods. Over the last three years, the total annual scheduled and unscheduled outages per unit (excluding three recently constructed units) averaged 31 days. Luminant’s lignite/coal-fueled generation fleet operated at a capacity factor of 83.5% in 2011, 82.2% in 2010 and 86.5% in 2009, which represents top decile performance of US coal-fueled generation facilities. This performance reflects increased economic backdown of the units as described above.

In 2009 and 2010, Luminant completed the construction of three lignite-fueled generation units with a total capacity of 2,180 MW. The three units consist of one unit at a leased site that is adjacent to an existing lignite-fueled generation unit (Sandow) and two units at an owned site (Oak Grove). The Sandow unit and the first Oak Grove unit achieved substantial completion (as defined in the EPC agreements for the respective units) in the fourth quarter 2009. The second Oak Grove unit achieved substantial completion (as defined in the EPC agreement for the unit) in the second quarter 2010.

Aggregate cash capital expenditures for these three units totaled approximately $3.25 billion including all construction, site preparation and mining development costs. The investment included approximately $500 million for state-of-the-art emissions controls for the three new units. Including capitalized interest and the step-up in construction work-in-process balances to fair value as a result of purchase accounting for the Merger in 2007, carrying value of the units totaled approximately $4.8 billion upon completion.

Approximately 64% of the fuel used at Luminant’s lignite/coal-fueled generation units in 2011 was supplied from surface-minable lignite reserves dedicated to the Big Brown, Monticello, Martin Lake and Oak Grove plant sites, which are located adjacent to the reserves. Luminant owns or has under lease an estimated 790 million tons of lignite reserves dedicated to these sites, and has an undivided interest in 240 million tons of lignite reserves that provide fuel for the Sandow facility. Luminant also owns or has under lease approximately 85 million tons of reserves not currently dedicated to specific generation plants. In 2011, Luminant recovered approximately 32 million tons of lignite to fuel its generation plants. Luminant utilizes owned and/or leased equipment to remove the overburden and recover the lignite.

Luminant’s lignite mining operations include extensive reclamation activities that return the land to productive uses such as wildlife habitats, commercial timberland and pasture land. In 2011, Luminant reclaimed more than 2,700 acres of land. In addition, Luminant planted 1.4 million trees in 2011, the majority of which were part of the reclamation effort.

Luminant meets its fuel requirements at Big Brown, Monticello and Martin Lake by blending lignite with western coal from the Powder River Basin in Wyoming. The coal is purchased from multiple suppliers under contracts of various lengths and is transported from the Powder River Basin to Luminant’s generation plants by railcar. Based on its current planned usage, Luminant believes that it has sufficient lignite reserves for the foreseeable future and has contracted the majority of its western coal resources and all of the related transportation through 2014.

See “Environmental Regulations and Related Considerations—Sulfur Dioxide, Nitrogen Oxide and Mercury Air Emissions” for discussion of potential effects of recent EPA rules on future operations of our generation units.

Natural Gas-Fueled Generation Operations — Luminant’s fleet of 26 natural gas-fueled generation units totaling 5,110 MW of capacity includes 3,455 MW of currently available capacity and 1,655 MW of capacity currently mothballed (idled). The natural gas-fueled units predominantly serve as peaking units that can be ramped up or down to balance electricity supply and demand. In 2010 and 2009, Luminant retired 19 natural gas-fueled units totaling 5,118 MW of installed nameplate capacity and mothballed 4 units totaling the 1,655 MW of capacity.

Wholesale Operations — Luminant’s wholesale operations play a pivotal role in our business by optimally dispatching the generation fleet, sourcing all of TXU Energy’s electricity requirements and managing commodity price risk associated with retail and wholesale electricity sales and generation fuel requirements.

Our electricity price exposure is managed across the complementary generation, wholesale and retail operations on a portfolio basis. Under this approach, Luminant’s wholesale operations manage the risks of imbalances between generation supply and sales load, as well as exposures to natural gas price movements and market heat rate changes (variations in the relationships between natural gas prices and wholesale electricity prices), through wholesale market activities that include physical purchases and sales and transacting in financial instruments.

Luminant’s wholesale operations provide TXU Energy and other retail and wholesale customers with electricity-related services to meet their demands and the operating requirements of ERCOT. In consideration of electricity generation resource availability and consumer demand levels that can be highly variable, as well as opportunities to meet longer-term objectives of larger wholesale market participants, Luminant buys and sells electricity in short-term transactions and executes longer-term forward electricity purchase and sales agreements. Luminant is the largest purchaser of wind-generated electricity in Texas and the fifth largest in the US with more than 900 MW of existing wind power under contract.

Fuel price exposure, primarily relating to Powder River Basin coal, natural gas, uranium and fuel oil, as well as fuel transportation costs, is managed primarily through short- and long-term contracts for physical delivery of fuel as well as financial contracts.

In its hedging activities, Luminant enters into contracts for the physical delivery of electricity and fuel commodities, exchange traded and “over-the-counter” financial contracts and bilateral contracts with other wholesale electricity market participants, including generators and end-use customers. A significant part of these hedging activities is a natural gas price hedging program, described above under “EFCH’s Strategies”, designed to reduce exposure to changes in future electricity prices due to changes in the price of natural gas, principally utilizing natural gas-related financial instruments.

The wholesale operations also dispatch Luminant’s available generation capacity. These dispatching activities result in economic backdown of lignite/coal-fueled units and ramping up and down of natural gas-fueled units as market conditions warrant. Luminant’s dispatching activities are performed through a centrally managed real-time operational staff that optimizes operational activities across the fleet and interfaces with various wholesale market channels. In addition, the wholesale operations manage the fuel procurement requirements for Luminant’s fossil fuel generation facilities.

Luminant’s wholesale operations include electricity and natural gas trading and third-party energy management activities. Natural gas transactions include direct purchases from natural gas producers, transportation agreements, storage leases and commercial retail sales. Luminant currently manages approximately 11 billion cubic feet of natural gas storage capacity.

Luminant’s wholesale operations manage exposure to wholesale commodity and credit-related risk within established transactional risk management policies, limits and controls. These policies, limits and controls have been structured so that they are practical in application and consistent with stated business objectives. Risk management processes include capturing transactions, performing and validating valuations and reporting exposures on a daily basis using risk management information systems designed to support a large transactional portfolio. A risk management forum meets regularly to ensure that business practices comply with approved transactional limits, commodities, instruments, exchanges and markets. Transactional risks are monitored to ensure limits comply with the established risk policy. Luminant has a disciplinary program to address any violations of the risk management policies and periodically reviews these policies to ensure they are responsive to changing market and business conditions.

TXU Energy — TXU Energy serves 1.8 million residential and commercial retail electricity customers in Texas. Approximately 64% of retail revenues in 2011 represented sales to residential customers. Texas is one of the fastest growing states in the nation with a diverse economy and, as a result, has attracted a number of competitors into the retail electricity market; consequently, competition is robust. TXU Energy, as an active participant in this competitive market, provides retail electric service to all areas of the ERCOT market now open to competition, including the Dallas/Fort Worth, Houston, Corpus Christi, and lower Rio Grande Valley areas of Texas. TXU Energy competitively markets its services to add new customers and retain its existing customer base. There are more than 100 active REPs certified to compete within the State of Texas. Based upon data published by the PUCT, as of September 30, 2011, approximately 56% of residential customers and 66% of small commercial customers in competitive areas of ERCOT are served by REPs not affiliated with the pre-competition utility.

TXU Energy’s strategy focuses on providing its customers with high quality customer service and creating new products and services to meet customer needs; accordingly, a new customer management computer system was implemented in 2009, and other customer care enhancements are being implemented to continually improve customer satisfaction. TXU Energy offers a wide range of residential products to meet varying customer needs and is investing $100 million in energy efficiency initiatives over a five-year period ending in 2012 as part of a program to offer customers a broad set of innovative energy products and services.

Regulation — Luminant is an exempt wholesale generator under the Energy Policy Act of 2005 and is subject to the jurisdiction of the NRC with respect to its nuclear generation units. NRC regulations govern the granting of licenses for the construction and operation of nuclear-fueled generation facilities and subject such facilities to continuing review and regulation. Luminant also holds a power marketer license from the FERC and, with respect to any wholesale power sales outside the ERCOT market, is subject to market behavior and any other competition-related rules and regulations under the Federal Power Act that are administered by the FERC. In addition, Luminant is subject to the jurisdiction of the RRC’s oversight of its lignite mining and reclamation operations.

Luminant is also subject to the jurisdiction of the PUCT’s oversight of the competitive ERCOT wholesale electricity market. PUCT rules establish robust oversight, certain limits and a framework for wholesale power pricing and market behavior. Luminant is also subject to the requirements of the ERCOT Protocols, including Nodal Protocols and ERCOT reliability standards as adopted and enforced by the TRE and the NERC, including NERC critical infrastructure protection (CIP) standards.

TXU Energy is a licensed REP under the Texas Electric Choice Act and is subject to the jurisdiction of the PUCT with respect to provision of electricity service in ERCOT. PUCT rules govern the granting of licenses for REPs, including oversight but not setting of prices charged. TXU Energy is also subject to the requirements of the ERCOT Protocols, including Nodal Protocols and ERCOT reliability standards as adopted and enforced by the TRE and the NERC, including NERC CIP standards.

Environmental Regulations and Related Considerations

Global Climate Change

Background — There is a concern nationally and internationally about global climate change and how greenhouse gas (GHG) emissions, such as CO2, might contribute to global climate change. GHG emissions from the combustion of fossil fuels, primarily by our lignite/coal-fueled generation units, represent the substantial majority of our total GHG emissions. CO2, methane and nitrous oxide are emitted in this combustion process, with CO2 representing the largest portion of these GHG emissions. We estimate that our generation facilities produced 68 million short tons of CO2 in 2011. Other aspects of our operations result in emissions of GHGs including, among other things, coal piles at our generation plants, refrigerant from our chilling and cooling equipment, fossil fuel combustion in our motor vehicles and electricity usage at our facilities and headquarters. Our financial condition and/or results of operations could be materially affected by the enactment of statutes or regulations that mandate a reduction in GHG emissions or that impose financial penalties, costs or taxes on those that produce GHG emissions. See “Risk Factors” for additional discussion of risks posed to us regarding global climate change regulation.

Global Climate Change Legislation — Several bills have been introduced in the US Congress or advocated by the Obama Administration that are intended to address climate change using different approaches, including most prominently a cap on carbon emissions with emitters allowed to trade unused emission allowances (cap-and-trade). In addition to potential federal legislation to regulate GHG emissions, the US Congress might also consider other legislation that could result in the reduction of GHG emissions, such as the establishment of renewable or clean energy portfolio standards.

Through our own evaluation and working in tandem with other companies and industry trade associations, we have supported the development of an integrated package of recommendations for the federal government to address the global climate change issue through federal legislation, including GHG emissions reduction targets for total US GHG emissions and rigorous cost containment measures to ensure that program costs are not prohibitive. In the event GHG legislation involving a cap-and-trade program is enacted, we believe that such a program should be mandatory, economy-wide, consistent with expected technology development timelines and designed in a way to limit potential harm to the economy or grid reliability and protect consumers. We believe that any mechanism for allocation of GHG emission allowances should include substantial allocation of allowances to offset the cost of GHG regulation, including the cost to electricity consumers. In addition, we participate in a voluntary electric utility industry sector climate change initiative in partnership with the DOE. Our strategies are generally consistent with the “EEI Global Climate Change Points of Agreement” published by the Edison Electric Institute in January 2009 and “The Carbon Principles” announced in February 2008 by three major financial institutions. Finally, we have created a Sustainable Energy Advisory Board that advises us on technology development opportunities that reduce the effects of our operations on the environment while balancing the need to address the energy requirements of Texas. EFH Corp.’s Sustainable Energy Advisory Board is comprised of individuals who represent the following interests, among others: the environment, customers, economic development in Texas and technology/reliability standards. If, despite these efforts, a substantial number of our customers or others refuse to do business with us because of our GHG emissions, it could have a material effect on our results of operations, liquidity and financial condition.

Federal Level — Recent developments in the US Congress indicate that the prospects for passage of any cap-and-trade legislation in the near-term are not likely. However, if such legislation were to be adopted, our costs of compliance could be material and could have a material effect on our results of operations, liquidity and financial condition.

In December 2009, the EPA issued a finding that GHG emissions endanger human health and the environment and that emissions from motor vehicles contribute to that endangerment. The EPA’s finding required it to begin regulating GHG emissions from motor vehicles and ultimately stationary sources under existing provisions of the federal Clean Air Act. Following its endangerment finding, the EPA took three regulatory actions with respect to the control of GHG emissions. First, in March 2010, the EPA completed a reconsideration of a memorandum issued in December 2008 by the then EPA Administrator on the issue of when the Clean Air Act’s Prevention of Significant Deterioration (PSD) program would apply to newly identified pollutants such as GHGs. The EPA determined that the Clean Air Act’s PSD permit requirements would apply when a nation-wide rule requiring the control of a pollutant takes effect. Under this determination, PSD permitting requirements became applicable to GHG emissions from planned stationary sources or planned modifications to stationary sources that had not been issued a PSD permit by January 2, 2011 – the first date that new motor vehicles were required to meet the new GHG standards. Second, in April 2010, the EPA adopted GHG emission standards for certain new motor vehicles. Third, in June 2010, the EPA finalized its so-called “tailoring rule” that established new thresholds of GHG emissions for the applicability of permits under the Clean Air Act for stationary sources, including our power generation facilities. The EPA’s tailoring rule defines the threshold of GHG emissions for determining applicability of the Clean Air Act’s PSD and Title V permitting programs at levels greater than the emission thresholds contained in the Clean Air Act. In December 2010, the EPA announced agreements with state and environmental groups to propose New Source Performance Standards for electric power plants by July 2011 and to finalize those standards by May 2012; however, the EPA failed to meet the July 2011 proposal date and released the proposal in March 2012. Luminant is currently analyzing the effect of this proposal on its power plants. In addition, in September 2009, the EPA issued a final rule requiring the reporting, by March 2011, of calendar year 2010 GHG emissions from specified large GHG emissions sources in the US (such reporting rule applies to our lignite/coal-fueled generation facilities). The report submittal date was extended to September 2011, and Luminant complied with this requirement. If limitations on emissions of GHGs from existing sources are enacted, our costs of compliance could be material and could have a material effect on our results of operations, liquidity and financial condition.

In December 2010, in response to the State of Texas’s indication that it would not take regulatory action to implement the EPA’s tailoring rule, the EPA adopted a rule to take over the issuance of permits for GHG emissions from the Texas Commission on Environmental Quality (TCEQ). The State of Texas is challenging that rule and the GHG permitting rules through litigation and has refused to implement the GHG permitting rules issued by the EPA. A number of members of the US Congress from both parties have introduced legislation to either block or delay EPA regulation of GHGs under the Clean Air Act, and legislative activity in this area over the next year is possible.

Litigation — In June 2011, the US Supreme Court rejected claims by various states, a municipality and certain private trusts that several power generation companies’ emissions of GHGs constituted a public nuisance under federal common law. In American Electric Power Co. (AEP) v. Connecticut, the Supreme Court held that the Clean Air Act and the EPA actions it authorizes displace any federal common law right to seek abatement of carbon-dioxide emissions from fossil-fueled power plants. Regarding the question whether such claims can be brought under state law, the Supreme Court noted that the issue would depend on whether the Clean Air Act preempts state law. The Supreme Court left the preemption issue open for consideration on remand.

In October 2009, the US Court of Appeals for the Fifth Circuit issued a decision in the case of Comer v. Murphy Oil USA reversing the district court’s dismissal of the case and holding that certain Mississippi residents had standing to pursue state law nuisance, negligence and trespass claims for injuries purportedly suffered because the defendants’ emissions of GHGs allegedly increased the destructive force of Hurricane Katrina. The Fifth Circuit subsequently agreed to rehear the case, but then dismissed the appeal in its entirety when several judges recused themselves in the case. The Fifth Circuit’s order dismissing the appeal and vacating the earlier panel’s decision had the effect of reinstating the district court’s original dismissal of the case. In January 2011, the US Supreme Court rejected the plaintiffs’ request that their appeal be reinstated in the Fifth Circuit. In May 2011, the plaintiffs in the Comer case filed a new lawsuit in the United States District Court for the Southern District of Mississippi against numerous defendants (Comer II). The Comer II complaint reasserts that the defendants’ emissions of GHGs have contributed to global warming and led to severe weather consequences. The plaintiffs assert claims for public and private nuisance, trespass and negligence, and they seek to have their case certified as a class action. On March 20, 2012, the Comer II case was dismissed by the district court.

In September 2009, the US District Court for the Northern District of California issued a decision in the case of Native Village of Kivalina v. ExxonMobil Corporation dismissing claims asserted by an Eskimo village that emissions of GHGs from approximately 24 oil and energy companies are causing global warming, which has damaged the arctic sea ice that protects the village from winter storms and erosion. The court dismissed the claims because they raised political (not judicial) questions and because plaintiffs lacked standing to sue. An appeal of the district court’s decision is currently pending in the US Court of Appeals for the Ninth Circuit. Oral argument related to the appeal was held in the US Court of Appeals for the Ninth Circuit in November 2011.

While we are not a party to these suits, they could encourage or form the basis for a lawsuit asserting similar nuisance claims regarding emissions of GHGs. If any similar suit is successfully asserted against us in the future, it could have a material effect on our results of operations, liquidity and financial condition.

State and Regional Level — There are currently no Texas state regulations in effect concerning GHGs, and there are no regional initiatives concerning GHGs in which the State of Texas is a participant. We oppose state-by-state regulation of GHGs. In October 2009, Public Citizen Inc. filed a lawsuit against the TCEQ and its commissioners seeking to compel the TCEQ to regulate GHG emissions under the Texas Clean Air Act. The Attorney General of Texas has filed special exceptions to the Public Citizen pleading. We are not a party to this litigation.

International Level — The US currently is not a party to the Kyoto Protocol, which is a protocol to the United Nations Framework Convention on Climate Change (UNFCCC). The United Nations’ Kyoto Protocol process generally requires developed countries to cap GHG emissions at certain levels during the 2008 to 2012 time period. At the conclusion of the December 2007 United Nations Climate Change Conference, the Bali Action Plan was adopted, which identifies a work group, process and timeline for the consideration of possible post-2012 international actions to further address climate change. In December 2009, leaders of developed and developing countries met in Copenhagen under the UNFCCC and issued the Copenhagen Accord. The Copenhagen Accord provides a mechanism for countries to make economy-wide GHG emission mitigation commitments for reducing emissions of GHGs by 2020 and provides for developed countries to fund GHG emission mitigation projects in developing countries. President Obama participated in the development of, and endorsed, the Copenhagen Accord. In January 2010, the US informed the United Nations that it would reduce GHG emissions by 17% from 2005 levels by 2020, contingent on Congress passing climate change legislation. In December 2011, the UNFCCC met in Durban, South Africa and agreed to develop a document with “legal force” to address climate change by 2015, with reductions effective starting in 2020. The impact, if any, of this agreement on near-term regulatory or legislative policy cannot yet be determined.

We continue to assess the risks posed by possible future legislative or regulatory changes pertaining to GHG emissions. Because some of the proposals described above are in their formative stages, we are unable to predict the potential effects on our business, financial condition and/or results of operations; however, any such effects could be material. The effect will depend, in large part, on the specific requirements of the legislation or regulation and how much, if any, of the costs are included in wholesale electricity prices.

EFCH’s Voluntary Energy Efficiency, Renewable Energy, and Global Climate Change Efforts — We are considering, or expect to be actively engaged in, business activities that could result in reduced GHG emissions including:

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Investing in Energy Efficiency and Related Initiatives — We expect to invest $100 million in energy efficiency and related initiatives over a five-year period ending in 2012, including software- and hardware-based services deployed behind the meter. These programs leverage advanced meter interval data and in-home devices to provide usage and other information and insights to customers, as well as to control energy-consuming equipment. Examples of these initiatives include: the TXU Energy MyEnergy DashboardSM, an online tool showing residential customers how and when they use electricity; the BrightenSM Personal Energy Advisor, an online energy audit tool with personalized tips and projects for saving electricity; the BrightenSM Online Energy Store that provides customers the opportunity to purchase hard-to-find, cost-effective energy-saving products; the BrightenSM iThermostat, a web-enabled programmable thermostat with a load control feature for cycling air conditioners during times of peak energy demand; TXU Energy PowerSmartSM, time-based electricity rates, and TXU Energy FlexPowerSM, prepaid electricity plans, that work in conjunction with advanced metering infrastructure; in-home display devices that enable residential customers to monitor whole-house energy usage and cost in real-time and project month-end bill amounts; rate plans that include electricity from renewable resources; the BrightenSM Energy Efficiency Assistance Program that delivers products and services, as well as grants through social service agencies, to save energy at participating low income customer homes and apartment complexes; a program to refer customers to energy efficiency contractors, and the provision of rebates to business customers for purchasing new energy efficient equipment for their facilities through the BrightenSM Greenback Energy Efficiency Rebate Program; and programs promoting distributed renewable generation to reduce peak summer demand on the grid, such as the TXU Energy SolarLeaseSM program, our distributed renewable generation surplus buyback program, and the TXU Energy Solar Academy program;

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Purchasing Electricity from Renewable Sources — We expect to remain a leader in the ERCOT market in providing electricity from renewable sources by purchasing wind power. Our total wind power portfolio is currently more than 900 MW;

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Promoting the Use of Solar Power — TXU Energy provides qualified customers, through its SolarLease program, the ability to finance the addition of solar panels to their homes. TXU Energy also purchases surplus renewable distributed generation from qualified customers. In addition, TXU Energy’s Solar Academy works with Texas school districts to teach and demonstrate the benefits of solar power;

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Investing in Technology — We continue to evaluate the development and commercialization of cleaner power facility technologies; technologies that support sequestration and/or reduction of CO2; incremental renewable sources of electricity, including wind and solar power; energy storage, including advanced battery and compressed air storage, as well as related technologies that seek to lower emissions intensity. Additionally, we continue to explore and participate in opportunities to accelerate the adoption of electric cars and plug-in hybrid electric vehicles that have the potential to reduce overall GHG emissions and are furthering the advance of such vehicles by supporting, and helping develop infrastructure for, networks of charging stations for electric vehicles;

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Evaluating the Development of a New Nuclear Generation Facility — As discussed under “Nuclear Generation Development” above, we have filed an application with the NRC for combined construction and operating licenses for up to 3,400 MW of new nuclear generation capacity (the lowest GHG emission source of baseload generation currently available) at our Comanche Peak nuclear generation facility. In addition, we have (i) filed a loan guarantee application with the DOE for financing of the proposed units and (ii) formed a joint venture with Mitsubishi Heavy Industries Ltd. (MHI) to further develop the units using MHI’s US-Advanced Pressurized Water Reactor technology;

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Offsetting GHG Emissions by Planting Trees — We are engaged in a number of tree planting programs that offset GHG emissions, resulting in the planting of over 1.4 million trees in 2011. The majority of these trees were planted as part of our mining reclamation efforts but also include TXU Energy’s Urban Tree Farm program, which has planted more than 170,000 trees since its inception in 2002, and

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Installation of Substantial Emissions Control Equipment — Each of our lignite/coal-fueled generation facilities is currently equipped with substantial emissions control equipment. All of our lignite/coal-fueled generation facilities are equipped with activated carbon injection systems to reduce mercury emissions. Flue gas desulfurization systems designed primarily to reduce SO2 emissions are installed at Oak Grove Units 1 and 2, Sandow Units 4 and 5, Martin Lake Units 1, 2, and 3, and Monticello Unit 3. Selective catalytic reduction systems designed to reduce NOx emissions are installed at Oak Grove Units 1 and 2 and Sandow Unit 4. Selective non-catalytic reduction systems designed to reduce NOx emissions are installed at Sandow Unit 5, Monticello Units 1, 2, and 3, and Big Brown Units 1 and 2. Fabric filter systems designed primarily to reduce particulate matter emissions are installed at Oak Grove Units 1 and 2, Sandow Unit 5, Monticello Units 1 and 2, and Big Brown Units 1 and 2. Electrostatic precipitator systems designed primarily to reduce particulate matter emissions are installed at Sandow Unit 4, Martin Lake Units 1, 2, and 3, Monticello Units 1, 2, and 3, and Big Brown Units 1 and 2. Sandow Unit 5 uses a fluidized bed combustion process that facilitates control of NOx and SO2. Flue gas desulfurization systems, fabric filter systems, and electrostatic precipitator systems also assist in reducing mercury and other emissions.

There is no assurance that the currently-installed emissions control equipment at our lignite/coal-fueled generation facilities will satisfy the requirements under any future EPA or TCEQ regulations. Recent EPA regulatory actions could require us to install significant additional control equipment, resulting in material costs of compliance for our generation units, including capital expenditures and higher operating costs. These costs could result in material effects on our results of operations, liquidity and financial condition.

Sulfur Dioxide, Nitrogen Oxide and Mercury Air Emissions

Cross-State Air Pollution Rule — In 2005, the EPA issued a final rule (the Clean Air Interstate Rule or CAIR) intended to implement the provisions of the Clean Air Act Section 110(a)(2)(D)(i)(I) (CAA Section 110) requiring states to reduce emissions of sulfur dioxide (SO2) and nitrogen oxide (NOx) that significantly contribute to other states failing to attain or maintain compliance with the EPA’s National Ambient Air Quality Standards (NAAQS) for fine particulate matter and/or ozone. In 2008, the US Court of Appeals for the District of Columbia Circuit (D.C. Circuit Court) invalidated CAIR, but allowed the rule to continue until the EPA issued a final replacement rule. In August 2010, the EPA issued for comment a proposed replacement rule for CAIR called the Clean Air Transport Rule (CATR), similarly intended to implement CAA Section 110. As proposed, the CATR did not include Texas in its annual SO2 or NOx programs to address alleged downwind fine particulate matter effects.

In July 2011, the EPA issued the final replacement rule for CAIR (as finally issued, the Cross-State Air Pollution Rule (CSAPR)). Unlike the CATR, the CSAPR includes Texas in its annual SO2 and NOx emissions reduction programs, as well as the seasonal NOx emissions reduction program. These programs require significant additional reductions of SO2 and NOx emissions from fossil-fueled generation units in covered states (including Texas) and institute a limited “cap and trade” system as an additional compliance tool to achieve reductions the EPA contends are necessary to implement CAA Section 110. As adopted in July 2011 and absent a judicial stay, the CSAPR would have required our fossil-fueled generation units to (i) reduce their annual SO2 and NOx emissions by approximately 137,000 tons (64 percent) and 9,200 tons (22 percent), respectively, compared to 2010 actual levels, each beginning on January 1, 2012 and (ii) reduce their seasonal NOx emissions by approximately 3,400 tons (19 percent), compared to 2010 actual levels, beginning on May 1, 2012, which is the start of the ozone season.

In September 2011, we filed a petition for review in the D.C. Circuit Court challenging the CSAPR and a motion to stay the effective date of the CSAPR, in each case as applied to Texas.

In December 2011, the D.C. Circuit Court granted our motion and all other motions for a judicial stay of the CSAPR in its entirety, including as applied to Texas. The D.C. Circuit Court’s order does not invalidate the CSAPR but stays the implementation of its emissions reduction programs until a final ruling regarding the CSAPR’s validity is issued by the D.C. Circuit Court. The D.C. Circuit Court’s order states that the EPA is expected to continue administering the CAIR (the predecessor rule to the CSAPR) pending the court’s resolution of the petitions for review. The D.C. Circuit Court ordered us and other parties challenging the CSAPR to file opening briefs on February 9, 2012 with all briefing to be completed by March 16, 2012. The D.C. Circuit Court has scheduled oral argument for April 13, 2012. We cannot predict whether we will be successful in our legal challenge to the CSAPR, or when the D.C. Circuit Court will rule on our challenge.

In February 2012, the EPA released a final rule (Final Revisions) and a direct-to-final rule (Direct Final Rule) revising certain aspects of the CSAPR, including emissions budgets for the State of Texas. The Final Revisions increase the emissions budgets for the State of Texas by 50,517 tons for the annual SO2 program and 1,375 tons for each of the annual NOx and seasonal NOx programs. The Direct Final Rule further increases (over the Final Revisions) the Texas annual NOx emissions budget by 2,731 tons and the seasonal NOx emissions budget by 1,142 tons. If the EPA receives significant adverse comments on the Direct Final Rule, it will be withdrawn and its provisions considered in a proposed rule subject to normal notice-and-comment rulemaking procedures. In total, the emissions budgets established by the Final Revisions along with the Direct Final Rule would require our fossil-fueled generation units to reduce (i) their annual SO2 and NOx emissions by approximately 120,600 tons (56 percent) and 9,000 tons (22 percent), respectively, compared to 2010 actual levels, and (ii) their seasonal NOx emissions by approximately 3,300 tons (18 percent), compared to 2010 levels. The company could comply with these emissions limits either through physical reductions or through the purchase of emissions credits from third parties, but the volume of SO2 credits that may be purchased from sources outside of Texas is subject to limitations starting in 2014, as described further below. Because the CSAPR is currently stayed by the D.C. Circuit Court, the Final Revisions and the Direct Final Rule do not impose any immediate legal or compliance requirements on Luminant, the State of Texas, or other affected parties. We cannot predict whether, when, or in what form the CSAPR, the Final Revisions, or the Direct Final Rule will take effect.

The CSAPR establishes a “cap and trade” system as a compliance tool. The system includes three trading programs—one for annual SO2 emissions and one each for seasonal and annual NOx emissions—that allow for limited trading of allowances among sources covered by the programs. An allowance represents a ton of emissions of SO2 or NOx and sources are required to surrender to the EPA one allowance for every ton of emissions they emit in a given compliance period. The CSAPR allocates to each covered state (including Texas) a number of allowances for each of the three programs, and those allowances are then allocated among emission sources within the state. To the extent a source’s emissions exceed the number of allowances it has been allocated, the source generally may buy additional allowances from other sources that it can surrender to the EPA in order to comply with the CSAPR. Sources included in the seasonal and annual NOx programs are allowed to trade allowances with any other sources in those programs. The SO2 trading program, however, divides States into Group 1 and Group 2, and permits sources to trade SO2 allowances only with other sources in the same Group. Texas is in Group 2, which is composed of seven states. We believe that there may not be sufficient liquidity in the system for the purchase of allowances to constitute a significant element of our strategy to comply with the CSAPR as originally adopted. Further, we believe that the state assurance levels contained in the CSAPR starting in 2014 (i.e., the level of emissions permitted in a state that, to the extent exceeded, must be offset with allowances on a three to one basis—one allowance for exceeding the applicable emissions limit and two allowances for exceeding the assurance level) could prevent using allowances to offset emissions above our generation fleet’s pro rata portion of the Texas assurance level as a viable compliance strategy in 2014 and beyond.

In September 2011, we announced a compliance plan to satisfy the requirements of the CSAPR as issued in July 2011. Consistent with this compliance plan, we submitted a Notice of Suspension of Operations to ERCOT in October 2011 to notify ERCOT that we would suspend operations at Monticello Units 1 and 2 as of January 1, 2012 in order to comply with the emissions limitations in the CSAPR. As a result of the D.C. Circuit Court’s order staying the CSAPR, we rescinded our Notice of Suspension of Operations. While the legal challenge to the CSAPR is in process, we intend to continue evaluating the CSAPR, the Final Revisions, and the Direct Final Rule, alternatives for compliance and the expected effects on our operations, liquidity and financial results.

Material capital expenditures would be required to comply with the CSAPR, as revised in February 2012, as well as with other pending and expected environmental regulations. In 2011, total capital expenditures for environmental projects totaled $142 million. Analysis is ongoing regarding expected capital expenditures relating to the CSAPR, the status of which is uncertain given the pending legal proceeding, and the final MATS rule, which was published in February 2012. We currently estimate that total capital expenditures related to the CSAPR, MATS, and other environmental regulations will be approximately $300 million in 2012. Prior to the publication of the final MATS rule, we estimated that expenditures of more than $1.5 billion before the end of the decade in environmental control equipment would be required to comply with regulatory requirements, including the CSAPR and MATS. We are currently evaluating this estimate in light of the final MATS rule, the Final Revisions and the Direct Final Rule.

Given the uncertainty regarding the CSAPR’s (including the Final Revisions and the Direct Final Rule) requirements and the timing of its implementation, we are unable to predict its effects on our results of operations, liquidity or financial condition. See Note 3 to Financial Statements for discussion of impairments of emission allowances and certain mining assets, as well as accelerated depreciation of mining assets recorded in 2011 as a result of the CSAPR.

Other EPA Actions — The EPA has promulgated Acid Rain Program rules that require fossil-fueled plants to have sufficient SO2 emission allowances and meet certain NOx emission standards. We believe our generation plants meet these SO2 allowance requirements and NOx emission rates.

SO2 and NOx reductions required under the proposed regional haze/visibility rule (or so-called BART rule) only apply to units built between 1962 and 1977. The reductions are required on a unit-by-unit basis. In February 2009, the TCEQ submitted a State Implementation Plan (SIP) concerning regional haze to the EPA, which we believe will not have a material impact on our generation facilities. The EPA has not made a final decision on this SIP submittal; however, in December 2011 the EPA proposed a limited disapproval of the SIP and a Federal Implementation Plan for Texas providing that the inclusion in the CSAPR programs meets the requirements for SO2 and NOx reductions.

The Clean Air Act requires each state to monitor air quality for compliance with federal health standards. The EPA is required to periodically review, and if appropriate, revise all national ambient quality standards. The standards for ozone are not being achieved in several areas of Texas. The TCEQ adopted SIP rules in May 2007 to deal with eight-hour ozone standards, which required NOx emission reductions from certain of our peaking natural gas-fueled units in the Dallas-Fort Worth area. In March 2008, the EPA made the eight-hour ozone standards more stringent. In January 2010, the EPA proposed to further reduce the eight-hour ozone standard and to adopt a secondary standard for the protection of sensitive vegetation from ozone-related damage; however, in September 2011, the White House directed the EPA to withdraw this reconsideration. Since the EPA has not designated nonattainment areas and projects that SIP rules to address attainment of the 2008 standards will not be required until June 2015, we cannot yet predict the impact of this action on our generation facilities. In January 2010, the EPA added a new one-hour NOx National Ambient Air Quality standard that may require actions within Texas to reduce emissions. The TCEQ will be required to revise its monitoring network and submit an implementation plan with compliance required no earlier than January 2021. In June 2010, the EPA adopted a new one-hour SO2 national ambient air quality standard that may require action within Texas to reduce SO2 emissions. The TCEQ will be required to conduct modeling and develop an implementation plan by June 2013, pursuant to which compliance will be required by 2017, according to the EPA’s implementation timeline. We cannot predict the impact of the new standards on our business, results of operations or financial condition until the TCEQ adopts (if required) an implementation plan with respect to the standards.

In 2005, the EPA published a final rule requiring reductions of mercury emissions from lignite/coal-fueled generation plants. The Clean Air Mercury Rule (CAMR) was based on a nationwide cap and trade approach. The mercury reductions were required to be phased in between 2010 and 2018. In March 2008, the D.C. Circuit Court vacated CAMR. In February 2009, the US Supreme Court refused to hear the appeal of the D.C. Circuit Court’s ruling. The EPA agreed in a consent decree submitted for court approval to propose Maximum Achievable Control Technology (MACT) rules by March 2011 and finalize those rules by November 2011, as subsequently postponed to December 2011. In March 2011, the EPA issued for comment a proposed rule for coal and oil-fueled electric generation units (Utility MACT). In December 2011, the EPA finalized the Utility MACT rule (now called the Mercury and Air Toxics Standard or MATS). MATS regulates the emissions of mercury, nonmercury metals, hazardous organic compounds and acid gases. Any additional control equipment retrofits on our lignite/coal-fueled generation units required to comply with MATS as finalized would need to be installed within three to four years from the April 16, 2012 effective date of the rule. We continue to evaluate the measures necessary to comply with MATS, which are expected to require substantial capital expenditures, and have not finalized cost estimates. As with many EPA regulations, there may be requests for a stay or reconsideration of the rule or petitions to the courts. We cannot predict the outcome of any of these actions should they occur.

In September 2010, the EPA disapproved a portion of the SIP pursuant to which the TCEQ implements its program to achieve the requirements of the Clean Air Act. The EPA disapproved the Texas standard permit for pollution control projects. We hold several permits issued pursuant to the TCEQ standard permit conditions for pollution control projects. We challenged the EPA’s disapproval by filing a lawsuit in the US Court of Appeals for the Fifth Circuit (Fifth Circuit Court) arguing that the TCEQ’s adoption of the standard permit conditions for pollution control projects was consistent with the Clean Air Act. In March 2012, the Fifth Circuit Court vacated the EPA’s disapproval of the Texas standard permit for pollution control projects and remanded the matter to the EPA for reconsideration. We cannot predict the timing or outcome of the EPA’s reconsideration.

In November 2010, the EPA disapproved a different portion of the SIP under which the TCEQ had been phasing out a longstanding exemption for certain emissions that unavoidably occur during startup, shutdown and maintenance activities and replacing that exemption with a more limited affirmative defense that will itself be phased out and replaced by TCEQ-issued generation facility-specific permit conditions. We, like many other electricity generation facility operators in Texas, have asserted applicability of the exemption or affirmative defense, and the TCEQ has not objected to that assertion. We have also applied for and received the generation facility-specific permit amendments. We have challenged the EPA’s disapproval by filing a lawsuit in the US Court of Appeals for the Fifth Circuit arguing that the TCEQ’s adoption of the affirmative defense and phase-out of that affirmative defense as permits are issued is consistent with the Clean Air Act. We cannot predict the outcome of, or timing of the court’s ruling, in this litigation. Also see Note 10 to Financial Statements for discussion of a petition filed in January 2012 by the Sierra Club in a Texas district court challenging the TCEQ’s issuance of our permit amendments.

In January 2011, the EPA retroactively disapproved a portion of the SIP pursuant to which the TCEQ issued permits for certain formerly non-permitted “grandfathered” facilities approximately 10 years ago. We hold such permits. The EPA took this action despite acknowledging that emissions covered by these standard permits do not threaten attainment or maintenance of the NAAQS under the Clean Air Act. We have challenged the EPA’s disapproval by filing a lawsuit in the US Court of Appeals for the Fifth Circuit arguing that the TCEQ’s adoption of the standard permit is consistent with the Clean Air Act. If the EPA’s action stands, and if it causes us to undertake additional permitting activity and install additional emissions control equipment at our affected generation facilities, we could incur material capital expenditures. We cannot predict the outcome of this litigation.

We believe that we hold all required emissions permits for facilities in operation. If the TCEQ adopts implementation plans that require us to install additional emissions controls, or if the EPA adopts more stringent requirements through any of the number of potential rulemaking activities in which it is or may be engaged, we could incur material capital expenditures, higher operating costs and potential production curtailments, resulting in material effects on our results of operations, liquidity and financial condition.

Water

The TCEQ and the EPA have jurisdiction over water discharges (including storm water) from facilities in Texas. We believe our facilities are presently in material compliance with applicable state and federal requirements relating to discharge of pollutants into water. We believe we hold all required waste water discharge permits from the TCEQ for facilities in operation and have applied for or obtained necessary permits for facilities under construction. We also believe we can satisfy the requirements necessary to obtain any required permits or renewals.

In 2010, we obtained a renewed and amended permit for discharge of waste water from our Oak Grove generation facility. Opponents to that permit renewal have initiated a challenge in Travis County, Texas District Court. We and the State of Texas are defending the issuance of the permit. We cannot predict the outcome of the litigation. If the permit is ultimately rejected by the courts, and we are required to undertake additional permitting activity and install additional temperature-control equipment, we could incur material capital expenditures, which could result in material effects on our results of operations, liquidity and financial condition. (See Note 10 to Financial Statements.)

Diversion, impoundment and withdrawal of water for cooling and other purposes are subject to the jurisdiction of the TCEQ and the EPA. We believe we possess all necessary permits for these activities from the TCEQ for our present operations. Clean Water Act Section 316(b) regulations pertaining to existing water intake structures at large generation facilities were published by the EPA in 2004. As prescribed in the regulations, we began implementing a monitoring program to determine the future actions that might need to be taken to comply with these regulations. In January 2007, a federal court ruled against the EPA in a lawsuit brought by environmental groups challenging aspects of these regulations, and in July 2007, the EPA announced that it was suspending the regulations pending further rulemaking. The US Supreme Court issued a decision in April 2009 reversing the federal court’s decision, in part, and finding that the EPA permissibly used cost-benefit analysis in the Section 316(b) regulations. In the absence of regulations, the EPA has instructed the states implementing the Section 316(b) program to use their best professional judgment in reviewing applications and issuing permits under Section 316(b). In April 2010, the EPA entered into a settlement agreement that requires it to propose new rules under Section 316(b) by March 2011 and to finalize those rules by July 2012. In March 2011, the EPA issued for comment the proposed regulations. Although the proposed rule does not mandate a certain control technology, it does require site-specific assessments of technology feasibility on a case-by-case basis at the state level. Compliance with this rule would be required beginning eight years following promulgation. We cannot predict the substance of the final regulations or the impact they may have on our results of operations, liquidity or financial condition.

Radioactive Waste

We currently ship low-level waste material to a disposal facility outside of Texas. Under the federal Low-Level Radioactive Waste Policy Act of 1980, as amended, the State of Texas is required to provide, either on its own or jointly with other states in a compact, for the disposal of all low-level radioactive waste generated within the state. The State of Texas has agreed to a compact for a disposal facility that would be located in Texas. That compact was ratified by Congress and signed by the President in 1998. In 2003, the State of Texas enacted legislation allowing a private entity to be licensed to accept low-level radioactive waste for disposal, and in 2004 the State received a license application from such an entity for review. In January 2009, the TCEQ approved this permit. We expect to continue to ship low-level waste material off-site for as long as an alternative disposal site is available. Should existing off-site disposal become unavailable, the low-level waste material will be stored on-site. (See discussion under “Luminant – Nuclear Generation Operations” above.) A rate case is currently before the TCEQ to determine the rates to be charged by the owner of waste disposal facilities to customers (potentially including TCEH) for disposal of low-level radioactive waste in Texas.

The nuclear industry is developing ways to store used nuclear fuel on site at nuclear generation facilities, primarily through the use of dry cask storage, since there are no facilities for reprocessing or disposal of used nuclear fuel currently in operation in the US. Luminant stores its used nuclear fuel on-site in storage pools or dry cask storage facilities and believes its on-site used nuclear fuel storage capability is sufficient for the foreseeable future.

Solid Waste, Including Fly Ash Associated with Lignite/Coal-Fueled Generation

Treatment, storage and disposal of solid waste and hazardous waste are regulated at the state level under the Texas Solid Waste Disposal Act and at the federal level under the Resource Conservation and Recovery Act of 1976, as amended, and the Toxic Substances Control Act. The EPA has issued regulations under the Resource Conservation and Recovery Act of 1976 and the Toxic Substances Control Act, and the TCEQ has issued regulations under the Texas Solid Waste Disposal Act applicable to our facilities. We believe we are in material compliance with all applicable solid waste rules and regulations. In addition, we have registered solid waste disposal sites and have obtained or applied for permits required by such regulations.

In December 2008, an ash impoundment facility at a Tennessee Valley Authority (TVA) site ruptured, releasing a significant quantity of coal ash slurry. No impoundment failures of this magnitude have ever occurred at any of our impoundments, which are significantly smaller than the TVA’s and are inspected on a regular basis. We routinely sample groundwater monitoring wells to ensure compliance with all applicable regulations. As a result of the TVA ash impoundment failure, in May 2010, the EPA released a proposed rule that considers regulating coal combustion residuals as either a hazardous waste or a non-hazardous waste. We are unable to predict the requirements of a final rule; however, the potential cost of compliance could be material.

The EPA issued a notice in December 2009 that it had identified several industries, including the electric power industry, which should be subject to financial responsibility requirements under the Comprehensive Environmental Response, Compensation and Liability Act consistent with the risk associated with their production, transportation, treatment, storage or disposal of hazardous substances. The EPA indicated in its notice that it would develop regulations that define the scope of those financial responsibility requirements. We do not know, at this time, the scope of these requirements, nor are we able to estimate the potential cost (which could be material) of complying with any such new requirements.

Environmental Capital Expenditures

Capital expenditures for our environmental projects totaled $142 million in 2011 and are expected to total approximately $300 million in 2012 related to the CSAPR, MATS and other environmental regulations.

Legal and Administrative Proceedings

Litigation Related to Generation Facilities

In November 2010, an administrative appeal challenging the decision of the TCEQ to renew and amend Oak Grove Management Company LLC’s (Oak Grove) (a wholly-owned subsidiary of TCEH) Texas Pollutant Discharge Elimination System (TPDES) permit related to water discharges was filed by Robertson County: Our Land, Our Lives and Roy Henrichson in the Travis County, Texas District Court. Plaintiffs seek a reversal of the TCEQ’s order and a remand back to the TCEQ for further proceedings. In addition to this administrative appeal, in November 2010, two other petitions were filed in Travis County, Texas District Court by Sustainable Energy and Economic Development Coalition and Paul and Lisa Rolke, respectively, who were non-parties to the administrative hearing before the State Office of Administrative Hearings, challenging the TCEQ’s decision to renew and amend Oak Grove’s TPDES permit and asking the District Court to remand the matter to the TCEQ for further proceedings. In January 2012, the petition filed by Paul and Lisa Rolke was dismissed. Although we cannot predict the outcome of these proceedings, we believe that the renewal and amendment of the Oak Grove TPDES permit are protective of the environment and that the application for and the processing of Oak Grove’s TPDES permit renewal and amendment by the TCEQ were in accordance with applicable law. There can be no assurance that the outcome of these matters would not result in an adverse impact on our results of operations, liquidity or financial condition.

In January 2012, the Sierra Club filed a petition in Travis County, Texas District Court challenging the TCEQ’s decision to issue permit amendments imposing limits on emissions during planned startup, shutdown and maintenance activities at Luminant’s Big Brown, Monticello, Martin Lake and Sandow Unit 4 generation facilities. Although we cannot predict the outcome of this proceeding, we believe that the permit amendments are protective of the environment and in accordance with applicable law. There can be no assurance that the outcome of this matter would not result in an adverse impact on our results of operations, liquidity or financial condition.

In September 2010, the Sierra Club filed a lawsuit in the US District Court for the Eastern District of Texas (Texarkana Division) against EFH Corp. and Luminant Generation Company LLC (a wholly-owned subsidiary of TCEH) for alleged violations of the Clean Air Act at Luminant’s Martin Lake generation facility. While we are unable to estimate any possible loss or predict the outcome of the litigation, we believe that the Sierra Club’s claims are without merit, and we intend to vigorously defend this litigation. The litigation is currently stayed by the court. In addition, in February 2010, the Sierra Club informed Luminant that it may sue Luminant for allegedly violating federal Clean Air Act provisions in connection with Luminant’s Big Brown generation facility. Subsequently, in December 2010, the Sierra Club informed Luminant that it may sue Luminant for allegedly violating federal Clean Air Act provisions in connection with Luminant’s Monticello generation facility. In October 2011, the Sierra Club again informed Luminant that it may sue Luminant for allegedly violating federal Clean Air Act provisions in connection with Luminant’s Big Brown and Monticello generation facilities. We cannot predict whether the Sierra Club will actually file suit or the outcome of any resulting proceedings.

See “Environmental Regulations and Related Considerations—Sulfur Dioxide, Nitrogen Oxide and Mercury Air Emissions—Cross-State Air Pollution Rule” for discussion of our petition for review in the D.C. Circuit Court challenging the CSAPR and a motion to stay the effective date of the CSAPR, in each case as applied to Texas.

Regulatory Reviews

In June 2008, the EPA issued an initial request for information to TCEH under the EPA’s authority under Section 114 of the Clean Air Act. The stated purpose of the request is to obtain information necessary to determine compliance with the Clean Air Act, including New Source Review Standards and air permits issued by the TCEQ for the Big Brown, Monticello and Martin Lake generation facilities. Historically, as the EPA has pursued its New Source Review enforcement initiative, companies that have received a large and broad request under Section 114, such as the request received by TCEH, have in many instances subsequently received a notice of violation from the EPA, which has in some cases progressed to litigation or settlement. We are cooperating with the EPA and responding in good faith to the EPA’s request, but we are unable to predict the outcome of this matter.

Other Matters

We are involved in various legal and administrative proceedings in the normal course of business, the ultimate resolution of which, in the opinion of management, is not anticipated to have a material effect on our results of operations, liquidity or financial condition.

MANAGEMENT

Managers of TCEH

The names of TCEH’s managers and information about them, as furnished by the managers themselves, are set forth below:

Name	Age	Served As Manager Since	Business Experience
Frederick M. Goltz	41	2007	Frederick M. Goltz has served as a Manager of TCEH since October 2007. He has been with Kohlberg Kravis Roberts and Co., L.P. (including KKR Asset Management LLC, “KKR”) for 16 years. Mr. Goltz has played a significant role in the development of many of the themes pursued by KKR in the energy space, including those related to integrated utilities, merchant generation, and oil and gas exploration and production. He now heads KKR’s Mezzanine Fund headquartered in San Francisco. He is also a director of EFH Corp., and EFCH. During the past five years, Mr. Goltz also served on the boards of Accuride Corp. and Texas Genco Holdings, Inc.

Paul M. Keglevic	58	2010	Paul M. Keglevic has served as a Manager of TCEH since July 2010. Before joining EFH Corp. and its subsidiaries, Mr. Keglevic was an audit partner at PricewaterhouseCoopers (“PWC”). Mr. Keglevic was PWC’s Utility Sector Leader from 2002 to 2008 and Clients and Sector Assurance Leader from 2007 to 2008.

Scott Lebovitz	36	2007	Scott Lebovitz has served as a Manager of TCEH since October 2007. He is a Managing Director of Goldman, Sachs & Co. in its Principal Investment Area since 2007 having joined Goldman, Sachs & Co. in 1997. Mr. Lebovitz serves on the boards of both public and private companies, including Cobalt International Energy, Inc., EFH Corp. and EFCH. During the past five years, Mr. Lebovitz also served on the board of CVR Energy, Inc.

Michael MacDougall	41	2007	Michael MacDougall has served as a Manager of TCEH since October 2007. He is a partner of TPG. Mr. MacDougall leads the firm’s global energy and natural resources investing efforts. Prior to joining TPG in 2002, Mr. MacDougall was a vice president in the Principal Investment Area of the Merchant Banking Division of Goldman, Sachs & Co., where he focused on private equity and mezzanine investments. Mr. MacDougall is a director of both public and private companies, including Copano Energy, L.L.C., Graphic Packaging Holding Company, Harvester Holdings, LLC and its two subsidiaries, Petro Harvester Oil and Gas, LLC and 2CO Energy Limited, Maverick American Natural Gas, LLC, Nexeo Solutions Holdings, LLC, Northern Tier Energy, LLC, EFH Corp., and EFCH, and is a director of the general partner of Valerus Compression Services, L.P. During the past five years, he also served on the boards of Aleris International, Kraton Performance Polymers Inc. and Texas Genco LLC prior to its sale to NRG Energy, Inc. in February 2006. Mr. MacDougall also serves as the Chairman of the Board of The Opportunity Network and is a member of the Board of the Dwight School Foundation and Islesboro Affordable Property.

John F. Young	55	2010	John F. Young has served as a Manager of TCEH since July 2010. Before joining EFH Corp. and its subsidiaries, Mr. Young served in many leadership roles at Exelon Corporation from March 2003 to January 2008, including Executive Vice President of Finance and Markets and Chief Financial Officer of Exelon Corporation; President of Exelon Generation; and President and Chief Operating Officer of Exelon Power. Prior to joining Exelon, Mr. Young was Senior Vice President of Sierra Pacific Resources Corporation. Mr. Young is also a director of EFH Corp., EFCH, EFIH, Luminant and USAA.

Directors of TCEH Finance

The names of TCEH Finance’s directors and information about them, as furnished by the directors themselves, are set forth below:

Name	Age	Served As Director Since	Business Experience
John F. Young	55	2007	John F. Young has served as a Director of TCEH Finance since April 2007. Before joining EFH Corp. and its subsidiaries, Mr. Young served in many leadership roles at Exelon Corporation from March 2003 to January 2008, including Executive Vice President of Finance and Markets and Chief Financial Officer of Exelon Corporation; President of Exelon Generation; and President and Chief Operating Officer of Exelon Power. Prior to joining Exelon, Mr. Young was Senior Vice President of Sierra Pacific Resources Corporation. Mr. Young is also a director of EFH Corp., EFCH, EFIH, Luminant and USAA.

Paul M. Keglevic	58	2008	Paul M. Keglevic has served as a Director of TCEH Finance since July 2008. Before joining EFH Corp. and its subsidiaries, Mr. Keglevic was an audit partner at PricewaterhouseCoopers (“PWC”). Mr. Keglevic was PWC’s Utility Sector Leader from 2002 to 2008 and Clients and Sector Assurance Leader from 2007 to 2008.

Manager/Director Qualifications

When considering whether the managers and directors have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Managers of TCEH (the “TCEH Board”) and the Board of Directors of TCEH Finance (the “TCEH Finance Board”) to satisfy their oversight responsibilities effectively in light of TCEH’s and TCEH Finance’s business and structure, respectively, the TCEH Board and TCEH Finance Board focused primarily on the information in each of the manager’s or director’s biographical information set forth above. In addition, TCEH believes that each of its managers and each of TCEH Finance’s directors possesses high ethical standards, acts with integrity, and exercises careful judgment. Each is committed to employing his skills and abilities in the long-term interests of TCEH, TCEH Finance and their stakeholders. Finally, each of the managers serving on the TCEH Board and each of the directors serving on the TCEH Finance Board is knowledgeable and experienced in business and civic endeavors, further qualifying them for service as members of the TCEH Board and/or the TCEH Finance Board.

Executive Officers

The names and information regarding TCEH’s and TCEH Finance’s executive officers, as furnished by the executive officers themselves, are set forth below:

Name of Officer	Age	Positions and Offices Presently Held	Date First Elected to Present Offices	Business Experience (Preceding Five Years)
John F. Young	55	President and Chief Executive	April 2008	John F. Young was elected President and Chief Executive of TCEH in April 2008. Before joining EFH Corp. and its subsidiaries, Mr. Young served in many leadership roles at Exelon Corporation from March 2003 to January 2008, including Executive Vice President of Finance and Markets and Chief Financial Officer of Exelon Corporation; President of Exelon Generation; and President and Chief Operating Officer of Exelon Power. Prior to joining Exelon, Mr. Young was Senior Vice President of Sierra Pacific Resources Corporation.

James A. Burke	43	President and Chief Executive of TXU Energy	August 2005	James A. Burke was elected President and Chief Executive of TXU Energy in August 2005. Previously, Mr. Burke was Senior Vice President Consumer Markets of TXU Energy.

David A. Campbell	43	President and Chief Executive of Luminant	June 2008	David A. Campbell was elected President and Chief Executive of Luminant in June 2008. Mr. Campbell was Executive Vice President and Chief Financial Officer of EFH Corp. from April 2007 to June 2008 having previously served as Acting Chief Financial Officer beginning in March 2006 and as Executive Vice President for Corporate Planning, Strategy & Risk when he joined EFH Corp. in May 2004.

Paul M. Keglevic	58	Executive Vice President and Chief Financial Officer	July 2008	Paul M. Keglevic was elected Executive Vice President and Chief Financial Officer of TCEH in July 2008. Before joining EFH Corp. and its subsidiaries, Mr. Keglevic was an audit partner at PWC. Mr. Keglevic was PWC’s Utility Sector Leader from 2002 to 2008 and Clients and Sector Assurance Leader from 2007 to 2008.

M. A. McFarland	42	Executive Vice President and Chief Commercial Officer of Luminant	July 2008	M. A. McFarland was elected Executive Vice President and Chief Commercial Officer of Luminant in July 2008. Before joining Luminant, Mr. McFarland served as Senior Vice President of Mergers, Acquisitions and Divestitures and as a Vice President in the wholesale marketing and trading division power team at Exelon Corporation.

Stacey Doré	39	Senior Vice President and General Counsel	March 2012	Stacey Doré has served as Senior Vice President and General Counsel of EFH Corp. and TCEH since March 2012. She served as Vice President and General Counsel of Luminant from November 2011 to March 2012, Vice President and Associate General Counsel of EFH Corp. from July 2008 to November 2011, and was in private practice at Vinson & Elkins L.L.P. from 1997 to 2008.

There is no family relationship between any of the above-named executive officers.

EXECUTIVE COMPENSATION

Introductory Note

TCEH’s and TCEH Finance’s executive officers are comprised of executive officers of our parent company, EFH Corp. Consequently, TCEH’s and TCEH Finance’s named executive officers are also named executive officers of EFH Corp. All compensation matters, including compensation philosophy, are administered by EFH Corp. As a result, set forth below is substantially the same executive compensation disclosure publicly filed with the SEC by EFH Corp. on February 21, 2012 in EFH Corp.’s Annual Report on Form 10-K (“EFH Corp.’s 2011 Form 10-K). References in this “Executive Compensation” section to “we,” “our” and “us” refer to EFH Corp.

Organization and Compensation Committee

The Organization and Compensation Committee (the “O&C Committee”) of EFH Corp.’s Board of Directors (the “Board”) is comprised of four non-employee directors: Arcilia C. Acosta, Donald L. Evans, Marc S. Lipschultz and Kenneth Pontarelli. The primary responsibility of the O&C Committee is to:

•

determine and oversee the compensation program of EFH Corp. and its subsidiaries (other than the Oncor Ring-Fenced Entities), including making recommendations to the Board with respect to the adoption, amendment or termination of compensation and benefits plans, arrangements, policies and practices;

•

evaluate the performance of EFH Corp.’s Chief Executive Officer (the “CEO”) and the other executive officers of EFH Corp. and its subsidiaries (other than the Oncor Ring-Fenced Entities) (collectively, the “executive officers”), including all of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), and

•	approve executive compensation based on those evaluations.

Executive Summary

Significant Executive Compensation Actions

EFH Corp.’s executive compensation programs are designed to implement our pay-for-performance compensation philosophy, which places an emphasis on pay-at-risk. As a result, our compensation programs balance long-term and short-term objectives and consist of salary, bonus, and equity components. In 2011, following a review of our current capitalization, our businesses’ performance in the previous year, external market forces, and an independent consultant’s evaluation of our compensation practices, the O&C Committee approved the granting of additional long-term cash incentive awards to our Named Executive Officers and the modification of the long-term equity incentive awards for our Named Executive Officers, with the goal of increasing the performance and retentive value of our executive compensation plans. These adjustments are described more fully herein.

Significant Business Activities in 2011

Liability Management Program

In 2009, we initiated a liability management program to improve our balance sheet by reducing the amount and extending the maturity of our outstanding debt. As part of the program, in April 2011, we amended the TCEH Senior Secured Facilities, resulting in the extension of $16.4 billion in loan maturities under the TCEH Term Loan Facilities and the TCEH Letter of Credit Facility from October 2014 to October 2017, and the extension of $1.4 billion of commitments under the TCEH Revolving Credit Facility from October 2013 to October 2016. Additionally, during 2011 we engaged in debt exchanges, issuances, and repurchase activities as part of the program, as more fully described in Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Significant Activities and Events” and Note 10 to Financial Statements in EFH Corp.’s 2011 Form 10-K. Since inception, the program has resulted in the capture of approximately $2 billion of debt discount and the extension of approximately $23.5 billion of debt maturities to 2017-2021.

Extreme Weather

Weather in ERCOT during 2011 was extremely volatile and included record setting heat during the summer and atypical winter weather in February. Although we did experience outages during the February storm, many of our units withstood the harsh weather, particularly Comanche Peak, which operated at 100% reliability. The extreme weather resulted in record electricity consumption during both the winter and summer. During 2011, our coal and gas generation units achieved top decile safety and reliability performance, and we mined the highest amount of lignite in our history.

Regulatory Environment

2011 was a year of significant environmental regulatory change. During 2011, EFH Corp. was focused on these changes, while balancing Texas’ energy requirements. In July 2011, the EPA issued the CSAPR, the final replacement rule for CAIR. The CSAPR diverged from its predecessor by including Texas in its annual SO2 and NOx emissions reductions programs, as well as the seasonal NOx reduction program. In August 2011, we petitioned the EPA to reconsider and stay the effectiveness of the CSAPR, as applied to Texas, and in September 2011, we filed a petition for review in the D.C. Circuit Court challenging the CSAPR and a motion to stay the effective date of the CSAPR, as applied to Texas. In December 2011, the D.C. Circuit Court granted all motions for a judicial stay of the CSAPR, including as applied to Texas. The D.C. Circuit Court’s order stays the implementation of the CSAPR’s emissions reductions programs until a final ruling regarding its validity is issued. Additionally, in December 2011, the EPA issued MATS. MATS regulates the emissions of mercury, nonmercury metals, hazardous organic compounds and acid gases and will require additional control equipment retrofits on our lignite/coal-fueled generation units. See Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations “ and Note 4 to Financial Statements in EFH Corp.’s 2011 Form 10-K for a detailed discussion of CSAPR and MATS.

Compensation Risk Assessment

Our management team initiates EFH Corp.’s internal risk review and assessment process for our compensation policies and practices by assessing, among other things, (1) the mix of cash and equity payouts at various compensation levels; (2) the performance time horizons used by our plans; (3) the use of financial performance metrics that are readily monitored and reviewed; (4) the equity investment that most of our senior and middle management employees have in EFH Corp. common stock; (5) the lack of an active trading market and other impediments to liquidity associated with EFH Corp. common stock; (6) the incorporation of both operational and financial goals and individual performance modifiers; (7) the inclusion of maximum caps and other plan-based mitigants on the amount of certain of our awards; and (8) multiple levels of review and approval of awards (including approval of our O&C Committee with respect to awards to executive officers and awards to other employees that exceed monetary thresholds). Following their assessment, our management team prepares a report, which is provided to EFH Corp.’s Audit Committee for review. After review and adjustment, if any, as determined by EFH Corp.’s Audit Committee, the Audit Committee provides the report to the O&C Committee. EFH Corp.’s management (along with the Audit Committee) has determined that the risks arising from EFH Corp.’s compensation policies and practices are not reasonably likely to have a material adverse effect on EFH Corp.

Compensation Discussion and Analysis

Compensation Philosophy

We have a pay-for-performance compensation philosophy, which places an emphasis on pay-at-risk. In other words, a significant portion of an executive officer’s compensation is comprised of variable, at-risk incentive compensation. Our compensation program is intended to compensate executive officers appropriately for their contribution to the attainment of our financial, operational and strategic objectives. In addition, we believe it is important to retain our executive officers and strongly align their interests with EFH Corp.’s stakeholders by emphasizing long-term incentive compensation, including equity-based compensation.

To achieve the goals of our compensation philosophy, we believe that:

•	compensation plans should balance both long-term and short-term objectives;

•	the overall compensation program should emphasize variable compensation elements that have a direct link to overall corporate performance and stakeholder value, and

•

an executive officer’s individual compensation level should be based upon an evaluation of the financial and operational performance of that executive officer’s business unit or area of responsibility as well as the executive officer’s individual performance.

We believe our compensation philosophy supports our businesses by:

•	aligning performance measures with our business objectives to drive the financial and operational performance of EFH Corp. and its business units;

•	rewarding business unit and individual performance by providing compensation levels consistent with the level of contribution and degree of accountability;

•	attracting and retaining the best performers; and

•	strengthening the correlation between the long-term interests of our executive officers and stakeholders.

Elements of Compensation

The material elements of our executive compensation program are:

•	a base salary;

•	the opportunity to earn an annual performance-based cash bonus based on the achievement of specific corporate, business unit and individual performance goals; and

•

long-term incentive awards, primarily in the form of long-term cash incentive awards and restricted stock units (“Restricted Stock Units”) under and subject to the terms of the 2007 Stock Incentive Plan for Key Employees of EFH

Corp. and Affiliates (the “2007 Stock Incentive Plan”).

In addition, executive officers generally have the opportunity to participate in certain of our broad-based employee benefit plans, including our Thrift (401(k)) Plan, retirement plans and non-qualified benefit plans, and to receive certain perquisites.

Compensation of the CEO

In determining the compensation of the CEO, the O&C Committee annually follows a thorough and detailed process. At the end of each year, the O&C Committee reviews a self-assessment prepared by the CEO regarding his performance and the performance of our businesses and meets (with and without the CEO) to evaluate and discuss his performance and the performance of our businesses.

While the O&C Committee tries to ensure that the bulk of the CEO’s compensation is directly linked to his performance and the performance of our businesses, the O&C Committee also seeks to set his compensation in a manner that is competitive for retention purposes.

Compensation of Other Executive Officers

In determining the compensation of each of our executive officers (other than the CEO), the O&C Committee seeks the input of the CEO. At the end of each year, the CEO reviews a self-assessment prepared by each executive officer and assesses the executive officer’s performance against business unit (or area of responsibility) and individual goals and objectives. The O&C Committee and the CEO then review the CEO’s assessments and, in that context, the O&C Committee approves the compensation for each executive officer.

Assessment of Compensation Elements

We design the majority of our executive officers’ compensation to be linked directly to corporate and business unit (or area of responsibility) performance. For example, each executive officer’s annual performance-based cash bonus is primarily based on the achievement of certain corporate and business unit financial and operational targets (such as management EBITDA, cost management, generation output, customer satisfaction, etc.). In addition, each executive officer’s long-term cash incentive award is based on achievement of certain operational and financial performance metrics. We also try to ensure that our executive compensation program is competitive with our peer companies in order to reduce the risk of losing our executive officers.

The following is a detailed discussion of the principal compensation elements provided to our executive officers and the amendments made thereto in 2011. Additional detail about each of the elements can be found in the compensation tables, including the footnotes and the narrative discussion following certain of the tables.

Executive Compensation Evaluation and Adjustment

In late 2010, the O&C Committee engaged Pay Governance LLC (“Pay Governance”), an independent compensation consultant, to assist in its evaluation of our executive compensation practices. Pay Governance evaluated the compensation of our Named Executive Officers against a variety of market reference points and competitive data, including the compensation practices of a number of companies that we consider to comprise our peer group, size-adjusted energy services industry survey data and size-adjusted general industry survey data. In early 2011, Pay Governance delivered to the O&C Committee its report, which included market data for a peer group composed of the following companies:

Allegheny Energy, Inc.	Ameren Corp.	American Electric Power Co. Inc

Calpine Corp.	Constellation Energy Group Inc.	Dominion Resources Inc.

Duke Energy Corp.	Edison International	Entergy Corp.

Exelon Corp.	FirstEnergy Corp.	GenOn Energy, Inc.(1)

NextEra Energy, Inc.	NRG Energy, Inc.	PPL Corp.

Progress Energy Inc.	Public Service Enterprise Group Inc.	Southern Co.

Xcel Energy Inc.

(1)	GenOn Energy, Inc. is the surviving entity resulting from a merger between RRI Energy and Mirant. The Pay Governance report preceded the merger and referenced RRI Energy.

After a comprehensive review of the performance of our businesses in 2010, and taking into consideration the sustained decline in ERCOT wholesale power prices (primarily as a result of lower forward natural gas prices), the increased environmental regulatory requirements of the electric generation industry, our position as a highly-leveraged, privately-owned company, and the Pay Governance report, the O&C Committee approved modifications to the long-term incentive compensation for our Named Executive Officers described below in February 2011. The O&C Committee implemented these changes to provide incentives for retention and performance and to maintain a strong alignment between our Named Executive Officers and our stakeholders. We believe these changes are consistent with our compensation philosophy.

Amendment to Long-Term Cash Incentive Awards

In October 2009 (and in February 2010, with respect to Mr. Young), we granted each of our Named Executive Officers a long-term cash incentive award (the “Initial LTI Award”) that entitles each Named Executive Officer to receive on September 30, 2012, if such Named Executive Officer remains employed by EFH Corp. on such date (with exceptions in limited circumstances for pro-ration), a one-time, lump-sum cash payment equal to 75% (100% with respect to Mr. Young) of the aggregate Executive Annual Incentive Plan award received by such Named Executive Officer for fiscal years 2009, 2010 and 2011.

In February 2011, the O&C Committee approved the following additional long-term cash incentive awards for the Named Executive Officers:

•

an amount for each Named Executive Officer (the “2011 LTI Award”) of between $650,000 and $1,300,000 ($750,000 and $1,500,000 with respect to Mr. Young). The amount of the 2011 LTI Award is based on the amount of management EBITDA (as described herein) actually achieved by EFH Corp. as compared to the management EBITDA threshold and target amounts previously set by the O&C Committee for the year ended December 31, 2011. We will pay one-half of the 2011 LTI Award on each of September 30, 2012 and September 30, 2013, respectively, if such Named Executive Officer remains employed by EFH Corp. on such date (with exceptions in limited circumstances); and

•

an amount for each Named Executive Officer of between $500,000 and $1,000,000 ($1,350,000 and $2,700,000 with respect to Mr. Young), for each of 2012, 2013, and 2014 (collectively, the “2015 LTI Award”), with the amount of the award for each year to be determined based on the amount of management EBITDA (as described herein) actually achieved by EFH Corp. as compared to the management EBITDA threshold and target amounts set by the O&C Committee, in each case, for the years ended December 31, 2012, 2013, and 2014. We will pay the entire 2015 LTI Award on March 13, 2015, if such Named Executive Officer remains employed by EFH Corp. on such date (with exceptions in limited circumstances).

We believe these long-term cash incentive awards provide significant retentive value because each of the awards is not paid to a Named Executive Officer unless the Named Executive Officer remains employed with us for a period of time—until September 30, 2012 in connection with the Initial LTI Award, September 30, 2012 and September 30, 2013 in connection with the 2011 LTI Award, and March 13, 2015 in connection with the 2015 LTI Award (in each case with customary exceptions in limited circumstances). In addition, these long-term cash incentive awards provide additional incentive to our Named Executive Officers to achieve top operational and financial performance because the awards are based on either a percentage of the executive officers’ annual performance-based cash bonuses or the achievement of management EBITDA targets.

Amendment to Long-Term Equity Awards

In February 2011, the O&C Committee also approved amendments to our executive officers’ long-term equity awards. The O&C Committee approved an exchange program, pursuant to which each of our executive officers, including the Named Executive Officers, were entitled to receive a one-time lump sum grant of Restricted Stock Units (the “Exchange RSUs”) granted pursuant to our 2007 Stock Incentive Plan that cliff-vest on September 30, 2014, with exceptions in limited circumstances in exchange for forfeiting all rights in respect of any and all options to purchase shares of EFH Corp.’s common stock that had been previously granted to the executive officers under the 2007 Stock Incentive Plan. Each of our Named Executive Officers participated in the exchange, as described below in “Initial Grant of Restricted Stock Units.”

In addition, the O&C Committee approved annual grants of Restricted Stock Units (“Annual RSUs”) to each of our Named Executive Officers in each of 2011, 2012 and 2013. Each year, the Annual RSU award consists of 500,000 Restricted Stock Units (666,667 with respect to Mr. Campbell and 1,500,000 with respect to Mr. Young) that will cliff vest on September 30, 2014 (with exceptions in limited circumstances). In February 2011, we approved the grant of the 2011 Annual RSUs for our Named Executive Officers.

We believe these long-term equity incentive awards also provide significant retentive and performance value because the Restricted Stock Units do not vest until 2014 and their value is directly correlated with the performance of the Company.

Amended and Restated Employment Agreements

In 2011, we entered into amended and restated employment agreements, effective July 2011, with each of our executive officers, including our Named Executive Officers. As a general matter, these agreements incorporated the terms of the long-term cash incentive awards and long-term equity incentive awards described above.

Base Salary

Base salary should reward executive officers for the scope and complexity of their position and the level of responsibility required. We believe that a competitive level of base salary is required to attract and retain qualified talent.

The O&C Committee annually reviews base salaries and periodically uses independent compensation consultants to ensure the base salaries are market-competitive. The O&C Committee may also review an executive officer’s base salary from time to time during a year, including if the executive officer is given a promotion or if his responsibilities are significantly modified.

We want to ensure our cash compensation is competitive and sufficient to incent executive officers to remain with us, recognizing our high performance expectations across a broad set of operational, financial, customer service and community-oriented goals and objectives and the higher risk levels associated with being a significantly-leveraged company. In connection with their assessment of the compensation of our Named Executive Officers, the O&C Committee determined the base salaries for all Named Executive Officers should remain the same in 2011 as in 2010.

Annual Performance-Based Cash Bonus—Executive Annual Incentive Plan

The Executive Annual Incentive Plan (“EAIP”) provides an annual performance-based cash bonus for the successful attainment of certain annual financial and operational performance targets that are established annually at each of the corporate and business unit levels by the O&C Committee. Under the terms of the EAIP, performance against these targets, which are generally set at levels to incent high performance (while at the same time balancing the needs for safety and investment in our business), drives bonus funding. As a general matter, target level performance is based on EFH Corp.’s board-approved financial and operational plan (the “Financial Plan”) for the upcoming year. The O&C Committee’s expectation when setting target level performance is that the business will achieve the target level of performance during the upcoming year. Threshold and superior levels are for performance levels that are below or above expectations. Based on the level of attainment of these performance targets, an aggregate EAIP funding percentage amount for all participants is determined.

Our financial performance targets typically include “management” EBITDA, a non-GAAP financial measure. When the O&C Committee reviews management EBITDA for purposes of determining our performance against the applicable management EBITDA target, it includes our earnings before interest, taxes, depreciation and amortization plus transaction, management and/ or similar fees paid to the Sponsor Group, together with such adjustments as the O&C Committee shall determine appropriate in its discretion after good faith consultation with our CEO and Chief Financial Officer, including adjustments consistent with those included in the comparable definitions in TCEH’s Senior Secured Facilities (to the extent considered appropriate for executive compensation purposes). Our management EBITDA targets are also adjusted for acquisitions, divestitures or major capital investment initiatives to the extent that they were not contemplated in our Financial Plan. The management EBITDA targets are intended to measure achievement of the Financial Plan and the adjustments to management EBITDA described above primarily represent elements of our performance that are either beyond the control of management or were not predictable at the time the Financial Plan was approved. Given our Named Executive Officer’s business unit responsibilities, our management EBITDA calculations for Mssrs. Young and Keglevic include Oncor, while management EBITDA calculations for the remaining Named Executive Officers exclude Oncor. Under the terms of the EAIP, the O&C Committee has broad authority to make these or any other adjustments to EBITDA that it deems appropriate in connection with its evaluation and compensation of our executive officers. Management EBITDA is an internal measure used only for performance management purposes, and EFH Corp. does not intend for management EBITDA to be an alternative to any measure of financial performance presented in accordance with GAAP. Management EBITDA is not the same as Adjusted EBITDA, which is disclosed elsewhere in EFH Corp.’s 2011 Form 10-K and defined in the glossary to EFH Corp.’s 2011 Form 10-K.

Financial and Operational Performance Targets

The following table provides a summary of the weight given to the various business unit scorecards, which constitute the performance targets, for each of the Named Executive Officers.

	Weight
Name	EFH Corp. Management EBITDA(2)	EFH Business Services Scorecard Multiplier	Luminant Scorecard Multiplier	TXU Energy Scorecard Multiplier	Luminant Energy Scorecard Multiplier	Total	Payout
John F. Young(1)	50%	50%				100%	120%
Paul M. Keglevic(1)	50%	50%				100%	120%
David A. Campbell	25%		75%			100%	120%
James A. Burke	25%			75%		100%	116%
M.A. McFarland	25%	25%	25%		25%	100%	132%

(1)	Mr. Young and Mr. Keglevic are measured on EFH Corp. Management EBITDA (including Oncor) while the remaining Named Executive Officers are measured on EFH Corp. Management EBITDA (excluding Oncor).
(2)	The targeted EFH Corp. Management EBITDA (including Oncor) for the fiscal year ended December 31, 2011 was $4.9 billion. The targeted EFH Corp. Management EBITDA (excluding Oncor) for the fiscal year ended December 31, 2011 was $3.285 billion. The actual EFH Corp. Management EBITDA (including Oncor) for the fiscal year ended December 31, 2011 was $4.978 billion, which was above target. The actual EFH Corp. Management EBITDA (excluding Oncor) for the fiscal year ended December 31, 2011 was $3.297 billion, which was above target.

The following table provides a summary of the performance targets included in the EFH Business Services Scorecard Multiplier.

	00000000	00000000	00000000
EFH Business Services Scorecard Multiplier	Weight	Performance(1)	Payout
EFH Corp. Management EBITDA (excluding Oncor)(2)	20%	105%	21%
Luminant Scorecard Multiplier(3)	20%	125%	25%
TXU Energy Scorecard Multiplier(3)	20%	120%	24%
EFH Corp. (excluding Oncor) Total Spend	20%	125%	25%
EFH Business Services Costs	20%	150%	30%

Total	100%		125%

(1)	Performance payouts equal 100% if the target amount is achieved for a particular metric, 50% if the threshold amount is achieved and 200% if the superior amount is achieved. The actual performance payouts are interpolated between threshold and target or target and superior, as applicable, with a maximum performance payout for any particular metric being equal to 200%.
(2)	The targeted EFH Corp. Management EBITDA (excluding Oncor) for the fiscal year ended December 31, 2011 was $3.285 billion. The actual EFH Corp. Management EBITDA (excluding Oncor) for the fiscal year ended December 31, 2011 was $3.297 billion, which was above target.
(3)	The performance targets included in the Luminant Scorecard Multiplier and the TXU Energy Scorecard Multiplier are summarized below.

The following table provides a summary of the performance targets included in the Luminant Scorecard Multiplier.

	00000000	00000000	00000000
Luminant Scorecard Multiplier	Weight	Performance(1)	Payout
Luminant Management EBITDA(2)	35%	157%	55%
Luminant Available Generation—Coal	20%	105%	21%
Luminant Available Generation—Nuclear	10%	70%	7%
Luminant O&M/SG&A	15%	100%	15%
Luminant Capital Expenditures	10%	120%	12%
Luminant Fossil Fuel Costs	10%	150%	15%

Total	100%		125%

(1)	Performance payouts equal 100% if the target amount is achieved for a particular metric, 50% if the threshold amount is achieved and 200% if the superior amount is achieved. The actual performance payouts are interpolated between threshold and target or target and superior, as applicable, with a maximum performance payout for any particular metric being equal to 200%.
(2)	The target Luminant Management EBITDA for the fiscal year ended December 31, 2011 was $2.395 billion. The actual Luminant Management EBITDA for the fiscal year ended December 31, 2011 was $2.53 billion, which was above target.

The following table provides a summary of the performance targets included in the TXU Energy Scorecard Multiplier.

	00000000	00000000	00000000
TXU Energy Scorecard Multiplier	Weight	Performance(1)	Payout
TXU Energy Management EBITDA(2)	40%	92%	37%
Contribution Margin	15%	107%	16%
TXU Energy Total Costs	20%	185%	37%
Residential Customer Count	10%	30%	3%
Residential Days Meter to Cash	5%	200%	10%
PUCT Complaints	5%	200%	10%
Customer Satisfaction	5%	140%	7%

Total	100%		120%

(1)	Performance payouts equal 100% if the target amount is achieved for a particular metric, 50% if the threshold amount is achieved and 200% if the superior amount is achieved. The actual performance payouts are interpolated between threshold and target or target and superior, as applicable, with a maximum performance payout for any particular metric being equal to 200%.
(2)	The target TXU Energy Management EBITDA for the fiscal year ended December 31, 2011 was $915 million. The actual TXU Energy Management EBITDA for the fiscal year ended December 31, 2011 was $893 million, which was below target.

The following table provides a summary of the performance targets included in the Luminant Energy Scorecard Multiplier.

	00000000	00000000	00000000
Luminant Energy Scorecard Multiplier	Weight	Performance(1)	Payout
Luminant Management EBITDA(2)	45%	157%	70%
Luminant Energy SG&A	15%	200%	30%
Incremental Value Created	30%	200%	60%
Liquidity Utilization	10%	128%	13%

Total	100%		173%

(1)	Performance payouts equal 100% if the target amount is achieved for a particular metric, 50% if the threshold amount is achieved and 200% if the superior amount is achieved. The actual performance payouts are interpolated between threshold and target or target and superior, as applicable, with a maximum performance payout for any particular metric being equal to 200%.
(2)	The target Luminant Management EBITDA for the fiscal year ended December 31, 2011 was $2.395 billion. The actual Luminant Management EBITDA for the fiscal year ended December 31, 2011 was $2.530 billion, which was above target.

Individual Performance Modifier

After approving the actual performance against the applicable targets under the EAIP, the O&C Committee and/or the CEO reviews the performance of each of our executive officers on an individual and comparative basis. Based on this review, which includes an analysis of both objective and subjective criteria, as determined by the O&C Committee in its sole discretion, including the CEO’s recommendations (with respect to all executive officers other than himself), the O&C Committee approves an individual modifier for each executive officer. Under the terms of the EAIP, the individual performance modifier can range from an outstanding rating (150%) to an unacceptable rating (0%). To calculate an executive officer’s final performance-based cash bonus, the executive officer’s corporate/business unit payout percentages are multiplied by the executive officer’s target incentive level, which is computed as a percentage of annualized base salary, and then by the executive officer’s individual performance modifier.

Actual Award

The following table provides a summary of the 2011 performance-based cash bonus for each Named Executive Officer under the EAIP.

	00000000	00000000	00000000
Name	Target (% of salary)	Target Award ($ Value)	Actual Award
John F. Young (1)	100%	$1,200,000	$1,728,000
Paul M. Keglevic (2)	85%	$552,500	$795,600
David A. Campbell (3)	85%	$595,000	$892,500
James A. Burke (4)	85%	$535,500	$745,416
M.A. McFarland (5)	85%	$510,000	$807,840

(1)	Mr. Young’s incentive award is based on the successful achievement of the financial performance targets for EFH Corp. and the financial and operational performance targets for Luminant and TXU Energy and an individual performance modifier. In 2011, Mr. Young successfully led EFH Corp. and its subsidiaries through the challenges brought by extreme summer heat, a winter weather event, creditor allegations, new environmental regulations, and the continued decline of wholesale power prices. In spite of these challenges, under Mr. Young’s leadership, EFH Corp. surpassed its management EBITDA target, exercised financial discipline without sacrificing operational or safety standards, and continued to improve its balance sheet through the liability management program. Given these and other significant achievements, the O&C Committee approved an individual performance modifier that increased Mr. Young’s incentive award.
(2)	Mr. Keglevic’s incentive award is based on the successful achievement of the financial performance targets for EFH Corp. and EFH Business Services and the financial and operational performance targets for Luminant and TXU Energy and an individual performance modifier. In 2011, Mr. Keglevic continued our liability management initiatives by amending our TCEH Senior Secured Facilities, which resulted in the extention of $16.4 billion in loan maturities and $1.4 billion in commitments, and implemented a company-wide effort to streamline processes, increase efficiency, and generate cost savings. Given these significant accomplishments and other achievements (including his continued focus on liquidity management), the O&C Committee approved an individual performance modifier that increased Mr. Keglevic’s incentive award.

(3)	Mr. Campbell’s incentive award is based on the successful achievement of a financial performance target for EFH Corp. and the financial and operational performance targets for Luminant and an individual performance modifier. In 2011, Mr. Campbell coordinated our efforts to address the operational, regulatory, legal, and public affairs response to the CSAPR and was able to develop optimal operating scenarios, garner support from elected officials, communicate directly with the EPA to advocate increased emissions standards for Texas, and challenge the enforcement of the rule as applied to Texas. Additionally, under Mr. Campbell’s direction, Luminant delivered record mining production while maintaining strong safety records. Given these significant accomplishments and other achievements (including his ability to obtain top performance from our fleet during challenges brought about by weather and regulatory uncertainty), the O&C Committee approved an individual performance modifier that increased Mr. Campbell’s incentive award.
(4)	Mr. Burke’s incentive award is based on the successful achievement of a financial performance target for EFH Corp. and the financial and operational performance targets for TXU Energy and an individual performance modifier. In 2011, Mr. Burke continued to focus on customer attraction and satisfaction in a competitive retail market through the development of new product offerings and customer support. Even though TXU Energy narrowly missed its management EBITDA target, TXU Energy delivered strong results in customer satisfaction, PUC complaints, and total costs. Given these significant accomplishments and other achievements (including his continued commitment to foster TXU Energy’s brand and reputation with its customers and stakeholders), the O&C Committee approved an individual performance modifier that increased Mr. Burke’s incentive award.
(5)	Mr. McFarland’s incentive award is based on the successful achievement of the financial performance targets for EFH Corp., the financial and operational performance targets for Luminant and Luminant Energy and an individual performance modifier. In 2011, Mr. McFarland delivered strong financial results in the face of declining wholesale power prices through generation, while managing the transition to a Nodal market and the ERCOT power supply. Given these significant accomplishments and other achievements (including his strategic contributions to our supply book), the O&C Committee approved an individual performance modifier that increased Mr. McFarland’s incentive award.

Long-Term Incentive Awards

Long-Term Cash Incentive

The table below sets forth the Initial LTI Award and 2011 LTI Award earned by each Named Executive Officer and the amounts to be paid on September 30, 2012 and September 30, 2013, respectively, if such Named Executive Officer remains employed by EFH Corp. on such date (with exceptions in limited circumstances):

Name	Initial LTI Award Earned	2011 LTI Award Earned	Amount To Be Distributed 9/30/2012(1)	Amount To Be Distributed 9/30/2013(1)
John F. Young	$5,240,600	$1,500,000	$5,990,600	$750,000
Paul M. Keglevic	$1,795,144	$1,300,000	$2,445,144	$650,000
David A. Campbell	$1,887,638	$1,300,000	$2,537,638	$650,000
James A. Burke	$1,901,293	$1,300,000	$2,551,293	$650,000
M.A. McFarland	$1,832,765	$1,300,000	$2,482,765	$650,000

(1)	The amount to be distributed is subject, in limited circumstances, to pro-ration in the event of the Named Executive Officer’s termination without “cause” or resignation for “good reason” (including following a change of control of EFH Corp.), or in the event of such Named Executive Officer’s death or disability, as described in greater detail in the Named Executive Officer’s employment agreement.

In addition, the Company has awarded each of the Named Executive Officers the 2015 LTI Award, which provides each Named Executive Officer the opportunity to earn between $500,000 and $1,000,000 ($1,350,000 and $2,700,000 with respect to Mr. Young) in each of 2012, 2013, and 2014. Payment of the 2015 LTI Award will be deferred until March 2015 and is conditioned upon the Named Executive Officer’s continued employment with EFH Corp. on such date (with exceptions in limited circumstances). Please refer to the Grants of Plan-Based Awards-2011 table, including the footnotes thereto, for additional description of the 2015 LTI Award granted to each of the Named Executive Officers.

In connection with the grant of the 2011 LTI Award and 2015 LTI Award, and in consideration of the retention incentive that the 2011 LTI Award and the 2015 LTI Award provide to our Named Executive Officers, the O&C Committee approved the provision of irrevocable standby letters of credit under the terms of the TCEH Senior Secured Credit Facilities to each Named Executive Officer in the amount of $4,300,000 ($9,600,000 with respect to Mr. Young). These letters of credit support EFH Corp.’s payment obligations under the 2011 LTI Award and 2015 LTI Award.

Long-Term Equity Incentives

We believe it is important to strongly align the interests of our executive officers and stakeholders through equity-based compensation. In December 2007, our Board approved and adopted our 2007 Stock Incentive Plan. The purpose of the 2007 Stock Incentive Plan is to:

•

promote our long-term financial interests and growth by attracting and retaining management and other personnel with the training, experience and ability to make a substantial contribution to our success;

•	motivate management and other personnel by means of growth-related incentives to achieve long-range goals; and

•	strengthen the correlation between the long-term interests of our stakeholders and the interests of our executive officers through opportunities for stock (or stock-based) ownership in EFH Corp.

Because we are a privately held company, our 2007 Stock Incentive Plan does not contain provisions, and we do not have any equity grant practices in place designed to coordinate the granting of equity awards with the release of material non-public information. Please refer to the outstanding Equity Awards at Fiscal Year-End-2011 table, including the footnotes thereto, for a more detailed description of the outstanding Restricted Stock Units held by each of the Named Executive Officers.

Initial Grant of Restricted Stock Units

In November 2011, each of the Named Executive Officers participated in the exchange program described above and opted to surrender all of his respective existing stock options in exchange for the Restricted Stock Units as set forth below:

Executive Officer	Surrendered Options	Exchange RSUs(1)
John F. Young	9,000,000	4,500,000
Paul M. Keglevic	3,000,000	1,500,000
David A. Campbell	4,800,000	2,400,000
James A. Burke	2,650,000	1,325,000
M.A. McFarland	2,400,000	1,200,000

(1)	These Restricted Stock Units are subject to the terms, conditions and restrictions contained in the 2007 Stock Incentive Plan and the Named Executive Officer’s Restricted Stock Unit Agreement, including, but not limited to, a provision that if there is a change in control (as that term is defined in the 2007 Stock Incentive Plan) of EFH Corp. prior to September 30, 2014, all such Restricted Stock Units will immediately vest and all forfeiture restrictions related thereto will lapse. If the Named Executive Officer is terminated without “cause,” resigns for “good reason,” or is terminated due to death or disability, a portion of the Restricted Stock Units, calculated by multiplying the number of Exchange RSUs for such Named Executive Officer by a fraction, the numerator of which is the number of days from February 15, 2011 to such Named Executive Officer’s date of termination and the denominator of which is the number of days from February 15, 2011 to September 30, 2014, will vest and all forfeiture restrictions related thereto will lapse.

Annual Grant of Restricted Stock Units:

The O&C Committee approved the Annual RSU grant for 2011 on February 15, 2011, which resulted in each Named Executive Officer receiving 500,000 Restricted Stock Units (666,667 with respect to Mr. Campbell and 1,500,000 with respect to Mr. Young) in September 2011. The award of Annual RSUs for 2012 and 2013 are expected to be made following, and in connection with, such year’s February meeting of the O&C Committee. In the future, we may make additional discretionary grants of equity-based compensation to reward high performance or achievement. Please refer to the Grants of Plan-Based Awards—2011 table, including the footnotes thereto, and the Outstanding Equity Awards at Fiscal Year-End-2011 table, including the footnotes thereto, for a more detailed description of the outstanding Annual RSUs held by each of the Named Executive Officers.

Other Elements of Compensation

General

Our executive officers generally have the opportunity to participate in certain of our broad-based employee compensation plans, including our Thrift (401(k)) Plan, retirement plans and non-qualified benefit plans. Please refer to the footnotes to the Summary Compensation table for a more detailed description of our Thrift Plan, and the narrative that follows the Pension Benefits table for a more detailed description of our Retirement Plan and Supplemental Retirement Plan. Beginning in 2010, our Named Executive Officers were no longer eligible to participate in the Salary Deferral Program.

Perquisites

We provide our executives with certain perquisites on a limited basis. Those perquisites that exist are generally intended to enhance our executive officers’ ability to conduct company business. These benefits include, financial planning, preventive health maintenance, and reimbursement for certain club memberships and certain spousal travel expenses. Expenditures for the perquisites described below are disclosed by individual in footnotes to the Summary Compensation Table. The following is a summary of perquisites offered to our Named Executive Officers that are not available to all employees:

Executive Financial Planning: We pay for our executive officers to receive financial planning services. This service is intended to support them in managing their financial affairs, which we consider especially important given the high level of time commitment and performance expectation required of our executive officers. Furthermore, we believe that such service helps ensure greater accuracy and compliance with individual tax regulations by our executive officers.

Health Services: We pay for our executive officers to receive annual physical health exams. Also, in 2011, we purchased an annual membership for Messrs. Young and Keglevic to participate in a comprehensive health plan that provides anytime personal and private physician access and health care. The health of our executive officers is important given the vital leadership role they play in directing and operating the company. Our executive officers are important assets of EFH Corp., and these benefits are designed to help ensure their health and long-term ability to serve our stakeholders.

Club Memberships: We reimburse certain of our executives for the cost of golf and social club memberships, provided that the club membership provides for a business-use opportunity, such as client networking and entertainment. The club membership reimbursements are provided to assist the executives in cultivating business relationships.

Spouse Travel Expenses: From time to time, we pay for an executive officer’s spouse to travel with the executive officer when taking a business trip.

Payments Contingent Upon a Change of Control of EFH Corp.

We have entered into employment agreements with each of our Named Executive Officers, which were amended effective July 2011 to reflect the changes implemented by the O&C Committee in February 2011. Each of the employment agreements provides that certain payments and benefits will be paid upon the expiration or termination of the agreement under various circumstances, including termination without cause, resignation for good reason and termination of employment within a fixed period of time following a change in control of EFH Corp. We believe these provisions are important in order to attract and retain the caliber of executive officers that our business requires and provide incentive for our executive officers to fully consider potential changes that are in our and our stakeholders’ best interest, even if such changes would result in the executive officers’ termination of employment. For a description of the applicable provisions in the employment agreements of our Named Executive Officers see “Potential Payments upon Termination or Change in Control.”

Other

Under the terms of Mr. Young’s employment agreement, we have purchased a 10-year term life insurance policy on his life (to be paid to a beneficiary of his choice) in an insured amount equal to $10,000,000. As discussed more fully in the Pension Benefits Table, Mr. Young is not eligible to participate in the Supplemental Retirement Plan, nor is he eligible to receive monthly contribution credits under the cash balance component of our Retirement Plan. Therefore, under the terms of Mr. Young’s employment agreement we have agreed to provide a supplemental retirement plan, with a value of $3,000,000 if Mr. Young remains employed by EFH Corp. through December 31, 2014 (with customary exceptions for death, disability and leaving for “good reason” or termination “without cause”). Each of these benefits was included as a part of Mr. Young’s compensation package to account for Mr. Young’s inability to participate in the EFH Corp. Retirement Plan and Supplemental Retirement Plan (unlike many of his peers who are eligible to participate in the retirement plans of our peer companies).

Accounting and Tax Considerations

Accounting Considerations

Because our common stock is not registered or publicly traded, the O&C Committee does not generally consider the effect of accounting principles when making executive compensation decisions.

Income Tax Considerations

Section 162(m) of the Code limits the tax deductibility by a publicly held company of compensation in excess of $1 million paid to the CEO or any other of its three most highly compensated executive officers other than the principal financial officer. Because EFH Corp. is a privately-held company, Section 162(m) will not limit the tax deductibility of any executive compensation for 2011, and we do not take it into account when making executive compensation decisions.

The O&C Committee administers our compensation programs with the good faith intention of complying with Section 409A of the Code.

Summary Compensation Table—2011

The following table provides information for the fiscal years ended December 31, 2011, 2010 and 2009 regarding the aggregate compensation paid to our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(6)	Option Awards ($)(7)	Non- Equity Incentive Plan Compensation ($)(8)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(9)	All Other Compensation ($)(10)(11)	Total ($)
John F. Young(1)	2011	1,200,000	—	5,347,500	—	8,468,600	3,123	105,484	15,124,707
President & CEO of	2010	1,200,000	—	—	3,405,000	2,043,600	2,761	210,826	6,862,187
EFH Corp.	2009	1,000,000	—	—	—	1,469,000	—	105,291	2,574,291

Paul M. Keglevic(2)	2011	650,000	1,050,000	1,782,500	—	3,890,744	3,788	73,437	7,450,469
EVP & Chief	2010	650,000	50,000	—	—	933,725	3,185	39,416	1,676,326
Financial Officer of EFH Corp.	2009	600,000	150,000	—	1,325,000	664,200	—	73,320	2,812,520

David A. Campbell(3)	2011	700,000	—	2,728,000	—	4,080,138	118,810	40,223	7,667,171
President & CEO of	2010	700,000	—	—	—	981,750	76,485	17,911	1,776,146
Luminant	2009	600,000	—	—	2,120,000	642,600	68,861	15,020	3,446,481

James A. Burke(4)	2011	630,000	—	1,637,250	—	3,946,709	89,310	55,298	6,358,567
President & CEO of	2010	630,000	—	—	—	932,841	76,713	17,305	1,656,859
TXU Energy	2009	600,000	—	—	933,100	856,800	55,931	23,885	2,469,716

M.A. McFarland(5)	2011	600,000	350,000	1,519,000	—	3,940,605	—	63,602	6,473,207
EVP-EFH Corp. &	2010	600,000	—	—	—	948,090	—	17,418	1,565,508
EVP & Chief Commercial Officer of Luminant	2009	500,000	—	—	1,060,000	687,750	—	7,424	2,255,174

(1)	The amounts for 2011 reported as “All Other Compensation” for Mr. Young represent (i) the costs of providing certain perquisites, including $11,250 for an annual membership in a comprehensive personal physician care program, $10,520 for financial planning, $17,185 for insurance premiums in respect of a 10-year term life insurance policy, $25,625 for the cost of his country club membership, and $149 of taxable reimbursements for spouse’s meals for business entertainment, (ii) $14,700 for our matching contributions to the EFH Thrift Plan, (iii) $2,267 for the cost of a letter of credit provided to Mr. Young, and (iv) $23,788 for attorney’s fees (see footnote 11 to this Summary Compensation Table for additional information relating to such attorney’s fees).
(2)	Mr. Keglevic’s employment agreement provides that we pay him a signing bonus equal to $550,000 as follows: (i) $250,000 payable in July 2008; (ii) $150,000 payable in July 2009 and (iii) $50,000 payable in July 2010, 2011 and 2012. The amount for 2011 reported as “Bonus” for Mr. Keglevic represents the 2011 portion of his signing bonus and a $1,000,000 special award he was granted in connection with his contribution to our liability management program, one half of which was paid in May 2011 and one half of which will be paid in September 2012. The amounts for 2011 reported as “All Other Compensation” for Mr. Keglevic represent (i) the costs of providing certain perquisites, including $13,500 for an annual membership in a comprehensive personal physician care program, $21,661 for the cost of his country club membership, including a pro-rated portion of his initiation fee, and $1,494 of taxable reimbursements for family travel, (ii) $11,979 for our matching contributions to the EFH Thrift Plan, (iii) $1,015 for the cost of a letter of credit provided to Mr. Keglevic, and (iv) $23,788 for attorney’s fees (see footnote 11 to this Summary Compensation Table for additional information relating to such attorney’s fees).
(3)	The amount reported as “All Other Compensation” in 2011 for Mr. Campbell represents (i) the costs of providing certain perquisites, including $10,520 for financial planning, (ii) $4,900 for our matching contributions to the EFH Thrift Plan, (iii) $1,015 for the cost of a letter of credit provided to Mr. Campbell, and (iv) $23,788 for attorney’s fees (see footnote 11 to this Summary Compensation Table for additional information relating to such attorney’s fees).
(4)	The amounts for 2011 reported as “All Other Compensation” for Mr. Burke represent (i) the costs of providing certain perquisites, including $9,230 for financial planning and $820 of taxable reimbursements for spousal travel, (ii) $20,445 for our matching contributions to the EFH Thrift Plan, and (iii) $1,015 for the cost of a letter of credit provided to Mr. Burke, and (iv) $23,788 for attorney’s fees (see footnote 11 to this Summary Compensation Table for additional information relating to such attorney’s fees).

(5)	The amount for 2011 reported as “Bonus” for Mr. McFarland represents a $350,000 special award in recognition of his significant achievement in connection with our liability management program. The amounts for 2011 reported as “All Other Compensation” for Mr. McFarland represent (i) the costs of providing certain perquisites, including $2,553 for an executive physical and $21,546 for the cost of his country club membership, including a pro-rated portion of his initiation fee, (ii) $14,700 for our matching contributions to the EFH Thrift Plan, (iii) $1,015 for the cost of a letter of credit provided to Mr. McFarland, and (iv) $23,788 for attorney’s fees (see footnote 11 to this Summary Compensation Table for additional information relating to such attorney’s fees).
(6)	The amounts reported as “Stock Awards” represent the grant date fair value of the 2011 Annual RSUs and the incremental expense associated with the grant date fair value for the Exchange RSUs granted in 2011. These awards cliff vest in September of 2014. The expense for these awards will be recognized in accordance with FASB ASC Topic 718.
(7)	The amounts reported as “Option Awards” represent the grant date fair value of Stock Option Awards granted in the fiscal year computed for the stock options awarded under the 2007 Stock Incentive Plan in accordance with FASB ASC Topic 718 and do not take into account estimated forfeitures. As described more fully in the “Long Term Equity Incentives” section herein, each of the Named Executive Officers surrendered all of his existing stock options in exchange for the Exchange RSUs, and therefore, none of our Named Executive Officers currently holds any stock options in EFH Corp. The incremental expense associated with the Exchange RSUs is recognized in accordance with FASB ASC Topic 718 and is included in the amounts reported as “Stock Awards”.
(8)	The amounts in 2011 reported as “Non-Equity Incentive Plan Compensation” were earned by the executive officers in 2011 under the EAIP, the Initial LTI Award, and the 2011 LTI Award. The EAIP is expected to be paid in March 2012, the Initial LTI Award is expected to be paid in September 2012, and the first half of the 2011 LTI Award is expected to be paid in September 2012 and the second half of the 2011 LTI Award is expected to be paid in September 2013. The amounts for each Named Executive Officer are as follows: (a) for Mr. Young, $1,728,000 for the EAIP, $5,240,600 for the Initial LTI Award, and $1,500,000 for the 2011 LTI Award; (b) for Mr. Keglevic $795,600 for the EAIP, $1,795,144 for the Initial LTI Award, and $1,300,000 for the 2011 LTI Award; (c) for Mr. Campbell,$892,500 for the EAIP, $1,887,638 for the Initial LTI Award, and $1,300,000 for the 2011 LTI Award; (d) for Mr. Burke $745,416 for the EAIP, $1,901,293 for the Initial LTI Award, and $1,300,000 for the 2011 LTI Award; (e) for Mr. McFarland $807,840 for the EAIP, $1,832,765 for the Initial LTI Award, and $1,300,000 for the 2011 LTI Award. The deferred amounts of the Initial LTI Award and 2011 LTI Award are reported in the table entitled “Nonqualified Deferred Compensation—2011” under the headings “Registrant Contributions in Last FY” and “Aggregate Balance at Last FYE.”
(9)	The amounts in 2011 reported under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” include the aggregate increase in actuarial value of EFH Corp.’s Retirement Plan and Supplemental Retirement Plan. For a more detailed description of EFH Corp.’s retirement plans, including the transfers of certain assets and liabilities from the Supplemental Retirement Plan and/or Salary Deferral Program to the cash balance component of the Retirement Plan, please refer to the narrative that follows the table entitled “Pension Benefits—2011”. There are no above market earnings for nonqualified deferred compensation that is deferred under the Salary Deferral Program.
(10)	For purposes of preparing this column, all perquisites are valued on the basis of the actual cost to EFH Corp. As described above, “All Other Compensation” includes amounts associated with our matching contributions to the EFH Thrift Plan. Our Thrift Plan allows participating employees to contribute a portion of their regular salary or wages to the plan. Under the EFH Thrift Plan, EFH Corp. matches a portion of an employee’s contributions. This matching contribution is 100% of each Named Executive Officer’s contribution up to 6% of the named Executive Officer’s salary up to the IRS annual compensation limit. All matching contributions are invested in Thrift Plan investments as directed by the participant.
(11)	EFH Corp. paid for the advice of counsel provided to our executive officers, including the Named Executive Officers, in connection with the amended and restated employment agreements entered into in 2011 with each of our executive officers, including our Named Executive Officers. Because our executive officers were represented by the same counsel and most of the amendments applied to all of our named executive officers in a similar manner, we do not have the ability to determine the exact expenses to allocate to each individual executive officer. Therefore, we divided the amount of the attorney’s fees pro-rata among each of our executive officers, including our Named Executive Officers. The amount listed for each of the Named Executive Officers as “attorneys fees” under “All Other Compensation” represents that Named Executive Officer’s pro-rata amount of the total attorney’s fees paid by EFH Corp. in connection with the amended and restated employment agreements.

Grants of Plan-Based Awards—2011

The following table sets forth information regarding grants of compensatory awards to our Named Executive Officers during the fiscal year ended December 31, 2011.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: # of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards(6)
Name	Grant Date		Date of Board Action	Threshold ($)	Target ($)	Max. ($)
John F. Young	2/15/2011	(1)		600,000	1,200,000	2,400,000
	2/15/2011	(2)		750,000		1,500,000
	2/15/2011	(3)		4,050,000		8,100,000
	9/28/2011		2/15/2011				1,500,000	(4)	1,395,000
	11/4/2011		2/15/2011				4,500,000	(5)	3,952,500
Paul M. Keglevic	2/15/2011	(1)		276,250	552,500	1,105,000
	2/15/2011	(2)		650,000		1,300,000
	2/15/2011	(3)		1,500,000		3,000,000
	9/28/2011		2/15/2011				500,000	(4)	465,000
	11/4/2011		2/15/2011				1,500,000	(5)	1,317,500
David A. Campbell	2/15/2011	(1)		297,500	595,000	1,190,000
	2/15/2011	(2)		650,000		1,300,000
	2/15/2011	(3)		1,500,000		3,000,000
	9/28/2011		2/15/2011				666,667	(4)	620,000
	11/4/2011		2/15/2011				2,400,000	(5)	2,108,000
James A. Burke	2/15/2011	(1)		267,500	535,500	1,071,000
	2/15/2011	(2)		650,000		1,300,000
	2/15/2011	(3)		1,500,000		3,000,000
	9/28/2011		2/15/2011				500,000	(4)	465,000
	11/4/2011		2/15/2011				1,325,000	(5)	1,172,250
M.A. McFarland	2/15/2011	(1)		255,000	510,000	1,020,000
	2/15/2011	(2)		650,000		1,300,000
	2/15/2011	(3)		1,500,000		3,000,000
	9/28/2011		2/15/2011				500,000	(4)	465,000
	11/4/2011		2/15/2011				1,200,000	(5)	1,054,000

(1)	Represents the threshold, target and maximum amounts available under the EAIP for each executive officer. The actual awards for the 2011 plan year are expected to be paid in March 2012 and are reported in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation” and described above under the section entitled “Annual Performance-Based Cash Bonus—Executive Annual Incentive Plan”.
(2)	Represents the threshold and maximum amounts available under the grant of the 2011 LTI Award for each Named Executive Officer, as described above under the sections entitled “Amendment to Long-Term Cash Incentive Awards” and “Long-Term Cash Incentive.” The actual awards will be paid one half in September 2012 and one half in September 2013, and will be subject to the condition that the Named Executive Officer continues to be employed by EFH Corp. on such date, subject, in limited circumstances, to pro-ration in the event of the Named Executive Officer’s termination without “cause” or resignation for “good reason,” or in the event of such Named Executive Officer’s death or disability, each as described in greater detail in the Named Executive Officer’s employment agreement.
(3)	Represents the threshold and maximum amounts available under the grant of the 2015 LTI Award, as described above under sections entitled “Amendment to Long-Term Cash Incentive Awards” and “Long-Term Cash Incentive.” The 2015 LTI Award will be paid in March 2015, and will be subject to the condition that the Named Executive Officer continues to be employed by EFH Corp. on such date, subject, in limited circumstances, to pro-ration in the event of the Named Executive Officer’s termination without “cause” or resignation for “good reason,” or in the event of such Named Executive Officer’s death or disability, each as described in greater detail in the Named Executive Officer’s employment agreement.
(4)	Represents grants of Annual RSUs, which cliff vest September 30, 2014, as described above under sections entitled “Amendment to Long-Term Equity Awards” and “Long-Term Equity Incentives.” The vesting of the Annual RSUs is contingent upon the Named Executive Officer’s continued employment with EFH Corp. on September 30, 2014, subject, in limited circumstances, to pro-ration in the event of the Named Executive Officer’s termination without “cause” or resignation for “good reason,” or in the event of such Named Executive Officer’s death or disability, each as described in greater detail in the Named Executive Officer’s employment agreement, and complete vesting in the event of a change in control (as that term is defined in the 2007 Stock Incentive Plan) of EFH Corp., such that all ungranted Annual RSUs that would have been granted to the Named Executive Officer in each of 2012 and 2013 will be immediately granted and vested.

(5)	Represents grants of Exchange RSUs, which cliff vest September 30, 2014, in connection with the exchange of stock options for Restricted Stock Units, as described above under the sections entitled “Amendment to Long-Term Equity Awards” and “Long-Term Equity Incentives.” The vesting of the Exchange RSUs is contingent upon the Named Executive Officer’s continued employment with EFH Corp. on September 30, 2014, subject, in limited circumstances, to pro-ration in the event of the Named Executive Officer’s termination without “cause” or resignation for “good reason,” or in the event of such Named Executive Officer’s death or disability, each as described in greater detail in the Named Executive Officer’s restricted stock unit agreement, and complete vesting in the event of a change in control (as that term is defined in the 2007 Stock Incentive Plan) of EFH Corp., such that all unvested Exchange RSUs will immediately vest.
(6)	The amounts reported under “Grant Date Fair Value of Stock and Option Awards” represent the grant date fair value of restricted stock units related to the grant of Annual RSUs and the incremental fair value related to the Exchange RSUs in accordance with FASB ASC Topic 718.

For a discussion of certain material terms of the employment agreements with the Named Executive Officers, please see “Assessment of Compensation Elements” and “Potential Payments upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End—2011

Name	# of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (3)
John F. Young	4,500,000	(1)	$2,250,000
	1,500,000	(2)	$750,000
Paul M. Keglevic	1,500,000	(1)	$750,000
	500,000	(2)	$250,000
David A. Campbell	2,400,000	(1)	$1,200,000
	666,667	(2)	$333,334
James A. Burke	1,325,000	(1)	$662,500
	500,000	(2)	$250,000
M.A. McFarland	1,200,000	(1)	$600,000
	500,000	(2)	$250,000

(1)	In February 2011, the O&C Committee approved an exchange program pursuant to which our executive officers, including the Named Executive Officers, had the opportunity to exchange any and all of their outstanding stock option awards for Restricted Stock Units that cliff-vest on September 30, 2014. In November 2011, each of the Named Executive Officers exchanged all of their outstanding stock option awards for such Restricted Stock Units as described above in the sections entitled “Amendment to Long-Term Equity Awards” and “Long-Term Equity Incentives.”
(2)	The Annual RSUs granted to each of the Named Executive Officers in 2011 are scheduled to cliff vest on September 30, 2014 provided the Named Executive Officer has remained continuously employed by EFH Corp. through that date (with exceptions in limited circumstances) as described above in the sections entitled “Amendment to Long-Term Equity Awards” and “Long-Term Equity Incentives.”
(3)	There is no established public market for our common stock. Our board of directors values our common stock on an annual basis (in December of each year). The valuation is primarily done to set the exercise or base price of awards granted under the 2007 Stock Incentive Plan. In determining the valuation of our common stock, our Board, with the assistance of third party valuation experts, utilizes several valuation techniques, including discounted cash flow and comparable company analysis. The amount reported above under the heading “Market Value of Shares or Units of Stock That Have Not Vested” reflects the fair market value (as determined by our Board) of our common stock as of December 31, 2011.

Options Exercised and Stock Vested— 2011

The table sets forth information regarding the vesting of equity awards held by the Named Executive Officers during 2011:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Paul M. Keglevic (1)	112,500	$140,625

(1)	Pursuant to his amended deferred share agreement, Mr. Keglevic vested in 112,500 shares of EFH Corp. common stock in July 2011. The shares are eligible to be distributed to Mr. Keglevic upon his termination of employment for any reason (or six months and one day following his termination in the event EFH Corp. common stock is publicly traded on an established securities market at such time), unless he becomes entitled to the “Deferred Amount” described below. See the section entitled “Potential Payments Upon Termination or Change in Control” for a discussion of this arrangement.

Pension Benefits – 2011

The table set forth below illustrates present value on December 31, 2011 of each Named Executive Officer’s Retirement Plan benefit and benefits payable under the Supplemental Retirement Plan, based on their years of service and remuneration through December 31, 2011:

Name	Plan Name	Number of Years Credited Service (#)(1)	PV of Accumulated Benefit ($)
John F. Young	Retirement Plan	—	39,197
	Supplemental Retirement Plan	—	—
Paul M. Keglevic	Retirement Plan	—	51,382
	Supplemental Retirement Plan	—	—
David A. Campbell	Retirement Plan	6.5833	159,935
	Supplemental Retirement Plan	9.5000	180,110
James A. Burke	Retirement Plan	6.1667	146,790
	Supplemental Retirement Plan	6.1667	148,026
M.A. McFarland	Retirement Plan	—	—
	Supplemental Retirement Plan	—	—

(1)	Because they were hired after October 1, 2007, Messrs. Young, Keglevic and McFarland are generally not eligible to participate in our Retirement Plan. However, Messrs. Young and Keglevic participate in the cash balance component of the Retirement Plan solely with respect to amounts that were transferred from the Salary Deferral Program in 2009

EFH Corp. and its participating subsidiaries maintain the Retirement Plan, which is intended to be qualified under applicable provisions of the Code and covered by ERISA. The Retirement Plan contains both a traditional defined benefit component and a cash balance component. Only employees hired before January 1, 2002 may participate in the traditional defined benefit component. Because none of our Named Executive Officers were hired before January 1, 2002, no Named Executive Officer participates in the traditional defined benefit component. Employees hired after January 1, 2002 and before October 1, 2007 are eligible to participate in the cash balance component and receive monthly contribution credits based on age and years of accredited service. In addition, effective December 31, 2009, certain assets and liabilities under the Salary Deferral Program and the Supplemental Retirement Plan were transferred to the cash balance component of the Retirement Plan. Because they were hired in 2004, Messrs. Campbell and Burke participate in the cash balance component of the Retirement Plan.

Under the cash balance component of the Retirement Plan, hypothetical accounts are established for participants and credited with monthly contribution credits equal to a percentage of the participant’s compensation (3.5%, 4.5%, 5.5% or 6.5% depending on the participant’s combined age and years of accredited service), contribution credits equal to the amounts transferred from the Salary Deferral Program and/or the Supplemental Retirement Plan in 2009 and interest credits on all of such amounts based on the average yield of the 30-year Treasury bond for the 12 months ending November 30 of the prior year.

The Supplemental Retirement Plan provides for the payment of retirement benefits, which would otherwise be limited by the Code or the definition of earnings under the Retirement Plan. Under the Supplemental Retirement Plan, retirement benefits under the cash balance component are calculated in accordance with the same formula used under the Retirement Plan. Participation in EFH Corp.’s Supplemental Retirement Plan has been limited to employees of all of its businesses other than Oncor, who were employed by EFH Corp. (or its participating subsidiaries) on or before October 1, 2007. Because they were hired in 2004, Messrs. Campbell and Burke participate in the Supplemental Retirement Plan, and because they were hired after October 2007, Messrs. Young, Keglevic and McFarland are not eligible to participate in the Supplemental Retirement Plan.

Benefits accrued under the Supplemental Retirement Plan after December 31, 2004, are subject to Section 409A of the Code. Accordingly, certain provisions of the Supplemental Retirement Plan have been modified in order to comply with the requirements of Section 409A and related guidance.

The present value of the accumulated benefit for the Retirement Plan (the cash balance component) was calculated as the value of their cash balance account projected to age 65 at an assumed growth rate of 4.5% and then discounted back to December 31, 2011 at 5.0%. No mortality or turnover assumptions were applied.

Nonqualified Deferred Compensation – 2011(1)

The following table sets forth information regarding plans that provide for the deferral of the Named Executive Officers’ compensation on a basis that is not tax-qualified for the fiscal year ended December 31, 2011:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
John F. Young(4)	—	$6,740,600	$(7,570)		$7,042,432
Paul M. Keglevic(4)	—	$3,651,394	$(1)		$3,789,049
David A. Campbell	—	$3,187,638	$(9,729)	$(40,644)	$3,626,121
James A. Burke(4)	—	$3,201,293	$(32,075)	$(3,655)	$3,667,961
M.A. McFarland	—	$3,132,765			$3,132,765

(1)	The amounts reported in the Nonqualified Deferred Compensation table include deferrals and the company match under the Salary Deferral Program. Under EFH Corp.’s Salary Deferral Program each employee of EFH Corp. and its participating subsidiaries who is in a designated job level and whose annual salary is equal to or greater than an amount established under the Salary Deferral Program ($110,840 for the program year beginning January 1, 2011) may elect to defer up to 50% of annual base salary, and/or up to 85% of the annual incentive award, for a maturity period of seven years, for a maturity period ending with the retirement of such employee, or for a combination thereof. EFH Corp. provided no matching contributions for 2011. Deferrals are credited with earnings or losses based on the performance of investment alternatives under the Salary Deferral Program selected by each participant. At the end of the applicable maturity period, the trustee for the Salary Deferral Program distributes the deferred compensation, any vested matching awards and the applicable earnings in cash as a lump sum or in annual installments at the participant’s election made at the time of deferral. EFH Corp. is financing the retirement option portion of the Salary Deferral Program through the purchase of corporate-owned life insurance on the lives of participants. The proceeds from such insurance are expected to allow EFH Corp. to fully recover the cost of the retirement option. Since 2010, certain executive officers, including the Named Executive Officers, are not eligible to participate in the Salary Deferral Program.
(2)	The amounts reported as “Registrant Contributions in Last FY” include the following for all Named Executive Officers: (i) the Initial LTI Award, which will be paid in September 2012 (subject to exceptions in limited circumstances), and (ii) the 2011 LTI Award, one half of which will be paid in September 2012 and one half of which will be paid in September 2013 (subject to exceptions in limited circumstances). The amount reported as “Registrant Contributions in Last FY” for Mr. Keglevic also includes the $500,000 portion of the special award he received in connection with his contribution to our liability management program, which will be paid in September 2012, and the fair market value of the 112,500 deferred shares of EFH Corp. common stock, which vested in July 2011.
(3)	The amounts reported as “Aggregate Balance at Last FYE” include the following for all Named Executive Officers: (i) the Initial LTI Award, which will be paid in September 2012 (subject to exceptions in limited circumstances), (ii) the 2011 LTI Award, one half of which will be paid in September 2012 and one half of which will be paid in September 2013 (subject to exceptions in limited circumstances), and (iii) any amounts contributed under the Salary Deferral Plan. The amounts reported as “Aggregate Balance at Last FYE” for Messrs. Campbell and Burke also include the fair market value of deferred shares (500,000 shares with respect to Mr. Campbell and 450,000 shares with respect to Mr. Burke) that each is entitled to receive on the earlier to occur of their termination of employment or a change of control of EFH Corp. The amount reported as “Aggregate Balance at Last FYE” for Mr. Keglevic also includes the $50,000 portion of his signing bonus to be paid in July 2012 (subject to exceptions in limited circumstances), the $500,000 portion of the special award he received in connection with his contribution to our liability management program, which will be paid in September 2012, and the fair market value of the 112,500 deferred shares of EFH Corp. common stock, which vested in July 2011.
(4)	A portion of the amounts reported as “Aggregate Balance at Last FYE” are also included in the Summary Compensation Table as follows: for Mr. Young, $80,000 of executive contributions is included as “Salary” for 2009, and $80,000 of company matching contributions is included as “All Other Compensation” for 2009; for Mr. Keglevic, $48,000 of executive contributions is included as “Salary” for 2009, and $48,000 of company matching contributions is included as “All Other Compensation” for 2009; for Mr. Burke, $48,000 of executive contributions is included as “Salary” for 2009, and $48,000 of company matching contributions is included as “All Other Compensation” for 2009.

Potential Payments upon Termination or Change in Control

The tables and narrative below provide information for payments to each of the Named Executive Officers (or, as applicable, enhancements to payments or benefits) in the event of his termination, including if such termination is voluntary, for cause, as a result of death, as a result of disability, without cause or for good reason or without cause or for good reason in connection with a change in control.

The information in the tables below is presented in accordance with SEC rules, assuming termination of employment as of December 31, 2011.

Employment Arrangements with Contingent Payments

As of December 31, 2011, each of Messrs. Young, Keglevic, Campbell, Burke and McFarland had employment agreements with change in control and severance provisions. With respect to each Named Executive Officer’s employment agreement, a change in control is generally defined as (i) a transaction that results in a sale of substantially all of our assets or capital stock to another person who is not an affiliate of any member of the Sponsor Group and such person having more seats on our Board than the Sponsor Group, (ii) a transaction that results in a person not in the Sponsor Group owning more than 50% of our common stock and such person having more seats on our Board than the Sponsor Group or (iii) a transaction that results in the Sponsor Group owning less than 20% of our common stock and the Sponsor Group not being able to appoint a majority of the directors to our Board.

Each Named Executive Officer’s employment agreement includes customary non-compete and non-solicitation provisions that generally restrict the Named Executive Officer’s ability to compete with us or solicit our customers or employees for his own personal benefit during the term of the employment agreement and 24 months (with respect to Mr. Young) or 18 months (with respect to Messrs. Keglevic, Campbell, Burke and McFarland) after the employment agreement expires or is terminated.

Each of our Named Executive Officers has been granted long-term cash incentive awards, the Initial LTI Award, 2011 LTI Award and 2015 LTI Award, as more fully described above in “Amendment to Long-Term Cash Incentive Awards” and “Long-Term Incentive Awards.” In the event of such Named Executive Officer’s termination without cause, resignation for good reason or termination due to death or disability (or in certain circumstances when the Named Executive Officer’s employment term is not extended) the Initial LTI Award, 2011 LTI Award and 2015 Award will vest and become payable, to the extent earned, on a prorated basis. In the event of termination without cause or resignation for good reason following a change in control of EFH Corp., the Initial LTI Award, 2011 LTI Award and 2015 LTI Award will vest and become payable, to the extent earned, on the same pro-rata basis; however the pro-rata calculation will include the actual management EBITDA for any earned, but unpaid, fiscal years prior to termination and the target level of management EBITDA, without regard to the actual achievement of management EBITDA, for any subsequent applicable years.

Each of our Named Executive Officers has the opportunity to receive a grant of Annual RSUs in each of 2011, 2012, and 2013, following the approval of such year’s grant during the annual February O&C Committee meeting. In the event of such Named Executive Officer’s termination without cause, resignation for good reason or termination due to death or disability, such year’s Annual RSUs will vest on a pro-rata basis based on a ratio, the numerator of which is the length of time of the executive officer’s employment from the date of the grant of such year’s Annual RSUs to his termination and the denominator of which is the length of time from the date of grant of the Annual RSUs to the original vesting date. In the event of a change of control of EFH Corp., all ungranted Annual RSUs that would have been made to the executive in each of 2012 and 2013 will be immediately granted and vested.

As of December 31, 2011, each of our Named Executive Officers had been granted Exchange RSUs. Under the applicable agreements governing these Exchange RSUs, in the event of such Named Executive Officer’s termination without cause or resignation for good reason (or in certain circumstances when the Named Executive Officer’s employment term is not extended) following a change in control of EFH Corp., such Named Executive Officer’s Exchange RSUs would immediately vest as to 100% of the shares of EFH Corp. common stock subject to such Restricted Stock Units immediately prior to the change in control of EFH Corp. Additionally, in the event of such Named Executive Officer’s termination without cause, resignation for good reason or termination due to death or disability (or in certain circumstances when the Named Executive Officer’s employment term is not extended), such Named Executive Officer’s Exchange RSUs will vest on a pro rata basis based on a ratio, the numerator of which is the length of time of the Named Executive Officer’s employment from the date of the grant of the Exchange RSU to his termination and the denominator of which is the length of time from the date of grant of the Exchange RSUs to the original vesting date.

Pursuant to the terms of a Deferred Share Agreement, subject to certain vesting requirements described below, Mr. Keglevic is entitled to receive $3,200,000 (the “Deferred Amount”). The Deferred Amount vests on September 30, 2012 provided that Mr. Keglevic is employed by EFH Corp. on such date (provided, however that the Deferred Amount shall become immediately vested upon a change of control of EFH Corp., a termination of Mr. Keglevic by EFH Corp. without cause, a resignation by Mr. Keglevic for good reason or due to Mr. Keglevic’s death or disability). In the event that Mr. Keglevic’s employment with EFH Corp. terminates prior to a vesting event described above, in lieu of the Deferred Amount, EFH Corp. will deliver to Mr. Keglevic the 112,500 shares of EFH Corp. common stock that vested in July 2011. Payment of the Deferred Amount or delivery of the shares (as applicable) will be made upon the earliest of September 30, 2013, Mr. Keglevic’s termination of employment for any reason (or six months and one day following such termination of employment in the event EFH Corp. common stock is publicly traded on an established securities market at such time), or a change of control of EFH Corp.

Messrs. Campbell and Burke are each entitled to receive shares of EFH Corp. common stock (500,000 shares with respect to Mr. Campbell and 450,000 shares with respect to Mr. Burke) on the earlier to occur of their termination for any reason or a change in control of EFH Corp.

Please refer to the Pension Benefits—2011 table, including the footnotes thereto, for a description of additional amounts Messrs. Young, Keglevic, Campbell and Burke are entitled to receive upon their termination for any reason or a change of control of EFH Corp.

Excise Tax Gross-Ups

Pursuant to their employment agreements, if any of our Named Executive Officers is subject to the imposition of the excise tax imposed by Section 4999 of the Code, related to the executive’s employment, but the imposition of such tax could be avoided by approval of our shareholders as described in Section 280G(b)(5)(B) of the Code, then such executive may cause EFH Corp. to seek such approval, in which case EFH Corp. will use its reasonable best efforts to cause such approval to be obtained and such executive will cooperate and execute such waivers as may be necessary so that such approval avoids imposition of any excise tax under Section 4999. If such executive fails to cause EFH Corp. to seek such approval or fails to cooperate and execute the waivers necessary in the approval process, such executive shall not be entitled to any gross-up payment for any resulting tax under Section 4999. Because we believe the shareholder approval exception to such excise tax will apply, the tables below do not reflect any amounts for such gross-up payments.

1. Mr. Young

Potential Payments to Mr. Young upon Termination as of December 31, 2011 (per employment agreement and restricted stock agreement, each in effect as of December 31, 2011)

Benefit	Voluntary	For Cause	Death	Disability	Without Cause Or For Good Reason	Without Cause Or For Good Reason In Connection With Change in Control
Cash Severance					$4,800,000	$7,200,000
EAIP			$1,728,000	$1,728,000
Supplemental Retirement Plan			$3,000,000	$3,000,000	$3,000,000	$3,000,000
LTI Cash Retention Award:
- Initial LTI Award			$5,240,600	$5,240,600	$5,240,600	$5,240,600
- 2011 LTI Award			$1,500,000	$1,500,000	$1,500,000	$1,500,000
LTI Equity Incentive Award:
- Annual RSUs			$181,269	$181,269	$181,269	$2,250,000
- Exchange RSUs			$543,807	$543,807	$543,807	$2,250,000
Deferred Compensation:
- Salary Deferral Program			$170,848	$170,848		$170,848
Health & Welfare:
- Medical/COBRA					$36,427	$36,427
- Dental/COBRA					$3,090	$3,090
Totals			$12,364,524	$12,364,524	$15,305,193	$21,650,965

Mr. Young has entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1.	In the event of Mr. Young’s voluntary resignation without good reason or termination with cause:

a.	accrued but unpaid base salary and unused vacation earned through the date of termination;

b.	accrued but unpaid annual bonus earned for the previously completed year;

c.	unreimbursed business expenses; and

d.	payment of employee benefits, including equity compensation, if any, to which Mr. Young may be entitled.

2.	In the event of Mr. Young’s death or disability:

a.	a prorated annual incentive bonus for the year of termination;

b.	value of supplemental retirement plan for Mr. Young that commences on December 31, 2014;

c.	the pro-rata cash retention award earned prior to the date of termination;

d.	the pro-rata equity incentive award earned prior to the date of termination; and

e.	payment of employee benefits, including equity compensation, if any, to which Mr. Young may be entitled.

3.	In the event of Mr. Young’s termination without cause or resignation for good reason:

a.	a lump sum payment equal to (i) three times his annualized base salary and (ii) a prorated annual incentive bonus for the year of termination;

b.	value of supplemental retirement plan for Mr. Young that commences on December 31, 2014;

c.	the pro-rata cash retention award earned prior to the date of termination;

d.	the pro-rata equity incentive award earned prior to the date of termination;

e.	payment of employee benefits, including equity compensation, if any, to which Mr. Young may be entitled; and

f.	certain continuing health care and company benefits.

4.	In the event of Mr. Young’s termination without cause or resignation for good reason within 24 months following a change in control of EFH Corp.:

a.	a lump sum payment equal to three times the sum of (i) his annualized base salary and (ii) his annual bonus target;

b.	value of supplemental retirement plan for Mr. Young that commences on December 31, 2014;

c.	the pro-rata cash retention award earned prior to the date of termination;

d.	all Exchange RSUs;

e.	all Annual RSUs;

f.	payment of employee benefits, including equity compensation, if any, to which Mr. Young may be entitled; and

g.	certain continuing health care and company benefits.

2. Mr. Keglevic

Potential Payments to Mr. Keglevic upon Termination as of December 31, 2011 (per employment agreement, deferred share agreement and restricted stock unit agreement, each in effect as of December 31, 2011)

Benefit	Voluntary(1)	For Cause	Death	Disability	Without Cause Or For Good Reason	Without Cause Or For Good Reason In Connection With Change in Control
Cash Severance					$1,852,500	$2,405,000
EAIP			$795,600	$795,600
Payment of Cash or EFH Corp.
Common Stock in respect of Restricted Stock Units (2)	$56,250	$56,250	$3,200,000	$3,200,000	$3,200,000	$3,200,000
LTI Cash Retention Award:
- Initial LTI Award			$1,795,144	$1,795,144	$1,795,144	$1,795,144
- 2011 LTI Award			$1,300,000	$1,300,000	$1,300,000	$1,300,000
LTI Equity Incentive Award:
- Annual RSUs			$60,423	$60,423	$60,423	$750,000
- Exchange RSUs			$181,269	$181,269	$181,269	$750,000
Deferred Compensation
- Salary Deferral Program			$68,070	$68,070		$68,070
Health & Welfare
- Dental/COBRA					$1,643	$1,643
Totals	$56,250	$56,250	$7,400,506	$7,400,506	$8,390,979	$10,269,857

(1)	Pursuant to his employment agreement, if Mr. Keglevic voluntarily resigned on or before December 31, 2011, he would have been required to return to EFH Corp. the $50,000 portion of his signing bonus he received in July 2011.
(2)	See description of Mr. Keglevic’s Deferred Share Agreement above.

Mr. Keglevic has entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1.	In the event of Mr. Keglevic’s voluntary resignation without good reason or termination with cause:

a.	accrued but unpaid base salary and unused vacation earned through the date of termination;

b.	accrued but unpaid annual bonus earned for the previously completed year;

c.	unreimbursed business expenses; and

d.	payment of employee benefits, including equity compensation, if any, to which Mr. Keglevic may be entitled.

2.	In the event of Mr. Keglevic’s death or disability:

a.	a prorated annual incentive bonus for the year of termination;

b.	the pro-rata cash retention award earned prior to the date of termination;

c.	the pro-rata equity incentive award earned prior to the date of termination; and

d.	payment of employee benefits, including stock compensation, if any, to which Mr. Keglevic may be entitled.

3.	In the event of Mr. Keglevic’s termination without cause or resignation for good reason:

a.	a lump sum payment equal to (i) two times his annualized base salary, (ii) a prorated annual incentive bonus for the year of termination;

b.	the pro-rata cash retention award earned prior to the date of termination;

c.	the pro-rata equity incentive award earned prior to the date of termination;

d.	payment of employee benefits, including stock compensation, if any, to which Mr. Keglevic may be entitled; and

e.	certain continuing health care and company benefits.

4.	In the event of Mr. Keglevic’s termination without cause or resignation for good reason within 24 months following a change in control of EFH Corp.:

a.	a lump sum payment equal to two times the sum of (i) his annualized base salary and (ii) his annual bonus target;

b.	the pro-rata cash retention award earned prior to the date of termination;

c.	all Exchange RSUs;

d.	all Annual RSUs;

e.	payment of employee benefits, including stock compensation, if any, to which Mr. Keglevic may be entitled; and

f.	certain continuing health care and company benefits.

3. Mr. Campbell

Potential Payments to Mr. Campbell upon Termination as of December 31, 2011 (per employment agreement, deferred share agreement and restricted stock unit agreement, each in effect as of December 31, 2011)

Benefit	Voluntary	For Cause	Death	Disability	Without Cause Or For Good Reason	Without Cause Or For Good Reason In Connection With Change in Control
Cash Severance					$1,995,000	$2,590,000
EAIP			$892,500	$892,500
Distribution of Deferred Shares (1)	$250,000	$250,000	$250,000	$250,000	$250,000	$250,000
LTI Cash Retention Award:
- Initial LTI Award			$1,887,638	$1,887,638	$1,887,638	$1,887,638
- 2011 LTI Award			$1,300,000	$1,300,000	$1,300,000	$1,300,000
LTI Equity Incentive Award:
- Annual RSUs			$80,564	$80,564	$80,564	$1,000,000
- Exchange RSUs			$290,030	$290,030	$290,030	$1,200,000
Deferred Compensation
- Salary Deferral Program (2)
Health & Welfare
- Medical/COBRA					$27,885	$27,885
- Dental/COBRA					$2,472	$2,472
Totals	$250,000	$250,000	$4,700,732	$4,700,732	$5,833,589	$8,257,995

(1)	The amount reported under the heading “Distribution of Deferred Shares” represents the fair market value of 500,000 shares of EFH Corp. common stock as of December 31, 2011, that Mr. Campbell is entitled to receive, pursuant to the terms of his deferred share agreement, on the earlier to occur of his termination of employment for any reason or a change in the effective control of EFH Corp.
(2)	Mr. Campbell is fully vested in the company matching portion of the Salary Deferral Plan.

Mr. Campbell has entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1.	In the event of Mr. Campbell’s voluntary resignation without good reason or termination with cause:

a.	accrued but unpaid base salary and unused vacation earned through the date of termination;

b.	accrued but unpaid annual bonus earned for the previously completed year;

c.	unreimbursed business expenses; and

d.	payment of employee benefits, including equity compensation, if any, to which Mr. Campbell may be entitled.

2.	In the event of Mr. Campbell’s death or disability:

a.	a prorated annual incentive bonus for the year of termination;

b.	the pro-rata cash retention award earned prior to the date of termination;

c.	the pro-rata equity incentive award earned prior to the date of termination; and

d.	payment of employee benefits, including stock compensation, if any, to which Mr. Campbell may be entitled.

3.	In the event of Mr. Campbell’s termination without cause or resignation for good reason:

a.	a lump sum payment equal to (i) two times his annualized base salary, (ii) a prorated annual incentive bonus for the year of termination;

b.	the pro-rata cash retention award earned prior to the date of termination;

c.	the pro-rata equity incentive award earned prior to the date of termination;

d.	payment of employee benefits, including stock compensation, if any, to which Mr. Campbell may be entitled; and

e.	certain continuing health care and company benefits.

4.	In the event of Mr. Campbell’s termination without cause or resignation for good reason within 24 months following a change in control of EFH Corp.:

a.	a lump sum payment equal to two times the sum of (i) his annualized base salary and (ii) his annual bonus target;

b.	the pro-rata cash retention award earned prior to the date of termination;

c.	all Exchange RSUs;

d.	all Annual RSUs;

e.	payment of employee benefits, including stock compensation, if any, to which Mr. Campbell may be entitled; and

f.	certain continuing health care and company benefits.

4. Mr. Burke

Potential Payments to Mr. Burke upon Termination as of December 31, 2011 (per employment agreement, deferred share agreement and restricted stock unit agreement, each in effect as of December 31, 2011)

Benefit	Voluntary	For Cause	Death	Disability	Without Cause Or For Good Reason	Without Cause Or For Good Reason In Connection With Change in Control
Cash Severance					$1,795,500	$2,331,000
EAIP			$745,416	$745,416
Distribution of Deferred Shares (1)	$225,000	$225,000	$225,000	$225,000	$225,000	$225,000
LTI Cash Retention Award:
- Initial LTI Award			$1,901,293	$1,901,293	$1,901,293	$1,901,293
- 2011 LTI Award			$1,300,000	$1,300,000	$1,300,000	$1,300,000
LTI Equity Incentive Award:
- Annual RSUs			$60,423	$60,423	$60,423	$750,000
- Exchange RSUs			$160,121	$160,121	$160,121	$662,500
Deferred Compensation
- Salary Deferral Program			$65,486	$65,486		$65,486
Health & Welfare
- Medical/COBRA					$27,885	$27,885
- Dental/COBRA					$2,472	$2,472
Totals	$225,000	$225,000	$4,457,739	$4,457,739	$5,472,694	$7,265,636

(1)	The amount reported under the heading “Distribution of Deferred Shares” represents the fair market value of 450,000 shares of EFH Corp. common stock as of December 31, 2011 that Mr. Burke is entitled to receive, pursuant to the terms of his deferred share agreement, on the earlier to occur of his termination of employment for any reason or a change in the effective control of EFH Corp.

Mr. Burke has entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances.

1.	In the event of Mr. Burke’s voluntary resignation without good reason or termination with cause:

a.	accrued but unpaid base salary and unused vacation earned through the date of termination;

b.	accrued but unpaid annual bonus earned for the previously completed year;

c.	unreimbursed business expenses; and

d.	payment of employee benefits, including equity compensation, if any, to which Mr. Burke may be entitled.

2.	In the event of Mr. Burke’s death or disability:

a.	a prorated annual incentive bonus for the year of termination;

b.	the pro-rata cash retention award earned prior to the date of termination;

c.	the pro-rata equity incentive award earned prior to the date of termination; and

d.	payment of employee benefits, including stock compensation, if any, to which Mr. Burke may be entitled.

3.	In the event of Mr. Burke’s termination without cause or resignation for good reason:

a.	a lump sum payment equal to (i) two times his annualized base salary, (ii) a prorated annual incentive bonus for the year of termination;

b.	the pro-rata cash retention award earned prior to the date of termination;

c.	the pro-rata equity incentive award earned prior to the date of termination;

d.	payment of employee benefits, including stock compensation, if any, to which Mr. Burke may be entitled; and

e.	certain continuing health care and company benefits.

4.	In the event of Mr. Burke’s termination without cause or resignation for good reason within 24 months following a change in control of EFH Corp.:
a.	a lump sum payment equal to two times the sum of (i) his annualized base salary and (ii) his annual bonus target;

b.	the pro-rata retention award earned prior to the date of termination;

c.	all Exchange RSUs;

d.	all Annual RSUs;

e.	payment of employee benefits, including stock compensation, if any, to which Mr. Burke may be entitled; and

f.	certain continuing health care and company benefits.

5. Mr. McFarland

Potential Payments to Mr. McFarland upon Termination as of December 31, 2011 (per employment agreement and restricted stock unit agreement, each in effect as of December 31, 2011)

Benefit	Voluntary	For Cause	Death	Disability	Without Cause Or For Good Reason	Without Cause Or For Good Reason In Connection With Change in Control
Cash Severance					$1,710,000	$2,220,000
EAIP			$807,840	$807,840
LTI Cash Retention Award:
- Initial LTI Award			$1,832,765	$1,832,765	$1,832,765	$1,832,765
- 2011 LTI Award			$1,300,000	$1,300,000	$1,300,000	$1,300,000
LTI Equity Incentive Award:
- Annual RSUs			$60,423	$60,423	$60,423	$750,000
- Exchange RSUs			$145,015	$145,015	$145,015	$600,000
Health & Welfare
- Medical/COBRA					$27,885	$27,885
- Dental/COBRA					$2,472	$2,472
Totals			$4,146,043	$4,146,043	$5,078,560	$6,733,122

Mr. McFarland entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1.	In the event of Mr. McFarland’s voluntary resignation without good reason or termination with cause:

a.	accrued but unpaid base salary and unused vacation earned through the date of termination;

b.	accrued but unpaid annual bonus earned for the previously completed year;

c.	unreimbursed business expenses; and

d.	payment of employee benefits, including equity compensation, if any, to which Mr. McFarland may be entitled.

2.	In the event of Mr. McFarland’s death or disability:

a.	a prorated annual incentive bonus for the year of termination;

b.	the pro-rata cash retention award earned prior to the date of termination;

c.	the pro-rata equity incentive award earned prior to the date of termination; and

d.	payment of employee benefits, including stock compensation, if any, to which Mr. McFarland may be entitled.

3.	In the event of Mr. McFarland’s termination without cause or resignation for good reason:

a.	a lump sum payment equal to (i) two times his annualized base salary, (ii) a prorated annual incentive bonus for the year of termination;

b.	the pro-rata cash retention award earned prior to the date of termination;

c.	the pro-rata equity incentive award earned prior to the date of termination;

d.	payment of employee benefits, including stock compensation, if any, to which Mr. McFarland may be entitled; and

e.	certain continuing health care and company benefits.

4.	In the event of Mr. McFarland’s termination without cause or resignation for good reason within 24 months following a change in control of EFH Corp.:

a.	a lump sum payment equal to two times the sum of (i) his annualized base salary and (ii) his annual bonus target;

b.	the pro-rata cash retention award earned prior to the date of termination;

c.	all Exchange RSUs;

d.	all Annual RSUs;

e.	payment of employee benefits, including stock compensation, if any, to which Mr. McFarland may be entitled; and

f.	certain continuing health care and company benefits.

Compensation Committee Interlocks and Insider Participation

There are no relationships among our executive officers, members of the O&C Committee or entities whose executives served on the O&C Committee that required disclosure under applicable SEC rules and regulations. For a description of related person transactions involving members of the O&C Committee, see “Certain Relationships and Related Transactions, and Director Independence—Related Person Transactions” below.

DIRECTOR COMPENSATION

TCEH and TCEH Finance did not pay any compensation to the members of their current and former board of directors during the fiscal year ended December 31, 2011. TCEH and TCEH Finance reimburse some directors for certain reasonable expenses incurred in connection with their services as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

All of TCEH’s equity interests are owned by EFCH. All of EFCH’s equity interests are owned by EFH Corp. All of TCEH Finance’s equity interests are owned by TCEH.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

Policies and Procedures Relating to Related Party Transactions

EFH Corp.’s Board (the “Board”) has adopted a policy governing EFH Corp. and its subsidiaries, including EFCH, TCEH and TCEH Finance, regarding related person transactions. Under this policy, a related person transaction shall be consummated or shall continue only if:

1.	the Audit Committee of the Board approves or ratifies such transaction in accordance with the policy and determines that the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;

2.	the transaction is approved by the disinterested members of the Board or the Executive Committee; or

3.	the transaction involves compensation approved by the Organization and Compensation Committee of the Board.

For purposes of this policy, the term “related person” includes EFH Corp.’s directors, executive officers, 5% shareholders and their immediate family members. “Immediate family members” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law or any person (other than a tenant or employee) sharing the household of a director, executive officer or 5% shareholder.

A “related person transaction” is a transaction between EFH Corp. or its subsidiaries, including EFCH, TCEH and TCEH Finance, and a related person, other than the types of transactions described below, which are deemed to be pre-approved by the Audit Committee of the Board:

1.	any compensation paid to a director if the compensation is required to be reported under Item 402 of Regulation S-K of the Securities Act;

2.	any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s ownership interests;

3.	any charitable contribution, grant or endowment by EFH Corp. to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer) or director;

4.	transactions where the related person’s interest arises solely from the ownership of EFH Corp.’s equity securities and all holders of that class of equity securities received the same benefit on a pro rata basis;

5.	transactions involving a related party where the rates or charges involved are determined by competitive bids;

6.	any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, as rates or charges fixed in conformity with law or governmental authority;

7.	any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar service;

8.	transactions available to all employees or customers generally (unless required to be disclosed under Item 404 of Regulation S-K of the Securities Act, if applicable);

9.	transactions involving less than $100,000 when aggregated with all similar transactions;

10.	transactions between EFH Corp. and its subsidiaries or between subsidiaries of EFH Corp.;

11.	transactions not required to be disclosed under Item 404 of Regulation S-K under the Securities Act of 1933, and

12.	open market purchases of EFH Corp. or its subsidiaries’ debt or equity securities and interest payments on such debt.

The Board has determined that it is appropriate for the Audit Committee of the Board to review and approve or ratify related person transactions. Accordingly, at least annually, management reviews related person transactions to be entered into by EFH Corp. or its subsidiaries, if any. After review, the Audit Committee of the Board approves/ratifies or disapproves such transactions. Management updates the Audit Committee of the Board as to any material changes to such related person transactions. In unusual circumstances, EFH Corp. or its subsidiaries may enter into related person transactions in advance of receiving approval, provided that such related person transactions are reviewed and ratified as soon as reasonably practicable by the Audit Committee of the Board. If the Audit Committee of the Board determines not to ratify such transactions, EFH Corp. makes all reasonable efforts to cancel or otherwise terminate the affected transactions.

The related person transactions described below under “Related Person Transactions—Business Affiliations,” were ratified by the Audit Committee of the EFH Corp. Board pursuant to the policy described above. All other related person transactions were approved prior to the EFH Corp. Board’s adoption of this policy, but were approved by either the EFH Corp. Board or its Executive Committee. Transactions described below under “Related Person Transactions—Transactions with Sponsor Affiliates” are not related person transactions under the EFH Corp. policy because they are not with a director, executive officer, 5% shareholder or any of their immediate family members, but are described in the interest of greater disclosure.

Related Person Transactions

Limited Partnership Agreement of Texas Energy Future Holdings Limited Partnership; Limited Liability Company Agreement of Texas Energy Future Capital Holdings LLC

The Sponsor Group and certain investors who agreed to co-invest with the Sponsor Group or through a vehicle jointly controlled by the Sponsor Group to provide equity financing for the Merger (Co-Investors) entered into (i) a limited partnership agreement (LP Agreement) in respect of EFH Corp.’s parent company, Texas Holdings and (ii) the LLC Agreement in respect of Texas Holdings’ sole general partner, Texas Capital. The LP Agreement provides that Texas Capital has the right to vote or execute consents with respect to any shares of EFH Corp.’s common stock owned by Texas Holdings. The LLC Agreement and LP Agreement contain agreements among the parties with respect to the election of EFH Corp.’s directors, restrictions on the issuance or transfer of interests in EFH Corp., including tag-along rights and drag-along rights, and other corporate governance provisions (including the right to approve various corporate actions).

The LLC Agreement provides that Texas Capital and its members will take all action required to ensure that the managers of Texas Capital are also members of EFH Corp.’s Board. Pursuant to the LLC Agreement each of (i) KKR 2006 Fund L.P. and affiliated investment funds, (ii) TPG Partners V, L.P. and affiliated investment funds and (iii) certain funds affiliated with Goldman Sachs, has the right to designate three managers of Texas Capital. These rights are subject to maintenance of certain investment levels in Texas Holdings.

Registration Rights Agreement

The Sponsor Group and the Co-Investors entered into a registration rights agreement with EFH Corp. upon completion of the Merger. Pursuant to this agreement, in certain circumstances, the Sponsor Group can cause EFH Corp. to register shares of EFH Corp.’s common stock owned directly or indirectly by them under the Securities Act. In certain circumstances, the Sponsor Group and the Co-Investors are also entitled to participate on a pro rata basis in any registration of EFH Corp.’s common stock under the Securities Act that it may undertake. Ms. Acosta and Messrs. Evans, Huffines, Olson, Reilly and Youngblood, each of whom are members of our Board, and Messrs. Young, Campbell, Burke, Keglevic, McFarland, O’Brien and Landy, each of whom are executive officers of EFH Corp., are parties to this agreement.

Management Services Agreement

In October 2007, in connection with the Merger, the Sponsor Group and Lehman Brothers Inc. entered into a management agreement with EFH Corp. (Management Agreement), pursuant to which affiliates of the Sponsor Group provide management, consulting, financial and other advisory services to EFH Corp. Pursuant to the Management Agreement, affiliates of the Sponsor Group are entitled to receive an aggregate annual management fee of $35 million, which amount increases 2% annually, and reimbursement of out-of-pocket expenses incurred in connection with the provision of services pursuant to the Management Agreement. The Management Agreement will continue in effect from year to year, unless terminated upon a change of control of EFH Corp. or in connection with an initial public offering of EFH Corp. or if the parties thereto mutually agree to terminate the Management Agreement. Pursuant to the Management Agreement, affiliates of the Sponsor Group and Lehman Brothers Inc. were paid transaction fees of $300 million in the aggregate for certain services provided in connection with the Merger and related transactions. In addition, the Management Agreement provides that the Sponsor Group will be entitled to receive a fee equal to a percentage of the gross transaction value in connection with certain subsequent financing, acquisition, disposition, merger combination and change of control transactions, as well as a termination fee based on the net present value of future payment obligations under the Management Agreement in the event of an initial public offering or under certain other circumstances. Under terms of the Management Agreement, EFH Corp. paid $37 million, inclusive of expenses, to the Sponsor Group during 2011.

Indemnification Agreement

Concurrently with entering into the Management Agreement, the Sponsor Group, Texas Holdings and EFH Corp. entered into an indemnification agreement (Indemnification Agreement), pursuant to which EFH Corp. and Texas Holdings agree to indemnify the Sponsor Group and their affiliates against any claims relating to (i) certain securities and financing transactions relating to the Merger, (ii) the performance of transaction services pursuant to the Management Agreement, (iii) actions or failures to act by EFH Corp., Texas Holdings, Texas Capital or their subsidiaries or affiliates (collectively, Company Group), (iv) service as an officer or director of, or at the request of, any member of the Company Group, and (v) any breach or alleged breach of fiduciary duty as a director or officer of any member of the Company Group.

Sale Participation Agreement

Ms. Acosta and Messrs. Evans, Huffines, Olson, Reilly and Youngblood, each of whom are members of our Board, and Young, Campbell, Burke, Keglevic, McFarland, O’Brien and Landy, each of whom are executive officers, entered into sale participation agreements with EFH Corp. Pursuant to the terms of these agreements, among other things, shares of EFH Corp.’s common stock held by these individuals are subject to tag-along and drag-along rights in the event of a sale by the Sponsor Group of shares of EFH Corp.’s common stock held by the Sponsor Group.

Certain Charter Provisions

EFH Corp.’s restated certificate of formation contains provisions limiting our directors’ obligations in respect of corporate opportunities.

Management Stockholders’ Agreement

Subject to a management stockholders’ agreement, certain members of management, including EFH Corp.’s directors, executive officers, along with other members of management, elected to invest in EFH Corp. by contributing cash or common stock, or a combination of both, to EFH Corp. prior to or following the Merger and receiving common stock in EFH Corp. in exchange therefore. The net aggregate amount of this investment as of December 31, 2011 is approximately $29 million. The management stockholders’ agreement creates certain rights and restrictions on these shares of common stock, including transfer restrictions and tag-along, drag-along, put, call and registration rights in certain circumstances.

Director Stockholders’ Agreement

Certain members of our Board have entered into a stockholders’ agreement with EFH Corp. These stockholders’ agreements create certain rights and restrictions on the equity, including transfer restrictions and tag-along, drag-along, put, call and registration rights in certain circumstances.

Business Affiliations

Mr. Olson, a member of our board, has an ownership interest in Texas Meter and Device Company (TMD), a company that conducts tests on Oncor’s high voltage personal protective equipment. Mr. Olson and his brother collectively directly own approximately 24% of TMD. This entity is majority owned by its chief executive officer. In 2011, Oncor paid TMD approximately $900 thousand for its services. The business relationship with TMD commenced several years prior to Mr. Olson joining the Board.

Mr. Olson, a member of our board, has an ownership interest in Metrum Technologies (MT), a company that is a subsidiary of Texas Meter and Device Company and provides Oncor with certain technology based products for Oncor’s advanced metering devices. Mr. Olson and his brother collectively directly own approximately 19% of MT. This entity is majority owned by its chief executive officer. In 2011, Oncor paid MT approximately $500 thousand for its services. The business relationship with MT commenced several years prior to Mr. Olson joining the Board.

Mr. Olson, a member of our board of directors, is chairman of the New York and Sweden offices of Hill+Knowlton Strategies (HKS). Mr. Olson is also a member of HKS’ Global Counsel. HKS is the parent company of Public Strategies Inc. (PSI). PSI performs certain consulting services for EFH Corp. and its subsidiaries, primarily in the areas of public relations and public advocacy. Mr. Olson does not have any ownership interest in HKS or its subsidiaries. In 2011, EFH Corp. and its subsidiaries paid approximately $5.9 million to PSI for its services.

Transactions with Sponsor Affiliates

TCEH entered into the TCEH Senior Secured Facilities, and Oncor entered into its revolving credit facility, each with syndicates of financial institutions and other lenders. These syndicates included affiliates of GS Capital Partners. These transactions were approved by the Board of Directors. Neither GS Capital Partners nor any of its affiliates is currently a lender under Oncor’s revolving credit facility.

An affiliate of GS Capital Partners, a member of the Sponsor Group, acted as a joint lead arranger and joint book-runner in the April 2011 amendment and extension of the TCEH Senior Secured Facilities and received fees totaling approximately $17 million. Further, an affiliate of GS Capital Partners acted as a joint book-running manager and initial purchaser in the issuance of $1.750 billion principal amount of TCEH Senior Secured Notes as part of the April 2011 amendment and extension and received fees totaling approximately $9 million. In addition, an affiliate of GS Capital Partners acted as a joint book-running manager and initial purchaser in the February 2012 issuance of $800 million principal amount of EFIH 11.750% Notes and received fees totaling approximately $4.5 million, and in the February 2012 issuance of $350 million principal amount of EFIH 11.750% Notes and received fees totaling approximately $2.1 million.

A broker-dealer affiliate of Kohlberg Kravis Roberts & Co. L.P., a member of the Sponsor Group, served as a co-syndication agent in the April 2011 amendment and extension of the TCEH Senior Secured Facilities and related transactions and received approximately $5 million as compensation for its services. In addition, such broker-dealer affiliate of Kohlberg Kravis Roberts & Co. L.P. served as a co-manager and initial purchaser in the February 2012 issuance of $800 million principal amount of EFIH 11.750% Notes and received fees totaling approximately $800 thousand, and in the February 2012 issuance of $350 million principal amount of EFIH 11.750% Notes and received fees totaling approximately $372 thousand.

An affiliate of TPG Capital, L.P., a member of the Sponsor Group, served as an advisor in the April 2011 amendment and extension of the TCEH Senior Secured Facilities and related transactions and received approximately $5 million as compensation for its services. An affiliate of TPG Capital, L.P. served as an advisor in the February 2012 issuance of $800 million principal amount of EFIH 11.750% Notes and received fees totaling approximately $800 thousand as compensation for its services, and in the February 2012 issuance of $350 million principal amount of EFIH 11.750% Notes and received fees totaling approximately $372 thousand as compensation for its services.

Affiliates of GS Capital Partners have from time to time engaged in commercial and investment banking and financial advisory transactions with EFH Corp. in the normal course of business. Affiliates of Goldman Sachs & Co. are party to certain commodity and interest rate hedging transactions with EFH Corp. in the normal course of business.
From time to time affiliates of the Sponsor Group may acquire debt or debt securities issued by EFH Corp. or its subsidiaries in open market transactions or through loan syndications.

Members of the Sponsor Group and/or their respective affiliates have from time to time entered into, and may continue to enter into, arrangements with the Company to use our products and services in the ordinary course of their business, which often result in revenues to the Company in excess of $120,000 annually. In addition, the Company has entered into, and may continue to enter into, arrangements with members of the Sponsor Group and/or their respective affiliates to use their products and services in the ordinary course of their business, which often result in revenues to members of the Sponsor Group or their respective affiliates in excess of $120,000 annually.

Director Independence

Because of their relationships with the Sponsor Group or with EFH Corp. directly, none of the managers on the TCEH Board or the directors on the TCEH Finance Board would be considered independent.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Neither TCEH nor TCEH Finance has a compensation committee or other board committee performing equivalent function. As described above, all compensation matters for TCEH and TCEH Finance, including compensation philosophy, are administered by EFH Corp. For a description of the compensation committee interlocks and insider participation of the O&C Committee of EFH Corp., please see the disclosure set forth under “Executive Compensation—Compensation Committee Interlocks and Insider Participation” above.

DESCRIPTION OF THE NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (i) the terms “we,” “our” and “us” each refer to EFCH and its consolidated Subsidiaries, (ii) the term “Issuer” refers only to collectively, TCEH and TCEH Finance, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of TCEH, and not any of their respective subsidiaries and (iii) the term “Parent Guarantor” refers only to EFCH and not any of its subsidiaries.

As of the date of this prospectus, $2,045,956,000 aggregate principal amount of the Issuer’s 10.25% senior notes due 2015 (the “Initial Cash Pay Notes”) are outstanding. The Initial Cash Pay Notes were issued under an Indenture dated as of October 31, 2007 (the “Initial Indenture”) among the Issuer, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”). As of the date of this prospectus, $1,441,957,000 aggregate principal amount of the Issuer’s 10.25% Senior Notes due 2015, Series B (the “Series B Cash Pay Notes”) and $1,568,252,671 aggregate principal amount of the Issuer’s 10.50%/11.25% optional PIK interest senior notes due 2016 (the “Toggle Notes”) are outstanding. The Series B Cash Pay Notes and the Toggle Notes were issued under the Initial Indenture, as supplemented by a supplemental indenture dated as of December 6, 2007 (the “Supplemental Indenture” and, together with the Initial Indenture, the “Indenture”).

The Initial Cash Pay Notes, the Series B Cash Pay Notes and the Toggle Notes each constitute a separate series of senior notes under the Indenture. Except as set forth herein, the Initial Cash Pay Notes, the Series B Cash Pay Notes and the Toggle Notes have substantially identical terms. The Initial Cash Pay Notes and the Series B Cash Pay Notes are collectively referred to as the “Cash Pay Notes.”

The Cash Pay Notes and the Toggle Notes are collectively referred to herein as the “Notes.”

The term “Issue Date” refers to October 31, 2007, the date the Initial Cash Pay Notes were issued, and the term “Toggle Notes issue date” refers to December 6, 2008, the date the Toggle Notes were issued.

Except as set forth herein, the terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The Holders of the Notes, by accepting the Notes, acknowledge (i) the legal separateness of the Parent Guarantor and its subsidiaries from the Oncor Subsidiaries, (ii) that the lenders under the Oncor Electric Delivery Facility and the holders of Oncor’s existing debt instruments have likely advanced funds thereunder in reliance upon the separateness of the Oncor Subsidiaries from the Parent Guarantor and its subsidiaries, (iii) that the Oncor Subsidiaries have assets and liabilities that are separate from those of the Parent Guarantor and its subsidiaries, (iv) that the obligations owing under the Notes are obligations and liabilities of the Issuer, the Parent Guarantor and the other Guarantors only, and are not the obligations or liabilities of any Oncor Subsidiary, (v) that the Holders of the Notes shall look solely to the Parent Guarantor and its subsidiaries and their assets, and not to any assets, or to the pledge of any assets, owned by any Oncor Subsidiary, for the repayment of any amounts payable pursuant to the Notes and for satisfaction of any other obligations owing to the Holders under the Indenture, the applicable Registration Rights Agreement and any related documents and (vi) that none of the Oncor Subsidiaries shall be personally liable to the Holders of the Notes for any amounts payable, or any other obligation, under the Indenture, the applicable Registration Rights Agreement or any related documents.

The Holders of the Notes, by accepting the Notes, acknowledge and agree that the Holders of the Notes shall not (i) initiate any legal proceeding to procure the appointment of an administrative receiver or (ii) institute any bankruptcy, reorganization, insolvency, winding up, liquidation, or any like proceeding under applicable law, against any Oncor Subsidiary, or against any of the Oncor Subsidiaries’ assets. The Holders further acknowledge and agree that each of the Oncor Subsidiaries is a third party beneficiary of the forgoing covenant and shall have the right to specifically enforce such covenant in any proceeding at law or in equity. The foregoing acknowledgements and agreements are contained in the Indenture.

The following description is only a summary of the material provisions of the Indenture relating to each series of Notes, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under the heading “Prospectus Summary.”

Brief Description of the Notes and the Guarantees

The Notes:

•	are senior unsecured obligations of the Issuer and rank equally in right of payment with all Senior Indebtedness of the Issuer (including the applicable Existing Notes);

•

are effectively subordinated to any Indebtedness of the Issuer secured by assets of the Issuer, including the Issuer’s obligations under the TCEH Senior Secured Facilities, to the extent of the value of the assets securing such Indebtedness;

•

are structurally subordinated to all Indebtedness and other liabilities of the Issuer’s non-guarantor Subsidiaries, including any of the Issuer’s Foreign Subsidiaries and any other Unrestricted Subsidiaries;

•	are senior in right of payment to any future Subordinated Indebtedness of the Issuer; and

•

are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Energy Future Competitive Holdings Company (which we refer to herein as the “Parent Guarantor”) and by each Restricted Subsidiary that guarantees the Issuer’s obligations under the TCEH Senior Secured Facilities as described below under “—Guarantees.”

The Guarantees:

•	are a general unsecured senior obligation of each Guarantor;

•	rank equally in right of payment with all Senior Indebtedness of each Guarantor;

•	are effectively subordinated to all Secured Indebtedness of each Guarantor to the extent of the value of the assets securing such Indebtedness (including the TCEH Senior Secured Facilities);

•	are structurally subordinated to all Indebtedness and other liabilities of Subsidiaries of a Guarantor that do not Guarantee the Notes, and any other Unrestricted Subsidiaries; and

•	are senior in right of payment to any future Subordinated Indebtedness of each Guarantor.

See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—TCEH’s liabilities and those of EFCH exceed TCEH’s and EFCH’s assets as shown on each of TCEH’s and EFCH’s balance sheet as of December 31, 2011, and it is likely that the liabilities (including contingent guarantee liabilities) of most or all of the subsidiary guarantors also exceed their assets. If a court were to find that TCEH or a guarantor were insolvent before or after giving effect to the issuance of the notes and did not receive reasonably equivalent value or fair consideration for the issuance of the notes or the incurrence of a guarantee, as applicable, the court may void all or a portion of the obligations represented by the notes or the guarantee of the notes by the guarantor as a fraudulent conveyance.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, initially jointly and severally fully and unconditionally guaranteed, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law. However, this limitation may not be effective to prevent a Guarantee from being voided under fraudulent conveyance law, or may reduce or eliminate a Guarantor’s obligation to an amount that effectively makes its Guarantee worthless.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—TCEH’s liabilities and those of EFCH exceed TCEH’s and EFCH’s assets as shown on each of TCEH’s and EFCH’s balance sheet as of December 31, 2011, and it is likely that the liabilities (including contingent guarantee liabilities) of most or all of the subsidiary guarantors also exceed their assets. If a court were to find that TCEH or a guarantor were insolvent before or after giving effect to the issuance of the notes and did not receive reasonably equivalent value or fair consideration for the issuance of the notes or the incurrence of a guarantee, as applicable, the court may void all or a portion of the obligations represented by the notes or the guarantee of the notes by the guarantor as a fraudulent conveyance.

Each Guarantee by a Guarantor (other than the Parent Guarantor) will provide by its terms that it will be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or sale of all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of its guarantee under the TCEH Senior Secured Facilities or of the guarantee by such Guarantor that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(d) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Holding Company Structure

Each of the Parent Guarantor and the Issuer is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, each of the Parent Guarantor and the Issuer is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations.

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more paying agents for the Notes. As of the date of this prospectus, the paying agent for the Notes is the Trustee at its offices in Houston, Texas.

The Issuer will also maintain a registrar. As of the date of this prospectus, the registrar is the Trustee at its offices in Houston, Texas. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

As of the date of this prospectus, $2,045,956,000 in aggregate principal amount of Initial Cash Pay Notes is outstanding and $1,441,957,000 in aggregate principal amount of Series B Cash Pay Notes is outstanding. The Cash Pay Notes mature on November 1, 2015.

As of the date of this prospectus, $1,568,252,671 in aggregate principal amount of Toggle Notes is outstanding. On May 1, 2016, the Issuer will repay in full in U.S. Dollars an amount of Toggle Notes equal to $50,000,000, which shall be made on a pro rata basis based on the aggregate principal amount of Toggle Notes outstanding. The Toggle Notes mature on November 1, 2016.

        Subject to compliance with the covenant described below under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional cash pay notes and/or toggle notes from time to time under the Indenture (any such cash pay notes or toggle notes, “Additional Notes”). The Notes are “Required Debt” under the Indenture and we may issue additional debt securities that constitute Required Debt. In addition, in connection with the payment of PIK Interest (as defined below) or Partial PIK Interest (as defined below) in respect of Toggle Notes, the Issuer is entitled to, without the consent of the Holders, increase the outstanding principal amount of Toggle Notes or issue additional toggle notes (the “PIK Notes”) under the Indenture on the same terms and conditions as the Toggle Notes (in each case, the “PIK Payment”). Each of the Series B Cash Pay Notes, the Initial Cash Pay Notes and the Toggle Notes are each a separate series of Notes but are treated as a single class of securities under the Indenture, except as otherwise stated herein. As a result, Holders of each series of Notes have no separate rights to, among other things, give notice of Defaults or to direct the Trustee to exercise remedies during an Event of Default or otherwise. Except as described under “—Amendment, Supplement and Waiver,” the Notes, the PIK Notes, any Additional Notes subsequently issued under the Indenture and any additional Required Debt issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of Notes” include any PIK Notes and Additional Notes that are actually issued, and references to “principal amount” of the Notes includes any increase in the principal amount of the outstanding Notes as a result of a PIK Payment.

Cash Pay Notes

Interest on the Cash Pay Notes accrues at the rate of 10.25% per annum and is payable semi-annually in arrears on May 1 and November 1 to the Holders of Cash Pay Notes of record on the immediately preceding April 15 and October 15. Interest on the Cash Pay Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Cash Pay Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

Toggle Notes

Interest on the Toggle Notes is payable semi-annually in arrears on May 1 and November 1 to the Holders of Toggle Notes of record on the immediately preceding April 15 and October 15. Interest on the Toggle Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Toggle Notes issue date. Interest on the Toggle Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

For any interest payment period after the initial interest payment period and prior to November 1, 2012, the Issuer may, at its option, elect to pay interest on the Toggle Notes:

•	entirely in cash (“Cash Interest”);

•	entirely by increasing the principal amount of the outstanding Toggle Notes or by issuing PIK Notes (“PIK Interest”); or

•

on 50% of the outstanding principal amount of the Toggle Notes in cash and on 50% of the principal amount by increasing the principal amount of the outstanding Toggle Notes or by issuing PIK Notes (“Partial PIK Interest”).

The Issuer must elect the form of interest payment for the Toggle Notes with respect to each interest period by delivering a notice to the Trustee prior to the beginning of each interest period. The Trustee shall promptly deliver a corresponding notice to the Holders. In the absence of such an election for any interest period, interest on the Toggle Notes shall be payable according to the election for the previous interest period. After November 1, 2012, the Issuer will make all interest payments on the Toggle Notes entirely in cash. Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption of Toggle Notes as described under “—Optional Redemption—Toggle Notes” or “—Repurchase at the Option of Holders” shall be made solely in cash.

Cash Interest on the Toggle Notes accrues at a rate of 10.50% per annum and be payable in cash. PIK Interest on the Toggle Notes accrues at a rate of 11.25% per annum and be payable (x) with respect to Toggle Notes represented by one or more global notes registered in the name of, or held by, The Depository Trust Company (“DTC”) or its nominee on the relevant record date, by increasing the principal amount of the outstanding global Toggle Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1,000) (or, if necessary, pursuant to the requirements of DTC, to authenticate new global Toggle Notes executed by the Issuer with such increased principal amounts) and (y) with respect to Toggle Notes represented by certificated notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole dollar), and the Trustee will, at the request of the Issuer, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. In the event that the Issuer elects to pay Partial PIK Interest for any interest period, each Holder will be entitled to receive Cash Interest in respect of 50% of the principal amount of the Toggle Notes held by such Holder on the relevant record date and PIK Interest in respect of 50% of the principal amount of the Toggle Notes held by such Holder on the relevant record date. Following an increase in the principal amount of the outstanding global Toggle Notes as a result of a PIK Payment, the global Toggle Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All Toggle Notes issued pursuant to a PIK Payment will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Toggle Notes issued on the Toggle Notes issue date. Any certificated PIK Notes will be issued with the description PIK on the face of such PIK Note.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City of Houston and State of Texas or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in Houston, Texas will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

Except as set forth under “—Principal, Maturity and Interest” above, the Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under “Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Cash Pay Notes

The Issuer may redeem each of the Series B Cash Pay Notes or the Initial Cash Pay Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of such series of Cash Pay Notes to be redeemed or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the series of Cash Pay Notes to be redeemed) set forth below, plus accrued and unpaid interest to the applicable date of redemption (the “Redemption Date”), subject to the right of Holders of record of such series of Cash Pay Notes to be redeemed on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2011	105.125%
2012	102.563%
2013 and thereafter	100.000%

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

If the Issuer redeems less than all of the outstanding Cash Pay Notes of a series, the Trustee shall select the Cash Pay Notes of such series to be redeemed in the manner described under “—Repurchase at the Option of Holders—Selection and Notice.”

Toggle Notes

Except as set forth below, the Issuer will not be entitled to redeem Toggle Notes at its option prior to November 1, 2012.

At any time prior to November 1, 2012, the Issuer may redeem all or a part of the Toggle Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Toggle Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Toggle Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the Redemption Date, subject to the rights of Holders of Toggle Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after November 1, 2012, the Issuer may redeem the Toggle Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Toggle Notes or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Toggle Notes to be redeemed) set forth below, plus accrued and unpaid interest to the applicable Redemption Date, subject to the right of Holders of Toggle Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2012	105.250%
2013	103.500%
2014	101.750%
2015 and thereafter	100.000%

At the end of any “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the issue date of the Toggle Notes (each, an “Optional Interest Repayment Date”), the Issuer may pay in cash, without duplication, all accrued and unpaid interest, if any, and all accrued and unpaid “original issue discount” (as defined in Section 1273(a)(1) of the Code) on each Toggle Note then outstanding up to, in the aggregate, the Optional Interest Repayment Amount (each such redemption, an “Optional Interest Repayment”). The “Optional Interest Repayment Amount” means, as of each Optional Interest Repayment Date, the excess, if any, of (a) the aggregate amount of accrued and unpaid interest and all accrued and unpaid “original issue discount” (as defined in Section 1273(a)(1) of the Code) with respect to the Toggle Notes, over (b) an amount equal to the product of (i) the “issue price” (as defined in Sections 1273(b) and 1274(a) of the Code) of the Toggle Notes multiplied by (ii) the “yield to maturity” (as defined in the Treasury Regulation Section 1.1272-1(b)(1)(i)) of the Toggle Notes minus (c) $50,000,000.

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

If the Issuer redeems less than all of the outstanding Toggle Notes, the Trustee shall select the Toggle Notes to be redeemed in the manner described under “—Repurchase at the Option of Holders—Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Indenture provides that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption” and will redeem all of the outstanding Notes pursuant thereto, the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that the Holders whose Notes are being repurchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the other instructions, as determined by TCEH, consistent with the covenant described under this “—Repurchase at the Option of Holders—Change of Control” section, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The TCEH Senior Secured Facilities, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may, provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under the TCEH Senior Secured Facilities, we could seek a waiver of such default or seek to refinance the TCEH Senior Secured Facilities. In the event we do not obtain such a waiver or refinance the TCEH Senior Secured Facilities, such default could result in amounts outstanding under the TCEH Senior Secured Facilities being declared due and payable and could cause a Receivables Facility to be wound down. Additionally, the terms of the Notes provide that certain change of control events with respect to the Issuer (including a Change of Control under the Indenture) would result in the Issuer being required to offer to repurchase such Notes.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. As of the Issue Date, we had no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to engage in such a transaction in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” Such restrictions in the Indenture can be waived with the consent of the Required Holders of a majority in principal amount of the Required Debt. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

        The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Required Holders of a majority in principal amount of the Required Debt.

Asset Sales

The Indenture provides that TCEH will not, and will not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

(1) TCEH or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by TCEH) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by TCEH or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on TCEH’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of TCEH or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes or that are owed to TCEH or an Affiliate of TCEH, that are assumed by the transferee of any such assets and for which TCEH and all of its Restricted Subsidiaries have been validly released by all applicable creditors in writing,

(b) any securities received by TCEH or such Restricted Subsidiary from such transferee that are converted by TCEH or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by TCEH or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, TCEH or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations under Senior Indebtedness which is Secured Indebtedness permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

(b) Obligations under other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto); provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “—Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or otherwise by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any;

(c) Obligations under the Existing Notes which have a final maturity date (as in effect on the Closing Date) on or prior to October 15, 2016; provided that, at the time of, and after giving effect to, such repurchase, redemption or defeasance, the aggregate amount of Net Proceeds used to repurchase, redeem or defease Existing Notes pursuant to this subclause (c) following the Closing Date shall not exceed 3.5% of Total Assets at such time; or

(d) Indebtedness of a Restricted Subsidiary (other than TCEH Finance, Inc.) that is not a Guarantor, other than Indebtedness owed to TCEH or another Restricted Subsidiary (or any Affiliate thereof);

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in TCEH or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in TCEH or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as TCEH, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) (and reinvest within the later of 450 days from the date of receipt of Net Proceeds and 180 days of receipt of such commitment) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, TCEH or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within the later of (a) 180 days of such cancellation or termination or (b) the initial 450-day period; provided further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Notwithstanding the preceding paragraph, to the extent that regulatory approval is necessary for an asset purchase or investment, or replacement, repair or restoration on any asset or investment, then TCEH or any Restricted Subsidiary shall have an additional 365 days to apply the Net Proceeds from such Asset Sale in accordance with the preceding paragraph.

Any Net Proceeds from Asset Sales that are not invested or applied as provided and within the time period set forth in the first sentence of the second preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, TCEH may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Additionally, the Issuer may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of an Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds and any remaining amounts may be used to make Restricted Payments to the extent permitted by clause (16) of the second paragraph described under the caption “Limitation on Restricted Payments.”

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC. No Notes of $2,000 or less can be redeemed in part.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed. The notice will also state any conditions applicable to a redemption.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption, but such redemption may be subject to one or more conditions precedent. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

Limitation on Restricted Payments

TCEH will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of TCEH’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by TCEH payable solely in Equity Interests (other than Disqualified Stock) of TCEH; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, TCEH or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of TCEH or any direct or indirect parent of TCEH, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, TCEH could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by TCEH and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of TCEH for the period (taken as one accounting period) beginning October 1, 2007, to the end of TCEH’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by TCEH, of marketable securities or other property received by TCEH since immediately after the Closing Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i)(A) Equity Interests of TCEH, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by TCEH, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of TCEH, any direct or indirect parent company of TCEH and TCEH’s Subsidiaries after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the capital of TCEH, Equity Interests of TCEH’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of TCEH that have been converted into or exchanged for such Equity Interests of TCEH;

provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests or debt securities of TCEH sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock or (Y) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by TCEH, of marketable securities or other property contributed to the capital of TCEH following the Closing Date (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by TCEH, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to TCEH or a Restricted Subsidiary) of Restricted Investments made by TCEH or its Restricted Subsidiaries after the Closing Date and repurchases and redemptions of such Restricted Investments from TCEH or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by TCEH or its Restricted Subsidiaries, after the Closing Date; or

(ii) the sale (other than to TCEH or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than to the extent the Investment in such Unrestricted Subsidiary was made by TCEH or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a distribution or dividend from an Unrestricted Subsidiary after the Closing Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by TCEH in good faith (or if such fair market value exceeds $200.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by TCEH or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2)(a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or a Guarantor or any Equity Interests of any direct or indirect parent company of TCEH, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of TCEH or any direct or indirect parent company of TCEH to the extent contributed to the capital of TCEH (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of TCEH) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor (other than the Parent Guarantor) made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of TCEH or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of TCEH, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of TCEH or any of its direct or indirect parent companies in connection with the Transactions; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $25.0 million (which shall increase to $50.0 million subsequent to the consummation of an underwritten public Equity Offering by TCEH or any direct or indirect parent entity of TCEH) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $75.0 million in any calendar year (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by TCEH or any direct or indirect parent entity of TCEH)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of TCEH and, to the extent contributed to the capital of TCEH, Equity Interests of any of TCEH’s direct or indirect parent companies, in each case to members of management, directors or consultants of the TCEH, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by TCEH or its Restricted Subsidiaries after the Closing Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further that cancellation of Indebtedness owing to TCEH or any Restricted Subsidiary from members of management of TCEH, any of TCEH’s direct or indirect parent companies or any of TCEH’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of TCEH or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of TCEH or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6)(a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by TCEH after the Closing Date;

(b) the declaration and payment of dividends to a direct or indirect parent company of TCEH, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Closing Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the capital of TCEH from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, TCEH and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 1.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on TCEH’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following consummation of the first public offering of TCEH’s common stock or the common stock of any of its direct or indirect parent companies after the Closing Date, of up to 6% per annum of the net cash proceeds received by or contributed to TCEH in or from any such public offering, other than public offerings with respect to TCEH’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made with Excluded Contributions;

(11) (A) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (A) not to exceed 2.0% of Total Assets at the time made; and (B) dividends to or, the making of loans to, EFH Corp. in an aggregate amount not to exceed $1,000.0 million, to the extent the proceeds of such loans or dividends are invested in any of the Oncor Subsidiaries; provided that no more than $500.0 million of payments under this clause (B) may be made other than by Intercompany Loans;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment made as part of or in connection with the Transactions (including any payments made after the Closing Date in respect of the Issuer’s and its Subsidiaries’ long-term incentive plan or in respect of tax gross-ups and other deferred compensation) and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of TCEH to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends or distributions by TCEH to, or the making of loans to, any direct or indirect parent company in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) foreign, federal, state and local income taxes (including any amounts reimbursable to the Oncor Subsidiaries in respect of such taxes pursuant to a tax sharing agreement), to the extent such income taxes are attributable to the income of (i) EFH Corp. and its Subsidiaries (other than the Oncor Subsidiaries) and (ii) the Oncor Subsidiaries, to the extent the Oncor Subsidiaries have not reimbursed EFH Corp. or such direct or indirect parent of TCEH for such payments in amounts required to pay such taxes; provided that the amount of such payments in any fiscal year does not exceed the amount that EFH Corp. and its Subsidiaries, is required to pay in respect of foreign, federal, state and local income taxes for such fiscal year (including any amounts reimbursable to the Oncor Subsidiaries in respect of such taxes pursuant to a tax sharing agreement);

(c) customary salary, bonus and other benefits payable to officers and employees of EFH Corp. or any direct or indirect parent company of EFH Corp. that are paid in the ordinary course of business to the extent such salaries, bonuses and other benefits are attributable to (i) the ownership or operation of EFH Corp. and its Restricted Subsidiaries or (ii) the ownership and operation of the Oncor Subsidiaries, to the extent the Oncor Subsidiaries have not reimbursed EFH Corp. or such direct or indirect parent company of EFH Corp. for such payments;

(d) general corporate operating and overhead costs and expenses of EFH Corp. or any direct or indirect parent company of EFH Corp. that are incurred in the ordinary course of business to the extent such costs and expenses are attributable to (i) the ownership or operation of EFH Corp. and its Restricted Subsidiaries or (ii) the ownership and operation of the Oncor Subsidiaries, to the extent the Oncor Subsidiaries have not reimbursed EFH Corp. or such direct or indirect parent company of EFH Corp. for such payments;

(e) fees and expenses other than to Affiliates of TCEH related to any unsuccessful equity or debt offering of such parent entity;

(16) Restricted Payments that are made with Excess Proceeds remaining after the completion of any Asset Sale Offer in an amount not to exceed $200 million;

(17) the making of Intercompany Loans to EFH Corp. so long as TCEH is a Subsidiary of EFH Corp. (A) in amounts required for EFH Corp. to pay, in each case without duplication, principal, premium and interest when due on (x) the EFH Corp. Notes and any Indebtedness incurred to replace, refund or refinance such debt and (y) Indebtedness of EFH Corp. and Parent Guarantor in existence on the Closing Date, including the Existing EFH Corp. Notes and the Existing Parent Guarantor Notes, and any Indebtedness incurred to replace, refund or refinance such debt and (B) in amounts required for EFH Corp. and its Subsidiaries (other than the Issuer and its Subsidiaries) that guarantee debt of EFH Corp. to pay, without duplication, principal, premium and interest when due on any Indebtedness incurred after the Closing Date by EFH Corp. or such Subsidiaries after the Issue Date; provided that the aggregate amount of Intercompany Loans to EFH Corp. pursuant to this subclause (B) shall not exceed $600.0 million;

(18) any distributions of, or Investments in, accounts receivable for purposes of inclusion in any Receivables Facility for the benefit of TCEH or its Restricted Subsidiaries, in each case made in the ordinary course of business or consistent with past practices; or

(19) making of Intercompany Loans to EFH Corp. in an amount sufficient to permit EFH Corp. to make any Optional Interest Repayment (as defined in the EFH Corp. Notes), permitted by the terms of the EFH Corp. Notes or any similar payments on Indebtedness incurred to replace, refund or refinance such debt; provided that in connection with any such replacement, refunding or refinancing, the aggregate principal amount of such Indebtedness is not increased (except by an amount equal to accrued interest, fees and expenses payable in connection therewith);

provided, however, that at the time of, and after giving effect to (A) any Restricted Payment permitted under clause (7), (11) and (19), no Default shall have occurred and be continuing or would occur as a consequence thereof and (B) any Restricted Payment permitted under clause (17), no Default under clauses (1) or (2) under “Events of Default and Remedies” shall have occurred and be continuing or would occur as a consequence thereof or any payment default or bankruptcy event of default under the EFH Corp. Notes (or any Indebtedness incurred to replace, refund or refinance such debt) shall have occurred and be continuing.

On the date of this prospectus, all of TCEH’s Subsidiaries were Restricted Subsidiaries (other than Comanche Peak Nuclear Power Company, Nuclear Energy Future Holdings LLC and Nuclear Energy Future Holdings II LLC). TCEH will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by TCEH and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

TCEH will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and TCEH will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that TCEH may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for TCEH and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $1,250.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this paragraph and clauses (12) and (14) below at such time.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under (x) Credit Facilities by TCEH or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $26,500.0 million outstanding at any one time and (y) any Collateral Posting Facility;

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee thereof) (other than any Additional Notes or Guarantees thereof);

(3) Indebtedness of TCEH and its Restricted Subsidiaries in existence on the Closing Date (other than Indebtedness described in clauses (1) and (2)), including the Existing Notes and Indebtedness under the TCEH Senior Interim Facility (including any PIK Interest which may be paid with respect thereto);

(4) Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations, so long as such Indebtedness (except Environmental CapEx Debt) exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(5) Indebtedness incurred by TCEH or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation or employee health claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of TCEH or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of TCEH, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of TCEH to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not the Issuer or a Guarantor is expressly subordinated in right of payment to the Notes; provided, further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to TCEH or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to TCEH or another Restricted Subsidiary; provided that if the Issuer or a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not the Issuer or a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to TCEH or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to TCEH or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations; provided that (i) other than in the case of commodity Hedging Obligations, such Hedging Obligations are not entered into for speculative purposes (as determined by TCEH in its reasonable discretion acting in good faith) and (ii) in the case of speculative commodity Hedging Obligations, such Hedging Obligations are entered into in the ordinary course of business and are consistent with past practice;

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by TCEH or any of its Restricted Subsidiaries in the ordinary course of business;

(12)(a) Indebtedness or Disqualified Stock of TCEH and Indebtedness, Disqualified Stock or Preferred Stock of TCEH or any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by TCEH since immediately after the Closing Date from the issue or sale of Equity Interests of TCEH or cash contributed to the capital of TCEH (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to TCEH or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of TCEH and Indebtedness, Disqualified Stock or Preferred Stock of TCEH or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $1,750.0 million (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which TCEH or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b)); provided, however that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the first paragraph of this covenant and clause (14), no more than $1,250.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (12) shall be incurred by Restricted Subsidiaries that are not Guarantors;

(13) the incurrence or issuance by TCEH or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock of TCEH or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock of TCEH or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock of TCEH or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of TCEH that is not the Issuer or a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of TCEH or a Guarantor;

and, provided, further that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Obligations under Credit Facilities secured by Permitted Liens or the TCEH Senior Interim Facilities; provided, further, that with respect to any pollution control revenue bonds or similar instruments, the maturity of any series thereof shall be deemed to be the date set forth in any instrument governing such Indebtedness for the remarketing of such Indebtedness;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) TCEH or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by TCEH or any Restricted Subsidiary or merged into TCEH or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

(a) TCEH would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

(b) such Fixed Charge Coverage Ratio of TCEH and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

provided, however that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the first paragraph of this covenant and clause (12), no more than $1,250.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (14) shall be incurred by Restricted Subsidiaries that are not Guarantors;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16) Indebtedness of TCEH or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17)(a) any guarantee by TCEH or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of TCEH; provided that such guarantee is incurred in accordance with the covenant described under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of TCEH or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(19) Indebtedness consisting of Indebtedness issued by TCEH or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of TCEH or any direct or indirect parent company of TCEH to the extent described in clause (4) of the second paragraph under “—Limitation on Restricted Payments”; and

(20) Indebtedness of TCEH or any Restricted Subsidiary to EFH Corp. or any of its Subsidiaries consistent with past practice in an aggregate amount not to exceed $25.0 million; provided, that at the time of incurring, and after giving effect to, such Indebtedness, no Default described in clauses (1) and (2) under the caption “—Events of Default and Remedies” shall have occurred and be continuing or would occur as a consequence thereof; provided, further, that any such Indebtedness owing to an entity that is not a Guarantor is expressly subordinated in right of payment to the Notes.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (20) above or is entitled to be incurred pursuant to the first paragraph of this covenant, TCEH, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; and

(2) at the time of incurrence, TCEH will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above;

provided that all Indebtedness outstanding under the TCEH Senior Secured Facilities on the Closing Date will be treated as incurred on the Closing Date under clause (1) of the preceding paragraph.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar- denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that TCEH will not, and will not permit TCEH Finance, Inc. or any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of TCEH, TCEH Finance, Inc. or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of TCEH, TCEH Finance, Inc. or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

TCEH will not, and will not permit TCEH Finance, Inc. or any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and any related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes or any Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens;

except that the foregoing shall not apply to (a) Liens securing the Notes and the related Guarantees, (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (c) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” provided that, with respect to Liens securing Obligations permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio would be no greater than 5.0 to 1.0. Any Lien which is granted to secure the Notes under this covenant shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the Notes.

Merger, Consolidation or Sale of All or Substantially All Assets

Neither TCEH nor the Parent Guarantor may consolidate or merge with or into or wind up into (whether or not TCEH or the Parent Guarantor, as the case may be, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) TCEH or the Parent Guarantor, as the case may be, is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than TCEH or the Parent Guarantor, as the case may be) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of TCEH or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than TCEH or the Parent Guarantor, as the case may be, expressly assumes (i) all the obligations of TCEH or the Parent Guarantor, as the case may, be under the Notes and the Indenture pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee and (ii) the Registration Rights Agreement;

(3) immediately after such transaction, no Default exists;

(4) in the case of TCEH, immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b) such Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for TCEH and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement; and

(6) TCEH shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture shall comply with the applicable provisions of the Indenture.

The Successor Company will succeed to, and be substituted for TCEH or the Parent Guarantor, as the case may be, under the Indenture and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to TCEH, and

(2) TCEH may merge with an Affiliate of TCEH, solely for the purpose of reincorporating TCEH in a State of the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of TCEH and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor (other than the Parent Guarantor), no Guarantor will, and TCEH will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not TCEH or the Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)(a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) TCEH shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or TCEH, (ii) merge with an Affiliate of TCEH solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

TCEH Finance, Inc. may not consolidate or merge with or into or wind up into (whether or not TCEH Finance, Inc. is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of TCEH Finance, Inc.’s properties or assets, in one or more related transactions, to any Person unless:

(1)(a) concurrently therewith, a corporate Wholly-Owned Subsidiary of TCEH that is a Restricted Subsidiary organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof expressly assumes (i) all the obligations of TCEH Finance, Inc. under the Notes and the Indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee and (ii) the Registration Rights Agreement; or

(b) after giving effect thereto, at least one obligor on the Notes shall be a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof; and

(2) immediately after such transaction, no Default exists;

(3) TCEH Finance shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture and, if a supplemental indenture is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Indenture.

Transactions with Affiliates

TCEH will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of TCEH (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $25.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to TCEH or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by TCEH or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) TCEH delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by the majority of the board of directors of TCEH approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among TCEH or any of its Restricted Subsidiaries or between or among TCEH, and its Restricted Subsidiaries and EFH Corp. and any of its Subsidiaries in the ordinary course of business;

(2) Restricted Payments permitted by the provisions of the Indenture described under the covenant “—Limitation on Restricted Payments” and “Permitted Investments”;

(3) the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Closing Date, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of TCEH to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Closing Date);

(4) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, employees or consultants of TCEH, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which TCEH or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to TCEH or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to TCEH or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by TCEH or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Closing Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Closing Date);

(7) the existence of, or the performance by TCEH or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by TCEH or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(8) the Transactions (including any payments made after the Closing Date in respect of the Issuer’s and its Subsidiaries’ long-term incentive plan or in respect of tax gross-ups and other deferred compensation) and the payment of all fees and expenses related to the Transactions, in each case as disclosed in this prospectus;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, including EFH Corp. and its subsidiaries, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to TCEH and its Restricted Subsidiaries, in the reasonable determination of the board of directors of TCEH or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of TCEH to any Permitted Holder or to any director, officer, employee or consultant;

(11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility for the benefit of TCEH or any of its Restricted Subsidiaries;

(12) payments by TCEH or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of TCEH in good faith;

(13) payments or loans (or cancellation of loans) to employees or consultants of TCEH, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by TCEH in good faith;

(14) investments by the Investors in securities of TCEH or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities; and

(15) payments by TCEH (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among TCEH (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of TCEH and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that TCEH, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were TCEH and its Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

TCEH will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)(a) pay dividends or make any other distributions to TCEH or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to TCEH or any of its Restricted Subsidiaries;

(2) make loans or advances to TCEH or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to TCEH or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to the TCEH Senior Secured Facilities and the related documentation, the TCEH Senior Interim Facility and the related documentation and the Existing Notes Indentures and the related documentation;

(b) the Indenture and the Notes;

(c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by TCEH or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of TCEH pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens”;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

(k) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

(l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of TCEH, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(m) restrictions created in connection with any Receivables Facility for the benefit of TCEH or any of its Restricted Subsidiaries that, in the good faith determination of TCEH, are necessary or advisable to effect the transactions contemplated under such Receivables Facility; and

(n) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale, hedging or similar agreement to which TCEH or any Restricted Subsidiary of TCEH is a party entered into in the ordinary course of business; provided, that such agreement prohibits the encumbrance solely to the property or assets of TCEH or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder and/or the proceeds thereof and does not extend to any other asset or property of TCEH or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

TCEH will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of TCEH, TCEH Finance, Inc. or any Guarantor), other than TCEH Finance, Inc., a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of TCEH, TCEH Finance, Inc. or any Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

(a) if the Notes or such Guarantor’s Guarantee is subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Guarantor’s Guarantee; and

(2) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against TCEH or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Limitations on Business Activities of TCEH Finance, Inc.

TCEH Finance, Inc. may not hold assets, become liable for any obligations or engage in any business activities; provided that it may be a co-obligor with respect to the Notes or any other Indebtedness issued by TCEH, and may engage in any activities directly related thereto or necessary in connection therewith. TCEH Finance, Inc. shall be a Wholly-Owned Subsidiary of TCEH at all times.

Reports and Other Information

Notwithstanding that TCEH may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires TCEH to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which TCEH would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that TCEH shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event TCEH will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time TCEH would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, each of the Parent Guarantor and the Issuer have agreed that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of TCEH is or becomes a Guarantor of the Notes (including the Parent Guarantor), the Indenture permits TCEH to satisfy its obligations in this covenant with respect to financial information relating to TCEH by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to TCEH and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding anything herein to the contrary, TCEH will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “Events of Default and Remedies” until 60 days after the date any report hereunder is due.

Events of Default and Remedies

The Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) failure by the Issuer or any Restricted Subsidiary for 60 days after receipt of written notice given by the Trustee or the Required Holders of not less than 30% in principal amount of the Required Debt to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by TCEH or any of its Restricted Subsidiaries or the payment of which is guaranteed by TCEH or any of its Restricted Subsidiaries, other than Indebtedness owed to TCEH or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $250.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $250.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary); or

(7) the Guarantee of the Parent Guarantor or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Required Holders of at least 30% in principal amount of the Required Debt may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

The Indenture provides that the Required Holders of a majority in aggregate principal amount of the Required Debt by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Required Holders of at least 30% in principal amount of the Required Debt have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Required Holders of a majority in principal amount of the Required Debt have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Required Holders of a majority in principal amount of the Required Debt are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that TCEH is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and TCEH is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer, the Parent Guarantor or any other Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer, the Parent Guarantor or the other Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer’s and each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the TCEH Senior Secured Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)(a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, the TCEH Senior Secured Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Required Holders of at least a majority in principal amount of the Required Debt, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Required Debt, and any existing Default or compliance with any provision of the Indenture, the Notes issued thereunder or any Guarantee may be waived with the consent of the Required Holders of a majority in principal amount of the Required Debt, other than Required Debt beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Required Debt).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described under the caption “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Required Holders of at least a majority in aggregate principal amount of the Required Debt and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;

(10) to add a Guarantor under the Indenture;

(11) to conform the text of the Indenture, Guarantees or the Notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes;

(12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(13) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as security for the payment and performance of all or any portion of the Obligations, in any property or assets; or

(14) in the event that PIK Notes are issued in certificated form, to make appropriate amendments to the Indenture to reflect an appropriate minimum denominations of certificated PIK Notes and establish minimum redemption amounts for certificated PIK Notes.

In addition, the terms of the Indenture permit the Issuer, the Guarantors and the Trustee to amend or supplement the Indenture at any time, without the consent of any Holder, to provide for the issuance of Additional Notes and Required Debt in accordance with the terms of the Indenture.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Required Holders of a majority in principal amount of the Required Debt will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and will be construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the applicable Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) (A) with respect to Cash Pay Notes, the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Cash Pay Note at November 1, 2011 (such redemption price being set forth in the tables appearing under the caption “Optional Redemption—Cash Pay Notes”), plus (ii) all required interest payments due on such Cash Pay Note through November 1, 2011 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Cash Pay Note, or

(B) with respect to the Toggle Notes, the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Toggle Note at November 1, 2012 (such redemption price being set forth in the table appearing under “Optional Redemption—Toggle Notes”), plus (ii) all required interest payments (calculated based on the cash interest rate payable on the Toggle Notes) due on such Toggle Note through November 1, 2012 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Toggle Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of TCEH or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”);

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment (including any such equipment that has been refurbished in contemplation of such disposition) in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of TCEH in a manner permitted pursuant to the provisions described under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $75.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of TCEH to TCEH or by TCEH or a Restricted Subsidiary of TCEH to another Restricted Subsidiary of TCEH;

(f) to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures on assets;

(j) sales of accounts receivable, or participations therein, in connection with any Receivables Facility for the benefit of TCEH or any of its Restricted Subsidiaries;

(k) any financing transaction with respect to property built or acquired by TCEH or any Restricted Subsidiary after the Closing Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) [Intentionally omitted];

(m) sales, transfers and other dispositions (i) of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell or put/call arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements or (ii) to joint ventures in connection with the dissolution or termination of a joint venture to the extent required pursuant to joint venture and similar arrangements;

(n) [Intentionally omitted];

(o) [Intentionally omitted];

(p) [Intentionally omitted];

(q) any Casualty Event provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the second paragraph under “Repurchase at the Option of Holders—Asset Sales” or TCEH or such Restricted Subsidiary delivers to the Trustee a Restoration Certificate with respect to plans to invest (and reinvests within 450 days from the date of receipt of the Net Proceeds);

(r) the execution of (or amendment to), settlement of or unwinding of any Hedging Obligation in the ordinary course of business;

(s) any disposition of mineral rights (other than coal and lignite mineral rights), provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the second paragraph under “Repurchase at the Option of Holders—Asset Sales”;

(t) any sale, transfer or other disposal of any real property that is (i) primarily used or intended to be used for mining which has either been reclaimed, or has not been used for mining in a manner which requires reclamation, and in either case has been determined by TCEH not to be necessary for use for mining, (ii) used as buffer land, but no longer serves such purpose or its use is restricted such that it will continue to be buffer land, or (iii) was acquired in connection with power generation facilities, but has been determined by TCEH to no longer be commercially suitable for such purpose;

(u) [Intentionally omitted];

(v) dispositions of power, capacity, heat rate, renewable energy credits, waste by-products, energy, electricity, coal and lignite, oil and other petroleum based liquids, emissions and other environmental credits, ancillary services, fuel (including all forms of nuclear fuel and natural gas) and other related assets or products of services, including assets related to trading activities or the sale of inventory or contracts related to any of the foregoing, in each case in the ordinary course of business;

(w) [Intentionally omitted];

(x) any disposition of assets in connection with salvage activities, provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the second paragraph under “Repurchase at the Option of Holders—Asset Sales”; and

(y) any sale, transfer or other disposition of any assets required by any Government Authority; provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the second paragraph under “Repurchase at the Option of Holders—Asset Sales.”

“Asset Sale Offer” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders—Asset Sales.”

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations existing on the Closing Date (i) that were not included on the balance sheet of TCEH as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment shall for all purposes not be treated as Capitalized Lease Obligations.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) euros or any national currency of any participating member state of the EMU or such local currencies held by TCEH and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities, unless such securities are deposited to defease Indebtedness, of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Casualty Event” means any taking under power of eminent domain or similar proceeding and any insured loss; provided that any such taking or similar proceeding or insured loss that results in Net Proceeds of less than $75.0 million shall not be deemed a Casualty Event.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Parent Guarantor or TCEH and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

(2) TCEH becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of TCEH or any of its direct or indirect parent companies; or

(3) at any time, EFH Corp. shall cease to own directly or indirectly beneficially and of record at least a majority of the total voting power of the voting stock of TCEH.

“Closing Date” means October 10, 2007.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral Posting Facility” means any senior cash posting credit facility, the size of which is capped by the mark-to-market loss, inclusive of any unpaid settlement amounts, of TCEH and its subsidiaries on a hypothetical portfolio of commodity swaps, forwards and futures transactions that correspond to or replicate all or a portion of actual transactions by TCEH and its subsidiaries that are outstanding on, or entered into from time to time on or after, the Closing Date.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, nuclear fuel costs, depletion of coal or lignite reserves, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances or any Collateral Posting Facility or similar facilities, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding, (u) accretion of asset retirement obligations and accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of the Existing Notes or other Indebtedness in connection with the application of purchase accounting, (w) any Additional Interest and any comparable “additional interest” with respect to other securities, (x) amortization of reacquired Indebtedness, deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including Transaction fees and expenses to the extent incurred on or prior to December 31, 2008), severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) the cumulative effect of a change in accounting principles during such period shall be excluded;

(3) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by TCEH, shall be excluded;

(5) the Net Income for such period of any Person that is (a) not a Subsidiary, (b) an Unrestricted Subsidiary or (c) accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of TCEH shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of TCEH will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to TCEH or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of all adjustments (including the effects of such adjustments pushed down to TCEH and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(8) any net after-tax effect of income (loss) attributable to the early extinguishment of Indebtedness (other than Hedging Obligations) shall be excluded;

(9) any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of TCEH or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded;

(12) accruals and reserves that are established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded;

(13) to the extent covered by insurance and actually reimbursed, or, so long as TCEH has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded;

(14) any net after-tax effect of unrealized income (loss) attributable to Hedging Obligations or other derivative instruments shall be excluded; and

(15) any benefit from any fair market value of any contract as recorded on the balance sheet at the time of the Transactions shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by TCEH and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from TCEH and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by TCEH or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (x) Consolidated Secured Indebtedness computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of TCEH for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Secured Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Secured Indebtedness” means Consolidated Total Indebtedness secured by a Lien on any assets of TCEH or any of its Restricted Subsidiaries.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to (1) the aggregate amount of all outstanding Indebtedness of TCEH and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, debt obligations evidenced by promissory notes and similar instruments, letters of credit (only to the extent of any unreimbursed drawings thereunder) and Obligations in respect of Capitalized Lease Obligations, plus (2) the aggregate amount of all outstanding Disqualified Stock of TCEH and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less (3) the aggregate amount of all Unrestricted Cash and less (4) all Deposit L/C Loans and Incremental Deposit L/C Loans outstanding on such date of determination. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by TCEH.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Covered Commodity” means any energy, electricity, generation capacity, power, heat rate, congestion, natural gas, nuclear fuel (including enrichment and conversion), diesel fuel, fuel oil, other petroleum-based liquids, coal, lignite, weather, emissions and other environmental credits, waste by-products, renewable energy credit, or any other energy related commodity or service (including ancillary services and related risks (such as location basis)).

“Credit Facilities” means, with respect to TCEH or any of its Restricted Subsidiaries, one or more debt facilities, including the TCEH Senior Secured Facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted by the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deposit L/C Loan” means Deposit L/C Loans under, and as defined in, the TCEH Senior Secured Facilities.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by TCEH or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of TCEH, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of TCEH or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by TCEH or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of TCEH or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of TCEH or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by TCEH or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period.

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise, excise, value-added and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period, deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1) (u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d) any fees, expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by such Person and its Restricted Subsidiaries by the Indenture (including a refinancing transaction or amendment or other modification of any debt instrument) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes, the TCEH Senior Secured Facilities, the TCEH Senior Interim Facilities and any Receivables Facility, (ii) any amendment or other modification of the Notes, (iii) any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed, and (iv) any charges or non-recurring merger costs as a result of any such transaction, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any costs incurred in connection with acquisitions after the Closing Date, costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees and related indemnities and expenses paid in such period to the Investors to the extent otherwise permitted under “Certain Covenants—Transactions with Affiliates” and deducted (and not added back) in calculating Consolidated Net Income; plus

(i) the amount of net cost savings projected by TCEH in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period and added to EBITDA until fully realized), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and some portion of the benefit is expected to be realized within 12 months of taking such action, (y) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $150.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility deducted (and not added back) in calculating Consolidated Net Income; plus

(k) any costs or expense incurred by TCEH or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of TCEH or net cash proceeds of an issuance of Equity Interests (other than Disqualified Stock) of TCEH (or any direct or indirect parent thereof) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments”; plus

(l) Expenses Relating to a Unit Outage; provided that the only Expenses Relating to a Unit Outage that may be included in EBITDA shall be, without duplication, (i) up to $250.0 million per fiscal year of Expenses Relating to a Unit Outage incurred within the first 12 months after any planned or unplanned outage of any Unit by reason of any action by any regulatory body or other Government Authority or to comply with any applicable law, and (ii) up to $100.0 million per fiscal year of Expenses Relating to a Unit Outage incurred within the first 12 months after any planned outage of any Unit for purposes of expanding or upgrading such Unit;

(m) cash receipts (or any netting arrangements resulting in increased cash receipts) not added in arriving at EBITDA or Consolidated Net Income in any period to the extent the non-cash gains relating to such receipts were deducted in the calculation of EBITDA pursuant to paragraph (2) below for any previous period and not added; and

(2) decreased by (without duplication) (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period, (b) cash expenditures (or any netting arrangements resulting in increased cash expenditures) not deducted in arriving at EBITDA or Consolidated Net Income in any period to the extent non-cash losses relating to such expenditures were added in the calculation of EBITDA pursuant to paragraph (1) above for any previous period and not deducted, and (c) the amount of any minority interest income consisting of Subsidiary losses attributable to minority equity interests of third parties in a non-Wholly Owned Subsidiary to the extent such minority interest income is included in Consolidated Net Income.

“EFH Corp.” means Energy Future Holdings Corp.

“EFH Corp. Notes” means the $2,000,000,000 aggregate principal amount of 10.875% Senior Notes due 2017 and the $2,500,000,000 aggregate principal amount of 11.250%/12.000% Senior Toggle Notes due 2017 issued by EFH Corp. and any PIK notes issued (or increase in principal amount) as payment of interest thereon.

“EFH Senior Interim Facility” means the senior interim loan agreement dated as of the Closing Date by and among EFH Corp., as borrower, the lenders party thereto in their capacities as lenders thereunder and Morgan Stanley Senior Funding, Inc., as Administrative Agent, including any guarantee instruments and agreements executed in connection therewith and any amendments, supplements, modifications or restatements thereof.

“Energy Future Intermediate Holding Company” means Energy Future Intermediate Holding Company LLC.

“Environmental CapEx Debt” means Indebtedness of TCEH or any of its Restricted Subsidiaries incurred for the purpose of financing Environmental Capital Expenditures.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Environmental Capital Expenditures” means capital expenditures deemed necessary by TCEH or its Restricted Subsidiaries to comply with, or in anticipation of having to comply with, Environmental Law or otherwise undertaken voluntarily by TCEH or any of its Restricted Subsidiaries in connection with environmental matters.

“Environmental Law” means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety or Hazardous Materials.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of TCEH or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to TCEH’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of TCEH; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“ERCOT” means the Electric Reliability Council of Texas.

“euro” means the single currency of participating member states of the EMU.

“Event of Default” has the meaning set forth under “Events of Default and Remedies.”

“Excess Proceeds” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders—Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means any notes issued in exchange for the Notes pursuant to the Registration Rights Agreement or similar agreement.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by TCEH after the Closing Date from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of TCEH or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or TCEH) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of TCEH.

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of TCEH on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments.”

“Existing Notes” means

•	Parent Guarantor’s Floating Rate Junior Subordinated Debentures, Series D due 2037;

•	Parent Guarantor’s 8.175% Fixed Junior Subordinated Debentures, Series E due 2037;

•	TCEH’s 6.125% Senior Notes due 2008;

•	TCEH’s 7.000% Senior Notes due 2013;

•	Parent Guarantor’s 7.460% Fixed Secured Bonds with amortizing payments to 2015;

•	Parent Guarantor’s 7.480% Fixed Secured Bonds;

•	Parent Guarantor’s 9.580% Fixed Notes due in semi-annual installments to 2019;

•	Parent Guarantor’s 8.254% Fixed Notes due in quarterly installments to 2021;

Pollution Control Revenue Bonds—Brazos River Authority:

•	5.400% Fixed Series 1994A due May 1, 2029;

•	7.700% Fixed Series 1999A due April 1, 2033;

•	6.750% Fixed Series 1999B due September 1, 2034;

•	7.700% Fixed Series 1999C due March 1, 2032;

•	Floating Rate Series 2001A due October 1, 2030;

•	5.750% Fixed Series 2001C due May 1, 2036;

•	Floating Rate Series 2001D due May 1, 2033;

•	Floating Rate Taxable Series 2001I due December 1, 2036;

•	Floating Rate Series 2002A due May 1, 2037;

•	6.750% Fixed Series 2003A due April 1, 2038;

•	6.300% Fixed Series 2003B due July 1, 2032;

•	6.750% Fixed Series 2003C due October 1, 2038;

•	5.400% Fixed Series 2003D due October 1, 2029, remarketing date October 1, 2014;

•	5.000% Fixed Series 2006 due March 1, 2041;

Pollution Control Revenue Bonds—Sabine River Authority of Texas:

•	6.450% Fixed Series 2000A due June 1, 2021;

•	5.500% Fixed Series 2001A due May 1, 2022, remarketing date November 1, 2011;

•	5.750% Fixed Series 2001B due May 1, 2030, remarketing date November 1, 2011;

•	5.200% Fixed Series 2001C due May 1, 2028;

•	5.800% Fixed Series 2003A due July 1, 2022;

•	6.150% Fixed Series 2003B due August 1, 2022;

Pollution Control Revenue Bonds—Trinity River Authority of Texas:

•	6.250% Fixed Series 2000A due May 1, 2028;

in each case to the extent outstanding on the Closing Date.

“Existing Notes Indentures” means each of the indentures or other documents containing the terms of the Existing Notes.

“Existing Parent Guarantor Notes” means

•	Parent Guarantor’s Floating Rate Junior Subordinated Debentures, Series D due 2037;

•	Parent Guarantor’s 8.175% Fixed Junior Subordinated Debentures, Series E due 2037;

•	Parent Guarantor’s 7.460% Fixed Secured Bonds with amortizing payments to 2015;

•	Parent Guarantor’s 7.480% Fixed Secured Bonds;

•	Parent Guarantor’s 9.580% Fixed Notes due in semi-annual installments to 2019;

•	Parent Guarantor’s 8.254% Fixed Notes due in quarterly installments to 2021;

in each case to the extent outstanding on the Closing Date.

“Existing EFH Corp. Notes” means:

•	EFH Corp. 5.550% Fixed Senior Notes Series P due 2014;

•	EFH Corp. 6.500% Fixed Senior Notes Series Q due 2024;

•	EFH Corp. 6.550% Fixed Senior Notes Series R due 2034;

•	EFH Corp. Floating Convertible Senior Notes due 2033;

•	EFH Corp. 6.375% Series C Senior Notes due 2008; and

•	EFH Corp. 4.800% Series O Senior Notes due 2009,

in each case to the extent outstanding on the Closing Date.

“Expenses Relating to a Unit Outage” means any expenses or other charges as a result of any outage or shut-down of any Unit, including any expenses or charges relating to (a) restarting any such Unit so that it may be placed back in service after such outage or shut-down, (b) purchases of power, natural gas or heat rate to meet commitments to sell, or offset a short position in, power, natural gas or heat rate that would otherwise have been met or offset from production generated by such Unit during the period of such outage or shut-down, net of the expenses not in fact incurred (including fuel and other operating expenses) that would have been incurred absent such outage or shut down and (c) starting up, operating, maintaining and shutting down any other Unit that would not otherwise have been operating absent such outage or shut-down, including the fuel and other operating expenses to the extent in excess of the expenses not in fact incurred (including fuel and other operating costs) that would have been incurred absent such outage or shut down, incurred to start-up, operate, maintain and shut-down such Unit and that are required during the period of time that the shut-down or outaged Unit is out of service in order to meet the commitments of such shut-down or outaged Unit to sell, or offset a short position in, power, natural gas or heat rate.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that TCEH or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by TCEH or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into TCEH or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of TCEH. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of TCEH to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as TCEH may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Closing Date.

“Government Authority” means any nation or government, any state, province, territory or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation ERCOT.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means the Parent Guarantor and each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

“Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedging Obligations” means with respect to any Person, the obligations of such Person under (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement and (c) physical or financial commodity contracts or agreements, power purchase or sale agreements, fuel purchase or sale agreements, environmental credit purchase or sale agreements, power transmission agreements, commodity transportation agreements, fuel storage agreements, netting agreements (including Netting Agreements), capacity agreement and commercial or trading agreements, each with respect to the purchase, sale, exchange of (or the option to purchase, sell or exchange), transmission, transportation, storage, distribution, processing, sale, lease or hedge of, any Covered Commodity price or price indices for any such Covered Commodity or services or any other similar derivative agreements, and any other similar agreements.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Incremental Deposit L/C Loans” means Incremental Deposit L/C Loans under, and as defined in, the TCEH Senior Secured Facilities.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person provided that the amount of Indebtedness of such first Person for purposes of this clause (3) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such first Person in good faith;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities or (c) amounts payable by TCEH and any Restricted Subsidiary in connection with retail clawback or other regulatory transition issues.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of TCEH, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Lehman Brothers Inc.

“Intercompany Loan” means a senior, unsubordinated loan by TCEH or any of its Restricted Subsidiaries to EFH Corp., with an interest rate commensurate with an arm’s length relationship, guaranteed by any Subsidiary of EFH Corp. that has guaranteed any Indebtedness of EFH Corp. and (if outstanding at the time any such proceeds are received) requiring repayment with up to $1,250.0 million of proceeds received by EFH Corp. or any of its Subsidiaries (other than the Oncor Subsidiaries) from the sale of Equity Interests in, Indebtedness of, or all or substantially all of the assets (in one transaction or a series of related transactions) of any of the Oncor Subsidiaries or any direct or indirect parent of the Oncor Subsidiaries.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among TCEH (or any of its direct or indirect parent companies) and its (or their) Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of TCEH in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to TCEH’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of TCEH at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, TCEH shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) TCEH’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to TCEH’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by TCEH.

“Investors” means Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P., J.P. Morgan Ventures Corporation, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and LB I Group and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means the first date on which any Notes are issued pursuant to the Indenture. The Initial Cash Pay Notes were originally issued on October 31, 2007.

“Issuer” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “Issuer” shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Necessary CapEx Debt” means Indebtedness of the Issuer or any of its Restricted Subsidiaries incurred for the purpose of financing Necessary Capital Expenditures.

“Necessary Capital Expenditures” means capital expenditures by the Issuer and its Restricted Subsidiaries that are required by applicable law (other than Environmental Law) or otherwise undertaken voluntarily for health and safety reasons (other than as required by Environmental Law). The term “Necessary Capital Expenditures” does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by TCEH or any of its Restricted Subsidiaries in respect of any Asset Sale (including a Casualty Event), including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale (including a Casualty Event), net of the direct costs relating to such Asset Sale (including a Casualty Event) and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by TCEH or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by TCEH or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Netting Agreement” shall mean a netting agreement, master netting agreement or other similar document having the same effect as a netting agreement or master netting agreement and, as applicable, any collateral annex, security agreement or other similar document related to any master netting agreement or Permitted Contract.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements set forth in the Indenture.

“Oncor Electric Delivery Facility” means the revolving credit agreement entered into as of the Closing Date by and among Oncor Electric Delivery, as borrower, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Oncor Holdings” means Oncor Electric Delivery Holdings LLC.

“Oncor Subsidiaries” means the Subsidiaries of Energy Future Intermediate Holding Company, including Oncor Holdings and its subsidiaries.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between TCEH or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

“Permitted Holders” means each of the Investors, members of management (including directors) of EFH Corp. or its Subsidiaries who on the Closing Date were or at any time prior to the first anniversary of the Closing Date were holders of Equity Interests of TCEH (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of TCEH or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1) any Investment in TCEH or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by TCEH or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, TCEH or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under “—Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Closing Date;

(6) any Investment acquired by TCEH or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by TCEH or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by TCEH or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of TCEH or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “—Certain Covenants—Limitations on Restricted Payments”;

(10) guarantees of Indebtedness of TCEH or any of its Restricted Subsidiaries permitted under the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, fuel (including all forms of nuclear fuel), supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to a Receivables Subsidiary that, in the good faith determination of TCEH, are necessary or advisable to effect any Receivables Facility for the benefit of TCEH or any of its Restricted Subsidiaries;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $25.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(17) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(18) any loans to, letters of credit issued on behalf of, EFH Corp. or any of its Restricted Subsidiaries under the EFH Corp. Notes, and any refinancings thereof, for working capital purposes, in each case made in the ordinary course of business and consistent with past practices;

(19) any Investment in Shell Wind in an aggregate amount not to exceed $1,500.0 million; and

(20) one or more letters of credit in an aggregate amount not to exceed $170.0 million posted by a Restricted Subsidiary in favor of an Oncor Subsidiary to secure that Restricted Subsidiary’s contractual obligations to that Subsidiary.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business (including in connection with the construction or restoration of facilities for the generation, transmission or distribution of electricity) or otherwise constituting Permitted Investments;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey or title exceptions or irregularities, minor encumbrances, easements or reservations of, or rights of others for, licenses, permits, conditions, covenants, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12) or (13) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (12) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” and (b) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so financed, purchased, constructed or improved;

(7) Liens existing on the Closing Date (other than Liens in favor of the lenders under the TCEH Senior Secured Facilities);

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by TCEH or any of its Restricted Subsidiaries;

(9) Liens on property at the time TCEH or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into TCEH or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by TCEH or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to TCEH or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations of TCEH or its Restricted Subsidiaries incurred under clause (10) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such agreements were entered into in the ordinary course of business and not for speculative purposes (as determined by TCEH in its reasonable discretion acting in good faith) and, in the case of any commodity Hedging Obligations or any Hedging Obligation of the type described in clause (c) of the definition of “Hedging Obligations,” entered into in order to hedge against or manage fluctuations in the price or availability of any Covered Commodity);

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of TCEH or any of its Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by TCEH and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of TCEH or any Restricted Subsidiary that is a Guarantor;

(16) [Intentionally omitted];

(17) Liens on accounts receivable, other Receivables Facility assets, or accounts into which collections or proceeds of Receivables Facility assets are deposited, in each case in connection with a Receivables Facility for the benefit of TCEH or its Restricted Subsidiaries;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under “—Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, and (ii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted by the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(25) ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by TCEH or any of its Subsidiaries are located;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of TCEH or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of TCEH and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of TCEH or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by TCEH or any Restricted Subsidiary in the ordinary course of business;

(28) rights reserved to or vested in others to take or receive any part of, or royalties related to, the power, gas, oil, coal, lignite or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of TCEH or any of its Restricted Subsidiaries and Liens upon the production from property of power, gas, oil, coal, lignite or other minerals or timber, and the by-products and proceeds thereof, to secure the obligations to pay all or a part of the expenses of exploration, drilling, mining or development of such property only out of such production or proceeds;

(29) Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases or rental agreements, farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of TCEH or any of its Restricted Subsidiaries, provided that such agreements are entered into in the ordinary course of business (including in respect of construction and restoration activities);

(30) any restrictions on any stock or stock equivalents or other joint venture interests of TCEH or any of its Restricted Subsidiaries providing for a breach, termination or default under any owners, participation, shared facility, joint venture, stockholder, membership, limited liability company or partnership agreement between such Person and one or more other holders of such stock or stock equivalents or interest of such Person, if a security interest or other Lien is created on such stock or stock equivalents or interest as a result thereof and other similar Liens;

(31) [Intentionally omitted];

(32) Liens and other exceptions to title, in either case on or in respect of any facilities of TCEH or any of its Restricted Subsidiaries, arising as a result of any shared facility agreement entered into with respect to such facility, except to the extent that any such Liens or exceptions, individually or in the aggregate, materially adversely affect the value of the relevant property or materially impair the use of the relevant property in the operation of business of TCEH or any of its Restricted Subsidiaries, taken as a whole; and

(33) Liens on cash and Cash Equivalents (i) deposited by TCEH or any of its Restricted Subsidiaries in margin accounts with or on behalf of brokers, credit clearing organizations, independent system operators, regional transmission organizations, pipelines, state agencies, federal agencies, futures contract brokers, customers, trading counterparties, or any other parties or issuers of surety bonds or (ii) pledged or deposited as collateral by TCEH or any of its Restricted Subsidiaries with any of the entities described in clause (i) above to secure their respective obligations, in the case of each of clauses (i) and (ii) above, with respect to: (A) any contracts and transactions for the purchase, sale, exchange of, or the option (whether physical or financial) to purchase, sell or exchange (1) natural gas, (2) electricity, (3) coal and lignite, (4) petroleum¬based liquids, (5) oil, (6) nuclear fuel (including enrichment and conversion), (7) emissions or other environmental credits, (8) waste byproducts, (9) weather, (10) power and other generation capacity, (11) heat rate, (12) congestion, (13) renewal energy credit, or (14) any other energy-related commodity or services or derivative (including ancillary services and related risk (such as location basis)); (B) any contracts or transactions for the purchase, processing, transmission, transportation, distribution, sale, lease, hedge or storage of, or any other services related to any commodity or service identified in subparts (1)—(14) above, including any capacity agreement; (C) any financial derivative agreement (including but not limited to swaps, options or swaptions) related to any commodity identified in subparts (1)—(14) above, or to any interest rate or currency rate management activities; (D) any agreement for membership or participation in an organization that facilitates or permits the entering into or clearing of any netting agreement or any agreement described in this clause (33); (E) any agreement combining part or all of a netting agreement or part or all of any of the agreements described in this clause (33); (E) any document relating to any agreement described in this clause (33) that is filed with a Government Authority and any related service agreements; or (F) any commercial or trading agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any energy, generation capacity or fuel, or any other energy related commodity or service, price or price indices for any such commodities or services or any other similar derivative agreements, and any other similar agreements (such agreements described in clauses (A) through (F) of this clause (33) being collectively, “Permitted Contracts”), Netting Agreements, Hedging Obligations and letters of credit supporting Permitted Contracts, Netting Agreements and Hedging Obligations;

(34) Liens arising under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas;

(35) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of TCEH and its Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business;

(36) any zoning land use, environmental or similar law or right reserved to or vested in any Government Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of TCEH or any of its Restricted Subsidiaries, taken as a whole;

(37) any Liens arising by reason of deposits with or giving of any form of security to any Government Authority for any purpose at any time as required by applicable law as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Issuer or any of its Restricted Subsidiaries to maintain self-insurance or participate in any fund for liability on any insurance risks;

(38) Liens, restrictions, regulations, easements, exceptions or reservations of any Government Authority applying particularly to nuclear fuel;

(39) rights reserved to or vested in any Government Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of applicable law, to terminate or modify such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such person;

(40) Liens arising under any obligations or duties affecting any of the property of TCEH or any of its Restricted Subsidiaries to any Government Authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

(41) rights reserved to or vested in any Government Authority to use, control or regulate any property of such person;

(42) any obligations or duties, affecting the property of TCEH or any of its Restricted Subsidiaries, to any Government Authority with respect to any franchise, grant, license or permit;

(43) a set-off or netting rights granted by TCEH or any Subsidiary of TCEH pursuant to any agreements related to Hedging Obligations, Netting Agreements or Permitted Contracts solely in respect of amounts owing under such agreements;

(44) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment described under “Permitted Investments” to be applied against the purchase price for such Investment and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction excluded from the definition described under “Asset Sale,” in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(45) rights of first refusal and purchase options in favor of Aluminum Company of America (“Alcoa”) to purchase Sandow Unit 4 and/or the real property related thereto, as described in (i) the Sandow Unit 4 Agreement dated August 13, 1976, as amended, between Alcoa and Texas Power & Light Company (“TPL”) and (ii) Deeds dated March 14, 1978 and July 21, 1980, as amended, executed by Alcoa conveying to TPL the Sandow Four real property; and

(46) any amounts held by a trustee in the funds and accounts under any indenture securing any revenue bonds issued for the benefit of TCEH or any of its Restricted Subsidiaries.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction, repair, restoration, replacement, expansion or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise, incurred in respect of capital expenditures (including Environmental CapEx Debt and Necessary CapEx Debt).

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by TCEH in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the applicable Notes or other investment publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by TCEH which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to TCEH or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which TCEH or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Redemption Date” has the meaning set forth under “Optional Redemption.”

“Registration Rights Agreement” means, as applicable (1) the Registration Rights Agreement relating to the Initial Cash Pay Notes, dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers, (2) the Registration Rights Agreement relating to the Series B Cash Pay Notes, dated as of the issue date of the Series B Cash Pay Notes, among the Issuer and the other parties thereto, (3) the Registration Rights Agreement relating to the Toggle Notes, dated as of the Toggle Notes issue date, among the Issuer and the other parties thereto and (4) with respect to any Additional Notes, any registration rights agreement among the Issuer and the other parties thereto relating to the registration by the Issuer of such Additional Notes under the Securities Act.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by TCEH or a Restricted Subsidiary in exchange for assets transferred by TCEH or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Required Debt” means, with respect to any action, on any date, the outstanding principal amount of:

(1) the Notes (including any Additional Notes),

(2) the Senior Term Loans under the TCEH Senior Interim Facility (excluding any Senior Term Loans held by Defaulting Lenders (as defined in the TCEH Senior Interim Facility),

(3) the Senior Notes (as defined in the TCEH Senior Interim Facility), and

(4) any other senior unsecured securities issued by the Issuer to refinance or replace any of the items described in clauses (2) and (3) of this definition (including any additional securities of the same series)

at such date, other than, in each case, any such debt beneficially owned by the Issuer or its Affiliates, voting as a single class, except to the extent prohibited by law; provided that (a) Required Debt shall only include debt described in clauses (2) through (4) of this definition, to the extent such debt would require the consent of the holders of the debt described in this definition voting as a single class to take such action, except to the extent described below in clause (b) and (c); (b) if any amendment, waiver or other action would disproportionately affect the holders of the Series B Cash Pay Notes, the Initial Cash Pay Notes or the Toggle Notes, Required Debt shall mean the Series B Cash Pay Notes, the Initial Cash Pay Notes or the Toggle Notes, as the case may be, voting as a single class and the debt described in clauses (1) through (4) voting as a single class; and (c) if any amendment, waiver or other action would affect (i) only the Notes, with equal effect on each series of the Cash Pay Notes and the Toggle Notes, (ii) only the Series B Cash Pay Notes, (iii) only the Initial Cash Pay Notes or (iv) only the Toggle Notes, Required Debt shall mean the Notes, the Series B Cash Pay Notes, the Initial Cash Pay Notes or the Toggle Notes, as the case may be, voting as a single class without the debt described in clauses (2) through (4) of this definition.

“Required Holders” means Persons holding the Required Debt.

“Restoration Certificate” shall mean, with respect to any Casualty Event, an Officer’s Certificate provided to the Trustee prior to the 365th day after such Casualty Event has occurred certifying (a) that TCEH or such Restricted Subsidiary intends to use the proceeds received in connection with such Casualty Event to repair, restore or replace the property or assets in respect of which such Casualty Event occurred, (b) the approximate costs of completion of such repair, restoration or replacement and (c) that such repair, restoration or replacement will be completed within the later of (x) 450 days after the date on which cash proceeds with respect to such Casualty Event were received and (y) 180 days after delivery of such Restoration Certificate.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of TCEH (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by TCEH or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by TCEH or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of TCEH or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor (other than the Parent Guarantor) outstanding under the TCEH Senior Secured Facilities, the TCEH Senior Interim Facility or the Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any such Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Closing Date or thereafter created or incurred) and all obligations of the Issuer or any such Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) of the Issuer or any Guarantor (other than the Parent Guarantor) owing to a Lender (as defined in the TCEH Senior Secured Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor (other than the Parent Guarantor) permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to TCEH or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Shell Wind” means a joint venture with Shell WindEnergy Inc. (or a similar entity) in which TCEH and its Restricted Subsidiaries have up to a 50% ownership interest relating to the joint development of a 3,000 megawatt wind project in Texas and other renewable energy projects in Texas.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.

“Similar Business” means any business conducted or proposed to be conducted by TCEH and its Subsidiaries on the Closing Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors and EFH Corp.

“Subordinated Indebtedness” means,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“TCEH” means Texas Competitive Electric Holdings Company LLC.

“TCEH Senior Interim Facility” means the interim loan agreement dated as of the Closing Date, by and among the Parent Guarantor, as guarantor, TCEH, as borrower, the guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Morgan Stanley Senior Funding, Inc., as Administrative Agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications or restatements thereof.

“TCEH Senior Secured Facilities” means the credit agreement dated as of the Closing Date by and among the Parent Guarantor, as guarantor, TCEH, as borrower, the other guarantors party thereto the lenders party thereto in their capacities as lenders thereunder and Citibank N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“Total Assets” means the total assets of TCEH and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of TCEH or such other Person as may be expressly stated.

“Transactions” means the transactions contemplated by the Transaction Agreement, the TCEH Senior Interim Facility, the EFH Senior Interim Facility, borrowings under the TCEH Senior Secured Facilities, the Oncor Electric Delivery Facility and any Receivables Facility as in effect on the Closing Date and any repayments of indebtedness in connection therewith.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of February 25, 2007, among Texas Energy Future Merger Sub Corp., Texas Holdings and EFH Corp.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to (x) November 1, 2011, in the case of the Cash Pay Notes, and (y) November 1, 2012, in the case of the Toggle Notes; provided, however, that if the period from the Redemption Date to November 1, 2011 or November 1, 2012, as the case may be, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Unit” means an individual power plant generation system comprised of all necessary physically connected generators, reactors, boilers, combustion turbines and other prime movers operated together to independently generate electricity.

“Unrestricted Cash” means, as of any date, without duplication, (a) all cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by the covenant described under “Certain Covenants—Liens” and Liens permitted by clause (23), subclauses (i) and (ii) of clause (26) and clause (33) of the definition of Permitted Liens, included in the cash and cash equivalents accounts listed on the consolidated balance sheet of TCEH and its Restricted Subsidiaries as of such date and (b) all unrestricted margin deposits related to commodity positions listed on the consolidated balance sheet of Issuer and the Restricted Subsidiaries.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of TCEH (other than TCEH Finance, Inc.) which at the time of determination is an Unrestricted Subsidiary (as designated by TCEH, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

TCEH may designate any Subsidiary of TCEH (including any existing Subsidiary and any newly acquired or newly formed Subsidiary but excluding TCEH Finance, Inc.) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, TCEH or any Subsidiary of TCEH (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by TCEH;

(2) such designation complies with the covenants described under “—Certain Covenants—Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of TCEH or any Restricted Subsidiary.

TCEH may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) TCEH could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2) the Fixed Charge Coverage Ratio for TCEH and its Restricted Subsidiaries would be greater than such ratio for TCEH and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by TCEH shall be notified by TCEH to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of TCEH or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

BOOK ENTRY; SETTLEMENT AND CLEARANCE

The notes are represented by one or more global notes in registered form without interest coupons (collectively, the “global notes”). The global notes have been deposited with the applicable registrar as custodian for The Depository Trust Company (“DTC”) in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for definitive notes in registered certificated form (“certificated notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of notes in certificated form.

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, Société Anonyme (“Clearstream, Luxembourg”), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

•	DTC will credit portions of the principal amount of the global notes to the accounts of the Participants; and

•

ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes who are Participants may hold their interests therein directly through DTC. Investors in the global notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream, Luxembourg) that are Participants. All interests in a global note, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such systems. The laws of some jurisdictions require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, and additional interest, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we, the trustee, the registrar, the paying agent and the transfer agent (together with the registrar and the paying agent, the “agents”) will treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee, the agents, nor any agent of ours or theirs has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be our responsibility or the responsibility of DTC or either trustee. Neither we, the trustee nor the agents will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we, the trustee and the agents may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Except for trades involving only Euroclear and Clearstream, Luxembourg participants, interests in the global notes are expected to be eligible to trade in DTC’s Same Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See “— Same Day Settlement and Payment.”

Transfers between the Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream, Luxembourg will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary. However, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of our or its agents will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A global note is exchangeable for certificated notes if:

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DTC (1) notifies us that it is unwilling or unable to continue as depositary for the global notes or (2) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary; or

•	there has occurred and is continuing an event of default with respect to the notes.

In addition, beneficial interests in a global note may be exchanged for certificated notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the global notes (including principal, premium, if any, and interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

Because of time-zone differences, credits of interests in the global notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions involving interests in such global notes settled during such processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in the global notes by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

MATERIAL U.S. TAX CONSIDERATIONS

The following is a summary of material U.S. federal income and, in the case of non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership and disposition of the notes as of the date of this prospectus. Unless otherwise stated, this summary deals only with notes held as capital assets (generally, property held for investment).

As used herein, a “U.S. holder” means a beneficial owner of the notes that is for U.S. federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a U.S. person.

The term “non-U.S. holder” means a beneficial owner of the notes (other than a partnership or any other entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are a person subject to special tax treatment under the U.S. federal income tax laws, including, without limitation:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for its securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for U.S. federal income tax purposes;

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”; or

•	a United States expatriate.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in U.S. federal income and estate tax consequences different from those summarized below.

If a partnership (including any entity classified as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding notes, you should consult your own tax advisors regarding the tax consequences of an investment in the notes.

This summary does not represent a detailed description of the U.S. federal income and estate tax consequences that may be applicable to you in light of your particular circumstances and does not address the effects of any state, local or non-U.S. tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes. You should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Certain Tax Consequences to the Company

Because (i) the yield-to-maturity on the toggle notes equals or exceeds the sum of (x) the “applicable federal rate” (as determined under Section 1274(d) of the Code) in effect for the calendar month in which the toggle notes were issued (the “AFR”) and (y) 5 percentage points, (ii) the maturity date of the toggle notes is more than five years from the date of issue and (iii) the toggle notes have “significant” original issue discount (“OID”), the toggle notes are considered “applicable high yield discount obligations”. Therefore we will not be allowed to take a deduction for interest (including OID) accrued on the toggle notes for U.S. federal income tax purposes until such time as we actually pay such interest (including OID) in cash or in other property (other than stock or debt issued by us or by a person deemed to be related to us under Section 453(f)(1) of the Code).

Moreover, because the yield-to-maturity on the toggle notes exceeds the sum of (x) the AFR and (y) 6 percentage points (such excess shall be referred to hereinafter as the “Disqualified Yield”), the deduction for interest (including OID) accrued on the toggle notes will be permanently disallowed (regardless of whether we actually pay such interest or OID in cash or in other property) for U.S. federal income tax purposes to the extent such interest or OID is attributable to the Disqualified Yield on the toggle notes (“Dividend-Equivalent Interest”).

Certain Tax Consequences to U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to U.S. holders of the notes.

Initial Cash-Pay Notes

Payments of Interest on Initial Cash-Pay Notes. Interest on an initial cash-pay note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Market Discount. If you purchase an initial cash-pay note for an amount that is less than its principal amount, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, an initial cash-pay note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of the payment or disposition.

In addition, you may be required to defer, until the maturity of the initial cash-pay note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the initial cash-pay note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Amortizable Bond Premium. If you purchase an initial cash-pay note for an amount in excess of its principal amount, you will be considered to have purchased the initial cash-pay note at a “premium.” You generally may elect to amortize the premium over the remaining term of the initial cash-pay note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the initial cash-pay note.

Sale, Exchange, Retirement, or Other Taxable Disposition of Initial Cash-Pay Notes. Upon the sale, exchange, retirement, or other taxable disposition of an initial cash-pay note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued interest, which will be taxable as interest income to the extent not previously included in income as discussed above) and the adjusted tax basis of the initial cash-pay note. Your adjusted tax basis in an initial cash-pay note will, in general, be your cost for that initial cash-pay note increased by any market discount previously included in income and reduced by any amortized premium. Except as described above with respect to market discount, any gain or loss will be capital gain or loss. Capital gains of non-corporate U.S. holders derived in respect of capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Series B Cash-Pay Notes

Payments of Interest on Series B Cash-Pay Notes. Except as set forth below, “qualified stated interest” (as defined below) on a Series B cash-pay note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Original Issue Discount. The Series B cash-pay notes are treated as having been issued with OID in an amount equal to the difference between their “stated redemption price at maturity” (the sum of all payments to be made on the Series B cash-pay notes other than “qualified stated interest”) and their “issue price.” You generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the Series B cash-pay notes, even if denominated as interest, to the extent such payments do not constitute “qualified stated interest.”

The “issue price” of each Series B cash-pay note is the first price at which a substantial amount of the Series B cash-pay notes were sold (other than to an underwriter, placement agent or wholesaler). The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. The stated interest payments on the Series B cash-pay notes are qualified stated interest.

The amount of OID that you must include in income will generally equal the sum of the “daily portions” of OID with respect to the Series B cash-pay note for each day during the taxable year or portion of the taxable year in which you held such Series B cash-pay note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a Series B cash-pay note may be of any length and may vary in length over the term of the Series B cash-pay note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the product of the Series B cash-pay note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. The yield to maturity of the Series B cash-pay note is the discount rate that causes the present value of all payments on the note as of its original issue date to equal the issue price of such note.

The “adjusted issue price” of a Series B cash-pay note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below. We are required to provide information returns stating the amount of OID accrued on Series B cash-pay notes held by persons of record other than corporations and other holders exempt from information reporting.

You may elect to treat all interest on a Series B cash-pay note as OID and calculate the amount includible in gross income under the constant yield method described above. The election is to be made for the taxable year in which you acquired the Series B cash-pay note, and may not be revoked without the consent of the Internal Revenue Service (“IRS”). You should consult with your own tax advisors about this election.

Market Discount. If you purchase a Series B cash-pay note for an amount that is less than its adjusted issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Series B cash-pay note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of the payment or disposition.

In addition, you may be required to defer, until the maturity of the Series B cash-pay note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Series B cash-pay note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Acquisition Premium, Amortizable Bond Premium. If you purchase a Series B cash-pay note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Series B cash-pay note after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that Series B cash-pay note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the Series B cash-pay note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a Series B cash-pay note for an amount in excess of the sum of all amounts payable on the Series B cash-pay note after the purchase date other than qualified stated interest, you will be considered to have purchased the Series B cash-pay note at a premium and you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the Series B cash-pay note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the Series B cash-pay note.

Sale, Exchange, Retirement, or Other Taxable Disposition of Series B Cash-Pay Notes. Upon the sale, exchange, retirement, or other taxable disposition of a Series B cash-pay note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be taxable as interest income to the extent not previously included in income as discussed above) and the adjusted tax basis of the Series B cash-pay note. Your adjusted tax basis in a Series B cash-pay note will, in general, be your cost for that Series B cash-pay note increased by any OID or market discount previously included in income, and reduced by any amortized premium. Except as described above with respect to market discount, any gain or loss will be capital gain or loss. Capital gains of non-corporate U.S. holders derived in respect of capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Toggle Notes

Original Issue Discount. Because the toggle notes provide us with the option to pay PIK interest in lieu of paying cash interest in any interest payment period until November 1, 2012, and because the issue price of the toggle notes is actually less than their stated redemption price at maturity, the toggle notes are treated as having been issued with OID, as described below. The issuance of PIK Notes generally is not treated as a payment of interest. Instead, the toggle note and any PIK Notes issued in respect of PIK interest thereon are treated as a single debt instrument under the OID rules.

The toggle notes are treated as having been issued with OID in an amount equal to the difference between their “stated redemption price at maturity” (the sum of all payments to be made on the toggle notes other than “qualified stated interest”) and their “issue price.” You generally must include OID in gross income in advance of the receipt of cash attributable to that income.

The “issue price” of each toggle note is the first price at which a substantial amount of the toggle notes were sold (other than to an underwriter, placement agent or wholesaler). The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. Because we have the option in any interest payment period until November 1, 2012 to make interest payments in PIK interest instead of paying cash, the stated interest payments on the toggle notes are not qualified stated interest.

The amount of OID that you must include in income will generally equal the sum of the “daily portions” of OID with respect to the toggle note for each day during the taxable year or portion of the taxable year in which you held such toggle note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a toggle note may be of any length and may vary in length over the term of the toggle note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the product of the toggle note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. The yield to maturity of the toggle note is the discount rate that causes the present value of all payments on the note as of its original issue date to equal the issue price of such note. For purposes of determining the yield to maturity, the assumption is that we will pay interest in cash and not exercise the option to pay PIK interest, except in respect of any period in which we actually elect to pay PIK interest.

The “adjusted issue price” of a toggle note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any cash payments previously made on such toggle note. We are required to provide information returns stating the amount of OID accrued on toggle notes held by persons of record other than corporations and other holders exempt from information reporting.

If we in fact pay interest in cash on the toggle notes, you will not be required to adjust your OID inclusions. Each payment made in cash under a toggle note will be treated first as a payment of any accrued OID that has not been allocated to prior payments and second as a payment of principal. You generally will not be required to include separately in income cash payments received on the toggle notes to the extent such payments constitute payments of previously accrued OID or payments of principal.

With respect to any interest payment period for which we exercise our option to pay interest in the form of PIK interest your OID calculation for future periods will be adjusted by treating the toggle note as if it had been retired and then reissued for an amount equal to its adjusted issue price on the date preceding the first date of such interest payment period, and recalculating the yield to maturity of the reissued note by treating the amount of PIK interest (and of any prior PIK interest) as a payment that will be made on the maturity date of such note.

The rules regarding OID are complex and the rules described above may not apply in all cases. Accordingly, you should consult your own tax advisors regarding their application.

Applicable High Yield Discount Obligations. For purposes of the dividends-received deduction, the Dividend-Equivalent Interest, as defined above under “Certain Tax Consequences to the Company”, will be treated as a dividend to the extent it is deemed to have been paid out of our current or accumulated earnings and profits. Accordingly, if you are a corporation, you may be entitled, subject to applicable limitations, to take a dividends-received deduction with respect to any Dividend-Equivalent Interest received by you on such toggle note.

Market Discount. If you purchase a toggle note for an amount that is less than its adjusted issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a toggle note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of the payment or disposition.

In addition, you may be required to defer, until the maturity of the toggle note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the toggle note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Acquisition Premium, Amortizable Bond Premium. If you purchase a toggle note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the toggle note after the purchase date, you will be considered to have purchased that toggle note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the toggle note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a toggle note for an amount in excess of the sum of all amounts payable on the toggle note after the purchase date, you will be considered to have purchased the toggle note at a premium and you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the toggle note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the toggle note.

Sale, Exchange, Retirement, or Other Taxable Disposition of Toggle Notes. Upon the sale, exchange, retirement, or other taxable disposition of a toggle note (or a PIK Note), you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other taxable disposition and the adjusted tax basis of the toggle note (or the PIK Note). Your adjusted tax basis in a toggle note will, in general, be your cost for the toggle note, increased by OID or market discount previously included in income, and reduced by any amortized premium and any cash payments on the toggle note. Although not free from doubt, your adjusted tax basis in the toggle note should be allocated between the original toggle note and any PIK Notes received in respect of PIK interest thereon in proportion to their relative principal amounts. Your holding period in any PIK Note received in respect of PIK interest would likely be identical to your holding period for the original toggle note with respect to which the PIK Note was received. Except as described above with respect to market discount, any gain or loss will be capital gain or loss. Capital gains of non-corporate U.S. holders derived in respect of capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Legislation Relating to Net Investment Income.

For taxable years beginning after December 31, 2012, recently-enacted legislation is scheduled to impose a 3.8% tax on the “net investment income” of certain United States citizens and resident aliens and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes interest dividends and certain net gain from the disposition of property, less certain deductions.

You should consult your tax advisors with respect to the tax consequences of the legislation described above.

Certain Tax Consequences to Non-U.S. Holders

The following is a summary of certain U.S. federal income and estate tax consequences that will apply to non-U.S. holders of the notes.

U.S. Federal Withholding Tax. The 30% U.S. federal withholding tax will not apply to any payment of interest (which for these purposes includes OID) on the notes under the “portfolio interest rule,” provided that:

•	interest paid on the notes (including OID) is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us actually or constructively through stock ownership;

•	you are not a bank whose receipt of interest (including OID) on the notes is described in Section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest (including OID) made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed:

•	IRS Form W-8BEN (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) certifying that interest (including OID) paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—U.S. Federal Income Tax”).

The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other taxable disposition of a note.

U.S. Federal Income Tax. If you are engaged in a trade or business in the United States and interest (including OID) on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to U.S. federal income tax on that interest (including OID) on a net income basis (although you will be exempt from the 30% U.S. federal withholding tax, provided you furnish us with a properly executed IRS Form W-8 ECI as discussed above in “—U.S. Federal Withholding Tax”) in generally the same manner as if you were a U.S. holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest (including OID), subject to adjustments.

Any gain realized on the disposition of a note generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

If a non-U.S. holder of notes is described in the first bullet point above, any gain realized upon a sale, exchange, retirement, or other taxable disposition of the notes will be subject to U.S. federal income tax in the same manner as effectively connected interest as described above. If a non-U.S. holder of notes is described in the second bullet point above, any gain realized upon a sale, exchange, retirement, or other taxable disposition of the notes will be subject to U.S. federal income tax at a statutory rate of 30%, which gain may be offset by certain losses.

U.S. Federal Estate Tax. Your estate will not be subject to U.S. federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest rule” described above under “—U.S. Federal Withholding Tax” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

U.S. Holders

In general, information reporting requirements will apply to certain payments of principal and interest (including OID) paid on the notes and to the proceeds of sale or other disposition (including retirement or a redemption) of a note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding may apply to such payments if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

In general, we must report to the IRS and to you the amount of interest (including OID) paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest (including OID) on the notes that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code and we have received from you the required certification that you are a non-U.S. holder described above in the fifth bullet point under “—Certain Tax Consequences to Non-U.S. Holders—U.S. Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition (including retirement or a redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF YOUR PARTICULAR SITUATION, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), individual retirement accounts and other plans and arrangements that are subject to Section 4975 of the Code or any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete and future legislation, court decisions, administrative regulations, rulings or administrative pronouncements could significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

General Fiduciary Matters

ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Benefit Plan”) and both ERISA and the Code prohibit certain transactions involving the assets of a Benefit Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Benefit Plan or the management or disposition of the assets of such a Benefit Plan, or who renders investment advice for a fee or other compensation to such a Benefit Plan, is generally considered to be a fiduciary of the Benefit Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should consult with its counsel in order to determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law. In addition, a fiduciary of a Plan should consult with its counsel in order to determine if the investment satisfies the fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan that engaged in such a nonexempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by a Benefit Plan with respect to which we, a Guarantor or the Market Maker are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers.

Each of these PTCEs contains conditions and limitations on its application. Fiduciaries of Plans considering acquiring and/or holding the notes in reliance of these or any other PTCE should carefully review the PTCE to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide limited relief from the prohibited transaction provisions of ERISA and the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Benefit Plan involved in the transaction and provided further that the Benefit Plan pays no more than adequate consideration in connection with the transaction

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding are entitled to exemptive relief from the prohibited transaction provisions of ERISA and the Code and are otherwise permissible under all applicable Similar Laws.

Representation

Accordingly, by acceptance of a note, or any interest therein, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the acquisition and holding of the notes by such purchaser or transferee are entitled to exemptive relief from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and are otherwise permissible under all applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring the notes (and holding the notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investments and whether an exemption would be applicable to the purchase and holding of the notes.

PLAN OF DISTRIBUTION

This prospectus is to be used by the Market Maker and its affiliates in connection with offers and sales of the notes in market-making transactions in the secondary market effected from time to time.

The Market Maker and its affiliates may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agents for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any of the proceeds from such sales.

From time to time, the Market Maker and its affiliates have provided, and may in the future provide from time to time, investment banking and commercial banking services and financial advisory services to us for which they have in the past received, and may in the future receive, customary fees. In addition, the Market Maker and certain of its affiliates have provided, and may in the future provide from time to time, certain investment banking and commercial banking services and financial advisory services for certain of our subsidiaries and for the members of the Sponsor Group and certain of their affiliates, for which they have received, or will receive, customary fees.

The Market Maker is one of the members of the Sponsor Group. The Sponsor Group indirectly owns approximately 60% of EFH Corp.’s capital stock on a fully-diluted basis through its investment in Texas Holdings, which owns approximately 98% of EFH Corp.’s capital stock. Affiliates of the Market Maker may be deemed, as a result of their ownership of approximately 27% of the General Partner’s outstanding units and certain provisions of the General Partner’s limited liability company agreement, to have shared voting or dispositive power over Texas Holdings.

Each of Scott Lebovitz, Kenneth Pontarelli and Thomas Ferguson, who are members of EFH Corp.’s board of directors, are employees of the Market Maker or its affiliates.

An affiliate of the Market Maker is a co-documentation agent, joint lead arranger and joint lead bookrunner for, and a lender under, the TCEH Senior Secured Facilities. This affiliate is also the sole lead arranger, sole bookrunner and posting agent for the TCEH commodity collateral posting facility. An affiliate of the Market Maker is a co-documentation agent, joint lead arranger and joint lead bookrunner for, and a lender under, Oncor’s revolving credit facility.

The Market Maker acted as dealer manager for the offers to purchase and consent solicitations with respect to $1.0 billion in aggregate principal amount of EFH Corp.’s 4.80% Series O Senior Notes due 2009, $250 million in aggregate principal amount of TCEH’s 6.125% Senior Notes due 2008 and $1.0 billion in aggregate principal amount of TCEH’s 7.000% Senior Notes due 2013. In addition, the Market Maker acted as dealer manager for the debt exchange offers completed in November 2009 by EFH Corp., EFIH and EFIH Finance to exchange EFH Corp. 9.75% Notes and EFIH 9.75% Notes for certain outstanding EFH Corp. and TCEH notes, and acted as dealer manager and solicitation agent in debt exchange offers completed in August 2010 to exchange EFIH 10% Notes and cash for EFH Corp. Senior Notes.

The Market Maker acted as an initial purchaser in connection with the original offering and sale of the EFH Corp. Senior Notes, the TCEH Senior Notes, the EFH Corp. Senior Secured Notes, the TCEH Senior Secured Second Lien Notes, the TCEH Senior Secured Notes and the EFIH 11.750% Notes, and received customary discounts in connection with those transactions.

The Market Maker and/or its affiliates currently own, and may from time to time trade, the notes for their own accounts in connection with their principal activities. Such sales may be made pursuant to this prospectus or otherwise pursuant to an applicable exemption from registration. Additionally, in the future, the Market Maker and/or its affiliates may, from time to time, own notes as a result of market-making activities.

We have been advised by the Market Maker that, subject to applicable laws and regulations, the Market Maker or its affiliates currently intend to make a market in the notes. However, the Market Maker is not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. We cannot assure you that an active trading market will be sustained. See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.”

We have agreed to indemnify the Market Maker against certain liabilities, including liabilities under the Securities Act and pay all expenses in connection with the performance of our obligations relating to the market-making activities of the Market Maker and its affiliates.

LEGAL MATTERS

The validity and enforceability of the notes and the related guarantees have been passed upon for us by Andrew M. Wright, Vice President & Associate General Counsel of EFH Corporate Services Company, Dallas, Texas. Mr. Wright beneficially owns 50,000 shares of common stock of EFH Corp. In addition, Mr. Wright owns 200,000 restricted share units settleable in shares of EFH. Corp. common stock that vest in October 2014.

EXPERTS

The consolidated financial statements as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011 of EFCH included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph regarding (1) EFCH’s subsidiary, TCEH’s loans, which are payable on demand, made to its indirect parent EFH Corp., with amounts outstanding at December 31, 2011 and 2010 of $1.592 billion and $1.921 billion, respectively, and (2) EFCH’s adoption of amended guidance regarding transfers of financial assets effective January 1, 2010, on a prospective basis). Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

EFCH and the Guarantors have filed with the SEC a post effective amendment to a registration statement on Form S-1 under the Securities Act with respect to the notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete.

EFCH files annual, quarterly and current reports and other information with the SEC. You may read and copy any document EFCH has filed or will file with the SEC at the SEC’s public website (www.sec.gov) or at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, DC 20549. Copies of such materials can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

The Issuer has agreed that even if it is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise required to report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, EFCH will nonetheless file with the SEC and make available to the trustee and to holders of notes the reports specified under “Description of the Notes—Certain Covenants—Reports and Other Information,” subject to the provisions described in that section.

The Issuer and the Guarantors have filed jointly with the SEC a registration statement on Form S-1 that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about the Issuer, the Guarantors and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

GLOSSARY

Other than under the caption “Description of the Notes,” where a different meaning for a term or abbreviation listed below is provided, when the following terms and abbreviations appear in the text of this prospectus, they have the meanings indicated below.

Adjusted EBITDA	Adjusted EBITDA means EBITDA adjusted to exclude noncash items, unusual items and other adjustments allowable under certain debt arrangements of TCEH and EFH Corp. See the definition of EBITDA below. Adjusted EBITDA and EBITDA are not recognized terms under US GAAP and, thus, are non-GAAP financial measures. We are providing TCEH’s and EFH Corp.’s Adjusted EBITDA herein (see reconciliations in Exhibits 99(b) and 99(c)) solely because of the important role that Adjusted EBITDA plays in respect of certain covenants contained in the debt arrangements. We do not intend for Adjusted EBITDA (or EBITDA) to be an alternative to net income as a measure of operating performance or an alternative to cash flows from operating activities as a measure of liquidity or an alternative to any other measure of financial performance presented in accordance with US GAAP. Additionally, we do not intend for Adjusted EBITDA (or EBITDA) to be used as a measure of free cash flow available for management’s discretionary use, as the measure excludes certain cash requirements such as interest payments, tax payments and other debt service requirements. Because not all companies use identical calculations, our presentation of Adjusted EBITDA (and EBITDA) may not be comparable to similarly titled measures of other companies.

ancillary services	Refers to services necessary to support the transmission of energy and maintain reliable operations for the entire transmission system.

CAIR	Clean Air Interstate Rule

CFTC	US Commodity Futures Trading Commission

CO2	carbon dioxide

CPNPC	Refers to Comanche Peak Nuclear Power Company LLC, which was formed by subsidiaries of TCEH (holding an 88% equity interest) and Mitsubishi Heavy Industries Ltd. (MHI) (holding a 12% equity interest) for the purpose of developing two new nuclear generation units and obtaining a combined operating license from the NRC for the units.

CSAPR	Refers to the final Cross-State Air Pollution Rule issued by the EPA in July 2011.

DOE	US Department of Energy

EBITDA	Refers to earnings (net income) before interest expense, income taxes, depreciation and amortization. See the definition of Adjusted EBITDA above.

EFCH	Refers to Energy Future Competitive Holdings Company, a direct, wholly-owned subsidiary of EFH Corp. and the direct parent of TCEH, and/or its subsidiaries, depending on context.

EFH Corp.	Refers to Energy Future Holdings Corp., a holding company, and/or its subsidiaries, depending on context. Its major subsidiaries include TCEH and Oncor.

EFH Corp. Senior Notes	Refers collectively to EFH Corp.’s 10.875% Senior Notes due November 1, 2017 (EFH Corp. 10.875% Notes) and EFH Corp.’s 11.25%/12.00% Senior Toggle Notes due November 1, 2017 (EFH Corp. Toggle Notes).

EFH Corp. Senior Secured Notes	Refers collectively to EFH Corp.’s 9.75% Senior Secured Notes due October 15, 2019 (EFH Corp. 9.75% Notes) and EFH Corp.’s 10.000% Senior Secured Notes due January 15, 2020 (EFH Corp. 10% Notes).

EFIH	Refers to Energy Future Intermediate Holding Company LLC, a direct, wholly-owned subsidiary of EFH Corp. and the direct parent of Oncor Holdings.

EFIH 9.75% Notes	Refers to EFIH’s 9.75% Senior Secured Notes due October 15, 2019.

EFIH 10% Notes	Refers to EFIH’s 10.000% Senior Secured Notes due December 1, 2020.

EFIH 11.750% Notes	Refers to EFIH’s 11.750% Senior Secured Second Lien Notes due March 1, 2022.

EFIH Finance	Refers to EFIH Finance Inc., a direct, wholly-owned subsidiary of EFIH, formed for the sole purpose of serving as co-issuer with EFIH of certain debt securities.

EPA	US Environmental Protection Agency

EPC	engineering, procurement and construction

ERCOT	Electric Reliability Council of Texas, the independent system operator and the regional coordinator of various electricity systems within Texas

ERISA	Employee Retirement Income Security Act of 1974, as amended

FASB	Financial Accounting Standards Board, the designated organization in the private sector for establishing standards for financial accounting and reporting

FERC	US Federal Energy Regulatory Commission

GAAP	generally accepted accounting principles

GHG	greenhouse gas

GWh	gigawatt-hours

IRS	US Internal Revenue Service

kWh	kilowatt-hours

LIBOR	London Interbank Offered Rate, an interest rate at which banks can borrow funds, in marketable size, from other banks in the London interbank market.

Luminant	Refers to subsidiaries of TCEH engaged in competitive market activities consisting of electricity generation and wholesale energy sales and purchases as well as commodity risk management and trading activities, all largely in Texas.

market heat rate	Heat rate is a measure of the efficiency of converting a fuel source to electricity. Market heat rate is the implied relationship between wholesale electricity prices and natural gas prices and is calculated by dividing the wholesale market price of electricity, which is based on the price offer of the marginal supplier in ERCOT (generally natural gas plants), by the market price of natural gas. Forward wholesale electricity market price quotes in ERCOT are generally limited to two or three years; accordingly, forward market heat rates are generally limited to the same time period. Forecasted market heat rates for time periods for which market price quotes are not available are based on fundamental economic factors and forecasts, including electricity supply, demand growth, capital costs associated with new construction of generation supply, transmission development and other factors.

MATS	Refers to the Mercury and Air Toxics Standard finalized by the EPA in December 2011 and published in February 2012.

Merger	The transaction referred to in the Agreement and Plan of Merger, dated February 25, 2007, under which Texas Holdings agreed to acquire EFH Corp., which was completed on October 10, 2007

MMBtu	million British thermal units

Moody’s	Moody’s Investors Services, Inc. (a credit rating agency)

MW	megawatts

MWh	megawatt-hours

NERC	North American Electric Reliability Corporation

NOx	nitrogen oxide

NRC	US Nuclear Regulatory Commission

NYMEX	Refers to the New York Mercantile Exchange, a physical commodity futures exchange.

Oncor	Refers to Oncor Electric Delivery Company LLC, a direct, majority-owned subsidiary of Oncor Holdings and an indirect subsidiary of EFH Corp., and/or its consolidated bankruptcy-remote financing subsidiary, Oncor Electric Delivery Transition Bond Company LLC, depending on context, that is engaged in regulated electricity transmission and distribution activities.

Oncor Holdings	Refers to Oncor Electric Delivery Holdings Company LLC, a direct, wholly-owned subsidiary of EFIH and the direct majority owner of Oncor, and/or its subsidiaries, depending on context.

OPEB	other postretirement employee benefits

PUCT	Public Utility Commission of Texas

PURA	Texas Public Utility Regulatory Act

purchase accounting	The purchase method of accounting for a business combination as prescribed by US GAAP, whereby the cost or “purchase price” of a business combination, including the amount paid for the equity and direct transaction costs are allocated to identifiable assets and liabilities (including intangible assets) based upon their fair values. The excess of the purchase price over the fair values of assets and liabilities is recorded as goodwill.

REP	retail electric provider

RRC	Railroad Commission of Texas, which among other things, has oversight of mining activity in Texas

S&P	Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies Inc. (a credit rating agency)

SEC	US Securities and Exchange Commission

Securities Act	Securities Act of 1933, as amended

SG&A	selling, general and administrative

SO2	sulfur dioxide

Sponsor Group	Refers collectively to certain investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P. and GS Capital Partners, an affiliate of Goldman, Sachs & Co. that have an ownership interest in Texas Holdings.

TCEH	Refers to Texas Competitive Electric Holdings Company LLC, a direct, wholly-owned subsidiary of EFCH and an indirect subsidiary of EFH Corp., and/or its subsidiaries, depending on context, that are engaged in electricity generation and wholesale and retail energy markets activities. Its major subsidiaries include Luminant and TXU Energy.

TCEH Finance	Refers to TCEH Finance, Inc., a direct, wholly-owned subsidiary of TCEH, formed for the sole purpose of serving as co-issuer with TCEH of certain debt securities.

TCEH Senior Notes	Refers collectively to TCEH’s 10.25% Senior Notes due November 1, 2015 and 10.25% Senior Notes due November 1, 2015 Series B (collectively, TCEH 10.25% Notes) and TCEH’s 10.50%/11.25% Senior Toggle Notes due November 1, 2016 (TCEH Toggle Notes).

TCEH Senior Secured Facilities	Refers collectively to the TCEH Term Loan Facilities, TCEH Revolving Credit Facility, TCEH Letter of Credit Facility and TCEH Commodity Posting Facility. See Note 9 to Financial Statements for details of these facilities.

TCEH Senior Secured Notes	Refers to TCEH’s 11.5% Senior Secured Notes due October 1, 2020.

TCEH Senior Secured Second Lien Notes	Refers collectively to TCEH’s 15% Senior Secured Second Lien Notes due April 1, 2021 and TCEH’s 15% Senior Secured Second Lien Notes due April 1, 2021, Series B.

TCEQ	Texas Commission on Environmental Quality

Texas Holdings	Refers to Texas Energy Future Holdings Limited Partnership, a limited partnership controlled by the Sponsor Group that owns substantially all of the common stock of EFH Corp.

TRE	Refers to Texas Reliability Entity, Inc., an independent organization that develops reliability standards for the ERCOT region and monitors and enforces compliance with NERC standards and ERCOT protocols.

TXU Energy	Refers to TXU Energy Retail Company LLC, a direct, wholly-owned subsidiary of TCEH engaged in the retail sale of electricity to residential and business customers. TXU Energy is a REP in competitive areas of ERCOT.

US	United States of America

VIE	variable interest entity

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

Audited Financial Statements for each of the Three Fiscal Years in the Period Ended December 31, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Energy Future Competitive Holdings Company

Dallas, Texas

We have audited the accompanying consolidated balance sheets of Energy Future Competitive Holdings Company (a subsidiary of Energy Future Holdings Corp.) and subsidiaries (“EFCH”) as of December 31, 2011 and 2010, and the related statements of consolidated income (loss), comprehensive income (loss), cash flows and equity for each of the three years in the period ended December 31, 2011. These financial statements are the responsibility of EFCH’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Energy Future Competitive Holdings Company and subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 18 to the consolidated financial statements, Texas Competitive Electric Holdings Company LLC has made loans, which are payable on demand, to its indirect parent, Energy Future Holdings Corp., with amounts outstanding as of December 31, 2011 and 2010 of $1.592 billion and $1.921 billion, respectively. Also, as discussed in notes 1 and 8 to the consolidated financial statements, EFCH adopted amended guidance regarding transfers of financial assets effective January 1, 2010, on a prospective basis.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), EFCH’s internal control over financial reporting as of December 31, 2011, based on the criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report (not presented herein) dated February 20, 2012 expressed an unqualified opinion on EFCH’s internal control over financial reporting.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
February 20, 2012

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

STATEMENTS OF CONSOLIDATED INCOME (LOSS)

(Millions of Dollars)

	Year Ended December 31,
	2011	2010	2009
Operating revenues	$7,040	$8,235	$7,911
Fuel, purchased power costs and delivery fees	(3,396)	(4,371)	(3,934)
Net gain from commodity hedging and trading activities	1,011	2,161	1,736
Operating costs	(924)	(837)	(693)
Depreciation and amortization	(1,470)	(1,380)	(1,172)
Selling, general and administrative expenses	(728)	(722)	(741)
Franchise and revenue-based taxes	(96)	(106)	(108)
Impairment of goodwill (Note 4)	—	(4,100)	(70)
Other income (Note 7)	48	903	59
Other deductions (Note 7)	(524)	(18)	(63)
Interest income	86	90	62
Interest expense and related charges (Note 19)	(3,792)	(3,067)	(2,121)

Income (loss) before income taxes	(2,745)	(3,212)	866
Income tax (expense) benefit (Note 6)	943	(318)	(351)

Net income (loss)	(1,802)	(3,530)	515
Net (income) loss attributable to noncontrolling interests	—	—	—

Net income (loss) attributable to EFCH	$(1,802)	$(3,530)	$515

See Notes to Financial Statements.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

(Millions of Dollars)

	Year Ended December 31,
	2011	2010	2009
Net income (loss)	$(1,802)	$(3,530)	$515

Other comprehensive income, net of tax effects:
Cash flow hedges:
Net decrease in fair value of derivatives (net of tax benefit of $—, $— and $ 10)	—	—	(20)
Derivative value net loss related to hedged transactions recognized during the period and reported in net income (loss) (net of tax benefit of $10, $31 and $ 72)	19	59	129

Total other comprehensive income	19	59	109

Comprehensive income (loss)	(1,783)	(3,471)	624
Comprehensive (income) loss attributable to noncontrolling interests	—	—	—

Comprehensive income (loss) attributable to EFCH	$(1,783)	$(3,471)	$624

See Notes to Financial Statements.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

STATEMENTS OF CONSOLIDATED CASH FLOWS

(Millions of Dollars)

	Year Ended December 31,
	2011	2010	2009
Cash flows — operating activities
Net income (loss)	$(1,802)	$(3,530)	$515
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	1,707	1,656	1,553
Deferred income tax expense (benefit) — net	(1,116)	534	324
Unrealized net gain from mark-to-market valuations of commodity positions	(58)	(1,221)	(1,225)
Unrealized net (gain) loss from mark-to-market valuations of interest rate swaps (Note 9)	812	207	(696)
Amortization of debt related costs, discounts, fair value discounts and losses on dedesignated cash flow hedges (Note 19)	227	226	324
Accretion expense related to asset retirement and mining reclamation obligations	48	57	59
Impairment of goodwill (Note 4)	—	4,100	70
Impairment of emission allowances intangible assets (Note 3)	418	—	—
Debt extinguishment gains (Note 9)	—	(687)	—
Effect of Parent’s payment of interest on pushed-down debt	81	231	265
Interest expense on toggle notes payable in additional principal (Notes 9 and 19)	166	217	207
Gain on termination of long-term power sales contract (Note 7)	—	(116)	—
Bad debt expense (Note 8)	56	108	116
Third party fees related to debt amendment and extension transactions (reported as financing) (Note 9)	86	—	—
Net gain on sale of assets	(2)	(81)	(5)
Stock-based incentive compensation expense	5	7	4
Net equity loss from unconsolidated affiliate	4	5	7
Reversal of reserves recorded in purchase accounting (Note 7)	—	—	(34)
Impairment of land	—	—	34
Impairment of assets related to mining operations (Note 3)	9	—	—
Other — net	2	13	2
Changes in operating assets and liabilities:
Affiliate accounts receivable/payable — net	(4)	5	45
Accounts receivable — trade	175	258	(104)
Impact of accounts receivable securitization program (Note 8)	—	(383)	(33)
Inventories	(23)	(6)	(32)
Accounts payable — trade	(126)	(149)	(141)
Commodity and other derivative contractual assets and liabilities	(33)	(44)	(64)
Margin deposits — net	540	132	248
Other — net assets	(27)	20	(4)
Other — net liabilities	91	(302)	(51)

Cash provided by operating activities	$1,236	$1,257	$1,384

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

STATEMENTS OF CONSOLIDATED CASH FLOWS

(Millions of Dollars)

	Year Ended December 31,
	2011	2010	2009
Cash flows — financing activities
Issuances of long-term debt (Note 9)	1,750	353	522
Repayments/repurchases of long-term debt/securities (Note 9)	(1,408)	(647)	(279)
Net short-term borrowings under accounts receivable securitization program (Note 8)	8	96	—
Increase (decrease) in other short-term borrowings (Note 9)	(455)	172	53
Notes due to affiliates	—	34	—
Decrease in income tax-related note payable to Oncor	(39)	(37)	(35)
Contributions from noncontrolling interests	16	32	48
Debt amendment, exchange and issuance costs and discounts, including third party fees expensed	(843)	(13)	(35)
Other, net	(2)	37	5

Cash provided by (used in) financing activities	$(973)	$27	$279

Cash flows — investing activities
Notes due from affiliates	$346	$(503)	$(822)
Capital expenditures	(530)	(796)	(1,324)
Nuclear fuel purchases	(132)	(106)	(197)
Reduction of restricted cash related to letter of credit facility (Note 19)	188	—	115
Other changes in restricted cash	(96)	(33)	3
Proceeds from sales of assets	49	141	41
Proceeds from sales of environmental allowances and credits	10	12	19
Purchases of environmental allowances and credits	(17)	(30)	(19)
Proceeds from sales of nuclear decommissioning trust fund securities	2,419	974	3,064
Investments in nuclear decommissioning trust fund securities	(2,436)	(990)	(3,080)
Money market fund redemptions	—	—	142
Other — net	9	(7)	10

Cash used in investing activities	$(190)	$(1,338)	$(2,048)

Net change in cash and cash equivalents	73	(54)	(385)
Effect of consolidation of VIE	—	7	—
Cash and cash equivalents — beginning balance	47	94	479

Cash and cash equivalents — ending balance	$120	$47	$94

See Notes to Financial Statements.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

CONSOLIDATED BALANCE SHEETS

(Millions of Dollars)

	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents (Note 1)	$120	$47
Restricted cash (Note 19)	129	33
Trade accounts receivable — net (includes $524 and $612 in pledged amounts related to a VIE (Notes 2 and 8))	760	991
Notes receivable from parent (Note 18)	670	1,921
Inventories (Note 19)	418	395
Commodity and other derivative contractual assets (Note 14)	2,883	2,640
Margin deposits related to commodity positions	56	166
Other current assets	59	37

Total current assets	5,095	6,230
Restricted cash (Note 19)	947	1,135
Notes receivable from parent (Note 18)	922	—
Investments (Note 15)	629	602
Property, plant and equipment — net (Note 19)	19,218	20,155
Goodwill (Note 4)	6,152	6,152
Identifiable intangible assets — net (Note 4)	1,826	2,371
Commodity and other derivative contractual assets (Note 14)	1,552	2,071
Other noncurrent assets, principally unamortized debt amendment and issuance costs	999	428

Total assets	$37,340	$39,144

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings (includes $104 and $96 related to a VIE (Notes 2 and 9))	$774	$1,221
Advances from parent	7	$—
Long-term debt due currently (Note 9)	39	658
Trade accounts payable	553	669
Trade accounts and other payables to affiliates	209	210
Notes payable to parent (Note 18)	57	46
Commodity and other derivative contractual liabilities (Note 14)	1,784	2,164
Margin deposits related to commodity positions	1,061	631
Accrued income taxes payable to parent (Note 18)	74	21
Accumulated deferred income taxes (Note 6)	53	4
Accrued taxes other than income	136	130
Accrued interest	394	326
Other current liabilities	266	250

Total current liabilities	5,407	6,330
Accumulated deferred income taxes (Note 6)	4,712	6,000
Commodity and other derivative contractual liabilities (Note 14)	1,692	869
Notes or other liabilities due affiliates (Note 18)	363	384
Long-term debt held by affiliates (Note 18)	382	343
Long-term debt, less amounts due currently (Note 9)	30,076	29,131
Other noncurrent liabilities and deferred credits (Note 19)	2,424	2,236

Total liabilities	45,056	45,293

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

CONSOLIDATED BALANCE SHEETS

(Millions of Dollars)

	December 31,
	2011	2010
Commitments and Contingencies (Note 10)
Equity (Note 11):
Class A common stock (shares outstanding 2011 and 2010 — 2,062,768)	368	358
Class B common stock (shares outstanding 2011 and 2010 — 39,192,594)	6,983	6,793
Retained earnings	(15,121)	(13,319)
Accumulated other comprehensive loss, net of tax effect	(49)	(68)

EFCH shareholder’s equity	(7,819)	(6,236)
Noncontrolling interests in subsidiaries	103	87

Total equity	(7,716)	(6,149)

Total liabilities and equity	$37,340	$39,144

See Notes to Financial Statements.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

STATEMENTS OF CONSOLIDATED EQUITY

(Millions of Dollars)

	Year Ended December 31,
	2011	2010	2009
Preferred stock — not subject to mandatory redemption:
Balance as of beginning of period	$—	$—	$1
Redemption of preferred stock	—	—	(1)

Balance as of end of period	—	—	—

Class A common stock without par value — authorized shares — 9,000,000:
Balance as of beginning of period	358	283	277
Effects of debt push-down from EFH Corp. (Note 9)	10	75	6

Balance as of end of period (shares outstanding for all periods presented — 2,062,768)	368	358	283

Class B common stock without par value — authorized shares — 171,000,000:
Balance as of beginning of period	6,793	5,368	5,261
Effects of debt push-down from EFH Corp. (Note 9)	184	1,417	101
Effects of stock-based incentive compensation plans	6	8	5
Other	—	—	1

Balance as of end of period (shares outstanding for all periods presented — 39,192,594)	6,983	6,793	5,368

Retained earnings:
Balance as of beginning of period	(13,319)	(9,790)	(10,305)
Net income (loss) attributable to EFCH	(1,802)	(3,530)	515
Other	—	1	—

Balance as of end of period	(15,121)	(13,319)	(9,790)

Accumulated other comprehensive loss, net of tax effects (a):
Balance as of beginning of period	(68)	(127)	(236)
Change during the period	19	59	109

Balance as of end of period	(49)	(68)	(127)

EFCH shareholder’s equity as of end of period	(7,819)	(6,236)	(4,266)

Noncontrolling interests in subsidiaries (Note 11):
Balance as of beginning of period	87	48	—
Net income (loss) attributable to noncontrolling interests	—	—	—
Effect of consolidation of TXU Receivables Company	—	7	—
Investment in subsidiary by noncontrolling interests	16	32	48

Noncontrolling interests in subsidiaries as of end of period	103	87	48

Total equity as of end of period	$(7,716)	$(6,149)	$(4,218)

(a)	All amounts relate to cash flow hedges.

See Notes to Financial Statements.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business

References in this report to “we,” “our,” “us” and “the company” are to EFCH and/or its subsidiaries, as apparent in the context. See “Glossary” for defined terms.

EFCH, a wholly-owned subsidiary of EFH Corp., is a Dallas, Texas-based holding company. We conduct our operations almost entirely through our wholly-owned subsidiary, TCEH. TCEH is a holding company for subsidiaries engaged in competitive electricity market activities largely in Texas, including electricity generation, wholesale energy sales and purchases, commodity risk management and trading activities and retail electricity sales. Key management activities, including commodity risk management and electricity sourcing for our retail and wholesale customers, are performed on an integrated basis; consequently, there are no reportable business segments.

TCEH operates largely in the ERCOT market, and wholesale electricity prices in that market have historically moved with the price of natural gas. Wholesale electricity prices have significant implications to its profitability and cash flows and, accordingly, the value of the business.

Basis of Presentation

The consolidated financial statements have been prepared in accordance with US GAAP and on the same basis as the audited financial statements included in EFCH’s Annual Report on Form 10-K for the year ended December 31, 2010. See Note 8 for discussion of the prospective adoption, effective January 1, 2010, of amended guidance regarding transfers of financial assets that resulted in the accounts receivable securitization program no longer being accounted for as a sale of accounts receivable and the funding under the program reported as short-term borrowings and the prospective adoption of amended guidance that requires reconsideration of consolidation conclusions for all variable interest entities (VIEs) that resulted in the consolidation, effective January 1, 2010 of TXU Receivables Company. All intercompany items and transactions have been eliminated in consolidation. All acquisitions of outstanding debt for cash, including notes that had been issued in lieu of cash interest, are presented in the financing activities section of the statement of cash flows. All dollar amounts in the financial statements and tables in the notes are stated in millions of US dollars unless otherwise indicated.

Use of Estimates

Preparation of financial statements requires estimates and assumptions about future events that affect the reporting of assets and liabilities as of the balance sheet dates and the reported amounts of revenue and expense, including fair value measurements. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information.

Derivative Instruments and Mark-to-Market Accounting

We enter into contracts for the purchase and sale of electricity, natural gas, coal and other commodities and also enter into other derivative instruments such as options, swaps, futures and forwards primarily to manage our commodity price and interest rate risks. If the instrument meets the definition of a derivative under accounting standards related to derivative instruments and hedging activities, changes in the fair value of the derivative are recognized in net income as unrealized gains and losses, unless the criteria for certain exceptions are met, and an offsetting derivative asset or liability is recorded in the balance sheet. This recognition is referred to as “mark-to-market” accounting. The fair values of our unsettled derivative instruments under mark-to-market accounting are reported in the balance sheet as commodity and other derivative contractual assets or liabilities. We report derivative assets and liabilities in the balance sheet without taking into consideration netting arrangements we have with counterparties. Margin deposits that contractually offset these assets and liabilities are reported separately in the balance sheet. When derivative instruments are settled and realized gains and losses are recorded, the previously recorded unrealized gains and losses and derivative assets and liabilities are reversed. See Notes 12 and 14 for additional information regarding fair value measurement and commodity and other derivative contractual assets and liabilities. Under the election criteria of accounting standards related to derivative instruments and hedging activities, we may elect the “normal” purchase and sale exemption. A commodity-related derivative contract may be designated as a “normal” purchase or sale if the commodity is to be physically received or delivered for use or sale in the normal course of business. If designated as normal, the derivative contract is accounted for under the accrual method of accounting (not marked-to-market) with no balance sheet or income statement recognition of the contract until settlement.

Because derivative instruments are frequently used as economic hedges, accounting standards related to derivative instruments and hedging activities allow for “hedge accounting,” which provides for the designation of such instruments as cash flow or fair value hedges if certain conditions are met. A cash flow hedge mitigates the risk associated with the variability of the future cash flows related to an asset or liability (e.g., a forecasted sale of electricity in the future at market prices or the payment of interest related to variable rate debt), while a fair value hedge mitigates risk associated with fixed future cash flows (e.g., debt with fixed interest rate payments). In accounting for changes in the fair value of cash flow hedges, derivative assets and liabilities are recorded on the balance sheet with an offset to other comprehensive income to the extent the hedges are effective and the hedged transaction remains probable of occurring. If the hedged transaction becomes probable of not occurring, hedge accounting is discontinued and the amount recorded in other comprehensive income is immediately reclassified into net income. If the relationship between the hedge and the hedged transaction ceases to exist or is dedesignated, hedge accounting is discontinued, and the amounts recorded in other comprehensive income are reclassified to net income as the previously hedged transaction impacts net income. Changes in value of fair value hedges are recorded as derivative assets or liabilities with an offset to net income, and the carrying value of the related asset or liability (hedged item) is adjusted for changes in fair value with an offset to net income. If the fair value hedge is settled prior to the maturity of the hedged item, the cumulative fair value gain or loss associated with the hedge is amortized into income over the remaining life of the hedged item. In the statement of cash flow, the effects of settlements of derivative instruments are classified consistent with the related hedged transactions.

To qualify for hedge accounting, a hedge must be considered highly effective in offsetting changes in fair value of the hedged item. Assessment of the hedge’s effectiveness is tested at least quarterly throughout its term to continue to qualify for hedge accounting. Changes in fair value that represent hedge ineffectiveness, even if the hedge continues to be assessed as effective, are immediately recognized in net income. Ineffectiveness is generally measured as the cumulative excess, if any, of the change in value of the hedging instrument over the change in value of the hedged item.

As of December 31, 2011 and 2010, there were no derivative positions accounted for as cash flow or fair value hedges. Accumulated other comprehensive income includes amounts related to interest rate swaps previously designated as cash flow hedges that are being reclassified to net income as the hedged transactions impact net income (see Note 9).

Realized and unrealized gains and losses from transacting in energy-related derivative instruments are primarily reported in the income statement in net gain (loss) from commodity hedging and trading activities. In accordance with accounting rules, upon settlement of physical derivative sales and purchase contracts that are marked-to-market in net income, related wholesale electricity revenues and fuel and purchased power costs are reported at approximated market prices, instead of the contract price. As a result, this noncash difference between market and contract prices is included in the operating revenues and fuel and purchased power costs and delivery fees line items of the income statement, with offsetting amounts included in net gain (loss) from commodity hedging and trading activities.

Revenue Recognition

We record revenue from electricity sales under the accrual method of accounting. Revenues are recognized when electricity is provided to customers on the basis of periodic cycle meter readings and include an estimated accrual for the revenues earned from the meter reading date to the end of the period (unbilled revenue).

We report physically delivered commodity sales and purchases in the income statement on a gross basis in revenues and fuel, purchased power and delivery fees, respectively, and we report all other commodity related contracts and financial instruments (primarily derivatives) in the income statement on a net basis in net gain (loss) from commodity hedging and trading activities. As part of ERCOT’s transition to a nodal wholesale market effective December 1, 2010, volumes under nontrading bilateral purchase and sales contracts, including contracts intended as hedges, are no longer scheduled as physical power with ERCOT. Accordingly, unless the volumes represent physical deliveries to customers or purchases from counterparties, effective with the nodal market implementation, such contracts are reported net in the income statement in net gain (loss) from commodity hedging and trading activities instead of reported gross as wholesale revenues or purchased power costs. As a result of the changes in wholesale market operations, effective with the nodal market implementation, if volumes delivered to our retail and wholesale customers are less than our generation volumes (as determined on a daily settlement basis), we record additional wholesale revenues, and if volumes delivered to our retail and wholesale customers exceed our generation volumes, we record additional purchased power costs. The additional wholesale revenues or purchased power costs are offset in net gain (loss) from commodity hedging and trading activities.

Impairment of Long-Lived Assets

We evaluate long-lived assets (including intangible assets with finite lives) for impairment whenever indications of impairment exist. The carrying value of such assets is deemed to be impaired if the projected undiscounted cash flows are less than the carrying value. If there is such impairment, a loss would be recognized based on the amount by which the carrying value exceeds the fair value. Fair value is determined primarily by discounted cash flows, supported by available market valuations, if applicable. See Note 3 for discussion of impairments of emission allowances intangible assets and mining-related assets in 2011.

Finite-lived intangibles identified as a result of purchase accounting are amortized over their estimated useful lives based on the expected realization of economic effects. See Note 4 for additional information.

Goodwill and Intangible Assets with Indefinite Lives

We evaluate goodwill and intangible assets with indefinite lives for impairment at least annually (as of December 1). See Note 4 for details of goodwill and intangible assets with indefinite lives, including discussion of fair value determinations and goodwill impairments recorded in 2010 and 2009.

Amortization of Nuclear Fuel

Amortization of nuclear fuel is calculated on the units-of-production method and is reported as fuel costs.

Major Maintenance

Major maintenance costs incurred during generation plant outages and the costs of other maintenance activities are charged to expense as incurred and reported as operating costs.

Defined Benefit Pension Plans and Other Postretirement Employee Benefit Plans

We bear a portion of the costs of the EFH Corp. sponsored pension and OPEB plans offering pension benefits based on either a traditional defined benefit formula or a cash balance formula to eligible employees and also offering certain health care and life insurance benefits to eligible employees and their eligible dependents upon the retirement of such employees from the company. Costs of pension and OPEB plans are dependent upon numerous factors, assumptions and estimates. Under multiemployer plan accounting, EFH Corp. has elected to not allocate retirement plan assets and liabilities to us. See Note 16 for additional information regarding pension and OPEB plans.

Stock-Based Incentive Compensation

EFH Corp.’s 2007 Stock Incentive Plan authorizes discretionary grants to directors, officers and qualified managerial employees of EFH Corp. or its affiliates of non-qualified stock options, stock appreciation rights, restricted shares, shares of common stock, the opportunity to purchase shares of common stock and other stock-based awards. Stock-based compensation expense is recognized over the vesting period based on the grant-date fair value of those awards. Restricted shares have been (and stock options previously were) granted to certain of our employees under the plan. See Note 17 for information regarding stock-based incentive compensation.

Sales and Excise Taxes

Sales and excise taxes are accounted for as a “pass through” item on the balance sheet with no effect on the income statement; i.e., the tax is billed to customers and recorded as trade accounts receivable with an offsetting amount recorded as a liability to the taxing jurisdiction.

Franchise and Revenue-Based Taxes

Unlike sales and excise taxes, franchise and gross receipt taxes are not a “pass through” item. These taxes are assessed to us by state and local government bodies, based on revenues or kWh delivered, as a cost of doing business and are recorded as an expense. Rates we charge to customers are intended to recover our costs, including the franchise and gross receipt taxes, but we are not acting as an agent to collect the taxes from customers.

Income Taxes

EFH Corp. files a consolidated federal income tax return; however, our income tax expense and related balance sheet amounts are recorded as if we file separate corporate income tax returns. Deferred income taxes are provided for temporary differences between the book and tax basis of assets and liabilities. We report interest and penalties related to uncertain tax positions as current income tax expense.

Accounting for Contingencies

Our financial results may be affected by judgments and estimates related to loss contingencies. Accruals for loss contingencies are recorded when management determines that it is probable that an asset has been impaired or a liability has been incurred and that such economic loss can be reasonably estimated. Such determinations are subject to interpretations of current facts and circumstances, forecasts of future events and estimates of the financial impacts of such events. See Note 10 for a discussion of contingencies.

Cash and Cash Equivalents

For purposes of reporting cash and cash equivalents, temporary cash investments purchased with a remaining maturity of three months or less are considered to be cash equivalents.

Restricted Cash

The terms of certain agreements require the restriction of cash for specific purposes. As of December 31, 2011, $947 million of cash was restricted to support letters of credit and $129 million of margin deposits was restricted pursuant to contractual terms. See Notes 9 and 19 for more details regarding restricted cash.

Property, Plant and Equipment

As a result of purchase accounting, carrying amounts of property, plant and equipment were adjusted to estimated fair values at the Merger date. Subsequent additions have been recorded at cost. The cost of self-constructed property additions includes materials and both direct and indirect labor and applicable overhead, including payroll-related costs.

Depreciation of our property, plant and equipment is calculated on a straight-line basis over the estimated service lives of the properties. Estimated depreciable lives are based on management’s estimates of the assets’ economic useful lives. See Note 19.

Asset Retirement Obligations

A liability is initially recorded at fair value for an asset retirement obligation associated with the retirement of tangible long-lived assets in the period in which it is incurred if a fair value is reasonably estimable. These liabilities primarily relate to nuclear generation plant decommissioning, land reclamation related to lignite mining, removal of lignite/coal-fueled plant ash treatment facilities and generation plant asbestos removal and disposal costs. The obligation is initially measured at fair value. Over time, the liability is accreted for the change in present value and the initial capitalized costs are depreciated over the remaining useful lives of the assets. See Note 19.

Capitalized Interest

Interest related to qualifying construction projects and qualifying software projects is capitalized in accordance with accounting guidance related to capitalization of interest cost. See Note 19.

Inventories

Inventories are reported at the lower of cost (on a weighted average basis) or market unless expected to be used in the generation of electricity. Also see discussion immediately below regarding environmental allowances and credits.

Environmental Allowances and Credits

We account for all environmental allowances and credits as identifiable intangible assets with finite lives that are subject to amortization. The recorded values of these intangible assets were originally established reflecting fair value determinations as of the date of the Merger under purchase accounting. Amortization expense associated with these intangible assets is recognized on a unit of production basis as the allowances or credits are consumed in generation operations. The environmental allowances and credits are assessed for impairment when conditions or events occur that could affect the carrying value of the assets and are evaluated with the generation units to the extent they are planned to be consumed in generation operations. See Note 3 for details of impairment amounts recorded in 2011.

Investments

Investments in a nuclear decommissioning trust fund are carried at current market value in the balance sheet. Assets related to employee benefit plans represent investments held to satisfy deferred compensation liabilities and are recorded at current market value. See Note 15 for discussion of these and other investments.

Noncontrolling Interests

See Note 11 for discussion of accounting for noncontrolling interests in subsidiaries.

Push-Down of EFH Corp. Debt

In accordance with SEC Staff Accounting Bulletin (SAB) Topic 5-J, we reflect amounts of certain EFH Corp. Senior Notes and EFH Corp. Senior Secured Notes on our balance sheet and the related interest expense in our income statement. The amount reflected on our balance sheet was calculated based upon the relative equity investment of EFCH and EFIH in their respective operating subsidiaries at the time of the Merger (see Note 9).

2. CONSOLIDATION OF VARIABLE INTEREST ENTITIES

A variable interest entity (VIE) is an entity with which we have a relationship or arrangement that indicates some level of control over the entity or results in economic risks to us. We adopted amended accounting standards on January 1, 2010 that require consolidation of a VIE if we have (a) the power to direct the significant activities of the VIE and (b) the right or obligation to absorb profit and loss from the VIE (primary beneficiary). Our VIEs consist of equity investments in certain of our subsidiaries. In determining the appropriateness of consolidation of a VIE, we evaluate its purpose, governance structure, decision making processes and risks that are passed on to its interest holders. We also examine the nature of any related party relationships among the interest holders of the VIE and the nature of any special rights granted to the interest holders of the VIE.

Consolidated VIEs

See discussion in Note 8 regarding the VIE related to our accounts receivable securitization program that is consolidated under the amended accounting standards on a prospective basis effective January 1, 2010 because EFCH (as the owner of TXU Energy) is the primary beneficiary of TXU Receivables Company, which is owned and controlled by our parent, EFH Corp.

We also consolidate Comanche Peak Nuclear Power Company LLC (CPNPC), which was formed by subsidiaries of TCEH and Mitsubishi Heavy Industries Ltd. (MHI) for the purpose of developing two new nuclear generation units at our existing Comanche Peak nuclear-fueled generation facility using MHI’s US-Advanced Pressurized Water Reactor technology and to obtain a combined operating license from the NRC. CPNPC is currently financed through capital contributions from the subsidiaries of TCEH and MHI that hold 88% and 12% of CPNPC’s equity interests, respectively (see Note 11).

The carrying amounts and classifications of the assets and liabilities related to our consolidated VIEs are as follows:

	December 31,
Assets:	2011	2010
Cash and cash equivalents	$10	$9
Accounts receivable	525	612
Property, plant and equipment	132	112
Other assets, including $2 million of current assets in both periods	6	8

Total assets	$673	$741

	December 31,
Liabilities:	2011	2010
Short-term borrowings	$104	$96
Trade accounts payable	1	3
Other current liabilities	9	1

Total liabilities	$114	$100

The assets of our consolidated VIEs can only be used to settle the obligations of the VIE, and the creditors of our consolidated VIEs do not have recourse to our general credit.

3. CROSS-STATE AIR POLLUTION RULE ISSUED BY THE EPA

In July 2011, the EPA issued the Cross-State Air Pollution Rule (CSAPR), compliance with which would require significant additional reductions of sulfur dioxide (SO2) and nitrogen oxide (NOx) emissions from our fossil-fueled generation units. In order to meet the emissions reduction requirements by the dates mandated in July 2011, we determined it would be necessary to idle two of our lignite/coal-fueled generation units at our Monticello facility by the end of 2011, switch the fuel we use at three lignite/ coal-fueled generation units from a blend of Texas lignite and Wyoming Powder River Basin coal to 100 percent Powder River Basin coal, cease lignite mining operations that serve our Big Brown and Monticello generation facilities in the first quarter 2012 and construct upgraded scrubbers at five of our lignite/coal-fueled generation units. The action plan to cease operations at the mines required an evaluation of the remaining useful lives and recoverability of recorded values of tangible and intangible assets related to the mines. This evaluation resulted in the recording of accelerated depreciation and amortization expense in the third and fourth quarters of 2011 related to mine assets totaling $44 million. Also, in the third quarter 2011, we recorded asset impairments totaling $9 million related to capital projects in progress at the mines.

Additionally, because of emissions allowance limitations under the CSAPR, we would have excess SO2 emission allowances under the Clean Air Act’s existing acid rain cap-and-trade program, and market values of such allowances are estimated to be de minimis based on Level 3 fair value estimates, which are described in Note 12. Accordingly, we recorded a noncash impairment charge of $418 million (before deferred income tax benefit) related to our existing SO2 emission allowance intangible assets in the third quarter 2011. SO2 emission allowances granted to us were recorded as intangible assets at fair value in connection with purchase accounting related to the Merger in October 2007.

Finally, employee severance charges totaling $49 million were accrued in the third quarter 2011 based upon our existing severance policy. The charges were associated with the probable elimination of approximately 500 positions as a result of the actions we determined would be necessary with respect to our generation and mining operations discussed above.

In August 2011, we petitioned the EPA to reconsider the CSAPR provisions and stay the effectiveness of those provisions, in each case as applied to Texas. In September 2011, we filed a petition for review in the U.S. Court of Appeals for the District of Columbia Circuit (D.C. Circuit Court) challenging the CSAPR as it applies to Texas. In that legal proceeding, we also filed a motion to stay the effective date of the CSAPR as applied to Texas.

On December 30, 2011, the D.C. Circuit Court granted our motion and all other motions for a judicial stay of the CSAPR in its entirety, including as applied to Texas. The D.C. Circuit Court’s order does not invalidate the CSAPR but stays the implementation of its emissions reduction programs until a final ruling regarding the CSAPR’s validity is issued by the D.C. Circuit Court. The D.C. Circuit Court’s order states that the EPA is expected to continue administering the Clean Air Interstate Rule (the predecessor rule to the CSAPR) pending the court’s resolution of the petitions for review. The D.C. Circuit Court has scheduled oral argument in the lawsuit for April 13, 2012.

In light of the stay, we did not idle the two Monticello generation units, and we have continued mining lignite at the mines that serve the Big Brown and Monticello generation facilities. While the legal challenge to the CSAPR is in process, we intend to continue evaluating the CSAPR, including the revisions discussed below, alternatives for compliance and the expected effects on our operations, liquidity and financial results.

As a result of the legal proceedings, in the fourth quarter 2011 we reversed the $49 million severance accrual on the basis that the severance actions were no longer probable. The emission allowances and other impairments are not reversible under accounting rules and are reported in other deductions.

In February 2012, the EPA released a final rule (Final Revisions) and a direct-to-final rule (Direct Final Rule) revising certain aspects of the CSAPR, including increases in the emissions budgets for Texas and our generation assets as compared to the July 2011 version of the rule. As compared to the proposed revisions issued by the EPA in October 2011, these recent rules finalize emissions budgets for our generation assets that are approximately 6% lower for SO2, 3% higher for annual NOx and 2% higher for seasonal NOx. Because the CSAPR is currently stayed by the D.C. Circuit Court, the Final Revisions and the Direct Final Rule do not impose any immediate legal or compliance requirements on us, the State of Texas, or other affected parties. We cannot predict whether, when, or in what form the CSAPR, the Final Revisions, or the Direct Final Rule will take effect.

4. GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS

Goodwill

The following table provides the goodwill balances as of December 31, 2011 and 2010 and the changes in such balances in the year ended December 31, 2010. There were no changes to the goodwill balance in the year ended December 31, 2011. None of the goodwill is being deducted for tax purposes.

Goodwill before impairment charges	$18,322
Accumulated impairment charges through 2009 (a)	(8,070)

Balance as of January 1, 2010	10,252
Additional impairment charge in 2010	(4,100)

Balance as of December 31, 2011 and 2010 (b)	$6,152

(a) Includes $70 million in 2009 and $8.0 billion in 2008. (b) Net of accumulated impairment charges totaling $12.170 billion.

Goodwill Impairments

Goodwill and intangible assets with indefinite useful lives are required to be tested for impairment at least annually (we have selected a December 1 test date) or whenever events or changes in circumstances indicate an impairment may exist.

Because our analyses indicate that our carrying value likely exceeds our estimated fair value (enterprise value), we perform the following steps in testing goodwill for impairment: first, we estimate the debt-free enterprise value of the business as of the testing date (December 1 for annual testing) taking into account future estimated cash flows and current securities values of comparable companies; second, we estimate the fair values of the individual operating assets and liabilities of the business at that date; third, we calculate “implied” goodwill as the excess of the estimated enterprise value over the estimated value of the net operating assets; and finally, we compare the implied goodwill amount to the carrying value of goodwill and, if the carrying amount exceeds the implied value, we record an impairment charge for the amount the carrying value of goodwill exceeds implied goodwill.

Changes in circumstances that we monitor closely include trends in natural gas prices. Wholesale electricity prices in the ERCOT market, in which we largely operate, have generally moved with natural gas prices as marginal electricity demand is generally supplied by natural gas-fueled generation facilities. Accordingly, declining natural gas prices, which we have experienced since mid-2008, negatively impact our profitability and cash flows and reduce the value of our generation assets, which consist largely of lignite/coal and nuclear-fueled facilities. While we have mitigated these effects with hedging activities, we are significantly exposed to this price risk. This market condition increases the risk of a goodwill impairment.

In preparation for the December 1, 2011 goodwill impairment test, we considered the decline in natural gas prices in the fourth quarter of 2011, including the fact that the decline continued through the end of 2011. Accordingly, we performed the impairment testing as of December 31, 2011 and completed the testing steps as described above. Key inputs into our goodwill impairment testing as of December 31, 2011 were as follows.

•	Our carrying value exceeded our estimated enterprise value by approximately 20%.

•

Enterprise value was estimated using a two-thirds weighting of values based on internally developed cash flow projections and a one-third weighting of value using implied cash flow multiples based on current securities values of comparable companies.

•

The discount rate applied to internally developed cash flow projections was 9.5%. The discount rate represents the weighted average cost of capital consistent with the risk inherent in future cash flows, taking into account overall economic trends, industry specific variables and comparable company volatility.

•

Internally developed cash flow projections were based on a 60% weighting of estimated cash flows under the CSAPR environmental requirements issued in July 2011 and a 40% weighting of cash flows under the EPA’s proposed revisions to the CSAPR issued in October 2011 (see Note 3).

•

The cash flow projections assume rising wholesale power prices reflecting higher forward natural gas prices as well as increasing market heat rates due to the anticipated decline in reserve margins in the ERCOT market. Reserve margin is the difference between system generation capability and anticipated peak load.

•	Enterprise value based on internally developed cash flow projections reflected annual estimates through 2017, with a terminal year value calculated using the “Gordon Growth Formula.”

Changes in the above and other assumptions could materially affect the calculated amount of implied goodwill.

The results of this testing indicated that implied goodwill exceeded recorded goodwill by a small amount. While our estimated enterprise value declined from previous estimates, the estimated fair values of our generation assets also declined, thus mitigating the effect of lower natural gas prices on implied goodwill.

The issuance of the CSAPR by the EPA resulted in an evaluation of its effects and the development of a plan of action to meet the rule’s requirements. These actions were expected to have material financial effects, including significant environmental capital expenditures, lower wholesale revenues and higher operating costs. The EPA’s issuance of the CSAPR in the third quarter 2011 triggered an impairment test of the carrying value of our goodwill. We completed the goodwill impairment testing steps as described above and determined that the implied goodwill amount exceeded recorded goodwill. Accordingly, no goodwill impairment was recorded. See discussion of the CSAPR, including recent developments and effects on the financial statements, in Note 3.

In the third quarter 2010, we recorded a $4.1 billion noncash goodwill impairment charge. The impairment charge reflected the estimated effect of lower wholesale power prices on our enterprise value, driven by the sustained decline in forward natural gas prices as indicated by our cash flow projections, and declines in market values of securities of comparable companies. The impairment test was based upon values as of the July 31, 2010 test date.

In the first quarter 2009, we completed the fair value calculations supporting an initial $8.0 billion goodwill impairment charge that was recorded in the fourth quarter 2008. A $70 million increase in the charge was recorded in the first quarter 2009. The impairment charge primarily reflected the dislocation in the capital markets during the fourth quarter 2008 that increased interest rate spreads and the resulting discount rates used in estimating fair values and the effect of declines in market values of debt and equity securities of comparable companies. The calculation involved the same steps as those discussed above for the 2010 impairment. The total $8.070 billion charge was the first goodwill impairment recorded subsequent to the Merger date.

The impairment determinations involved significant assumptions and judgments. The calculations supporting the estimates of the enterprise value of our businesses and the fair values of their operating assets and liabilities utilized models that take into consideration multiple inputs, including commodity prices, discount rates, debt yields, the effects of environmental rules, securities prices of comparable companies and other inputs, assumptions regarding each of which could have a significant effect on valuations. The fair value measurements resulting from these models are classified as non-recurring Level 3 measurements consistent with accounting standards related to the determination of fair value (see Note 12). Because of the volatility of these factors, we cannot predict the likelihood of any future impairment.

Identifiable Intangible Assets

Identifiable intangible assets reported in the balance sheet are comprised of the following:

	As of December 31, 2011			As of December 31, 2010
Identifiable Intangible Asset:	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Retail customer relationship	$463	$344	$119	$463	$293	$170
Favorable purchase and sales contracts	548	288	260	548	257	291
Capitalized in-service software	241	79	162	202	50	152
Environmental allowances and credits (a)	582	375	207	986	304	682
Mining development costs (a)	140	55	85	47	17	30

Total intangible assets subject to amortization	$1,974	$1,141	833	$2,246	$921	1,325

Trade name (not subject to amortization)			955			955
Mineral interests (not currently subject to amortization) (b)			38			91

Total intangible assets			$1,826			$2,371

(a)	Amounts impaired have been removed from the table as of the impairment date (see Note 3).
(b)	In 2011, we sold certain mineral interests for $43 million in cash net of closing-related costs. No gain or loss was recorded on the transaction.

Amortization expense related to intangible assets (including income statement line item) consisted of:

Intangible Asset (Income Statement Line):	Useful lives as of December 31, 2011 (weighted average in years)	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009
Retail customer relationship (Depreciation and amortization)	6	$51	$78	$85
Favorable purchase and sales contracts (Operating revenues/fuel, purchased power costs and delivery fees)	11	31	35	125
Capitalized in-service software (Depreciation and amortization)	6	29	23	16
Environmental allowances and credits (Fuel, purchased power costs and delivery fees)	26	71	92	91
Mining development costs (Depreciation and amortization)	4	38	11	4

Total amortization expense		$220	$239	$321

Separately identifiable and previously unrecognized intangible assets acquired and recorded as part of purchase accounting for the Merger are described as follows:

•

Retail Customer Relationship – Retail customer relationship intangible asset represents the estimated fair value of the non-contracted customer base and is being amortized using an accelerated method based on customer attrition rates and reflecting the expected pattern in which economic benefits are realized over their estimated useful life.

•

Favorable Purchase and Sales Contracts – Favorable purchase and sales contracts intangible asset primarily represents the above market value, based on observable prices or estimates, of commodity contracts for which: (i) we have made the “normal” purchase or sale election allowed by accounting standards related to derivative instruments and hedging transactions or (ii) the contracts did not meet the definition of a derivative. The amortization periods of these intangible assets are based on the terms of the contracts. Unfavorable purchase and sales contracts are recorded as other noncurrent liabilities and deferred credits (see Note 19).

•

Trade name – The trade name intangible asset represents the estimated fair value of the TXU Energy trade name, and was determined to be an indefinite-lived asset not subject to amortization. This intangible asset is evaluated for impairment at least annually in accordance with accounting guidance related to goodwill and other intangible assets.

•

Environmental Allowances and Credits – This intangible asset represents the fair value, based on observable prices or estimates, of environmental credits, substantially all of which were expected to be used in our power generation activities. These credits are amortized utilizing a units-of-production method.

See discussion in Note 3 regarding impairment of emission allowances and accelerated depreciation and amortization expenses related to mine assets, including mining development costs intangible assets, recorded in 2011.

Estimated Amortization of Intangible Assets — The estimated aggregate amortization expense of intangible assets for each of the next five fiscal years is as follows:

Year:	Amortization Expense
2012	$132
2013	$115
2014	$99
2015	$90
2016	$74

5. ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES

Accounting guidance related to uncertain tax positions requires that all tax positions subject to uncertainty be reviewed and assessed with recognition and measurement of the tax benefit based on a “more-likely-than-not” standard with respect to the ultimate outcome, regardless of whether this assessment is favorable or unfavorable.

EFH Corp. and its subsidiaries file or have filed income tax returns in US federal, state and foreign jurisdictions and are subject to examinations by the IRS and other taxing authorities. Examinations of income tax returns filed by EFH Corp. and any of its subsidiaries for the years ending prior to January 1, 2007 are complete, but the tax years 1997 to 2006 remain in appeals with the IRS. The conclusion of all issues contested from the 1997 through 2002 audit, including IRS Joint Committee review, could occur before the end of 2012. Upon such conclusion, we expect to further reduce the liability for uncertain tax positions by approximately $85 million with an offsetting decrease in deferred tax assets that arose largely from previous payments of alternative minimum taxes. Texas franchise and margin tax returns are under examination or still open for examination for tax years beginning after 2002.

The EFH Corp. IRS audit for the years 2003 through 2006 was concluded in June 2011. A significant number of proposed adjustments are in appeals with the IRS. The results of the audit did not affect management’s assessment of issues for purposes of determining the liability for uncertain tax positions.

We classify interest and penalties related to uncertain tax positions as current income tax expense. Amounts recorded related to interest and penalties totaled an expense of $15 million in 2011, a benefit of $8 million in 2010 and an expense of $18 million in 2009 (all amounts after tax).

Noncurrent liabilities included a total of $151 million and $128 million in accrued interest as of December 31, 2011 and 2010, respectively. The federal income tax benefit on the interest accrued on uncertain tax positions is recorded as accumulated deferred income taxes.

The following table summarizes the changes to the uncertain tax positions, reported in other noncurrent liabilities in the consolidated balance sheet, during the years ended December 31, 2011, 2010 and 2009:

	$000,000	$000,000	$000,000
	Year Ended December 31,
	2011	2010	2009
Balance as of January 1, excluding interest and penalties	$931	$903	$787
Additions based on tax positions related to prior years	80	26	59
Reductions based on tax positions related to prior years	(6)	(70)	(10)
Additions based on tax positions related to the current year	64	72	67

Balance as of December 31, excluding interest and penalties	$1,069	$931	$903

Of the balance as of December 31, 2011, $1.0 billion represents tax positions for which the uncertainty relates to the timing of recognition in tax returns. The disallowance of such positions would not affect the effective tax rate, but could accelerate the payment of cash to the taxing authority to an earlier period.

With respect to tax positions for which the ultimate deductibility is uncertain (permanent items), should EFH Corp. sustain such positions on income tax returns previously filed, our liabilities recorded would be reduced by $69 million, and accrued interest would be reversed resulting in a $10 million after-tax benefit, resulting in increased net income and a favorable impact on the effective tax rate.

Other than the items discussed above, we do not expect the total amount of liabilities recorded related to uncertain tax positions will significantly increase or decrease within the next 12 months.

6. INCOME TAXES

The components of our income tax expense (benefit) are as follows:

	Year Ended December 31,
	2011	2010	2009
Current:
US Federal	$125	$(254)	$(9)
State	48	39	36

Total current	173	(215)	27

Deferred:
US Federal	(1,120)	521	322
State	4	12	2

Total deferred	(1,116)	533	324

Total	$(943)	$318	$351

Reconciliation of income taxes computed at the US federal statutory rate to income tax expense:

	$000,000	$000,000	$000,000
	Year Ended December 31,
	2011	2010	2009
Income (loss) before income taxes	$(2,745)	$(3,212)	$866

Income taxes at the US federal statutory rate of 35%	(961)	(1,124)	303
Texas margin tax, net of federal benefit	33	31	19
Lignite depletion allowance	(23)	(21)	(18)
Production activities deduction	(20)	—	(8)
Interest accrued for uncertain tax positions, net of tax	15	(8)	18
Nondeductible interest expense	14	9	9
Reversal of previously disallowed interest resulting from debt exchanges	(1)	(13)	—
Nondeductible goodwill impairment	—	1,435	25
Other, including audit settlements	—	9	3

Income tax expense (benefit)	$(943)	$318	$351

Effective tax rate	34.4%	(9.9)%	40.5%

Deferred Income Tax Balances

Deferred income taxes provided for temporary differences based on tax laws in effect as of December 31, 2011 and 2010 balance sheet dates are as follows:

	December 31, 2011			December 31, 2010
	Total	Current	Noncurrent	Total	Current	Noncurrent
Deferred Income Tax Assets
Alternative minimum tax credit carryforwards	$231	$—	$231	$328	$—	$328
Net operating loss carryforwards	76	—	76	211	—	211
Unfavorable purchase and sales contracts	231	—	231	240	—	240
Debt extinguishment gains	748		748	—	—	—
Employee benefit obligations	50	—	50	63	20	43
Accrued interest	184	—	184	129	—	129
Other	246	—	246	250	7	243

Total	1,766	—	1,766	1,221	27	1,194

Deferred Income Tax Liabilities
Property, plant and equipment	4,286	—	4,286	4,384	—	4,384
Commodity contracts and interest rate swaps	1,373	31	1,342	1,677	31	1,646
Employee benefit liabilities	17	17	—	—	—	—
Identifiable intangible assets	619	—	619	833	—	833
Debt fair value discounts	217	—	217	4	—	4
Debt extinguishment gains	—	—	—	313	—	313
Other	19	5	14	14	—	14

Total	6,531	53	6,478	7,225	31	7,194

Net Deferred Income Tax Liability	$4,765	$53	$4,712	$6,004	$4	$6,000

As of December 31, 2011, we had $231 million of alternative minimum tax credit carryforwards (AMT) available to offset future tax payments. The AMT credit carryforwards have no expiration date. As of December 31, 2011, we had net operating loss (NOL) carryforwards for federal income tax purposes of $216 million that are expected to offset liabilities resulting from the IRS audit for the years 2003 to 2006. The decline in the net operating loss carryforward is due to current taxable income resulting from cancellation of debt income.

The income tax effects of the components included in accumulated other comprehensive income as of December 31, 2011 and 2010 totaled a net deferred tax asset of $26 million and $37 million, respectively.

See Note 5 for discussion regarding accounting for uncertain tax positions.

7. OTHER INCOME AND DEDUCTIONS

	Year Ended December 31,
	2011	2010	2009
Other income:
Settlement of counterparty bankruptcy claims (a)	$21	$—	$—
Property damage claim	7	—	—
Franchise tax refund	6	—	—
Debt extinguishment gains (Note 9)	—	687	—
Gain on termination of long-term power sales contract (b)	—	116	—
Gain on sale of land/water rights	—	44	—
Gain on sale of interest in natural gas gathering pipeline business	—	37	—
Sales tax refunds	5	5	5
Insurance/litigation settlements	—	3	—
Mineral rights royalty income	3	1	6
Reversal of reserves recorded in purchase accounting (c)	—	—	34
Fee received related to interest rate swap/commodity hedge derivative agreement (Note 14)	—	—	6
Net gain on sale of other properties and investments	—	—	4
Other	6	10	4

Total other income	$48	$903	$59

Other deductions:
Impairment of emission allowances (Note 3)	$418	$—	$—
Severance charges related to facility closures	—	3	7
Impairment of assets related to mining operations (Note 3)	9	—	—
Net third party fees paid in connection with the amendment and extension of the TCEH Senior Secured Facilities (Note 9)	86	—	—
Impairment of land	—	—	34
Asset writeoff	—	5	2
Equity losses — unconsolidated affiliates	—	—	6
Contract termination expenses	—	—	4
Other	11	10	10

Total other deductions	$524	$18	$63

(a)	Represents net cash received as a result of the settlement of bankruptcy claims against a hedging trading counterparty.

A reserve of $26 million was established in 2008 related to amounts then due from the counterparty.

(b)	In November 2010, the counterparty to a long-term power sales agreement terminated the contract, which had a remaining term of 27 years. The contract was a derivative and subject to mark-to-market accounting. The termination resulted in a noncash gain of $116 million, which represented the derivative liability as of the termination date.
(c)	Includes $23 million for reversal of a use tax accrual, related to periods prior to the Merger, due to state ruling in 2009 and $11 million for reversal of excess exit liabilities recorded in connection with the termination of outsourcing arrangements (see Note 19).

8. TRADE ACCOUNTS RECEIVABLE AND ACCOUNTS RECEIVABLE SECURITIZATION PROGRAM

TXU Energy participates in EFH Corp.’s accounts receivable securitization program with financial institutions (the funding entities). Under the program, TXU Energy (originator) sells trade accounts receivable to TXU Receivables Company, which is an entity created for the special purpose of purchasing receivables from the originator and is a wholly-owned, bankruptcy-remote, direct subsidiary of EFH Corp. Effective January 1, 2010, we consolidate TXU Receivables Company in accordance with amended consolidated accounting standards as discussed in Note 2. TXU Receivables Company sells undivided interests in the purchased accounts receivable for cash to entities established for this purpose by the funding entities. In accordance with accounting standards effective January 1, 2010, the trade accounts receivable amounts under the program are reported as pledged balances, and the related funding amounts are reported as short-term borrowings. Prior to the January 1, 2010 effective date of the amended accounting standards, we did not consolidate TXU Receivables Company, and the activity was accounted for as a sale of accounts receivable, which resulted in the funding being recorded as a reduction of accounts receivable.

In June 2010, the accounts receivable securitization program was amended. The amendments, among other things, reduced the maximum funding amount under the program to $350 million from $700 million. Program funding increased from $96 million as of December 31, 2010 to $104 million as of December 31, 2011. Under the terms of the program, available funding as of December 31, 2011 was reduced by $38 million of customer deposits held by the originator because TCEH’s credit ratings were lower than Ba3/BB-.

All new trade receivables under the program generated by the originator are continuously purchased by TXU Receivables Company with the proceeds from collections of receivables previously purchased. Ongoing changes in the amount of funding under the program, through changes in the amount of undivided interests sold by TXU Receivables Company, reflect seasonal variations in the level of accounts receivable, changes in collection trends and other factors such as changes in sales prices and volumes. TXU Receivables Company has issued a subordinated note payable to the originator for the difference between the face amount of the uncollected accounts receivable purchased, less a discount, and cash paid to the originator that was funded by the sale of the undivided interests. The subordinated note issued by TXU Receivables Company is subordinated to the undivided interests of the funding entities in the purchased receivables. The balance of the subordinated note payable, which is eliminated in consolidation, totaled $420 million and $516 million as of December 31, 2011 and 2010, respectively.

The discount from face amount on the purchase of receivables from the originator principally funds program fees paid to the funding entities. The program fees consist primarily of interest costs on the underlying financing. Consistent with the change in balance sheet presentation of the funding discussed above, effective January 1, 2010, the program fees are reported as interest expense and related charges; program fees were previously reported as losses on sale of receivables in SG&A expense. The discount also funds a servicing fee, which is reported as SG&A expense, paid by TXU Receivables Company to EFH Corporate Services Company (Service Co.), a direct wholly-owned subsidiary of EFH Corp., which provides recordkeeping services and is the collection agent for the program.

Program fee amounts were as follows:

	00000	00000	00000
	Year Ended December 31,
	2011	2010	2009
Program fees	$9	$10	$12
Program fees as a percentage of average funding (annualized)	6.4%	3.8%	2.4%

Activities of TXU Receivables Company were as follows:

	Year Ended December 31,
	2011	2010	2009
Cash collections on accounts receivable	$5,080	$6,334	$6,125
Face amount of new receivables purchased	(4,992)	(6,100)	(6,287)
Discount from face amount of purchased receivables	11	12	14
Program fees paid to funding entities	(9)	(10)	(12)
Servicing fees paid to Service Co. for recordkeeping and collection services	(2)	(2)	(2)
Increase (decrease) in subordinated notes payable	(96)	53	195

Cash flows used by (provided to) originator under the program	$(8)	$287	$33

Under the previous accounting rules, changes in funding under the program were reported as operating cash flows. The accounting rules effective January 1, 2010 required that the amount of funding under the program as of the adoption date ($383 million) be reported as a use of operating cash flows and a source of financing cash flows, with all subsequent changes in funding reported as financing activities.

The program, which expires in October 2013, may be terminated upon the occurrence of a number of specified events, including if the delinquency ratio (delinquent for 31 days) for the sold receivables, the default ratio (delinquent for 91 days or deemed uncollectible), the dilution ratio (reductions for discounts, disputes and other allowances) or the days collection outstanding ratio exceed stated thresholds, and the funding entities do not waive such event of termination. The thresholds apply to the entire portfolio of sold receivables. In addition, the program may be terminated if TXU Receivables Company or Service Co. defaults in any payment with respect to debt in excess of $50,000 in the aggregate for such entities, or if TCEH, any affiliate of TCEH acting as collection agent other than Service Co., any parent guarantor of the originator or the originator shall default in any payment with respect to debt (other than hedging obligations) in excess of $200 million in the aggregate for such entities. As of December 31, 2011, there were no such events of termination.

Upon termination of the program, liquidity would be reduced as collections of sold receivables would be used by TXU Receivables Company to repurchase the undivided interests from the funding entities instead of purchasing new receivables. We expect that the level of cash flows would normalize in approximately 16 to 30 days.

Trade Accounts Receivable

	December 31,
	2011	2010
Wholesale and retail trade accounts receivable, including $524 and $612 in pledged retail receivables	$787	$1,055
Allowance for uncollectible accounts	(27)	(64)

Trade accounts receivable — reported in balance sheet	$760	$991

Gross trade accounts receivable as of December 31, 2011 and 2010 included unbilled revenues of $269 million and $297 million, respectively.

Allowance for Uncollectible Accounts Receivable

	Year Ended December 31,
	2011	2010	2009
Allowance for uncollectible accounts receivable as of beginning of period	$64	$81	$64
Increase for bad debt expense	56	108	116
Decrease for account write-offs	(67)	(125)	(99)
Reversal of reserve related to counterparty bankruptcy (Note 7)	(26)	—	—

Allowance for uncollectible accounts receivable as of end of period	$27	$64	$81

9. SHORT-TERM BORROWINGS AND LONG-TERM DEBT

Short-Term Borrowings

As of December 31, 2011, outstanding short-term borrowings totaled $774 million, which included $670 million under the TCEH Revolving Credit Facility at a weighted average interest rate of 4.46%, excluding certain customary fees, and $104 million under the accounts receivable securitization program discussed in Note 8.

As of December 31, 2010, outstanding short-term borrowings totaled $1.221 billion, which included $1.125 billion under the TCEH Revolving Credit Facility at a weighted average interest rate of 3.80%, excluding certain customary fees, and $96 million under the accounts receivable securitization program.

Credit Facilities

Credit facilities with cash borrowing and/or letter of credit availability as of December 31, 2011 are presented below. The facilities are all senior secured facilities of TCEH.

		As of December 31, 2011
	Maturity	Facility	Letters of	Cash
Facility	Date	Limit	Credit	Borrowings	Availability
TCEH Revolving Credit Facility (a)	October 2013	$645	$—	$211	$434
TCEH Revolving Credit Facility (a)	October 2016	1,409	—	459	950
TCEH Letter of Credit Facility (b)	October 2017	1,062	—	1,062	—

Subtotal TCEH		$3,116	$—	$1,732	$1,384

TCEH Commodity Collateral Posting Facility (c)	December 2012	Unlimited	$—	$—	Unlimited

(a)	Facility used for letters of credit and borrowings for general corporate purposes. Borrowings are classified as short-term borrowings. As of December 31, 2011, borrowings under the facility maturing October 2013 bear interest at LIBOR plus 3.5%, and a commitment fee is payable quarterly in arrears at a rate per annum equal to 0.50% of the average daily unused portion of the facility. As of December 31, 2011, borrowings under the facility maturing October 2016 bear interest at LIBOR plus 4.5%, and a commitment fee is payable quarterly in arrears at a rate per annum equal to 1.00% of the average daily unused portion of the facility.
(b)	Facility, $42 million of which matures in October 2014, used for issuing letters of credit for general corporate purposes, including, but not limited to, providing collateral support under hedging arrangements and other commodity transactions that are not eligible for funding under the TCEH Commodity Collateral Posting Facility. The borrowings under this facility have been retained as restricted cash that supports issuances of letters of credit and are classified as long-term debt. As of December 31, 2011, the restricted cash totaled $947 million, after reduction for a $115 million letter of credit drawn in 2009. During 2011, the facility limit was reduced by $188 million; the equivalent amount of borrowings were repaid from proceeds of a debt issuance (see “Issuance of TCEH 11.5% Senior Secured Notes” below), and subsequently that amount was removed from restricted cash and used to repay borrowings under the TCEH Revolving Credit Facility. Letters of credit totaling $778 million issued as of December 31, 2011 are supported by the restricted cash, and the remaining letter of credit availability totals $169 million.
(c)	Revolving facility used to fund cash collateral posting requirements for specified volumes of natural gas hedges totaling approximately 65 million MMBtu as of December 31, 2011. As of December 31, 2011, there were no borrowings under this facility.

Long-Term Debt

As of December 31, 2011 and 2010, long-term debt consisted of the following:

	December 31,
	2011	2010
TCEH
Senior Secured Facilities:
3.776% TCEH Term Loan Facilities maturing October 10, 2014 (a)(b)(c)	$3,809	$19,949
3.796% TCEH Letter of Credit Facility maturing October 10, 2014 (b)	42	1,250
0.214% TCEH Commodity Collateral Posting Facility maturing December 31, 2012 (d)	—	—
4.776% TCEH Term Loan Facilities maturing October 10, 2017 (a)(b)(c)	15,370	—
4.796% TCEH Letter of Credit Facility maturing October 10, 2017 (b)	1,020	—
11.50% Senior Secured Notes due October 1, 2020	1,750	—
15.00% Senior Secured Second Lien Notes due April 1, 2021	336	336
15.00% Senior Secured Second Lien Notes due April 1, 2021, Series B	1,235	1,235
10.25% Fixed Senior Notes due November 1, 2015 (c)	2,046	2,046
10.25% Fixed Senior Notes due November 1, 2015, Series B (c)	1,442	1,442
10.50 / 11.25% Senior Toggle Notes due November 1, 2016	1,568	1,406
Pollution Control Revenue Bonds:
Brazos River Authority:
5.400% Fixed Series 1994A due May 1, 2029	39	39
7.700% Fixed Series 1999A due April 1, 2033	111	111
6.750% Fixed Series 1999B due September 1, 2034, remarketing date April 1, 2013 (e)	16	16
7.700% Fixed Series 1999C due March 1, 2032	50	50
8.250% Fixed Series 2001A due October 1, 2030	71	71
5.750% Fixed Series 2001C due May 1, 2036, remarketing date November 1, 2011 (e)	—	217
8.250% Fixed Series 2001D-1 due May 1, 2033	171	171
0.093% Floating Series 2001D-2 due May 1, 2033 (f)	97	97
0.248% Floating Taxable Series 2001I due December 1, 2036 (g)	62	62
0.093% Floating Series 2002A due May 1, 2037 (f)	45	45
6.750% Fixed Series 2003A due April 1, 2038, remarketing date April 1, 2013 (e)	44	44
6.300% Fixed Series 2003B due July 1, 2032	39	39
6.750% Fixed Series 2003C due October 1, 2038	52	52
5.400% Fixed Series 2003D due October 1, 2029, remarketing date October 1, 2014 (e)	31	31
5.000% Fixed Series 2006 due March 1, 2041	100	100
Sabine River Authority of Texas:
6.450% Fixed Series 2000A due June 1, 2021	51	51
5.500% Fixed Series 2001A due May 1, 2022, remarketing date November 1, 2011 (e)	—	91
5.750% Fixed Series 2001B due May 1, 2030, remarketing date November 1, 2011 (e)	—	107
5.200% Fixed Series 2001C due May 1, 2028	70	70
5.800% Fixed Series 2003A due July 1, 2022	12	12
6.150% Fixed Series 2003B due August 1, 2022	45	45
Trinity River Authority of Texas:
6.250% Fixed Series 2000A due May 1, 2028	14	14
Unamortized fair value discount related to pollution control revenue bonds (h)	(120)	(132)
Other:
7.460% Fixed Secured Facility Bonds with amortizing payments through January 2015	28	42
7.000% Fixed Senior Notes due March 15, 2013	5	5
Capital lease obligations	63	76
Other	3	3
Unamortized discount	(11)	—
Unamortized fair value discount (h)	(1)	(2)

Total TCEH	$29,705	$29,191

	December 31,
	2011	2010
EFCH (parent entity)
9.580% Fixed Notes due in annual installments through December 4, 2019	$41	$46
8.254% Fixed Notes due in quarterly installments through December 31, 2021	43	46
1.229% Floating Rate Junior Subordinated Debentures, Series D due January 30, 2037 (b)	1	1
8.175% Fixed Junior Subordinated Debentures, Series E due January 30, 2037	8	8
Unamortized fair value discount (h)	(8)	(10)

Subtotal	85	91

EFH Corp. debt pushed down (i)
10.875% Fixed Senior Notes due November 1, 2017	98	179
11.25 / 12.00% Senior Toggle Notes due November 1, 2017	218	285
9.75% Fixed Senior Secured Notes due October 15, 2019	58	58
10.000% Fixed Senior Secured Notes due January 15, 2020	330	328
Unamortized premium	3	—

Subtotal — EFH Corp. debt pushed down	707	850

Total EFCH (parent entity)	792	941

Total EFCH consolidated	30,497	30,132
Less amount due currently	(39)	(658)
Less amount held by affiliates (Note 18)	(382)	(343)

Total long-term debt	$30,076	$29,131

(a)	Interest rate swapped to fixed on $18.65 billion principal amount to October 2014 and up to an aggregate $12.6 billion principal amount from October 2014 through October 2017.
(b)	Interest rates in effect as of December 31, 2011.
(c)	As discussed below and in Note 18, principal amounts of notes/term loans totaling $382 million and $343 million as of December 31, 2011 and 2010, respectively, were held by EFH Corp. and EFIH.
(d)	Interest rate in effect as of December 31, 2011, excluding a quarterly maintenance fee of $11 million. See “Credit Facilities” above for more information.
(e)	These series are in the multiannual interest rate mode and are subject to mandatory tender prior to maturity on the mandatory remarketing date. On such date, the interest rate and interest rate period will be reset for the bonds. We repurchased the $415 million principal amount subject to mandatory tender and remarketing in November 2011.
(f)	Interest rates in effect as of December 31, 2011. These series are in a daily interest rate mode and are classified as long-term as they are supported by long-term irrevocable letters of credit.
(g)	Interest rate in effect as of December 31, 2011. This series is in a weekly interest rate mode and is classified as long-term as it is supported by long-term irrevocable letters of credit.
(h)	Amount represents unamortized fair value adjustments recorded under purchase accounting.
(i)	Represents 50% of the principal amount of these EFH Corp. securities guaranteed by, and pushed down to (pushed-down debt), EFCH (parent entity) per the discussion below under “Guarantees and Push Down of EFH Corp. Debt.”

Debt-Related Activity in 2011

Issuances of debt for cash in 2011 consisted of the $1.750 billion principal amount of TCEH 11.5% Senior Secured Notes discussed below (net proceeds of $1.703 billion).

Repayments of long-term debt in the year 2011 totaled $1.408 billion and included $958 million of long-term debt borrowings under the TCEH Senior Secured Facilities as discussed below, $437 million of principal payments at scheduled maturity or remarketing dates (including $415 million of pollution control revenue bonds) and $13 million of contractual payments under capitalized lease obligations. In addition, short-term borrowings of $455 million under the TCEH Revolving Credit Facility were repaid.

During 2011, TCEH issued, through the payment-in-kind (PIK) election, $162 million principal amount of its 10.50%/11.25% Senior Toggle Notes due November 2016 (TCEH Toggle Notes) in lieu of making cash interest payments.

Amendment and Extension of TCEH Senior Secured Facilities — Borrowings under the TCEH Senior Secured Facilities totaled $20.911 billion as of December 31, 2011 (including $19 million held by EFH Corp.). In April 2011, (i) the Credit Agreement governing the TCEH Senior Secured Facilities was amended, (ii) the maturity dates of approximately 80% of the borrowings under the term loans (initial term loans and delayed draw term loans) and deposit letter of credit loans under the TCEH Senior Secured Facilities and approximately 70% of the commitments under the TCEH Revolving Credit Facility were extended, (iii) borrowings totaling $1.604 billion under the TCEH Senior Secured Facilities were repaid from proceeds of issuance of $1.750 billion principal amount of TCEH 11.5% Senior Secured Notes as discussed below and (iv) the amount of commitments under the TCEH Revolving Credit Facility was reduced by $646 million.

The amendment to the Credit Agreement included, among other things, amendments to certain covenants contained in the TCEH Senior Secured Facilities (including the financial maintenance covenant), as well as acknowledgment by the lenders that (i) the terms of the intercompany notes receivable (as described below) from EFH Corp. payable to TCEH complied with the TCEH Senior Secured Facilities, including the requirement that these loans be made on an “arm’s-length” basis, and (ii) no mandatory repayments were required to be made by TCEH relating to “excess cash flows,” as defined under covenants of the TCEH Senior Secured Facilities, for fiscal years 2008, 2009 and 2010.

As amended, the maximum ratios for the secured debt to Adjusted EBITDA financial maintenance covenant are 8.00 to 1.00 for test periods through December 31, 2014, and decline over time to 5.50 to 1.00 for the test periods ending March 31, 2017 and thereafter. In addition, (i) up to $1.5 billion principal amount of TCEH senior secured first lien notes (including $906 million of the TCEH Senior Secured Notes discussed below), to the extent the proceeds are used to repay term loans and deposit letter of credit loans under the TCEH Senior Secured Facilities and (ii) all senior secured second lien debt will be excluded for the purposes of the secured debt to Adjusted EBITDA financial maintenance covenant.

The amendment contained certain provisions related to intercompany loans to EFH Corp. payable to TCEH on demand that arise from cash loaned for (i) debt principal and interest payments (P&I Note) and (ii) other general corporate purposes of EFH Corp. (SG&A Note). TCEH also agreed in the Amendment:

•	not to make any further loans to EFH Corp. under the SG&A Note (as of December 31, 2011, the outstanding balance of the SG&A Note was $233 million, reflecting the repayment discussed below);

•	that borrowings outstanding under the P&I Note will not exceed $2.0 billion in the aggregate at any time (as of December 31, 2011, the outstanding balance of the P&I Note was $1.359 billion), and

•

that the sum of (i) the outstanding indebtedness (including guarantees) issued by EFH Corp. or any subsidiary of EFH Corp. (including EFIH) secured by a second-priority lien on the equity interests that EFIH owns in Oncor Holdings (EFIH Second-Priority Debt) and (ii) the aggregate outstanding amount of the SG&A Note and P&I Note will not exceed, at any time, the maximum amount of EFIH Second-Priority Debt permitted by the indenture governing the EFH Corp. 10% Notes as in effect on April 7, 2011.

Further, in connection with the amendment, in April 2011 the following actions were completed related to the intercompany loans:

•	EFH Corp. repaid $770 million of borrowings under the SG&A Note (using proceeds from TCEH’s repayment of the $770 million TCEH borrowed from EFH Corp. in January 2011 under a demand note), and

•

EFIH and EFCH guaranteed, on an unsecured basis, the remaining balance of the SG&A Note (consistent with the existing EFIH and EFCH unsecured guarantees of the P&I Note and the EFH Corp. Senior Notes discussed below).

Pursuant to the extension of the TCEH Senior Secured Facilities in April 2011:

•

the maturity of $15.370 billion principal amount of first lien term loans held by accepting lenders (including $19 million of term loans held by EFH Corp.) was extended from October 10, 2014 to October 10, 2017 and the interest rate with respect to the extended term loans was increased from LIBOR plus 3.50% to LIBOR plus 4.50%;

•

the maturity of $1.020 billion principal amount of first lien deposit letter of credit loans held by accepting lenders was extended from October 10, 2014 to October 10, 2017 and the interest rate with respect to the extended deposit letter of credit loans was increased from LIBOR plus 3.50% to LIBOR plus 4.50%, and

•

the maturity of $1.409 billion of the commitments under the TCEH Revolving Credit Facility held by accepting lenders was extended from October 10, 2013 to October 10, 2016, the interest rate with respect to the extended revolving commitments was increased from LIBOR plus 3.50% to LIBOR plus 4.50% and the undrawn fee with respect to such commitments was increased from 0.50% to 1.00%.

Upon the effectiveness of the extension, TCEH paid an up-front extension fee of 350 basis points on extended term loans and extended deposit letter of credit loans.

Each of the extended loans described above includes a “springing maturity” provision pursuant to which (i) in the event that more than $500 million aggregate principal amount of the TCEH 10.25% Notes due in 2015 (other than notes held by EFH Corp. or its controlled affiliates as of March 31, 2011 to the extent held as of the determination date as defined in the Credit Agreement) or more than $150 million aggregate principal amount of the TCEH Toggle Notes due in 2016 (other than notes held by EFH Corp. or its controlled affiliates as of March 31, 2011 to the extent held as of the determination date as defined in the Credit Agreement), as applicable, remain outstanding as of 91 days prior to the maturity date of the applicable notes and (ii) TCEH’s total debt to Adjusted EBITDA ratio (as defined in the TCEH Senior Secured Facilities) is greater than 6.00 to 1.00 at the applicable determination date, then the maturity date of the extended loans will automatically change to 90 days prior to the maturity date of the applicable notes.

Under the terms of the TCEH Senior Secured Facilities, the commitments of the lenders to make loans to TCEH are several and not joint. Accordingly, if any lender fails to make loans to TCEH, TCEH’s available liquidity could be reduced by an amount up to the aggregate amount of such lender’s commitments under the TCEH Senior Secured Facilities.

The TCEH Senior Secured Facilities are unconditionally guaranteed jointly and severally on a senior secured basis by EFCH, and subject to certain exceptions, each existing and future direct or indirect wholly-owned US subsidiary of TCEH. The TCEH Senior Secured Facilities, along with the TCEH Senior Secured Notes and certain commodity hedging transactions and the interest rate swaps described under “TCEH Interest Rate Swap Transactions” below, are secured on a first priority basis by (i) substantially all of the current and future assets of TCEH and TCEH’s subsidiaries who are guarantors of such facilities and (ii) pledges of the capital stock of TCEH and certain current and future direct or indirect subsidiaries of TCEH.

Amounts borrowed under the TCEH Revolving Facility may be reborrowed from time to time until October 2013 with respect to $645 million of commitments and until October 2016 with respect to $1.409 billion of commitments; such amounts borrowed totaled $211 million and $459 million, respectively, as of December 31, 2011. The TCEH Commodity Collateral Posting Facility will mature in December 2012.

In August 2009, the TCEH Senior Secured Facilities were amended to reduce the existing first lien capacity under the TCEH Senior Secured Facilities by $1.25 billion in exchange for the ability for TCEH to issue up to an additional $4 billion of secured notes or loans ranking junior to TCEH’s first lien obligations, provided that:

•	such notes or loans mature later than the latest maturity date of any of the initial term loans under the TCEH Senior Secured Facilities, and

•

any net cash proceeds from any such issuances are used (i) in exchange for, or to refinance, repay, retire, refund or replace indebtedness of TCEH or (ii) to acquire, directly or indirectly, all or substantially all of the property and assets or business of another person or to finance the purchase price, cost of design, acquisition, construction, repair, restoration, replacement, expansion, installation or improvement of certain fixed or capital assets.

In addition, the amended facilities permit TCEH to, among other things:

•

issue new secured notes or loans, which may include, in each case, debt secured on a pari passu basis with the obligations under the TCEH Senior Secured Facilities, so long as, in each case, among other things, the net cash proceeds from any such issuance are used to prepay certain loans under the TCEH Senior Secured Facilities at par;

•

upon making an offer to all lenders within a particular series, agree with lenders of that series to extend the maturity of their term loans or extend or refinance their revolving credit commitments under the TCEH Senior Secured Facilities, and pay increased interest rates or otherwise modify the terms of their loans or revolving commitments in connection with such an extension, and

•

exclude from the financial maintenance covenant under the TCEH Senior Secured Facilities any new debt issued that ranks junior to TCEH’s first lien obligations under the TCEH Senior Secured Facilities.

The TCEH Senior Secured Facilities contain customary negative covenants that, among other things, restrict, subject to certain exceptions, TCEH and its restricted subsidiaries’ ability to:

•	incur additional debt;

•	create additional liens;

•	enter into mergers and consolidations;

•	sell or otherwise dispose of assets;

•	make dividends, redemptions or other distributions in respect of capital stock;

•	make acquisitions, investments, loans and advances, and

•	pay or modify certain subordinated and other material debt.

The TCEH Senior Secured Facilities contain certain customary events of default for senior leveraged acquisition financings, the occurrence of which would allow the lenders to accelerate all outstanding loans and terminate their commitments.

Accounting and Income Tax Effects of the Amendment and Extension — Based on application of the accounting rules, including analyses of discounted cash flows, the amendment and extension transactions were determined not to be an extinguishment of debt. Accordingly, no gain was recognized, and transaction costs totaling $699 million, consisting of consent and extension payments to loan holders, were capitalized. Amounts capitalized will be amortized to interest expense through the maturity dates of the respective loans. Net third party fees related to the amendment and extension totaling $86 million were expensed (see Note 7).

The transactions were determined to be a significant modification of debt for federal income tax purposes, resulting in taxable cancellation of debt income of approximately $2.5 billion. The income will be reversed as deductions in future years (through 2017), and consequently a deferred tax asset has been recorded. The effect of the income on federal income taxes payable related to 2011 is expected to be largely offset by current year deductions, including the impact of bonus depreciation, and utilization of approximately $660 million in operating loss carryforwards. The transactions resulted in a cash charge under the Texas margin tax of $13 million (reported as income tax expense).

Issuance of TCEH 11.5% Senior Secured Notes — In April 2011, TCEH and TCEH Finance issued $1.750 billion principal amount of 11.5% Senior Secured Notes due 2020, and used the proceeds, net of issuance fees and a $12 million discount, to:

•

repay $770 million principal amount of term loans under the TCEH Senior Secured Facilities (representing amortization payments that otherwise would have been paid from March 2011 through September 2014, including $1 million of term loans held by EFH Corp.);

•	repay $188 million principal amount of deposit letter of credit loans under the TCEH Senior Secured Facilities;

•	repay $646 million of borrowings under the TCEH Revolving Credit Facility (with commitments under the facility being reduced by the same amount), and

•

fund $99 million of the $785 million of total transaction costs associated with the amendment and extension of the TCEH Senior Secured Facilities discussed above, with the remainder of the transaction costs paid with cash on hand, including the proceeds from EFH Corp.’s payment on the SG&A Note discussed above.

The TCEH Senior Secured Notes mature in October 2020, with interest payable in cash quarterly in arrears on January 1, April 1, July 1 and October 1, at a fixed rate of 11.5% per annum. The notes are unconditionally guaranteed on a joint and several basis by EFCH and each subsidiary of TCEH that guarantees the TCEH Senior Secured Facilities (collectively, the Guarantors). The notes are secured, on a first-priority basis, by security interests in all of the assets of TCEH, and the guarantees are secured on a first-priority basis by all of the assets and equity interests held by the Guarantors, in each case, to the extent such assets and equity interests secure obligations under the TCEH Senior Secured Facilities (the TCEH Collateral), subject to certain exceptions and permitted liens.

The TCEH Senior Secured Notes were issued in a private placement and are not registered under the Securities Act. The notes are a senior obligation and rank equally in right of payment with all senior indebtedness of TCEH, are senior in right of payment to all existing or future unsecured and second-priority debt of TCEH to the extent of the value of the TCEH Collateral and are senior in right of payment to any future subordinated debt of TCEH. These notes are effectively subordinated to all secured obligations of TCEH that are secured by assets other than the TCEH Collateral, to the extent of the value of the assets securing such obligations.

The guarantees of the TCEH Senior Secured Notes by the Guarantors are effectively senior to any unsecured and second-priority debt of the Guarantors to the extent of the value of the TCEH Collateral. The guarantees are effectively subordinated to all debt of the Guarantors secured by assets that are not part of the TCEH Collateral, to the extent of the value of the collateral securing that debt.

The indenture for the TCEH Senior Secured Notes contains a number of covenants that, among other things, restrict, subject to certain exceptions, TCEH’s and its restricted subsidiaries’ ability to:

•	make restricted payments, including certain investments;

•	incur debt and issue preferred stock;

•	create liens;

•	enter into mergers or consolidations;

•	sell or otherwise dispose of certain assets, and

•	engage in certain transactions with affiliates.

The indenture also contains customary events of default, including, among others, failure to pay principal or interest on the notes when due. If certain events of default occur under the indenture, the trustee or the holders of at least 30% of aggregate principal amount of all outstanding TCEH Senior Secured Notes may declare the principal amount on all such notes to be due and payable immediately.

Until April 1, 2014, TCEH may redeem, with the net cash proceeds of certain equity offerings, up to 35% of the aggregate principal amount of the TCEH Senior Secured Notes from time to time at a redemption price of 111.5% of the aggregate principal amount of the notes being redeemed, plus accrued interest. TCEH may redeem the notes at any time prior to April 1, 2016 at a price equal to 100% of their principal amount, plus accrued interest and the applicable premium as defined in the indenture. TCEH may also redeem the notes, in whole or in part, at any time on or after April 1, 2016, at specified redemption prices, plus accrued interest. Upon the occurrence of a change of control (as described in the indenture), TCEH must offer to repurchase the notes at 101% of their principal amount, plus accrued interest.

Issuance of EFIH 11% Senior Secured Second Lien Notes in Exchange for EFH Corp. Debt — In April 2011, EFIH and EFIH Finance issued $406 million principal amount of 11% Senior Secured Second Lien Notes due 2021 in exchange for $428 million of EFH Corp. debt consisting of $163 million principal amount of EFH Corp. 10.875% Notes due 2017, $229 million principal amount of EFH Corp. Toggle Notes due 2017 and $36 million principal amount of EFH Corp. 5.55% Series P Senior Notes due 2014 (EFH Corp. 5.55% Notes). EFIH intends to hold the exchanged securities as an investment. Prior to the exchange, 50% of the outstanding EFH Corp. 10.875% Notes and Toggle Notes had been pushed down to EFCH for reporting purposes.

October 2011 EFH Corp. Debt Exchange — In a private exchange in October 2011, EFH Corp. issued $53 million principal amount of new EFH Corp. 11.25%/12.00% Toggle Notes due 2017 in exchange for $65 million principal amount of EFH Corp. 5.55% Notes. The new EFH Corp. Toggle Notes, which are subject to push down to our balance sheet, have substantially the same terms and conditions and are subject to the same indenture as the existing EFH Corp. Toggle Notes. A premium totaling $6 million was recorded on the transaction and is being amortized to interest expense over the life of the new notes. Concurrent with the exchange, EFIH issued a dividend to EFH Corp. of $53 million principal amount of EFH Corp. Toggle Notes that had been held by EFIH as an investment following prior debt exchange transactions, and EFH Corp. retired the notes.

2011 EFH Corp. Debt Repurchases — In the fourth quarter 2011, EFH Corp. repurchased $40 million principal amount of TCEH 10.25% Notes due 2015 and $7 million principal amount of EFH Corp. 5.55% Notes in private transactions for $20 million in cash. EFH Corp. retired the 5.55% Notes and is holding the TCEH 10.25% Notes as an investment.

Debt-Related Activity in 2010

Repayments of long-term debt in 2010 totaling $304 million included $205 million of principal payments at scheduled maturity dates as well as other repayments totaling $99 million principally related to capitalized leases.

During 2010, TCEH issued, through the PIK election, $205 million principal amount of TCEH Toggle Notes in lieu of making cash interest payments.

2010 Debt Exchanges, Repurchases and Issuances — In 2010, TCEH issued $1.221 billion principal amount of 15% Senior Secured Second Lien Notes due 2021 in exchange for $1.748 billion principal amount of outstanding TCEH Senior Notes due in 2015 and 2016. TCEH also issued $350 million principal amount of TCEH 15% Senior Secured Second Lien Notes due 2021 for cash, and used the net proceeds to repurchase $523 million principal amount of TCEH Senior Notes due in 2015 and 2016. Activity related to pushed down debt consisted of the issuance of $561 million principal amount of EFH Corp. 10% Notes due 2020 in an exchange transaction, the issuance of $500 million principal amount of EFH Corp. 10% Notes for cash, of which $95 million was used to repurchase Merger-related debt as of December 31, 2010 and $100 million as of December 31, 2011, the acquisition in exchange transactions of $3.892 billion of EFH Corp. Senior Notes and Senior Toggle Notes and $194 million in PIK interest on the EFH Corp. Senior Toggle Notes. A discussion of these transactions and descriptions of TCEH 15% Senior Secured Second Lien Notes are presented below. Debt issued in exchange for or to repurchase Merger-related debt is considered Merger-related and subject to pushdown (see discussion below under “Guarantees and Push Down of EFH Corp. Debt”).

Transactions completed in the year ended December 31, 2010 related to debt issued by TCEH and pushed down debt were as follows:

•

In November, TCEH and TCEH Finance issued $885 million aggregate principal amount of TCEH 15% Senior Secured Second Lien Notes (Series B) due 2021 in exchange for $850 million aggregate principal amount of TCEH 10.25% Notes and $420 million aggregate principal amount of TCEH Toggle Notes.

•

In October, TCEH and TCEH Finance issued $336 million aggregate principal amount of TCEH 15% Senior Secured Second Lien Notes due 2021 in exchange for $423 million aggregate principal amount of TCEH 10.25% Notes (plus accrued interest paid in cash) and $55 million aggregate principal amount of TCEH Toggle Notes (together, the TCEH Senior Notes).

•

In October, TCEH and TCEH Finance issued $350 million aggregate principal amount of TCEH 15% Senior Secured Second Lien Notes (Series B) due 2021, and used the $343 million of net proceeds to repurchase $240 million principal amount of TCEH 10.25% Notes (including $14 million from EFH Corp.) and $283 million principal amount of TCEH Toggle Notes (including $83 million from EFH Corp.) and paid accrued interest from cash on hand. TCEH paid $53 million of the net proceeds for the TCEH notes held by EFH Corp., which were retired.

•

In a debt exchange transaction in August, EFIH and EFIH Finance issued $2.180 billion aggregate principal amount of EFIH 10% Notes due 2020 and paid $500 million in cash, plus accrued interest, in exchange for $2.166 billion aggregate principal amount of EFH Corp. Toggle Notes and $1.428 billion aggregate principal amount of EFH Corp. 10.875% Notes (together, the EFH Corp. Senior Notes). As a result of EFIH acquiring these EFH Corp. Senior Notes, they are no longer pushed down to EFCH’s financial statements. (See “Push Down of EFH Corp. Debt” below.)

•

Between April and July, EFH Corp. issued $527 million principal amount of EFH Corp. 10% Notes due 2020 in exchange for $549 million principal amount of EFH Corp. 5.55% Notes (not pushed down to EFCH), $110 million principal amount of EFH Corp. Toggle Notes, $25 million principal amount of EFH Corp. 10.875% Notes, $13 million principal amount of TCEH 10.25% Notes and $17 million principal amount of TCEH Toggle Notes.

•

In March, EFH Corp. issued $34 million principal amount of EFH Corp. 10% Notes due 2020 in exchange for $20 million principal amount of EFH Corp. Toggle Notes and $27 million principal amount of TCEH Toggle Notes.

•

In January, EFH Corp. issued $500 million aggregate principal amount of EFH Corp. 10% Notes due 2020, with the proceeds intended to be used for general corporate purposes including debt exchanges and repurchases. Of the proceeds, $95 million was used in 2010 to repurchase Merger-related debt.

•

In addition, from time to time in 2010, EFH Corp. repurchased $124 million principal amount of EFH Corp. Toggle Notes, $19 million principal amount of EFH Corp. 10.875% Notes, $181 million principal amount of TCEH 10.25% Notes, $32 million principal amount of TCEH Toggle Notes and $20 million principal amount of initial term loans under the TCEH Senior Secured Facilities for $252 million in cash plus accrued interest.

The EFH Corp. notes acquired by EFIH and the majority of the TCEH notes and initial term loans under the TCEH Senior Secured Facilities acquired by EFH Corp. were held as investments by EFIH and EFH Corp. All other securities acquired in the above transactions were cancelled. (See “Guarantees and Push Down of EFH Corp. Debt” below.)

Maturities — Long-term debt maturities as of December 31, 2011 are as follows:

Year:
2012	$27
2013	84
2014	3,933
2015	3,659
2016	1,737
Thereafter (a)	21,131
Unamortized premium (b)	3
Unamortized discounts (c)	(140)
Capital lease obligations	63

Total	$30,497

(a)	Long-term debt maturities for EFCH (parent entity), including pushed down debt, total $11 million, $11 million, $12 million, $13 million, $15 million and $735 million for 2012, 2013, 2014, 2015, 2016 and thereafter, respectively.
(b)	Unamortized premium for EFCH (parent entity).
(c)	Unamortized fair value discount for EFCH (parent entity) totals $(8) million.

Guarantees and Push Down of EFH Corp. Debt

Merger-related debt of EFH Corp. and its subsidiaries consists of debt issued or existing at the time of the Merger. Debt issued in exchange for Merger-related debt is considered Merger-related. Debt issuances are considered Merger-related debt to the extent the proceeds are used to repurchase Merger-related debt. Merger-related debt of EFH Corp. (parent) that is fully and unconditionally guaranteed on a joint and several basis by EFIH and EFCH (parent entity) is subject to push down in accordance with SEC Staff Accounting Bulletin Topic 5-J, and as a result, a portion of such debt and related interest expense is reflected in our financial statements. Merger-related debt of EFH Corp. held as an investment by its subsidiaries is not subject to push down.

The amount reflected on our balance sheet as pushed down debt ($707 million and $850 million as of December 31, 2011 and 2010, respectively, as shown in the long-term debt table above) represents 50% of the EFH Corp. Merger-related debt guaranteed by EFCH (parent entity). This percentage reflects the fact that at the time of the Merger, the equity investments of EFCH (parent entity) and EFIH in their respective operating subsidiaries were essentially equal amounts. Because payment of principal and interest on the debt is the responsibility of EFH Corp., we record the settlement of such amounts as noncash capital contributions from EFH Corp.

The tables below present, as of December 31, 2011 and 2010, an analysis of the total outstanding principal amount of EFH Corp. debt that EFCH (parent entity) and EFIH have guaranteed (fully and unconditionally on a joint and several basis), as (i) amounts that EFIH held as an investment, (ii) amounts held by nonaffiliates subject to push down to our balance sheet and (iii) amounts held by nonaffiliates that are not Merger-related. The EFCH (parent entity) guarantee of the EFH Corp. debt is not secured, and the EFIH guarantee of the EFH Corp. Senior Notes is not secured. The EFIH guarantee of the EFH Corp. 10% and 9.75% Notes is secured by EFIH’s pledge of 100% of the membership interests and other investments it owns in Oncor Holdings (the EFIH Collateral).

December 31, 2011
Securities Guaranteed (principal amounts)	Held by EFIH	Subject to Push Down	Not Merger- Related	Total Guaranteed
EFH Corp. 10% Senior Secured Notes	$—	$661	$400	$1,061
EFH Corp. 9.75% Senior Secured Notes	—	115	—	115
EFH Corp. 10.875% Senior Notes	1,591	196	—	1,787
EFH Corp. 11.25/12.00% Senior Toggle Notes	2,784	438	—	3,222

Subtotal	$4,375	$1,410	$400	6,185

EFH Corp. P&I and SG&A demand notes payable to TCEH (Note 18)				1,592

Total				$7,777

December 31, 2010
Securities Guaranteed (principal amounts)	Held by EFIH	Subject to Push Down	Not Merger- Related	Total Guaranteed
EFH Corp. 10% Senior Secured Notes	$—	$656	$405	$1,061
EFH Corp. 9.75% Senior Secured Notes	—	115	—	115
EFH Corp. 10.875% Senior Notes	1,428	359	—	1,787
EFH Corp. 11.25/12.00% Senior Toggle Notes	2,296	571	—	2,867

Subtotal	$3,724	$1,701	$405	5,830

EFH Corp. P&I demand note payable to TCEH (Note 18)				916

Total				$6,746

Information Regarding Other Significant Outstanding Debt

TCEH 10.25% Senior Notes (including Series B) and 10.50/11.25% Senior Toggle Notes (collectively, the TCEH Senior Notes) — The TCEH 10.25% Notes mature in November 2015, with interest payable in cash semi-annually in arrears on May 1 and November 1 at a fixed rate of 10.25% per annum. The TCEH Toggle Notes mature in November 2016, with interest payable semi-annually in arrears on May 1 and November 1 at a fixed rate of 10.50% per annum for cash interest and at a fixed rate of 11.25% per annum for PIK Interest. For any interest period until November 2012, TCEH may elect to pay interest on the Toggle Notes (i) entirely in cash; (ii) by increasing the principal amount of the notes or by issuing new TCEH Toggle Notes (PIK Interest); or (iii) 50% in cash and 50% in PIK Interest. Once TCEH makes a PIK election, the election is valid for each succeeding interest payment period until TCEH revokes the election.

The TCEH Senior Notes had a total principal amount as of December 31, 2011 of $4.693 billion (excluding $362 million principal amount held by EFH Corp. and EFIH) and are fully and unconditionally guaranteed on a joint and several unsecured basis by TCEH’s direct parent, EFCH (which owns 100% of TCEH and its subsidiary guarantors), and by each subsidiary that guarantees the TCEH Senior Secured Facilities.

TCEH may redeem the TCEH Toggle Notes at any time prior to November 1, 2012 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and the applicable premium as defined in the indenture. TCEH may redeem the TCEH 10.25% Notes and TCEH Toggle Notes, in whole or in part, at any time on or after November 1, 2011 and 2012, respectively, at specified redemption prices, plus accrued and unpaid interest, if any. Upon the occurrence of a change of control of EFCH or TCEH, TCEH must offer to repurchase the TCEH Senior Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

The indenture for the TCEH Senior Notes contains a number of covenants that, among other things, restrict, subject to certain exceptions, TCEH’s and its restricted subsidiaries’ ability to:

•	make restricted payments;

•	incur debt and issue preferred stock;

•	create liens;

•	enter into mergers or consolidations;

•	sell or otherwise dispose of certain assets, and

•	engage in certain transactions with affiliates.

The indenture also contains customary events of default, including, among others, failure to pay principal or interest on the notes when due. If certain events of default occur and are continuing under the indenture, the trustee or the holders of at least 30% in principal amount of the notes may declare the principal amount on the notes to be due and payable immediately.

TCEH 15% Senior Secured Second Lien Notes (including Series B) — These notes mature in April 2021, with interest payable in cash quarterly in arrears on January 1, April 1, July 1 and October 1 at a fixed rate of 15% per annum. The notes are unconditionally guaranteed on a joint and several basis by EFCH and, subject to certain exceptions, each subsidiary of TCEH that guarantees the TCEH Senior Secured Facilities. The notes are secured, on a second-priority basis, by security interests in all of the assets of TCEH, and the guarantees (other than the guarantee of EFCH) are secured on a second-priority basis by all of the assets and equity interests of all of the Guarantors other than EFCH (collectively, the Subsidiary Guarantors), in each case, to the extent such assets and security interests secure obligations under the TCEH Senior Secured Facilities on a first-priority basis, subject to certain exceptions (including the elimination of the pledge of equity interests of any subsidiary Guarantor to the extent that separate financial statements would be required to be filed with the SEC for such subsidiary Guarantor under Rule 3-16 of Regulation S-X) and permitted liens. The guarantee from EFCH is not secured.

As of December 31, 2011, there were $1.571 billion total principal amount of TCEH Senior Secured Second Lien Notes. The TCEH Senior Secured Second Lien Notes are a senior obligation and rank equally in right of payment with all senior indebtedness of TCEH, are senior in right of payment to all existing or future unsecured debt of TCEH to the extent of the value of the TCEH Collateral (after taking into account any first-priority liens on the TCEH Collateral) and are senior in right of payment to any future subordinated debt of TCEH. These notes are effectively subordinated to TCEH’s obligations under the TCEH Senior Secured Facilities and TCEH’s commodity and interest rate hedges that are secured by a first-priority lien on the TCEH Collateral and any future obligations subject to first-priority liens on the TCEH Collateral, to the extent of the value of the TCEH Collateral, and to all secured obligations of TCEH that are secured by assets other than the TCEH Collateral, to the extent of the value of the assets securing such obligations.

The guarantees of the TCEH Senior Secured Second Lien Notes by the Subsidiary Guarantors are effectively senior to any unsecured debt of the Subsidiary Guarantors to the extent of the value of the TCEH Collateral (after taking into account any first-priority liens on the TCEH Collateral). These guarantees are effectively subordinated to all debt of the Subsidiary Guarantors secured by the TCEH Collateral on a first-priority basis or that is secured by assets that are not part of the TCEH Collateral, to the extent of the value of the collateral securing that debt. EFCH’s guarantee ranks equally with its unsecured debt (including debt it guarantees on an unsecured basis) and is effectively subordinated to any of its secured debt to the extent of the value of the collateral securing that debt.

The indenture for the TCEH Senior Secured Second Lien Notes contains a number of covenants that, among other things, restrict, subject to certain exceptions, TCEH’s and its restricted subsidiaries’ ability to:

•	make restricted payments, including certain investments;

•	incur debt and issue preferred stock;

•	create liens;

•	enter into mergers or consolidations;

•	sell or otherwise dispose of certain assets, and

•	engage in certain transactions with affiliates.

The indenture also contains customary events of default, including, among others, failure to pay principal or interest on the notes when due. In general, all of the series of TCEH Senior Secured Second Lien Notes vote together as a single class. As a result, if certain events of default occur under the indenture, the trustee or the holders of at least 30% of aggregate principal amount of all outstanding TCEH Senior Secured Second Lien Notes may declare the principal amount on all such notes to be due and payable immediately.

Until October 1, 2013, TCEH may redeem, with the net cash proceeds of certain equity offerings, up to 35% of the aggregate principal amount of each series of the TCEH Senior Secured Second Lien Notes from time to time at a redemption price of 115.00% of the aggregate principal amount of the notes being redeemed, plus accrued interest. TCEH may redeem each series of the notes at any time prior to October 1, 2015 at a price equal to 100% of their principal amount, plus accrued interest and the applicable premium as defined in the indenture. TCEH may also redeem each series of the notes, in whole or in part, at any time on or after October 1, 2015, at specified redemption prices, plus accrued interest. Upon the occurrence of a change of control (as described in the indenture), TCEH must offer to repurchase each series of the notes at 101% of their principal amount, plus accrued interest.

The TCEH Senior Secured Second Lien Notes were initially issued in private placements and have not been registered under the Securities Act. In September and October 2011, TCEH satisfied certain transferability conditions with respect to the TCEH Senior Secured Second Lien Notes. As a result of the satisfaction of these conditions, the notes are now freely transferable without restriction by persons that are not affiliates of TCEH under the Securities Act.

Intercreditor Agreement — In October 2007, TCEH entered into an intercreditor agreement with Citibank, N.A. and five secured commodity hedge counterparties (the Secured Commodity Hedge Counterparties). In connection with the August 2009 amendment to the TCEH Secured Facilities described above, the intercreditor agreement was amended and restated (as amended and restated, the Intercreditor Agreement) to take into account, among other things, the possibility that TCEH could issue notes and/or loans secured by collateral (other than the collateral that secures the TCEH Senior Secured Facilities) that ranks on parity with, or junior to, TCEH’s existing first lien obligations under the TCEH Senior Secured Facilities. The Intercreditor Agreement provides that the lien granted to the Secured Commodity Hedge Counterparties will rank pari passu with the lien granted with respect to the collateral of the secured parties under the TCEH Senior Secured Facilities. The Intercreditor Agreement also provides that the Secured Commodity Hedge Counterparties will be entitled to share, on a pro rata basis, in the proceeds of any liquidation of such collateral in connection with a foreclosure on such collateral in an amount provided in the TCEH Senior Secured Facilities. The Intercreditor Agreement also provides that the Secured Commodity Hedge Counterparties will have voting rights with respect to any amendment or waiver of any provision of the Intercreditor Agreement that changes the priority of the Secured Commodity Hedge Counterparties’ lien on such collateral relative to the priority of lien granted to the secured parties under the TCEH Senior Secured Facilities or the priority of payments to the Secured Commodity Hedge Counterparties upon a foreclosure and liquidation of such collateral relative to the priority of the lien granted to the secured parties under the TCEH Senior Secured Facilities.

Second Lien Intercreditor Agreement — In October 2010, TCEH entered into a second lien intercreditor agreement (the Second Lien Intercreditor Agreement) with Citibank, N.A., as senior collateral agent, and The Bank of New York Mellon Trust Company, N.A., as initial second priority representative. The Second Lien Intercreditor Agreement provides that liens on the collateral that secure the obligations under the TCEH Senior Secured Facilities, the obligations of the Secured Commodity Hedge Counterparties and any other obligations which are permitted to be secured on a pari passu basis therewith (collectively, the First Lien Obligations) will rank prior to the liens on such collateral securing the obligations under the TCEH Senior Secured Second Lien Notes, and any other obligations which are permitted to be secured on a pari passu basis (collectively, the Second Lien Obligations). The Second Lien Intercreditor Agreement provides that the holders of the First Lien Obligations will be entitled to the proceeds of any liquidation of such collateral in connection with a foreclosure on such collateral until paid in full, and that the holders of the Second Lien Obligations will not be entitled to receive any such proceeds until the First Lien Obligations have been paid in full. The Second Lien Intercreditor Agreement also provides that the holders of the First Lien Obligations will control enforcement actions with respect to such collateral, and the holders of the Second Lien Obligations will not be entitled to commence any such enforcement actions, with limited exceptions. The Second Lien Intercreditor Agreement also provides that releases of the liens on the collateral by the holders of the First Lien Obligations will automatically require that the liens on such collateral by the holders of the Second Lien Obligations be automatically released, and that amendments, waivers or consents with respect to any of the collateral documents in connection with the First Lien Obligations apply automatically to any comparable provision of the collateral documents in connection with the Second Lien Obligations.

TCEH Interest Rate Swap Transactions

TCEH employs interest rate swaps to hedge exposure to its variable rate senior secured debt. As reflected in the table below, as of December 31, 2011 TCEH has entered into the following series of interest rate swap transactions that effectively fix the interest rates at between 5.5% and 9.3%.

Fixed Rates	Expiration Dates	Notional Amount
5.5% — 9.3%	February 2012 through October 2014	$18.65 billion (a)
6.8% — 9.0%	October 2015 through October 2017	$12.60 billion (b)

(a)	Includes swaps entered into in 2011 related to an aggregate $5.45 billion principal amount of debt growing to $10.58 billion over time, generally as existing swaps expire. Swaps related to an aggregate $2.60 billion principal amount of debt expired or were terminated in 2011.
(b)	These swaps were all entered into in 2011 and are effective from October 2014 through October 2017. The $12.6 billion notional amount of swaps includes $3 billion that expires in October 2015 and the remainder in October 2017.

TCEH has also entered into interest rate basis swap transactions that further reduce the fixed (through swaps) borrowing costs. Basis swaps in effect at December 31, 2011 related to an aggregate $17.75 billion principal amount of senior secured debt through 2014, an increase of $2.55 billion from December 31, 2010 reflecting new and expired swaps. A forward-starting basis swap was entered into in 2011 related to an aggregate $1.42 billion principal amount of senior secured debt effective for a 21-month period beginning February 2012.

The interest rate swap counterparties are proportionately secured by the same collateral package granted to the lenders under the TCEH Senior Secured Facilities.

The interest rate swaps have resulted in net losses reported in interest expense and related charges as follows:

	Year Ended December 31,
	2011	2010	2009
Realized net loss	$(684)	$(673)	$(684)
Unrealized net gain (loss)	(812)	(207)	696

Total	$(1,496)	$(880)	$12

The cumulative unrealized mark-to-market net liability related to all TCEH interest rate swaps totaled $2.231 billion and $1.419 billion as of December 31, 2011 and 2010, respectively, of which $76 million and $105 million (both pre-tax), respectively, was reported in accumulated other comprehensive income.

See Note 14 for discussion of collateral investments in 2009 related to certain of these interest rate swaps.

10. COMMITMENTS AND CONTINGENCIES

Contractual Commitments

As of December 31, 2011, we had noncancellable commitments under energy-related contracts, leases and other agreements as follows:

	Coal purchase agreements and coal transportation agreements	Pipeline transportation and storage reservation fees	Capacity payments under power purchase agreements (a)	Nuclear Fuel Contracts	Other Contracts
2012	$361	$29	$75	$247	$38
2013	377	1	—	148	26
2014	343	—	—	114	24
2015	225	—	—	179	25
2016	72	—	—	133	25
Thereafter	—	—	—	700	137

Total	$1,378	$30	$75	$1,521	$275

(a)	On the basis of current expectations of demand from electricity customers as compared with capacity and take-or-pay payments, management does not consider it likely that any material payments will become due for electricity not taken beyond capacity payments.

Expenditures under our coal purchase and coal transportation agreements totaled $463 million, $445 million and $316 million for the years ended December 31, 2011, 2010 and 2009, respectively.

As of December 31, 2011, future minimum lease payments under both capital leases and operating leases are as follows:

	Capital Leases	Operating Leases (a)
2012	$16	$42
2013	10	39
2014	6	40
2015	4	37
2016	4	36
Thereafter	33	195

Total future minimum lease payments	73	$389

Less amounts representing interest	10

Present value of future minimum lease payments	63
Less current portion	14

Long-term capital lease obligation	$49

(a)	Includes operating leases with initial or remaining noncancellable lease terms in excess of one year.

Rent reported as operating costs, fuel costs and SG&A expenses totaled $66 million, $89 million and $68 million for the years ended December 31, 2011, 2010 and 2009, respectively.

Commitment to Fund Demand Side Management Initiatives

In connection with the Merger, Texas Holdings committed to spend $100 million on demand side management or other energy efficiency initiatives over a five-year period ending in 2012. As of December 31, 2011, we had spent more than 60% of this commitment.

Guarantees

We have entered into contracts that contain guarantees to unaffiliated parties that could require performance or payment under certain conditions. Material guarantees are discussed below.

See Note 9 for discussion of guarantees and security for certain of our debt.

Letters of Credit

As of December 31, 2011, TCEH had outstanding letters of credit under its credit facilities totaling $778 million as follows:

•	$363 million to support risk management and trading margin requirements in the normal course of business, including over-the-counter hedging transactions and collateral postings with ERCOT;

•

$208 million to support floating rate pollution control revenue bond debt with an aggregate principal amount of $204 million (the letters of credit are available to fund the payment of such debt obligations and expire in 2014);

•	$76 million to support TCEH’s REP’s financial requirements with the PUCT, and

•	$131 million for miscellaneous credit support requirements.

Litigation Related to Generation Facilities

In November 2010, an administrative appeal challenging the decision of the TCEQ to renew and amend Oak Grove Management Company LLC’s (Oak Grove) (a wholly-owned subsidiary of TCEH) Texas Pollutant Discharge Elimination System (TPDES) permit related to water discharges was filed by Robertson County: Our Land, Our Lives and Roy Henrichson in the Travis County, Texas District Court. Plaintiffs seek a reversal of the TCEQ’s order and a remand back to the TCEQ for further proceedings. In addition to this administrative appeal, in November 2010, two other petitions were filed in Travis County, Texas District Court by Sustainable Energy and Economic Development Coalition and Paul and Lisa Rolke, respectively, who were non-parties to the administrative hearing before the State Office of Administrative Hearings, challenging the TCEQ’s decision to renew and amend Oak Grove’s TPDES permit and asking the District Court to remand the matter to the TCEQ for further proceedings. In January 2012, the petition filed by Paul and Lisa Rolke was dismissed. Although we cannot predict the outcome of these proceedings, we believe that the renewal and amendment of the Oak Grove TPDES permit are protective of the environment and that the application for and the processing of Oak Grove’s TPDES permit renewal and amendment by the TCEQ were in accordance with applicable law. There can be no assurance that the outcome of these matters would not result in a material impact on our results of operations, liquidity or financial condition.

In January 2012, the Sierra Club filed a petition in Travis County, Texas District Court challenging the TCEQ’s decision to issue permit amendments imposing limits on emissions during planned startup, shutdown and maintenance activities at Luminant’s Big Brown, Monticello, Martin Lake and Sandow Unit 4 generation facilities. Although we cannot predict the outcome of this proceeding, we believe that the permit amendments are protective of the environment and in accordance with applicable law. There can be no assurance that the outcome of this matter would not result in a material impact on our results of operations, liquidity or financial condition.

In September 2010, the Sierra Club filed a lawsuit in the US District Court for the Eastern District of Texas (Texarkana Division) against EFH Corp. and Luminant Generation Company LLC (a wholly-owned subsidiary of TCEH) for alleged violations of the Clean Air Act at Luminant’s Martin Lake generation facility. While we are unable to estimate any possible loss or predict the outcome of the litigation, we believe that the Sierra Club’s claims are without merit, and we intend to vigorously defend this litigation. The litigation is currently stayed by the court. In addition, in February 2010, the Sierra Club informed Luminant that it may sue Luminant for allegedly violating federal Clean Air Act provisions in connection with Luminant’s Big Brown generation facility. Subsequently, in December 2010, the Sierra Club informed Luminant that it may sue Luminant for allegedly violating federal Clean Air Act provisions in connection with Luminant’s Monticello generation facility. In October 2011, the Sierra Club again informed Luminant that it may sue Luminant for allegedly violating federal Clean Air Act provisions in connection with Luminant’s Big Brown and Monticello generation facilities. We cannot predict whether the Sierra Club will actually file suit or the outcome of any resulting proceedings.

See Note 3 for discussion of our petition for review in the D.C. Circuit Court challenging the CSAPR and a motion to stay the effective date of the CSAPR, in each case as applied to Texas.

Regulatory Reviews

In June 2008, the EPA issued an initial request for information to TCEH under the EPA’s authority under Section 114 of the Clean Air Act. The stated purpose of the request is to obtain information necessary to determine compliance with the Clean Air Act, including New Source Review Standards and air permits issued by the TCEQ for the Big Brown, Monticello and Martin Lake generation facilities. Historically, as the EPA has pursued its New Source Review enforcement initiative, companies that have received a large and broad request under Section 114, such as the request received by TCEH, have in many instances subsequently received a notice of violation from the EPA, which has in some cases progressed to litigation or settlement. We are cooperating with the EPA and responding in good faith to the EPA’s request, but we are unable to predict the outcome of this matter.

Other Matters

We are involved in various legal and administrative proceedings in the normal course of business, the ultimate resolution of which, in the opinion of management, is not anticipated to have a material effect on our results of operations, liquidity or financial condition.

Labor Contracts

Certain personnel engaged in TCEH activities are represented by labor unions and covered by collective bargaining agreements with varying expiration dates. In November 2011, new three-year labor agreements were reached covering bargaining unit personnel engaged in lignite-fueled generation operations (excluding Sandow) and lignite mining operations (excluding Three Oaks). Also in November 2011, a new four-year labor agreement was reached covering bargaining unit personnel engaged in natural gas-fueled generation operations. In October 2010, new two-year labor agreements were reached covering bargaining unit personnel engaged in the Sandow lignite-fueled generation operations and the Three Oaks lignite mining operations. In August 2010, a new three-year labor agreement was reached covering bargaining unit personnel engaged in nuclear-fueled generation operations. We do not expect any changes in collective bargaining agreements to have a material effect on our results of operations, liquidity or financial condition.

Environmental Contingencies

See Note 3 for discussion of the federal Clean Air Act, as amended, and the CSAPR issued in July 2011 and revised in February 2012 that include provisions which, among other things, place limits on SO2 and NOx emissions produced by electricity generation plants. The CSAPR provisions and the Mercury and Air Toxics Standard (MATS) issued by the EPA in December 2011, would require substantial additional capital investment in our lignite/coal-fueled generation facilities. In addition, all air pollution control provisions of the 1999 legislation that restructured the electric utility industry in Texas to provide for retail competition have been satisfied.

We must comply with environmental laws and regulations applicable to the handling and disposal of hazardous waste. We believe that we are in compliance with current environmental laws and regulations; however, the impact, if any, of changes to existing regulations or the implementation of new regulations is not determinable and could materially affect our financial condition, results of operations and liquidity.

The costs to comply with environmental regulations can be significantly affected by the following external events or conditions:

•	enactment of state or federal regulations regarding CO2 and other greenhouse gas emissions;

•

other changes to existing state or federal regulation regarding air quality, water quality, control of toxic substances and hazardous and solid wastes, and other environmental matters, including revisions to CAIR currently being developed by the EPA as a result of court rulings discussed in Note 3 and the EPA’s MATS rule for coal and oil-fueled generation units to replace the federal Clean Air Mercury Rule (CAMR) as a result of similar court rulings, and

•	the identification of sites requiring clean-up or the filing of other complaints in which we may be asserted to be potential responsible parties.

Nuclear Insurance

Nuclear insurance includes liability coverage, property damage, decontamination and premature decommissioning coverage and accidental outage and/or extra expense coverage. The liability coverage is governed by the Price-Anderson Act (Act), while the property damage, decontamination and premature decommissioning coverage are promulgated by the rules and regulations of the NRC. We intend to maintain insurance against nuclear risks as long as such insurance is available. The company is self-insured to the extent that losses (i) are within the policy deductibles, (ii) are not covered per policy exclusions, terms and limitations, (iii) exceed the amount of insurance maintained, or (iv) are not covered due to lack of insurance availability. Such losses could have a material effect on our financial condition and results of operations and liquidity.

With regard to liability coverage, the Act provides financial protection for the public in the event of a significant nuclear generation plant incident. The Act sets the statutory limit of public liability for a single nuclear incident at $12.5 billion and requires nuclear generation plant operators to provide financial protection for this amount. The US Congress could impose revenue-raising measures on the nuclear industry to pay claims exceeding the $12.5 billion limit for a single incident mandated by the Act. As required, the company provides this financial protection for a nuclear incident at Comanche Peak resulting in public bodily injury and property damage through a combination of private insurance and industry-wide retrospective payment plans. As the first layer of financial protection, the company has $375 million of liability insurance from American Nuclear Insurers (ANI), which provides such insurance on behalf of a major stock insurance company pool, Nuclear Energy Liability Insurance Association. The second layer of financial protection is provided under an industry-wide retrospective payment program called Secondary Financial Protection (SFP).

Under the SFP, in the event of an incident at any nuclear generation plant in the US, each operating licensed reactor in the US is subject to an assessment of up to $117.5 million plus a 3% insurance premium tax, subject to increases for inflation every five years. Assessments are limited to $17.5 million per operating licensed reactor per year per incident. The company’s maximum potential assessment under the industry retrospective plan would be $235 million (excluding taxes) per incident but no more than $35 million in any one year for each incident. The potential assessment is triggered by a nuclear liability loss in excess of $375 million per accident at any nuclear facility. The SFP and liability coverage are not subject to any deductibles.

With respect to nuclear decontamination and property damage insurance, the NRC requires that nuclear generation plant license-holders maintain at least $1.06 billion of such insurance and require the proceeds thereof to be used to place a plant in a safe and stable condition, to decontaminate it pursuant to a plan submitted to and approved by the NRC before the proceeds can be used for plant repair or restoration or to provide for premature decommissioning. The company maintains nuclear decontamination and property damage insurance for Comanche Peak in the amount of $2.25 billion (subject to $5 million deductible per accident), above which the company is self-insured. This insurance coverage consists of a primary layer of coverage of $500 million provided by Nuclear Electric Insurance Limited (NEIL), a nuclear electric utility industry mutual insurance company and $1.25 billion of premature decommissioning coverage also provided by NEIL. The European Mutual Association for Nuclear Insurance provides additional insurance limits of $500 million in excess of NEIL’s $1.75 billion coverage.

The company maintains Accidental Outage Insurance through NEIL to cover the additional costs of obtaining replacement electricity from another source if one or both of the units at Comanche Peak are out of service for more than twelve weeks as a result of covered direct physical damage. The coverage provides for weekly payments of $3.5 million for the first fifty-two weeks and $2.8 million for the next 110 weeks for each outage, respectively, after the initial twelve-week waiting period. The total maximum coverage is $490 million per unit. The coverage amounts applicable to each unit will be reduced to 80% if both units are out of service at the same time as a result of the same accident.

If NEIL’s losses exceeded its reserves for the applicable coverage, potential assessments in the form of a retrospective premium call could be made up to ten times annual premiums. The company maintains insurance coverage against these potential retrospective premium calls.

Also, under the NEIL policies, if there were multiple terrorism losses occurring within a one-year time frame, NEIL would make available one industry aggregate limit of $3.2 billion plus any amounts it recovers from other sources up to the limits for each claimant. If terrorism losses occurred beyond the one-year period, a new set of limits and resources would apply.

11. EQUITY

Cash Distributions to Parent

We paid no cash distributions to EFH Corp. in 2011, 2010 or 2009.

Dividend Restrictions

There are no restrictions on our ability to use our retained earnings or net income to make distributions on our equity. However, we rely on distributions or loans from TCEH to meet our cash requirements, including funding of dividends. The TCEH Senior Secured Facilities generally restrict TCEH from making any cash distribution to any of its parent companies for the ultimate purpose of making a cash dividend on their common stock unless at the time, and after giving effect to such distribution, TCEH’s consolidated total debt (as defined in the TCEH Senior Secured Facilities) to Adjusted EBITDA would be equal to or less than 6.5 to 1.0. As of December 31, 2011, the ratio was 8.7 to 1.0.

In addition, the TCEH Senior Secured Facilities and indentures governing the TCEH Senior Notes, TCEH Senior Secured Notes and TCEH Senior Secured Second Lien Notes generally restrict TCEH’s ability to make distributions or loans to any of its parent companies, EFCH and EFH Corp., unless such distributions or loans are expressly permitted under the TCEH Senior Secured Facilities and the indentures governing such notes. See discussion in Note 9 regarding amendments to the TCEH Senior Secured Facilities affecting intercompany loans from TCEH to EFH Corp.

In addition, under applicable law, we are prohibited from paying any dividend to the extent that immediately following payment of such dividend, there would be no statutory surplus or we would be insolvent.

See Note 17 for discussion of stock-based compensation.

Noncontrolling Interests

As discussed in Note 2, we consolidate a joint venture formed for the purpose of developing two new nuclear generation units, which results in a noncontrolling interests component of equity. Net loss attributable to the noncontrolling interests was immaterial for the years ended December 31, 2011, 2010 and 2009.

Debt Pushed Down from EFH Corp.

See Note 1 for discussion of noncash contributions from EFH Corp. related to debt pushed down from EFH Corp. in accordance with SEC SAB Topic 5-J.

12. FAIR VALUE MEASUREMENTS

Accounting standards related to the determination of fair value define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We use a “mid-market” valuation convention (the mid-point price between bid and ask prices) as a practical expedient to measure fair value for the majority of our assets and liabilities subject to fair value measurement on a recurring basis. We primarily use the market approach for recurring fair value measurements and use valuation techniques to maximize the use of observable inputs and minimize the use of unobservable inputs.

We categorize our assets and liabilities recorded at fair value based upon the following fair value hierarchy:

•

Level 1 valuations use quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date. An active market is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis. Our Level 1 assets and liabilities include exchange-traded commodity contracts. For example, a significant number of our derivatives are NYMEX futures and swaps transacted through clearing brokers for which prices are actively quoted.

•

Level 2 valuations use inputs, in the absence of actively quoted market prices, that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include: (a) quoted prices for similar assets or liabilities in active markets, (b) quoted prices for identical or similar assets or liabilities in markets that are not active, (c) inputs other than quoted prices that are observable for the asset or liability such as interest rates and yield curves observable at commonly quoted intervals and (d) inputs that are derived principally from or corroborated by observable market data by correlation or other means. Our Level 2 valuations utilize over-the-counter broker quotes, quoted prices for similar assets or liabilities that are corroborated by correlations or other mathematical means and other valuation inputs. For example, our Level 2 assets and liabilities include forward commodity positions at locations for which over-the-counter broker quotes are available.

•

Level 3 valuations use unobservable inputs for the asset or liability. Unobservable inputs are used to the extent observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. We use the most meaningful information available from the market combined with internally developed valuation methodologies to develop our best estimate of fair value. For example, our Level 3 assets and liabilities include certain derivatives whose values are derived from pricing models that utilize multiple inputs to the valuations, including inputs that are not observable or easily corroborated through other means.

We utilize several different valuation techniques to measure the fair value of assets and liabilities, relying primarily on the market approach of using prices and other market information for identical and/or comparable assets and liabilities for those items that are measured on a recurring basis. These methods include, among others, the use of broker quotes and statistical relationships between different price curves.

In utilizing broker quotes, we attempt to obtain multiple quotes from brokers that are active in the commodity markets in which we participate (and require at least one quote from two brokers to determine a pricing input as observable); however, not all pricing inputs are quoted by brokers. The number of broker quotes received for certain pricing inputs varies depending on the depth of the trading market, each individual broker’s publication policy, recent trading volume trends and various other factors. In addition, for valuation of interest rate swaps, we use a combination of dealer provided market valuations (generally non-binding) and Bloomberg valuations based on month-end interest rate curves and standard rate swap valuation models.

Certain derivatives and financial instruments are valued utilizing option pricing models that take into consideration multiple inputs including commodity prices, volatility factors, discount rates and other inputs. Additionally, when there is not a sufficient amount of observable market data, valuation models are developed that incorporate proprietary views of market factors. Those valuation models are generally used in developing long-term forward price curves for certain commodities. We believe the development of such curves is consistent with industry practice; however, the fair value measurements resulting from such curves are classified as Level 3.

With respect to amounts presented in the following fair value hierarchy tables, the fair value measurement of an asset or liability (e.g., a contract) is required to fall in its entirety in one level, based on the lowest level input that is significant to the fair value measurement. Certain assets and liabilities would be classified in Level 2 instead of Level 3 of the hierarchy except for the effects of credit reserves and non-performance risk adjustments, respectively. Assessing the significance of a particular input to the fair value measurement in its entirety requires judgment, considering factors specific to the asset or liability being measured.

As of December 31, 2011, assets and liabilities measured at fair value on a recurring basis consisted of the following:

	Level 1	Level 2	Level 3 (a)	Reclassification(b)	Total
Assets:
Commodity contracts	$395	$3,915	$124	$1	$4,435

Nuclear decommissioning trust—equity securities (c)	208	124	—	—	332

Nuclear decommissioning trust—debt securities (c)	—	242	—	—	242

Total assets	$603	$4,281	$124	$1	$5,009

Liabilities:
Commodity contracts	$446	$727	$71	$1	$1,245
Interest rate swaps	—	2,231	—	—	2,231

Total liabilities	$446	$2,958	$71	$1	$3,476

(a)	Level 3 assets and liabilities consist primarily of a complex wind generation purchase contract, physical power call options, congestion revenue rights transactions as discussed below and ancillary service agreements, each due to unobservable inputs in the valuation.
(b)	Represents the effects of reclassification of the assets and liabilities to conform to the balance sheet presentation of current and long-term assets and liabilities.
(c)	The nuclear decommissioning trust investment is included in the investments line on the balance sheet. See Note 15.

As of December 31, 2010, assets and liabilities measured at fair value on a recurring basis consisted of the following:

	Level 1	Level 2	Level 3 (a)	Reclassification(b)	Total
Assets:
Commodity contracts	$727	$3,575	$401	$2	$4,705
Interest rate swaps	—	6	—	—	6

Nuclear decommissioning trust—equity securities (c)	192	121	—	—	313

Nuclear decommissioning trust—debt securities (c)	—	223	—	—	223

Total assets	$919	$3,925	$401	$2	$5,247

Liabilities:
Commodity contracts	$875	$672	$59	$2	$1,608
Interest rate swaps	—	1,425	—	—	1,425

Total liabilities	$875	$2,097	$59	$2	$3,033

(a)	Level 3 assets and liabilities consist primarily of a complex wind generation purchase contract, certain natural gas positions (collars) in the natural gas price hedging program, physical power call options, congestion revenue rights transactions as discussed below and ancillary service agreements, each due to unobservable inputs in the valuation.
(b)	Represents the effects of reclassification of the assets and liabilities to conform to the balance sheet presentation of current and long-term assets and liabilities.
(c)	The nuclear decommissioning trust investment is included in the investments line on the balance sheet. See Note 15.

In conjunction with ERCOT’s transition to a nodal wholesale market structure effective December 2010, we have entered into certain derivative transactions (primarily congestion revenue rights transactions) that are valued at illiquid pricing locations (unobservable inputs), thus requiring classification as Level 3 assets or liabilities. As the nodal market matures and more transaction and pricing information becomes available for these pricing locations, we expect more of the valuation inputs to become observable.

Commodity contracts consist primarily of natural gas, electricity, fuel oil, uranium and coal derivative instruments entered into for hedging purposes and include physical contracts that have not been designated “normal” purchases or sales. See Note 14 for further discussion regarding the company’s use of derivative instruments.

Interest rate swaps include variable-to-fixed rate swap instruments that are economic hedges of interest on long-term debt as well as interest rate basis swaps designed to effectively reduce the hedged borrowing costs. See Note 9 for discussion of interest rate swaps.

Nuclear decommissioning trust assets represent securities held for the purpose of funding the future retirement and decommissioning of the nuclear generation units. These investments include equity, debt and other fixed-income securities consistent with investment rules established by the NRC and the PUCT.

There were no significant transfers between Level 1 and Level 2 of the fair value hierarchy for the years ended December 31, 2011 and 2010. See the table below for discussion of transfers between Level 2 and Level 3 in the year ended December 31, 2011.

The following table presents the changes in fair value of the Level 3 assets and liabilities (all related to commodity contracts) for the years ended December 31, 2011, 2010 and 2009:

	0000000000	0000000000	0000000000
	Year Ended December 31,
	2011	2010	2009
Balance as of beginning of period	$342	$81	$(72)
Total realized and unrealized gains (losses):
Included in net income (loss)	(1)	266	115
Included in other comprehensive income	—	—	(30)
Purchases, issuances and settlements (a):
Purchases	117	68	137
Issuances	(15)	(31)	(86)
Settlements	(41)	(11)	—
Transfers into Level 3 (b)	—	(12)	2
Transfers out of Level 3 (b)	(349)	(19)	15

Net change (c)	(289)	261	153

Balance as of end of period	$53	$342	$81

Net change in unrealized gains (losses) included in net income relating to instruments held as of end of period	$17	$111	$105

(a)	Settlements reflect reversals of unrealized mark-to-market valuations previously recognized in net income. Purchases and issuances reflect option premiums paid or received.
(b)	Includes transfers due to changes in the observability of significant inputs. For 2011 and 2010, in accordance with new accounting guidance issued by the FASB in January 2010, transfers in and out occur at the end of each quarter, which is when the assessments are performed. Prior period transfers in were assumed to transfer in at the beginning of the quarter and transfers out at the end of the quarter. Significant transfers out occurred during the first quarter 2011 for natural gas collars for 2014; these derivatives are now categorized as Level 2 due to an increase in option market trading activity in forward periods. Significant transfers out occurred during the third quarter 2011 for 2014 coal contracts, these derivatives are now categorized as Level 2 due to increased liquidity in forward periods.
(c)	Substantially all changes in values of commodity contracts are reported in the income statement in net gain from commodity hedging and trading activities, except in 2010, a gain of $116 million on the termination of a long-term power sales contract is reported in other income in the income statement. Activity excludes changes in fair value in the month the position settled as well as amounts related to positions entered into and settled in the same month.

13. FAIR VALUE OF NONDERIVATIVE FINANCIAL INSTRUMENTS

The carrying amounts and related estimated fair values of significant nonderivative financial instruments attributable to EFCH (including pushed down debt) as of December 31, 2011 and 2010 were as follows:

	December 31, 2011		December 31, 2010
	Carrying	Fair	Carrying	Fair
	Amount	Value (a)	Amount	Value (a)
On balance sheet liabilities:
Long-term debt (including current maturities)(b)	$30,434	$18,740	$30,056	$22,437
Off balance sheet liabilities:
Financial guarantees	$—	$3	$—	$9

(a)	Fair value determined in accordance with accounting standards related to the determination of fair value as discussed in Note 12. We obtain security pricing from a vendor who uses broker quotes and third-party pricing services to determine fair values, which are validated through subscription services such as Bloomberg where relevant.
(b)	Excludes capital leases.

See Notes 12 and 14 for discussion of accounting for financial instruments that are derivatives.

14. COMMODITY AND OTHER DERIVATIVE CONTRACTUAL ASSETS AND LIABILITIES

Strategic Use of Derivatives

We transact in derivative instruments, such as options, swaps, futures and forward contracts, primarily to manage commodity price risk and interest rate risk exposure. Our principal activities involving derivatives consist of a long-term commodity hedging program and the hedging of interest costs on our long-term debt. See Note 12 for a discussion of the fair value of all derivatives.

Natural Gas Price Hedging Program — TCEH has a natural gas price hedging program designed to reduce exposure to changes in future electricity prices due to changes in the price of natural gas, thereby hedging future revenues from electricity sales and related cash flows. In ERCOT, the wholesale price of electricity has generally moved with the price of natural gas. Under the program, TCEH has entered into market transactions involving natural gas-related financial instruments and has sold forward natural gas through 2014. These transactions are intended to hedge a significant portion of electricity price exposure related to expected lignite/coal- and nuclear-fueled generation for this period. Changes in the fair value of the instruments under the natural gas price hedging program are reported in the income statement in net gain (loss) from commodity hedging and trading activities.

Interest Rate Swap Transactions — Interest rate swap agreements are used to reduce exposure to interest rate changes by converting floating-rate debt to fixed rates, thereby hedging future interest costs and related cash flows. Interest rate basis swaps are used to effectively reduce the hedged borrowing costs. Changes in the fair value of the swaps are recorded as unrealized gains and losses in interest expense and related charges. See Note 9 for additional information about interest rate swap agreements.

Other Commodity Hedging and Trading Activity — In addition to the natural gas price hedging program, TCEH enters into derivatives, including electricity, natural gas, fuel oil, uranium and coal instruments, generally for shorter-term hedging purposes. To a limited extent, TCEH also enters into derivative transactions for proprietary trading purposes, principally in natural gas and electricity markets.

Financial Statement Effects of Derivatives

Substantially all derivative contractual assets and liabilities arise from mark-to-market accounting consistent with accounting standards related to derivative instruments and hedging activities. The following tables provide detail of commodity and other derivative contractual assets and liabilities (with the column totals representing the net positions of the contracts) as reported in the balance sheets as of December 31, 2011 and 2010:

	000000000	000000000	000000000	000000000	000000000
December 31, 2011
	Derivative assets		Derivative liabilities
	Commodity	Interest rate	Commodity	Interest rate
	contracts	swaps	contracts	swaps	Total
Current assets	$2,883	$—	$—	$—	$2,883
Noncurrent assets	1,552	—	—	—	1,552
Current liabilities	(1)	—	(1,162)	(621)	(1,784)
Noncurrent liabilities	—	—	(82)	(1,610)	(1,692)

Net assets (liabilities)	$4,434	$—	$(1,244)	$(2,231)	$959

	000000000	000000000	000000000	000000000	000000000
December 31, 2010
	Derivative assets		Derivative liabilities
	Commodity	Interest rate	Commodity	Interest rate
	contracts	swaps	contracts	swaps	Total
Current assets	$2,637	$3	$—	$—	$2,640
Noncurrent assets	2,068	3	—	—	2,071
Current liabilities	(2)	—	(1,542)	(620)	(2,164)
Noncurrent liabilities	—	—	(64)	(805)	(869)

Net assets (liabilities)	$4,703	$6	$(1,606)	$(1,425)	$1,678

As of December 31, 2011 and 2010, there were no derivative positions accounted for as cash flow or fair value hedges.

Margin deposits that contractually offset these derivative instruments are reported separately in the balance sheet and totaled $1.006 billion and $479 million in net liabilities as of December 31, 2011 and 2010, respectively. Reported amounts as presented in the above table do not reflect netting of assets and liabilities with the same counterparties under existing netting arrangements. This presentation can result in significant volatility in derivative assets and liabilities because we may enter into offsetting positions with the same counterparties, resulting in both assets and liabilities, and the underlying commodity prices can change significantly from period to period.

In 2009, EFH Corp. and TCEH entered into collateral funding transactions with counterparties to certain interest rate swap agreements related to TCEH debt. Under the terms of these transactions, which the companies elected to enter into as a cash management measure, EFH Corp. (parent) posted $400 million in cash and TCEH posted $65 million in letters of credit to the counterparties, with the outstanding balance of such collateral earning interest. TCEH had also entered into commodity hedging transactions with one of these counterparties, and under an arrangement effective August 2009, both the interest rate swaps and certain of the commodity hedging transactions with the counterparty are under the same derivative agreement, which continues to be secured by a first-lien interest in the assets of TCEH. In accordance with the agreements, the counterparties returned the collateral, along with accrued interest, in March 2010.

The following table presents the pre-tax effect on net income of derivatives not under hedge accounting, including realized and unrealized effects:

	0000000000	0000000000	0000000000
	Year Ended December 31,
Derivative (Income statement presentation)	2011	2010	2009
Commodity contracts (Net gain from commodity hedging and trading activities) (a)	$1,139	$2,162	$1,741
Commodity contracts (Other income) (b)	—	116	—
Interest rate swaps (Interest expense and related charges) (c)	(1,496)	(880)	12

Net gain (loss)	$(357)	$1,398	$1,753

(a)	Amount represents changes in fair value of positions in the derivative portfolio during the period, as realized amounts related to positions settled are assumed to equal reversals of previously recorded unrealized amounts.
(b)	Represents a noncash gain on termination of a long-term power sales contract (see Note 7).
(c)	Includes amounts reported as unrealized mark-to-market net gain (loss) as well as the net effect on interest paid/ accrued, both reported in “Interest Expense and Related Charges” (see Note 19).

The following table presents the pre-tax effect on net income and other comprehensive income (OCI) of derivative instruments previously accounted for as cash flow hedges. There were no amounts recognized in OCI for the years ended December 31, 2011 or 2010. In the year ended December 31, 2009, $30 million of losses were recognized in OCI related to the effective portion of commodity contract hedges.

	00000000	00000000	00000000
Derivative Type (Income statement presentation of loss reclassified from accumulated OCI into income)	Year Ended December 31,
	2011	2010	2009
Interest rate swaps (interest expense and related charges)	$(27)	$(87)	$(183)
Interest rate swaps (depreciation and amortization)	(2)	(2)	—
Commodity contracts (fuel, purchased power costs and delivery fees)	—	—	(16)
Commodity contracts (operating revenues)	—	(1)	(2)

Total	$(29)	$(90)	$(201)

There were no transactions designated as cash flow hedges during the years ended December 31, 2011 and 2010. There were no ineffectiveness net gains or losses related to transactions designated as cash flow hedges in the year ended December 31, 2009.

Accumulated other comprehensive income related to cash flow hedges as of December 31, 2011 and 2010 totaled $49 million and $68 million in net losses (after-tax), respectively, substantially all of which relates to interest rate swaps. We expect that $7 million of net losses (after-tax) related to cash flow hedges included in accumulated other comprehensive income as of December 31, 2011 will be reclassified into net income during the next twelve months as the related hedged transactions affect net income.

Derivative Volumes

The following table presents the gross notional amounts of derivative volumes as of December 31, 2011 and 2010:

	December 31,
	2011	2010
Derivative type	Notional Volume		Unit of Measure
Interest rate swaps:
Floating/fixed	$31,255	$15,800	Million US dollars
Basis (a)	$19,167	$15,200	Million US dollars
Natural gas:
Natural gas price hedge forward sales and purchases (b)	1,602	2,681	Million MMBtu
Locational basis swaps	728	1,092	Million MMBtu
All other	841	887	Million MMBtu
Electricity	105,673	143,776	GWh
Congestion Revenue Rights (c)	142,301	15,782	GWh
Coal	23	6	Million tons
Fuel oil	51	109	Million gallons
Uranium	480	—	Thousand pounds

(a)	Includes $1.417 billion notional amount of swaps entered into as of December 31, 2011 but not effective until February 2012.
(b)	Represents gross notional forward sales, purchases and options transactions in the natural gas price hedging program. The net amount of these transactions was approximately 700 million MMBtu and 1.0 billion MMBtu as of December 31, 2011 and 2010, respectively.
(c)	Represents gross forward purchases associated with instruments used to hedge price differences between settlement points in the new nodal wholesale market design implemented by ERCOT.

Credit Risk-Related Contingent Features of Derivatives

The agreements that govern our derivative instrument transactions may contain certain credit risk-related contingent features that could trigger liquidity requirements in the form of cash collateral, letters of credit or some other form of credit enhancement. Certain of those agreements require the posting of collateral if our credit rating is downgraded by one or more credit rating agency; however, due to our credit ratings being below investment grade, substantially all of such collateral posting requirements are already effective.

As of December 31, 2011 and 2010, the fair value of liabilities related to derivative instruments under agreements with credit risk-related contingent features that were not fully cash collateralized totaled $364 million and $408 million, respectively. The liquidity exposure associated with these liabilities was reduced by cash and letter of credit postings with the counterparties totaling $78 million and $65 million as of December 31, 2011 and 2010, respectively. If all the credit risk-related contingent features related to these derivatives had been triggered, including cross default provisions, as of December 31, 2011 and 2010, the remaining related liquidity requirement would have totaled $7 million and $18 million, respectively, after reduction for net accounts receivable and derivative assets under netting arrangements.

In addition, certain derivative agreements that are collateralized primarily with asset liens include indebtedness cross-default provisions that could result in the settlement of such contracts if there were a failure under other financing arrangements to meet payment terms or to comply with other covenants that could result in the acceleration of such indebtedness. As of December 31, 2011 and 2010, the fair value of derivative liabilities subject to such cross-default provisions, largely related to interest rate swaps, totaled $2.651 billion and $1.747 billion, respectively, before consideration of the amount of assets under the liens. No cash collateral or letters of credit were posted with these counterparties as of December 31, 2011 and 2010 to reduce the liquidity exposure. If all the credit risk-related contingent features related to these derivatives, including amounts related to cross-default provisions, had been triggered as of December 31, 2011 and 2010, the remaining related liquidity requirement after reduction for derivative assets under netting arrangements but before consideration of the amount of assets under the liens would have totaled $1.160 billion and $647 million, respectively. See Note 9 for a description of other obligations that are supported by asset liens.

As discussed immediately above, the aggregate fair values of liabilities under derivative agreements with credit risk-related contingent features, including cross-default provisions, totaled $3.015 billion and $2.155 billion as of December 31, 2011 and 2010, respectively. These amounts are before consideration of cash and letter of credit collateral posted, net accounts receivable and derivative assets under netting arrangements and assets under related liens.

Some commodity derivative contracts contain credit risk-related contingent features that do not provide for specific amounts to be posted if the features are triggered. These provisions include material adverse change, performance assurance, and other clauses that generally provide counterparties with the right to request additional credit enhancements. The amounts disclosed above exclude credit risk-related contingent features that do not provide for specific amounts or exposure calculations.

Concentrations of Credit Risk Related to Derivatives

TCEH has significant concentrations of credit risk with the counterparties to its derivative contracts. As of December 31, 2011, total credit risk exposure to all counterparties related to derivative contracts totaled $4.7 billion (including associated accounts receivable). The net exposure to those counterparties totaled $825 million as of December 31, 2011 after taking into effect master netting arrangements, setoff provisions and collateral. The net exposure, assuming setoff provisions in the event of default across all EFH Corp. consolidated subsidiaries, totaled $580 million. As of December 31, 2011, the credit risk exposure to the banking and financial sector represented 92% of the total credit risk exposure, a significant amount of which is related to the natural gas price hedging program, and the largest net exposure to a single counterparty totaled $245 million. Taking into account setoff provisions in the event of a default across all EFH Corp. consolidated subsidiaries did not materially affect this counterparty exposure.

Exposure to banking and financial sector counterparties is considered to be within an acceptable level of risk tolerance because a significant majority of this exposure is with counterparties with credit ratings of “A-” or better. However, this concentration increases the risk that a default by any of these counterparties would have a material effect on our financial condition, results of operations and liquidity. The transactions with these counterparties contain certain provisions that would require the counterparties to post collateral in the event of a material downgrade in their credit rating.

We maintain credit risk policies with regard to our counterparties to minimize overall credit risk. These policies authorize specific risk mitigation tools including, but not limited to, use of standardized master netting contracts and agreements that allow for netting of positive and negative exposures associated with a single counterparty. Credit enhancements such as parent guarantees, letters of credit, surety bonds, liens on assets and margin deposits are also utilized. Prospective material changes in the payment history or financial condition of a counterparty or downgrade of its credit quality result in the reassessment of the credit limit with that counterparty. The process can result in the subsequent reduction of the credit limit or a request for additional financial assurances. An event of default by one or more counterparties could subsequently result in termination-related settlement payments that reduce available liquidity if amounts are owed to the counterparties related to the derivative contracts or delays in receipts of expected settlements if the counterparties owe amounts to us.

15. INVESTMENTS

The investments balance consists of the following:

	December 31,	December 31,
	2011	2010
Nuclear plant decommissioning trust	$574	$536
Assets related to employee benefit plans, including employee savings programs, net of distributions	10	17
Land	41	41
Investment in unconsolidated affiliate	1	5
Miscellaneous other	3	3

Total investments	$629	$602

Nuclear Plant Decommissioning Trust

Investments in a trust that will be used to fund the costs to decommission the Comanche Peak nuclear generation plant are carried at fair value. Decommissioning costs are being recovered from Oncor’s customers as a delivery fee surcharge over the life of the plant and deposited in the trust fund. Net gains and losses on investments in the trust fund are offset by a corresponding change in receivables from/payables due to Oncor, reflecting changes in Oncor’s regulatory asset/liability. A summary of investments in the fund follows:

	December 31, 2011
	Cost (a)	Unrealized gain	Unrealized loss	Fair market value
Debt securities (b)	$231	$13	$(2)	$242
Equity securities (c)	230	121	(19)	332

Total	$461	$134	$(21)	$574

	December 31, 2010
	Cost (a)	Unrealized gain	Unrealized loss	Fair market value
Debt securities (b)	$221	$6	$(4)	$223
Equity securities (c)	213	115	(15)	313

Total	$434	$121	$(19)	$536

(a)	Includes realized gains and losses of securities sold.
(b)	The investment objective for debt securities is to invest in a diversified tax efficient portfolio with an overall portfolio rating of AA or above as graded by S&P or Aa2 by Moody’s. The debt securities are heavily weighted with municipal bonds. The debt securities had an average coupon rate of 4.38% and 4.61% and an average maturity of 6.3 years and 8.8 years as of December 31, 2011 and 2010, respectively.
(c)	The investment objective for equity securities is to invest tax efficiently and to match the performance of the S&P 500 Index.

Debt securities held as of December 31, 2011 mature as follows: $98 million in one to five years, $53 million in five to ten years and $91 million after ten years.

The following table summarizes proceeds from sales of available-for-sale securities and the related realized gains and losses from such sales.

	Year Ended December 31,
	2011	2010	2009
Realized gains	$1	$1	$1
Realized losses	$(3)	$(2)	$(6)
Proceeds from sales of securities	$2,419	$974	$3,064
Investments in securities	$(2,436)	$(990)	$(3,080)

Assets Related to Employee Benefit Plans

The majority of these assets represent cash surrender values of life insurance policies that are purchased to fund liabilities under deferred compensation plans. EFH Corp. pays the premiums and is the beneficiary of these life insurance policies.

16. PENSION AND OTHER POSTRETIREMENT EMPLOYEE BENEFITS (OPEB) PLANS

Pension Plan

Our subsidiaries are participating employers in the EFH Retirement Plan (Retirement Plan), a defined benefit pension plan sponsored by EFH Corp. The Retirement Plan is a qualified pension plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (Code) and is subject to the provisions of ERISA. All benefits are funded by the participating employers. The Retirement Plan provides benefits to participants under one of two formulas: (i) a Cash Balance Formula under which participants earn monthly contribution credits based on their compensation and a combination of their age and years of service, plus monthly interest credits or (ii) a Traditional Retirement Plan Formula based on years of service and the average earnings of the three years of highest earnings. The interest component of the Cash Balance Formula is variable and is determined using the yield on 30-year Treasury bonds. Under the Cash Balance Formula, future increases in earnings will not apply to prior service costs.

Effective October 1, 2007, all new employees, with the exception of employees hired by Oncor, are not eligible to participate in the Retirement Plan. It is EFH Corp.’s policy to fund the plans on a current basis to the extent deductible under existing federal tax regulations.

Our subsidiaries also participate in EFH Corp.’s supplemental unfunded retirement plans for certain employees whose retirement benefits cannot fully be earned under the qualified Retirement Plan, the information for which is included below.

Other Postretirement Employee Benefit (OPEB) Plan

Our subsidiaries participate with EFH Corp. and certain other affiliated subsidiaries of EFH Corp. to offer OPEB in the form of health care and life insurance to eligible employees and their eligible dependents upon the retirement of such employees. For employees retiring on or after January 1, 2002, the retiree contributions required for such coverage vary based on a formula depending on the retiree’s age and years of service. In 2011, we announced a change to the OPEB plan whereby, effective January 1, 2013, Medicare-eligible employees of the competitive business will be subject to a cap on increases in subsidies received under the plan to offset medical costs.

Pension and OPEB Costs Recognized as Expense

The following details net pension and OPEB costs recognized as expense. The pension and OPEB amounts provided represent allocations to us of amounts related to EFH Corp.’s plans.

	0000000	0000000	0000000
	Year Ended December 31,
	2011	2010	2009
Pension costs	$38	$28	$13
OPEB costs	14	11	9

Total benefit costs recognized as expense	$52	$39	$22

EFH Corp. uses the calculated value method to determine the market-related value of the assets held in trust. EFH Corp. includes the realized and unrealized gains or losses in the market-related value of assets over a rolling four-year period. Each year, 25% of such gains and losses for the current year and for each of the preceding three years is included in the market-related value. Each year, the market-related value of assets is increased for contributions to the plan and investment income and is decreased for benefit payments and expenses for that year.

Regulatory Recovery of Pension and OPEB Costs

PURA provides for the recovery by Oncor of pension and OPEB costs for all applicable former employees of the regulated predecessor integrated electric utility. These costs are associated with Oncor’s active and retired employees as well as active and retired personnel engaged in TCEH’s activities, related to their service prior to the deregulation and disaggregation of EFH Corp.’s business effective January 1, 2002. Accordingly, Oncor and TCEH entered into an agreement whereby Oncor assumed responsibility for applicable pension and OPEB costs related to those personnel.

Additional Multiemployer Plan Participation Disclosures

We have not been allocated any overfunded asset or underfunded liability related to our participation in EFH Corp.’s pension and OPEB plans. However, we are jointly and severally liable for all EFH Corp. pension and OPEB plan liabilities and are subject to certain risks including the following:

•	Funding/assets contributed by us may be used to provide benefits to employees from other participating entities;

•	We may be required to bear the unfunded obligations of another participating employer that stops making contributions, and

•	If we stop participating, we may be required to pay an amount to the plan based on the underfunded status of the plan.

Our share of contributions to the EFH Corp. Retirement Plan was zero percent in each of the years ended December 31, 2011 and 2010 and 18% in the year ended December 31, 2009. The plan was at least 80% funded for those periods as determined under the provisions of ERISA. The Employer Identification Number of the Retirement Plan is 75-2669310 and the plan number is 002.

Assumed Discount Rate

The discount rate reflected for net pension and OPEB costs is 5.50% and 5.55%, respectively, for the year ended December 31, 2011, 5.90% for both plans for the year ended December 31, 2010 and 6.90% and 6.85%, respectively, for the year ended December 31, 2009. The expected rate of return on plan assets reflected in the 2011 cost amounts is 7.7% and 7.1% for the pension plan assets and OPEB assets, respectively.

Thrift Plan

Our employees may participate in a qualified savings plan, the EFH Thrift Plan (Thrift Plan). This plan is a participant-directed defined contribution plan intended to qualify under Section 401(a) of the Code, and is subject to the provisions of ERISA. Under the terms of the Thrift Plan, employees who do not earn more than the IRS threshold compensation limit used to determine highly compensated employees may contribute, through pre-tax salary deferrals and/or after-tax payroll deductions, the lesser of 75% of their regular salary or wages or the maximum amount permitted under applicable law. Employees who earn more than such threshold may contribute from 1% to 16% of their regular salary or wages. Employer matching contributions are also made in an amount equal to 100% of the first 6% of employee contributions for employees who are covered under the Cash Balance Formula of the Retirement Plan, and 75% of the first 6% of employee contributions for employees who are covered under the Traditional Retirement Plan Formula of the Retirement Plan. Employer matching contributions are made in cash and may be allocated by participants to any of the plan’s investment options. Our contributions to the Thrift Plan totaled $18 million, $17 million and $16 million for the years ended December 31, 2011, 2010 and 2009, respectively.

17. STOCK-BASED COMPENSATION

In December 2007, EFH Corp. established the 2007 Stock Incentive Plan for Key Employees of EFH Corp. and its Affiliates (2007 SIP). We bear the costs of EFH Corp.’s 2007 SIP for applicable management personnel engaged in our business activities. Incentive awards under the 2007 SIP may be granted to directors and officers and qualified managerial employees of EFH Corp. or its subsidiaries or affiliates in the form of non-qualified stock options, stock appreciation rights, restricted shares, deferred shares, shares of common stock, the opportunity to purchase shares of common stock and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of EFH Corp.’s shares of common stock.

Stock-based compensation expense recorded in the years ended December 31, 2011, 2010 and 2009 was as follows:

	000000000	000000000	000000000
	Year Ended December 31,
Type of award	2011	2010	2009
Restricted stock units granted to employees	$2	$—	$—
Stock options granted to employees	4	9	5
Other share and share-based awards	(1)	(2)	(1)

Total compensation expense	$5	$7	$4

Restricted Stock Units — Restricted stock unit activity, all of which occurred in 2011, consisted of the issuance of 11.2 million units in exchange for stock options as discussed below, grants of 2.2 million units and forfeitures of 0.4 million units. Restricted stock units vest as common stock of EFH Corp, upon the earlier of September 2014 or a change of control, or on a prorated basis upon certain defined events such as termination of employment. Compensation expense per unit is based on the estimated value of EFH Corp. stock at the grant date, less a marketability discount factor. To determine expense related to units issued in exchange for stock options, the unit value is further reduced by the fair value of the options exchanged. As of December 31, 2011, there was approximately $9.4 million of unrecognized compensation expense related to nonvested restricted stock units expected to be recognized by us through September 2014.

Stock Options — Options to purchase 0.2 million and 9.0 million shares of EFH Corp. common stock were granted to certain of our management employees in 2010 and 2009, respectively. No options were granted in 2011. Of the options granted in 2009, 6.3 million were granted in exchange for previously granted options. The exercise period for vested awards was 10 years from the grant date. The options initially provided the holder the right to purchase EFH Corp. common stock for $5.00 per share. The terms of the options were fixed at grant date. One-half of the options initially granted were to vest solely based upon continued employment over a specific period of time, generally five years, with the options vesting ratably on an annual basis over the period (Time-Based Options). One-half of the options initially granted were to vest based upon both continued employment and the achievement of targeted five-year EFH Corp. EBITDA levels (Performance-Based Options). Prior to vesting, expenses were recorded if the achievement of the EBITDA levels was probable, and amounts recorded were adjusted or reversed if the probability of achievement of such levels changed. Probability of vesting was evaluated at least each quarter. The stock option expense presented in the table above relates to Time-Based Options except for $1.6 million in 2010 related to Performance-Based Options.

In October 2009, in consideration of the then recent economic dislocation and the desire to provide incentives for retention, grantees of Performance-Based Options (excluding named executive officers and a small group of other employees) were provided an offer, which substantially all accepted, to exchange their unvested Performance-Based Options granted under the 2007 SIP with a strike price of $5.00 per share and a vesting schedule through October 2012 for new time-based stock options (Cliff-Vesting Options) with a strike price of $3.50 per share (the then most recent market valuation of each share), with one-half of these options to vest in September 2012 and one-half of these options to vest in September 2014. Additionally, certain named executive officers and a small group of other employees were granted an aggregate 2.0 million Cliff-Vesting Options with a strike price of $3.50 per share, to vest in September 2014, and substantially all of these employees also accepted an offer to exchange half of their unvested Performance-Based Options with a strike price of $5.00 per share and a vesting schedule through December 2012 for new time-based stock options with a strike price of $3.50 per share, to vest in September 2014.

In December 2010, in consideration of the desire to enhance retention incentives, EFH Corp. offered employee grantees of all stock options (excluding named executive officers and a limited number of other employees) the right to exchange their vested and unvested options for restricted stock units payable in shares (at a ratio of two options for each stock unit). The exchange offer closed in late February 2011, and substantially all of our eligible employees accepted the offer, which resulted in the issuance of 6.5 million restricted stock units in exchange for 11.1 million time-based options (including 3.5 million that were vested) and 1.9 million performance-based options (including 1.4 million that were vested).

In October 2011, in consideration of the desire to enhance retention incentives, EFH Corp. offered its named executive officers and a limited number of other officers (including certain of our officers) the right to exchange their vested and unvested options for restricted stock units payable in shares on terms largely consistent with offers made in December 2010 to other employee grantees of stock options. The exchange offer closed in October 2011, and all eligible employees accepted the offer, which resulted in the issuance of 4.6 million restricted stock units in exchange for 7.3 million time-based options (including 3.2 million that were vested) and 1.9 million performance-based options (including 1.8 million that were vested).

The fair value of all options granted was estimated using the Black-Scholes option pricing model and the assumptions noted in the table below. Since EFH Corp. is a private company, expected volatility was based on actual historical experience of comparable publicly-traded companies for a term corresponding to the expected life of the options. The expected life represents the period of time that options granted were expected to be outstanding and was calculated using the simplified method prescribed by the SEC Staff Accounting Bulletin No. 107. The simplified method was used since EFH Corp. did not have stock option history upon which to base the estimate of the expected life and data for similar companies was not reasonably available. The risk-free rate was based on the US Treasury security with terms equal to the expected life of the option as of the grant date.

The weighted average grant-date fair value of the Time-Based Options granted in 2010 and 2009 was $1.36 and $1.32 per option, respectively. The weighted-average grant-date fair value of the Performance-Based Options granted in 2009 ranged from $1.16 to $1.42 depending upon the performance period.

Assumptions supporting the fair values were as follows:

	Year Ended December 31,
	2010	2009	2009
Assumptions:	Time-Based Options		Performance-Based Options
Expected volatility	35%	30%	30%
Expected annual dividend	—	—	—
Expected life (in years)	6.8	6.4 –7.4	5.6 – 7.6
Risk-free rate	2.99%	2.54% –3.14%	2.51% – 3.25%

Compensation expense for Time-Based Options is based on the grant-date fair value and recognized over the original vesting period as employees perform services. As of December 31, 2011, there was approximately $6.7 million of unrecognized compensation expense related to nonvested Time-Based Options, which is expected to be recognized ratably over a remaining weighted-average period of approximately one to three years. The exchange of time-based options for restricted stock units was considered a modification of the option award for accounting purposes.

A summary of Time-Based Options activity is presented below:

	00000000	00000000
		Weighted
		Average
	Options	Exercise
Time-Based Options Activity in 2011:	(millions)	Price
Total outstanding as of beginning of period	18.7	$4.30
Granted	—	$—
Exercised	—	$—
Forfeited	—	$—
Exchanged	(18.4)	$4.30

Total outstanding as of end of period (weighted average remaining term of 6—10 years)	0.3	$4.30
Exercisable as of end of period (weighted average remaining term of 6—10 years)	—	$—
Expected forfeitures	(0.3)	$4.30

Expected to vest as of end of period (weighted average remaining term of 6—10 years)	—	$—

	0000000	0000000
		Weighted
		Average
	Options	Exercise
Time-Based Options Activity in 2010:	(millions)	Price
Total outstanding as of beginning of period	20.0	$4.34
Granted	0.2	$2.18
Exercised	—	$—
Forfeited	(1.5)	$4.59

Total outstanding as of end of period (weighted average remaining term of 7—10 years)	18.7	$4.30
Exercisable as of end of period (weighted average remaining term of 7—10 years)	(2.5)	$4.77
Expected forfeitures	(0.1)	$5.00

Expected to vest as of end of period (weighted average remaining term of 7—10 years)	16.1	$4.22

	00000000	00000000
		Weighted
		Average
	Options	Exercise
Time-Based Options Activity in 2009:	(millions)	Price
Total outstanding as of beginning of period	13.3	$5.00
Granted	8.8	$3.50
Exercised	—	$—
Forfeited	(2.1)	$5.00

Total outstanding as of end of period (weighted average remaining term of 8—10 years)	20.0	$4.34
Exercisable as of end of period (weighted average remaining term of 8—10 years)	(2.2)	$5.00
Expected forfeitures	(0.1)	$5.00

Expected to vest as of end of period (weighted average remaining term of 8—10 years)	17.7	$4.25

	0000000	0000000	0000000	0000000	0000000	0000000
	2011		2010		2009
Nonvested Time-Based Options Activity:	Options (millions)	Grant-Date Fair Value	Options (millions)	Grant-Date Fair Value	Options (millions)	Grant-Date Fair Value
Total nonvested as of beginning of period	11.7	$1.55	15.5	$1.63	11.0	$2.05
Granted	—	$—	0.2	$1.36	8.8	$1.32
Vested	—	$—	(2.5)	$1.92	(2.2)	$1.93
Forfeited	—	$—	(1.5)	$1.72	(2.1)	$1.84
Exchanged	(11.7)	$1.55	—	$—	—	$—

Total nonvested as of end of period	—	$—	11.7	$1.55	15.5	$1.63

Compensation expense for Performance-Based Options was based on the grant-date fair value and recognized over the requisite performance and service periods for each tranche of options depending upon the achievement of financial performance.

As of December 31, 2011, there was no unrecognized compensation expense related to nonvested Performance-Based Options because the options are no longer expected to vest as a result of exchanges. A total of 2.4 million of the 2008 and 0.9 million of the 2009 Performance-Based Options had vested.

A summary of Performance-Based Options activity is presented below:

	00000000	00000000
Weighted
Average
	Options	Exercise
Performance-Based Options Activity in 2011:	(millions)	Price
Outstanding as of beginning of period	3.8	$5.00
Granted	—	$—
Exercised	—	$—
Forfeited	—	$—
Exchanged	(3.8)	$5.00

Total outstanding as of end of period (weighted average remaining term of 6 to 8 years)	—	$—
Exercisable as of end of period (weighted average remaining term of 6 to 8 years)	—	$—
Expected forfeitures	—	$—

Expected to vest as of end of period (weighted average remaining term of 6 to 8 years)	—	$—

	00000000	00000000
		Weighted
		Average
	Options	Exercise
Performance-Based Options Activity in 2010:	(millions)	Price
Outstanding as of beginning of period	4.9	$5.00
Granted	—	$—
Exercised	—	$—
Forfeited	(1.1)	$5.00
Exchanged	—	$—

Total outstanding as of end of period (weighted average remaining term of 7 to 10 years)	3.8	$5.00
Exercisable as of end of period (weighted average remaining term of 7 to 10 years)	(0.9)	$5.00
Expected forfeitures	—	$—

Expected to vest as of end of period (weighted average remaining term of 7 to 10 years)	2.9	$5.00

	0000000	0000000
Performance-Based Options Activity in 2009:	Options (millions)	Weighted Average Exercise Price
Outstanding as of beginning of period	13.1	$5
Granted	0.2	$3.5
Exercised	—	$—
Forfeited	(2.1)	$5
Exchanged	(6.3)	$5

Total outstanding as of end of period (weighted average remaining term of 8 to 10 years)	4.9	$5
Exercisable as of end of period (weighted average remaining term of 8 to 10 years)	(2.4)	$5
Expected forfeitures	(0.1)	$5

Expected to vest as of end of period (weighted average remaining term of 8 to 10 years)	2.4	$5

	2011		2010		2009
	Options	Grant- Date	Options	Grant- Date	Options	Grant- Date
Nonvested Performance-Based Nonvested Options Activity:	(millions)	Fair Value	(millions)	Fair Value	(millions)	Fair Value
Total nonvested as of beginning of period	0.5	$1.16 - 2.01	2.5	$1.16 – 2.01	13.1	$1.73 – 2.25
Granted	—	—	—	—	0.2	$1.16 – 1.42
Vested	—	—	(0.9)	$1.77 – 1.87	(2.4)	$1.73 – 2.25
Forfeited	—	—	(1.1)	$1.65 – 1.87	(2.1)	$1.77 – 1.92
Exchanged	(0.5)	$1.16 - 2.01	—	—	(6.3)	$1.13 – 2.25

Total nonvested as of end of period	—	$1.16 - 2.01	0.5	$1.16 – 2.01	2.5	$1.16 – 2.01

Other Share and Share-Based Awards — In 2008, EFH Corp. granted 1.75 million deferred share awards, each of which represents the right to receive one share of EFH Corp. stock, to certain of our management employees who agreed to forego share-based awards that vested at the Merger date. The deferred share awards are fully vested and are payable in cash or stock upon the earlier of a change of control or separation of service. No expense was recorded in 2008 related to these awards. An additional 150 thousand deferred share awards were granted to certain of our management employees in 2008, which are payable in cash or stock, all of which have since vested or have been surrendered upon termination of employment. Expenses recognized in 2010 and 2009 related to these grants totaled $0.1 million and $0.4 million, respectively. The deferred share awards are accounted for as liability awards; therefore, the effects of changes in estimated value of EFH Corp. shares are recognized in earnings. As a result of the decline in estimated value of EFH Corp. shares, share-based compensation expense in 2011, 2010 and 2009 was reduced by $1.0 million, $1.9 million and $1.4 million, respectively.

18. RELATED-PARTY TRANSACTIONS

The following represent our significant related-party transactions:

•

TCEH’s retail operations pay electricity delivery fees to Oncor. Amounts expensed for these fees totaled $1.0 billion, $1.1 billion and $1.0 billion for the years ended December 31, 2011, 2010 and 2009, respectively. The fees are based on rates regulated by the PUCT that apply to all REPs. The balance sheet as of December 31, 2011 and 2010 reflects amounts due currently to Oncor totaling $138 million and $143 million, respectively, (included in trade accounts and other payables to affiliates) primarily related to these electricity delivery fees.

•

Oncor’s bankruptcy-remote financing subsidiary has issued securitization bonds to recover generation-related regulatory assets through a transition surcharge to its customers. Oncor’s incremental income taxes related to the transition surcharges it collects are being reimbursed by TCEH. Therefore, the balance sheet reflects a noninterest bearing note payable maturing in 2016 to Oncor of $179 million ($41 million current portion included in trade accounts and other payables to affiliates) and $217 million ($39 million current portion included in trade accounts and other payables to affiliates) as of December 31, 2011 and 2010, respectively. TCEH’s payments on the note totaled $39 million, $37 million and $35 million for the years ended December 31, 2011, 2010 and 2009, respectively.

•

TCEH reimburses Oncor for interest expense on Oncor’s bankruptcy-remote financing subsidiary’s securitization bonds. This interest expense, which is paid on a monthly basis, totaled $32 million, $37 million and $42 million for the years ended December 31, 2011, 2010 and 2009, respectively.

•

Notes receivable from EFH Corp. are payable to TCEH on demand and arise from cash loaned for debt principal and interest payments and other general corporate purposes of EFH Corp. As of December 31, 2011 and 2010, the notes consisted of:

	December 31, 2011	December 31, 2010
Note related to debt principal and interest payments	$1,359	$916
Note related to general corporate purposes	$233	$1,005

Total	$1,592	$1,921

The principal and interest related demand note has been guaranteed by EFIH and EFCH on a pari passu basis with the EFH Corp. Senior Notes since the Merger. In connection with the amendment to the TCEH Senior Secured Facilities discussed in Note 9, the note related to net borrowings for general corporate purposes is also now guaranteed by EFIH and EFCH on the same basis as the principal and interest related demand note, and $770 million of the note was repaid in April 2011. These demand notes have been pledged as collateral under the TCEH Senior Secured Facilities. As of December 31, 2011, $670 million of the total $1.6 billion of demand notes receivable from EFH Corp. are reported as current in the balance sheet. The current amount represents the amount of outstanding borrowings as of December 31, 2011 under the TCEH Revolving Credit Facility, which are classified as current liabilities and collateralized by the demand notes. Further, EFH Corp. has sufficient liquidity as of December 31, 2011 to repay the current amount. In February 2012, $650 million of the P&I Note was repaid by EFH Corp. bringing the balance of the demand notes to approximately $960 million. The repayment was funded by a debt issuance at EFIH in February 2012. The average daily balance of the notes totaled $1.542 billion, $1.588 billion and $944 million for the years ended December 31, 2011, 2010 and 2009, respectively. The notes carry interest at a rate based on the one-month LIBOR rate plus 5.00% and interest income totaled $82 million, $85 million and $51 million for the years ended December 31, 2011, 2010 and 2009, respectively.

TCEH had a demand note payable to EFH Corp. totaling $770 million for the period February to December 2010 and again for the period January to April 2011. The proceeds from the note were used to repay borrowings under the TCEH Revolving Credit Facility (see Note 9). The average daily balance of the note was $184 million and $644 million for the years ended December 31, 2011 and 2010, respectively. The note carried interest at a rate based on the one-month LIBOR rate plus 3.50%, and interest expense totaled $7 million and $25 million for the years ended December 31, 2011 and 2010, respectively. In addition, EFCH has a demand note payable to EFH Corp., the proceeds from which were used to repay outstanding debt. The note totaled $57 million and $46 million as of December 31, 2011 and 2010, respectively, and carried interest at a rate based on the one-month LIBOR rate plus 5.00%.

•

Receivables from affiliates are measured at historical cost and primarily consist of notes receivable for cash loaned to EFH Corp. for debt principal and interest payments and other general corporate purposes of EFH Corp. as discussed above. TCEH reviews economic conditions, counterparty credit scores and historical payment activity to assess the overall collectability of its affiliated receivables. There were no credit loss allowances as of December 31, 2011 and 2010.

•

Our subsidiaries pay a subsidiary of EFH Corp. for information technology, financial, accounting and other administrative services at cost. These costs, which are primarily reported in SG&A expenses, totaled $213 million, $193 million and $82 million for the years ended December 31, 2011, 2010 and 2009, respectively.

•

Under Texas regulatory provisions, the trust fund for decommissioning the Comanche Peak nuclear generation facility, reported in investments on our balance sheet, is funded by a delivery fee surcharge billed to REPs by Oncor and remitted monthly to TCEH , with the intent that the trust fund assets will be sufficient to fund the decommissioning liability. The delivery fee surcharges remitted to TCEH totaled $17 million in the year ended December 31, 2011 and $16 million in each of the years ended December 31, 2010 and 2009, respectively. Income and expenses associated with the trust fund and the decommissioning liability are offset by a net change in the intercompany receivable/payable between Oncor and us, which in turn results in a change in Oncor’s net regulatory asset/liability. As of December 31, 2011 and 2010, the excess of the trust fund balance over the decommissioning liability resulted in a payable to Oncor totaling $225 million and $206 million, respectively, included in notes or other liabilities due affiliates in the balance sheet.

•

TCEH had posted cash collateral totaling $4 million as of December 31, 2010 to Oncor related to interconnection agreements for the generation unit developed by TCEH. The collateral was returned in April 2011. The collateral was reported in our December 31, 2010 balance sheet in other current assets.

•

EFH Corp. files a consolidated federal income tax return; however, under a tax sharing agreement, our federal income tax and Texas margin tax expense and related balance sheet amounts, including income taxes payable to or receivable from EFH Corp., are recorded as if we file our own corporate income tax return. As a result, we had income taxes payable to EFH Corp. of $74 million and $21 million as of December 31, 2011 and 2010, respectively. We made income tax payments to EFH Corp. totaling $123 million, $49 million and $27 million for the years ended December 31, 2011, 2010 and 2009, respectively.

•

Certain transmission and distribution utilities in Texas have tariffs in place to assure adequate credit worthiness of any REP to support the REP’s obligation to collect securitization bond-related (transition) charges on behalf of the utility. Under these tariffs, as a result of TCEH’s credit rating being below investment grade, TCEH is required to post collateral support in an amount equal to estimated transition charges over specified time periods. Accordingly, as of December 31, 2011 and 2010, TCEH had posted letters of credit in the amount of $12 million and $14 million, respectively, for the benefit of Oncor.

•

Oncor and Texas Holdings agreed to the terms of a stipulation with major interested parties to resolve all outstanding issues in the PUCT review related to the Merger. As part of this stipulation, TCEH would be required to post a letter of credit in an amount equal to $170 million to secure its payment obligations to Oncor in the event, which has not occurred, two or more rating agencies downgrade Oncor’s credit ratings below investment grade.

•

In 2007, TCEH entered into the TCEH Senior Secured Facilities with syndicates of financial institutions and other lenders. These syndicates included affiliates of GS Capital Partners, which is a member of the Sponsor Group. Affiliates of each member of the Sponsor Group, have from time to time engaged in commercial banking transactions with us and/or provided financial advisory services to us, in each case in the normal course of business, and participated on terms similar to nonaffiliated lenders in the April 2011 amendment and extension of the TCEH Senior Secured Facilities discussed in Note 9.

•

In the year ended December 31, 2011, fees paid to Goldman, Sachs & Co. (Goldman), an affiliate of GS Capital Partners, related to debt issuances and exchanges totaled $26 million, described as follows: (i) Goldman acted as a joint lead arranger and joint book-runner in the April 2011 amendment and extension of the TCEH Senior Secured Facilities discussed in Note 9 and received fees totaling $17 million; (ii) Goldman also acted as a joint book-running manager and initial purchaser in the issuance of $1.750 billion principal amount of TCEH Senior Secured Notes as part of the April 2011 amendment and extension and received fees totaling $9 million. Affiliates of KKR and TPG Capital, L.P. served as advisers to these transactions and each received $5 million as compensation for their services.

In October 2010, Goldman acted as an initial purchaser in the issuance of $350 million principal amount of TCEH 15% Senior Secured Second Lien Notes (Series B) as discussed in Note 9 and received fees totaling $1 million.

•	Affiliates of GS Capital Partners are parties to certain commodity and interest rate hedging transactions with us in the normal course of business.

•	Affiliates of the Sponsor Group have, and in the future may, sell or acquire debt or debt securities issued by us in open market transactions or through loan syndications.

•	As a result of debt repurchase and exchange transactions in 2009, 2010 and 2011, EFH Corp. and EFIH held as investments TCEH debt securities as follows (principal amounts):

	December 31, 2011	December 31, 2010
TCEH Senior Notes
Held by EFH Corp.	$284	$244
Held by EFIH	79	79
TCEH Term Loan Facilities
Held by EFH Corp.	19	20

Total	$382	$343

Interest expense on the notes totaled $34 million, $30 million and $2 million for the years ended December 31, 2011, 2010 and 2009, respectively.

See Notes 9 and 10 for guarantees and push-down of certain EFH Corp. debt, Note 16 for allocation of EFH Corp. pension and OPEB costs to us and Note 17 for discussion of stock-based compensation.

19. SUPPLEMENTARY FINANCIAL INFORMATION

Interest Expense and Related Charges

	Year Ended December 31,
	2011	2010	2009
Interest paid/accrued (including net amounts settled/accrued under interest rate swaps)	$2,618	$2,477	$2,560
Accrued interest to be paid with additional toggle notes (Note 9)	166	217	207
Unrealized mark-to-market net (gain) loss on interest rate swaps	812	207	(696)
Amortization of interest rate swap losses at dedesignation of hedge accounting	27	87	183
Amortization of fair value debt discounts resulting from purchase accounting	17	17	17
Amortization of debt issuance, amendment and extension costs and discounts (a)	183	122	124
Capitalized interest	(31)	(60)	(274)

Total interest expense and related charges	$3,792	$3,067	$2,121

(a)	Includes write-off in the second quarter 2011 of $16 million of previously deferred fees as a result of the amendment and extension transactions in April 2011 (see Note 9).

Restricted Cash

	As of December 31, 2011		As of December 31, 2010
	Current	Noncurrent	Current	Noncurrent
	Assets	Assets	Assets	Assets
Amounts related to TCEH’s Letter of Credit Facility (See Note 9)	$—	$947	$—	$1,135
Amounts related to margin deposits held	129	—	33	—

Total restricted cash	$129	$947	$33	$1,135

Inventories by Major Category

	December 31,
	2011	2010
Materials and supplies	$177	$162
Fuel stock	203	198
Natural gas in storage	38	35

Total inventories	$418	$395

Property, Plant and Equipment

	December 31,
	2011	2010
Generation and mining	$22,607	$22,313
Other assets	427	387

Total	23,034	22,700
Less accumulated depreciation	4,723	3,490

Net of accumulated depreciation	18,311	19,210
Construction work in progress	575	580
Nuclear fuel (net of accumulated amortization of $776 and $610)	320	353
Held for sale	12	12

Property, plant and equipment — net	$19,218	$20,155

Depreciation expense totaled $1.330 billion, $1.245 billion and $1.051 billion for the years ended December 31, 2011, 2010 and 2009, respectively.

We began depreciating two newly constructed lignite-fueled generation units in the fourth quarter 2009 and the third new unit in the second quarter 2010.

Assets related to capitalized leases included above totaled $67 million and $78 million as of December 31, 2011 and 2010, respectively, net of accumulated depreciation.

Asset Retirement Obligations

These liabilities primarily relate to nuclear generation plant decommissioning, land reclamation related to lignite mining, removal of lignite/coal-fueled plant ash treatment facilities and generation plant asbestos removal and disposal costs. There is no earnings impact with respect to the recognition of the asset retirement costs for nuclear decommissioning, as all costs are recoverable through the regulatory process as part of Oncor’s rates.

The following table summarizes the changes to the asset retirement liability, reported in other current liabilities and other noncurrent liabilities and deferred credits in the balance sheet, during the years ended December 31, 2011 and 2010:

	00000000000	00000000000	00000000000
	Nuclear Plant Decommissioning	Mining Land Reclamation and Other	Total
Liability as of January 1, 2010	$794	$154	$948
Additions:
Accretion	32	25	57
Incremental reclamation costs	—	33	33
Reductions:
Payments	—	(48)	(48)
Adjustment for new cost estimate (a)	(497)	—	(497)

Liability as of December 31, 2010	329	164	493
Additions:
Accretion	19	29	48
Incremental reclamation costs	—	67	67
Reductions:
Payments	—	(72)	(72)

Liability as of December 31, 2011	348	188	536
Less amounts due currently	—	(31)	(31)

Noncurrent liability as of December 31, 2011	$348	$157	$505

(a)	The adjustment resulted from a new cost estimate completed in 2010. In accordance with regulatory requirements, a new cost estimate is completed every five years. A decline in the liability was driven by lower cost escalation assumptions in the new estimate. The reduction in the liability was offset in part by a reduction in the carrying value of the nuclear facility with the balance offset by an increase in the noncurrent liability to Oncor, which in turn resulted in a regulatory liability on Oncor’s balance sheet. (Also see Note 18.)

Other Noncurrent Liabilities and Deferred Credits

The balance of other noncurrent liabilities and deferred credits consists of the following:

	December 31,
	2011	2010
Uncertain tax positions (including accrued interest) (Note 5)	$1,220	$1,059
Asset retirement and mining reclamation obligations	505	452
Unfavorable purchase and sales contracts	647	673
Retirement plan and other employee benefits	44	44
Other	8	8

Total other noncurrent liabilities and deferred credits	$2,424	$2,236

Unfavorable Purchase and Sales Contracts — Unfavorable purchase and sales contracts primarily represent the extent to which contracts on a net basis were unfavorable to market prices as of the date of the Merger. These are contracts for which: (i) TCEH has made the “normal” purchase or sale election allowed or (ii) the contract did not meet the definition of a derivative under accounting standards related to derivative instruments and hedging transactions. Under purchase accounting, TCEH recorded the value as of October 10, 2007 as a deferred credit. Amortization of the deferred credit related to unfavorable contracts is primarily on a straight-line basis, which approximates the economic realization, and is recorded as revenues or a reduction of purchased power costs as appropriate. The amortization amount totaled $26 million in 2011 and $27 million in both 2010 and 2009. Favorable purchase and sales contracts are recorded as intangible assets (see Note 4).

The estimated amortization of unfavorable purchase and sales contracts for each of the next five fiscal years is as follows:

Year	Amount
2012	$27
2013	26
2014	25
2015	25
2016	25

Outsourcing Exit Liabilities

In connection with the closing of the Merger, EFH Corp. and TCEH commenced a review, under the change of control provision, of certain outsourcing arrangements with Capgemini, Capgemini America, Inc. and Capgemini North America, Inc. (collectively, CgE). In 2008, EFH Corp. and TCEH entered separation agreements with CgE that, among other things, terminated the outsourcing arrangements under which Capgemini had provided outsourced support services, including information technology, customer care and billing, human resources, procurement and certain finance and accounting activities. The effects of the termination of the outsourcing arrangements, including an accrued liability of $38 million for incremental costs to exit and transition the services, were included in the final purchase price allocation for the Merger. The following table summarizes the changes to the exit liability:

0,000
Liability for exit activities as of January 1, 2009	$38
Payments recorded against liability	(24)
Other adjustments to the liability (a)	(11)

Liability for exit activities as of December 31, 2009	$3
Payments recorded against liability	(1)
Other adjustments to the liability (a)	(2)

Liability for exit activities as of December 31, 2010	$—

(a)	Represents reversal of exit liabilities due primarily to a shorter than expected outsourcing services transition period.

Supplemental Cash Flow Information

	Year Ended December 31,
	2011	2010	2009
Cash payments (receipts) related to:
Interest paid (a)	$2,469	$2,269	$2,305
Capitalized interest	(31)	(60)	(274)

Interest paid (net of capitalized interest) (a)	2,438	2,209	2,031
Income taxes	123	49	27
Noncash investing and financing activities:
Effect of push down of debt from Parent	(167)	(1,618)	(33)
Effect of Parent’s payment of interest and issuance of toggle notes as consideration for cash interest, net of tax, on pushed down debt	33	(99)	227
Principal amount of TCEH Toggle Notes issued in lieu of cash interest (Note 9)	162	211	202
Capital leases	—	—	15
Contribution related to EFH Corp. stock-based compensation	5	7	4
Construction expenditures (b)	62	83	130
Debt exchange transactions	—	527	—
Gain on termination of long-term power sales contract (Note 7)	—	116	—

(a)	Net of interest received on interest rate swaps.
(b)	Represents end-of-period accruals.

20. SUPPLEMENTAL GUARANTOR CONDENSED FINANCIAL INFORMATION

As of December 31, 2011, TCEH and TCEH Finance, as Co-Issuers, had outstanding $5.056 billion aggregate principal amount of 10.25% Senior Notes Due 2015, 10.25% Senior Notes due 2015 Series B and Toggle Notes (collectively, the TCEH Senior Notes) and $1.571 billion aggregate principal amount of 15% Senior Secured Second Lien Notes due 2021 and 15% Senior Secured Second Lien Notes due 2021 (Series B) (collectively, the TCEH Senior Secured Second Lien Notes). The TCEH Senior Notes and the TCEH Senior Secured Second Lien Notes are unconditionally guaranteed by EFCH and by each subsidiary (all 100% owned by TCEH) that guarantees the TCEH Senior Secured Facilities (collectively, the Guarantors). The guarantees issued by the Guarantors are full and unconditional, joint and several guarantees of the TCEH Senior Notes and the TCEH Senior Secured Second Lien Notes. The guarantees of the TCEH Senior Notes rank equally with any senior unsecured indebtedness of the Guarantors and rank effectively junior to all of the secured indebtedness of the Guarantors to the extent of the assets securing that indebtedness. The guarantees of the TCEH Senior Secured Second Lien Notes rank equally in right of payment with all senior indebtedness of TCEH, are senior in right of payment to all existing or future unsecured debt of TCEH to the extent of the value of the TCEH Collateral (after taking into account any first-priority liens on the TCEH Collateral) and are senior in right of payment to any future subordinated debt of TCEH. These notes are effectively subordinated to TCEH’s obligations under the TCEH Senior Secured Facilities, the TCEH Senior Secured Notes issued in April 2011 (see Note 9) and TCEH’s commodity and interest rate hedges that are secured by a first-priority lien on the TCEH Collateral and any future obligations subject to first-priority liens on the TCEH Collateral, to the extent of the value of the TCEH Collateral. All other subsidiaries of EFCH, either direct or indirect, do not guarantee the TCEH Senior Notes or TCEH Senior Secured Second Lien Notes (collectively the Non-Guarantors). The indentures governing the TCEH Senior Notes and the TCEH Senior Secured Second Lien Notes contain certain restrictions, subject to certain exceptions, on EFCH’s ability to pay dividends or make investments. See Note 11.

The following tables have been prepared in accordance with Regulation S-X Rule 3-10, “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered” in order to present the condensed consolidating statements of income and of cash flows of EFCH (Parent), TCEH (Issuer), the Guarantors and the Non-Guarantors for the years ended December 31, 2011, 2010 and 2009 and the condensed consolidating balance sheets as of December 31, 2011 and December 31, 2010 of the Parent, Issuer, the Guarantors and the Non-Guarantors. Investments in consolidated subsidiaries are accounted for under the equity method. The presentations reflect the application of SEC Staff Accounting Bulletin Topic 5J, “Push Down Basis of Accounting Required in Certain Limited Circumstances,” including the effects of the push down of $319 million and $464 million of the EFH Corp. Senior Notes and $388 million and $386 million of the EFH Corp. Senior Secured Notes to the Parent as of December 31, 2011 and December 31, 2010, respectively, and the TCEH Senior Notes, TCEH Senior Secured Notes (2011 only), TCEH Senior Secured Second Lien Notes and TCEH Senior Secured Facilities to the Other Guarantors as of December 31, 2011 and December 31, 2010. TCEH Finance’s sole function is to be the co-issuer of the certain TCEH debt securities; therefore, it has no other independent assets, liabilities or operations (see Note 9).

EFCH (parent entity) received no dividends/distributions from its consolidated subsidiaries for the years ended December 31, 2011, 2010 and 2009.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Statements of Income (Loss)

For the Year Ended December 31, 2011

(Millions of Dollars)

	Parent Guarantor	Issuer	Other Guarantors	Non- guarantors	Eliminations	Consolidated
Operating revenues	$—	$—	$7,040	$11	$(11)	$7,040
Fuel, purchased power costs and delivery fees	—	—	(3,396)	—	—	(3,396)
Net gain (loss) from commodity hedging and trading activities	—	1,018	(7)	—	—	1,011
Operating costs	—	—	(924)	—	—	(924)
Depreciation and amortization	—	—	(1,470)	—	—	(1,470)
Selling, general and administrative expenses	—	—	(735)	(4)	11	(728)
Franchise and revenue-based taxes	—	—	(96)	—	—	(96)
Other income	6	(16)	58	—	—	48
Other deductions	—	(87)	(437)	—	—	(524)
Interest income	—	381	694	—	(989)	86
Interest expense and related charges	(94)	(4,370)	(2,301)	(7)	2,980	(3,792)

Loss before income taxes and equity earnings of subsidiaries	(88)	(3,074)	(1,574)	—	1,991	(2,745)

Income tax benefit	26	1,067	520	—	(670)	943

Equity earnings (losses) of subsidiaries	(1,740)	267	—	—	1,473	—

Net loss	$(1,802)	$(1,740)	$(1,054)	$—	$2,794	$(1,802)

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

Condensed Consolidating Statements of Income (Loss)

For the Year Ended December 31, 2010

(Millions of Dollars)

	Parent Guarantor	Issuer	Other Guarantors	Non- guarantors	Eliminations	Consolidated
Operating revenues	$—	$—	$8,223	$12	$—	$8,235
Fuel, purchased power costs and delivery fees	—	—	(4,371)	—	—	(4,371)
Net gain from commodity hedging and trading activities	—	1,373	788	—	—	2,161
Operating costs	—	—	(837)	—	—	(837)
Depreciation and amortization	—	—	(1,380)	—	—	(1,380)
Selling, general and administrative expenses	—	—	(718)	(4)	—	(722)
Franchise and revenue-based taxes	—	—	(106)	—	—	(106)
Impairment of goodwill	—	(4,100)	—	—	—	(4,100)
Other income	—	727	176	—	—	903
Other deductions	—	—	(17)	(1)	—	(18)
Interest income	1	388	454	—	(753)	90
Interest expense and related charges	(231)	(3,409)	(1,867)	(6)	2,446	(3,067)

Income (loss) before income taxes and equity earnings of subsidiaries	(230)	(5,021)	345	1	1,693	(3,212)
Income tax (expense) benefit	83	281	(91)	—	(591)	(318)
Equity earnings (losses) of subsidiaries	(3,383)	1,357	—	—	2,026	—

Net income (loss)	$(3,530)	$(3,383)	$254	$1	$3,128	$(3,530)

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Statements of Income (Loss)

For the Year Ended December 31, 2009

(Millions of Dollars)

	Parent Guarantor	Issuer	Other Guarantors	Non- guarantors	Eliminations	Consolidated
Operating revenues	$—	$—	$7,911	$—	$—	$7,911
Fuel, purchased power costs and delivery fees	—	—	(3,934)	—	—	(3,934)
Net gain from commodity hedging and trading activities	—	1,049	687	—	—	1,736
Operating costs	—	—	(693)	—	—	(693)
Depreciation and amortization	—	—	(1,172)	—	—	(1,172)
Selling, general and administrative expenses	—	(1)	(737)	(3)	—	(741)
Franchise and revenue-based taxes	—	—	(108)	—	—	(108)
Impairment of goodwill	—	(70)	—	—	—	(70)
Other income	—	20	39	—	—	59
Other deductions	—	—	(63)	—	—	(63)
Interest income	—	431	419	—	(788)	62
Interest expense and related charges	(289)	(2,646)	(1,696)	—	2,510	(2,121)

Income (loss) before income taxes and equity earnings of subsidiaries	(289)	(1,217)	653	(3)	1,722	866
Income tax (expense) benefit	95	351	(201)	1	(597)	(351)
Equity earnings (losses) of subsidiaries	709	1,575	—	—	(2,284)	—

Net income (loss)	$515	$709	$452	$(2)	$(1,159)	$515

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Statements of Cash Flows

For the Year Ended December 31, 2011

(Millions of Dollars)

	Parent Guarantor	Issuer	Other Guarantors	Non- guarantors	Eliminations	Consolidated
Cash provided by (used in) operating activities	$(4)	$(1,572)	$2,827	$(15)	$—	$1,236

Cash flows — financing activities:
Notes due to affiliates	12	2,370	—	7	(2,389)	—
Issuances of long-term debt	—	1,750	—	—	—	1,750
Repayments/repurchases of long-term debt	(8)	(1,372)	(28)	—	—	(1,408)
Net short-term borrowings under accounts receivable securitization program	—	—	—	8	—	8
Decrease in other short-term borrowings	—	(455)	—	—	—	(455)
Decrease in income tax-related note payable to Oncor	—	—	(39)	—	—	(39)
Contributions from noncontrolling interests	—	—	—	16	—	16
Debt amendment, exchange and issuance costs	—	(843)	—	—	—	(843)
Other, net	—	(2)	—	—	—	(2)

Cash provided by (used in) financing activities	4	1,448	(67)	31	(2,389)	(973)

Cash flows — investing activities:
Capital expenditures	—	—	(515)	(15)	—	(530)
Nuclear fuel purchases	—	—	(132)	—	—	(132)
Notes/loans (to) from affiliates	—	—	(2,043)	—	2,389	346
Proceeds from sale of assets	—	—	49	—	—	49
Reduction of restricted cash related to TCEH letter of credit facility	—	188	—	—	—	188
Other changes in restricted cash	—	—	(96)	—	—	(96)
Proceeds from sales of environmental allowances and credits	—	—	10	—	—	10
Purchases of environmental allowances and credits	—	—	(17)	—	—	(17)
Proceeds from sales of nuclear decommissioning trust fund securities	—	—	2,419	—	—	2,419
Investments in nuclear decommissioning trust fund securities	—	—	(2,436)	—		(2,436)
Other-net	—	—	9	—	—	9

Cash provided by (used in) investing activities	—	188	(2,752)	(15)	2,389	(190)

Net change in cash and cash equivalents	—	64	8	1	—	73
Cash and cash equivalents — beginning balance	—	23	15	9	—	47

Cash and cash equivalents — ending balance	$—	$87	$23	$10	$—	$120

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Statements of Cash Flows

For the Year Ended December 31, 2010

(Millions of Dollars)

	Parent Guarantor	Issuer	Other Guarantors	Non- guarantors	Eliminations	Consolidated
Cash provided by (used in) operating activities	$(22)	$(829)	$2,208	$(100)	$—	$1,257

Cash flows — financing activities:
Issuances of long-term debt	—	350	3	—	—	353
Repayments/repurchases of long-term debt	(8)	(550)	(89)	—	—	(647)
Net short-term borrowings under accounts receivable securitization program	—	—	—	96	—	96
Increase in other short-term borrowings	—	172	—	—	—	172
Notes/loans from affiliates	34	—	—	—	—	34
Advances from affiliates	(4)	814	—	—	(810)	—
Decrease in income tax-related note payable to Oncor	—	—	(37)	—	—	(37)
Contributions from noncontrolling interests	—	—	—	32	—	32
Debt discount, financing and reacquisition expenses	—	—	(13)	—	—	(13)
Other-net	—	—	37	—	—	37

Cash provided by (used in) financing activities	22	786	(99)	128	(810)	27

Cash flows — investing activities:
Net notes/loans to affiliates	—	—	(1,313)	—	810	(503)
Capital expenditures	—	—	(764)	(32)	—	(796)
Nuclear fuel purchases	—	—	(106)	—	—	(106)
Proceeds from sale of assets	—	—	141	—	—	141
Proceeds from sale of environmental allowances and credits	—	—	12	—	—	12
Purchases of environmental allowances and credits	—	—	(30)	—	—	(30)
Changes in restricted cash	—	—	(33)	—	—	(33)
Proceeds from sales of nuclear decommissioning trust fund securities	—	—	974	—	—	974
Investments in nuclear decommissioning trust fund securities	—	—	(990)	—	—	(990)
Other-net	—	(11)	4	—	—	(7)

Cash used in investing activities	—	(11)	(2,105)	(32)	810	(1,338)

Net change in cash and cash equivalents	—	(54)	4	(4)	—	(54)
Effect of consolidation of VIE	—	—	—	7	—	7
Cash and cash equivalents — beginning balance	—	77	11	6	—	94

Cash and cash equivalents — ending balance	$—	$23	$15	$9	$—	$47

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Statements of Cash Flows

For the Year Ended December 31, 2009

(Millions of Dollars)

	Parent/ Guarantor	Issuer	Other Guarantors	Non- guarantors	Eliminations	Consolidated
Cash provided by (used in) operating activities	$(8)	$(1,333)	$2,736	$(11)	$—	$1,384

Cash flows — financing activities:
Issuances of long-term debt	—	522	—	—	—	522
Repayments/repurchases of long-term debt	(7)	(174)	(98)	—	—	(279)
Increase in other short-term borrowings	—	53	—	—	—	53
Notes/loans from affiliates	15	286	—	41	(377)	(35)
Contributions from noncontrolling interests	—	—	—	48	—	48
Debt discount, financing and reacquisition expenses	—	(33)	—	(2)	—	(35)
Other-net	—	—	5	—	—	5

Cash provided by (used in) financing activities	8	654	(93)	87	(377)	279

Cash flows — investing activities:
Capital expenditures and nuclear fuel purchases	—	—	(1,451)	(70)	—	(1,521)
Redemption of investment held in money market fund	—	142	—	—	—	142
Reduction of restricted cash related to letter of credit facility	—	115	—	—	—	115
Proceeds from sales of environmental allowances and credits	—	—	19	—	—	19
Purchases of environmental allowances and credits	—	—	(19)	—	—	(19)
Proceeds from sales of nuclear decommissioning trust fund securities	—	—	3,064	—	—	3,064
Investments in nuclear decommissioning trust fund securities	—	—	(3,080)	—	—	(3,080)
Net notes/loans to affiliates	—	—	(1,199)	—	377	(822)
Proceeds from sale of assets	—	40	1	—	—	41
Other-net	—	(16)	29	—	—	13

Cash provided by (used in) investing activities	—	281	(2,636)	(70)	377	(2,048)

Net change in cash and cash equivalents	—	(398)	7	6	—	(385)
Cash and cash equivalents — beginning balance	—	475	4	—	—	479

Cash and cash equivalents — ending balance	$—	$77	$11	$6	$—	$94

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Balance Sheets

As of December 31, 2011

(Millions of Dollars)

	Parent Guarantor	Issuer	Other Guarantors	Non- guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$87	$23	$10	$—	$120
Restricted cash	—	—	129	—	—	129
Advances to affiliates	—	—	41	—	(41)	—
Trade accounts receivable – net	—	4	651	525	(420)	760
Income taxes receivable	11	85	—	—	(96)	—
Accounts receivable from affiliates	—	9	—	—	(9)	—
Notes receivable from parent	—	670	—	—	—	670
Inventories	—	—	418	—	—	418
Commodity and other derivative contractual assets	—	1,630	1,253	—	—	2,883
Accumulated deferred income taxes	3	—	—	—	(3)	—
Margin deposits related to commodity positions	—	—	56	—	—	56
Other current assets	—	—	57	1	1	59

Total current assets	14	2,485	2,628	536	(568)	5,095
Restricted cash	—	947	—	—	—	947
Investments	(6,860)	22,903	663	—	(16,077)	629
Property, plant and equipment – net	—	—	19,086	132	—	19,218
Notes receivable from parent	—	922	—	—	—	922
Advances to affiliates	—	—	8,785	—	(8,785)	—
Goodwill	—	6,152	—	—	—	6,152
Identifiable intangible assets – net	—	—	1,826	—	—	1,826
Commodity and other derivative contractual assets	—	1,511	41	—	—	1,552
Accumulated deferred income taxes	—	294	—	1	(295)	—
Other noncurrent assets, principally unamortized amendment/issuance costs	6	974	902	6	(889)	999

Total assets	$(6,840)	$36,188	$33,931	$675	$(26,614)	$37,340

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings	$—	$670	$670	$104	$(670)	$774
Notes/advances from affiliates	10	8,816	—	7	(8,826)	7
Long-term debt due currently	11	—	28	—	—	39
Trade accounts payable	—	—	552	421	(420)	553
Trade accounts and other payables to affiliates	—	—	215	3	(9)	209
Notes payable to parent/affiliate	57	—	—	—	—	57
Commodity and other derivative contractual liabilities	—	980	804	—	—	1,784

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Balance Sheets

As of December 31, 2011

(Millions of Dollars)

	Parent Guarantor	Issuer	Other Guarantors	Non- guarantors	Eliminations	Consolidated
Margin deposits related to commodity positions	—	865	196	—	—	1,061
Accumulated deferred income taxes	—	4	52	—	(3)	53
Accrued income taxes payable to parent	—	—	170	—	(96)	74
Accrued taxes other than income	—	—	136	—	—	136
Accrued interest	24	369	258	—	(257)	394
Other current liabilities	—	11	257	1	(3)	266

Total current liabilities	102	11,715	3,338	536	(10,284)	5,407
Accumulated deferred income taxes	82	—	4,124	—	506	4,712
Commodity and other derivative contractual liabilities	—	1,670	22	—	—	1,692
Notes or other liabilities due affiliates	—	—	363	—	—	363
Long-term debt held by affiliate	—	382	—	—	—	382
Long-term debt, less amounts due currently	782	29,230	28,672	—	(28,608)	30,076
Other noncurrent liabilities and deferred credits	13	52	2,358	—	1	2,424

Total liabilities	979	43,049	38,877	536	(38,385)	45,056

EFCH shareholder’s equity	(7,819)	(6,861)	(4,946)	36	11,771	(7,819)
Noncontrolling interests in subsidiaries	—	—	—	103	—	103

Total equity	(7,819)	(6,861)	(4,946)	139	11,771	(7,716)

Total liabilities and equity	$(6,840)	$36,188	$33,931	$675	$(26,614)	$37,340

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Balance Sheets

As of December 31, 2010

(Millions of Dollars)

	Parent Guarantor	Issuer	Other Guarantors	Non- guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$23	$15	$9	$—	$47
Restricted cash	—	—	33	—	—	33
Advances to affiliates (a)	—	—	39	—	(39)	—
Trade accounts receivable – net	—	4	891	612	(516)	991
Income taxes receivable	—	—	59	—	(59)	—
Accounts receivable from affiliates	—	3	—	—	(3)	—
Notes receivable from parent	—	1,921	—	—	—	1,921
Inventories	—	—	395	—	—	395
Commodity and other derivative contractual assets	—	696	1,944	—	—	2,640
Accumulated deferred income taxes	3	—	—	—	(3)	—
Margin deposits related to commodity positions	—	—	166	—	—	166
Other current assets	—	—	35	2	—	37

Total current assets	3	2,647	3,577	623	(620)	6,230
Restricted cash	—	1,135	—	—	—	1,135
Investments	(5,145)	22,632	635	—	(17,520)	602
Property, plant and equipment – net	—	—	20,043	112	—	20,155
Advances to affiliates (a)	—	—	6,744	—	(6,744)	—
Goodwill	—	6,152	—	—	—	6,152
Identifiable intangible assets – net	—	—	2,371	—	—	2,371
Commodity and other derivative contractual assets	—	1,760	311	—	—	2,071
Accumulated deferred income taxes	—	—	—	1	(1)	—
Other noncurrent assets, principally unamortized issuance costs	11	403	377	6	(369)	428

Total assets	$(5,131)	$34,729	$34,058	$742	$(25,254)	$39,144

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings	$—	$1,125	$1,125	$96	$(1,125)	$1,221
Notes/advances from affiliates	8	6,774	—	1	(6,783)	—
Long-term debt due currently	9	621	233	—	(205)	658
Trade accounts payable	—	—	666	519	(516)	669
Trade accounts and other payables to affiliates	—	—	210	3	(3)	210
Notes payable to parent/affiliate	46	—	—	—	—	46
Commodity and other derivative contractual liabilities	—	918	1,246	—	—	2,164
Margin deposits related to commodity positions	—	341	290	—	—	631

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Balance Sheets

As of December 31, 2010

(Millions of Dollars)

	Parent Guarantor	Issuer	Other Guarantors	Non- guarantors	Eliminations	Consolidated
Accrued income taxes payable to parent	—	79	—	1	(59)	21
Accrued taxes other than income	—	—	130	—	—	130
Accrued interest	26	298	185	—	(183)	326
Other current liabilities	—	8	253	—	(7)	254

Total current liabilities	89	10,164	4,338	620	(8,881)	6,330
Accumulated deferred income taxes	70	376	5,655	—	(101)	6,000
Commodity and other derivative contractual liabilities	—	831	38	—	—	869
Notes or other liabilities due affiliates	—	—	384	—	—	384
Long-term debt held by affiliate	—	343	—	—	—	343
Long-term debt, less amounts due currently	934	28,106	27,550	—	(27,459)	29,131
Other noncurrent liabilities and deferred credits	12	55	2,169	—	—	2,236

Total liabilities	1,105	39,875	40,134	620	(36,441)	45,293

EFCH shareholder’s equity	(6,236)	(5,146)	(6,076)	35	11,187	(6,236)
Noncontrolling interests in subsidiaries	—	—	—	87	—	87

Total equity	(6,236)	(5,146)	(6,076)	122	11,187	(6,149)

Total liabilities and equity	$(5,131)	$34,729	$34,058	$742	$(25,254)	$39,144

(a)	During the preparation of our December 31, 2011 financial statements, we determined that $6.7 billion of the advances from affiliates within the ‘Other Guarantors’ column previously reported within current assets should be classified as long-term. We believe this correction is not material.

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

TCEH FINANCE, INC.

10.25% Senior Notes due 2015

10.25% Senior Notes due 2015, Series B

10.50%/11.25% Senior Toggle Notes due 2016

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The registration rights agreement relating to the securities of the registrants being registered hereby provides that Texas Competitive Electric Holdings Company LLC (“TCEH”) and TCEH Finance, Inc. (“TCEH Finance” and, together with TCEH, the “Issuer”) will bear all expenses in connection with the performance of its obligations relating to the market-making activities of Goldman, Sachs & Co. (the “Market Maker”) and its affiliates. These expenses include printer expenses and legal and accounting fees in an approximate aggregate amount of $120,000.

Item 14.	Indemnification of Directors and Officers.

Energy Future Holdings Corp.

Energy Future Holdings Corp. (“EFH Corp.”), the indirect parent of TCEH, and TCEH Finance, is a corporation formed under the Texas Business Organizations Code (the “TBOC”).

TBOC

Section 8.051 of the TBOC states that: (a) An enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. (b) A court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

Section 8.052 states that (a) On application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. (b) This section applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 or has been found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity. (c) The indemnification ordered by the court under this section is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity.

Section 8.101 states that (a) An enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 if it is determined in accordance with Section 8.103 that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid. (b) Action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person’s duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise. (c) Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise. (d) A person does not fail to meet the standard under Subsection (a)(1) solely because of the termination of a proceeding by: (1) judgment; (2) order; (3) settlement; (4) conviction; or (5) a plea of nolo contendere or its equivalent.

Section 8.102 states that (a) Subject to Subsection (b), an enterprise may indemnify a governing person, former governing person, or delegate against: (1) a judgment; and (2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding. (b) Indemnification under this subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit: (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and (3) may not be made in relation to a proceeding in which the person has been found liable for: (A) willful or intentional misconduct in the performance of the person’s duty to the enterprise; (B) breach of the person’s duty of loyalty owed to the enterprise; or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. (c) A governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

Restated Certificate of Formation of EFH Corp.

Article IX of the Restated Certificate of Formation of EFH Corp. provides as follows:

1. Right to Indemnification. Subject to the limitations and conditions as provided in this Article IX, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Corporation to the fullest extent permitted by the TBOC, as the same exists or may hereafter be amended against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such proceeding, and indemnification under this Article IX shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The rights granted pursuant to this Article IX shall be deemed contract rights, and no amendment, modification or repeal of this Article IX shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article IX could involve indemnification for negligence or under theories of strict liability.

2. Advancement of Expenses. The right to indemnification conferred in this Article IX shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by a person of the type entitled to be indemnified above who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written affirmation by such indemnified person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article IX and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article IX or if such indemnification is prohibited by applicable law.

3. Indemnification of Employees and Agents. The Corporation, by adoption of a resolution by the board of directors or a duly appointed committee of the board of directors, may indemnify and advance expenses to an employee or agent of the Corporation to the same extent and subject to the same conditions under which it may indemnify and advance expenses to directors and officers under this Article IX; and the Corporation, by adoption of a resolution by the board of directors or a duly appointed committee of the board of directors, may indemnify and advance expenses to persons who are not or were not directors, officers, employees or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, manager, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a person to the same extent that it may indemnify and advance expenses to directors and officers under this Article IX.

4. Appearance as a Witness. Notwithstanding any other provision of this Article IX, the Corporation may pay or reimburse expenses incurred by a director, officer, employee, agent or other person in connection with his or her appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

5. Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article IX shall not be exclusive of any other right which a director or officer or other person indemnified pursuant to this Article IX may have or hereafter acquire under any law (common or statutory), provision of this certificate of formation or the bylaws of the Corporation, agreement, vote of shareholders or disinterested directors or otherwise.

6. Insurance. The Corporation may purchase, procure, establish and maintain, at its expense, insurance or another arrangement to indemnify or hold harmless, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, manager, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, proprietorship, employee benefit plan, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article IX.

7. Savings Clause. If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer or any other person indemnified pursuant to this Article IX as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law.

For purposes of this Article IX, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, limited liability company, partnership, joint venture, trust or employee benefit plan; service “at the request of the Corporation” shall include service as a director, officer, manager, member or employee of the Corporation which imposes duties on, or involves services by, such director, officer, manager, member or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

Article X of the Restated Certificate of Formation of EFH Corp. provides as follows:

A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission in the director’s capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable under applicable law for:

(a) a breach of the director’s duty of loyalty to the Corporation or its shareholders;

(b) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or that involves intentional misconduct or a knowing violation of the law;

(c) a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or

(d) an act or omission for which the liability of the director is expressly provided for by an applicable statute.

If the TBOC is amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBOC as so amended. Any repeal or modification of this Article X shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification.

Amended and Restated Bylaws of Energy Future Holdings Corp.

Section 15 of the Amended and Restated Bylaws of EFH Corp. provides as follows:

Without further specific approval of the shareholders of the Corporation, the Corporation may purchase, enter into, maintain or provide insurance, indemnification or other arrangements for the benefit of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving another entity at the request of the Corporation as a director, officer, manager, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary, to the fullest extent permitted by the laws of the State of Texas, including without limitation Chapter 8 of the Texas Business Organizations Code or any successor provision, against any liability asserted against or incurred by any such person in any such capacity or arising out of such person’s service in such capacity whether or not the Corporation would otherwise have the power to indemnify against any such liability under the Texas Business Organizations Code. If the laws of the State of Texas are amended to authorize the purchase, entering into, maintaining or providing of insurance, indemnification or other arrangements in the nature of those permitted hereby to a greater extent than presently permitted, then the Corporation shall have the power and authority to purchase, enter into, maintain and provide any additional arrangements in such regard as shall be permitted from time to time by the laws of the State of Texas without further approval of the shareholders of the Corporation. No repeal or modification of such laws or this Section 15 shall adversely affect any such arrangement or right to indemnification existing at the time of such repeal or modification.

Certain Other Arrangements

EFH Corp. maintains a directors’ and officers’ liability insurance policy that covers the directors and officers of each of the registrants in amounts that EFH Corp. believes are customary for companies similarly situated, including for liabilities in connection with the registration, offering and sale of the notes.

In addition, pursuant to the Management Agreement entered into with the members of the Sponsor Group and their affiliates, EFH Corp. has agreed to customary exculpation and indemnification provisions for the benefit of the members of the Sponsor Group, their affiliates, directors, officers and certain other persons.

In addition to indemnification by EFH Corp. pursuant to its Restated Certificate of Formation and its Amended and Restated Bylaws, the directors, officers, managers, members, employees, agents and similar functionaries of the co-registrants are generally also entitled to or may receive, at the discretion of the board of managers or directors of the co-registrants, indemnification and exculpation for certain monetary damages to the extent provided in the co-registrants’ organizational documents or under the statutes under which the co-registrants are organized. Such provisions applicable to TCEH and TCEH Finance are described below.

Texas Competitive Electric Holdings Company LLC

TCEH is a limited liability company formed under the Delaware Limited Liability Company Act (the “DLLCA”).

DLLCA

Section 18-108 of the DLLCA empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

Fourth Amended and Restated Limited Liability Company Agreement of TCEH

Section 2.06 of the Fourth Amended and Restated Limited Liability Company Agreement of TCEH provides as follows:

SECTION 2.06 Limitation of Liability.

(a) Except as otherwise expressly provided by the Delaware Act, no Covered Person shall be liable for the debts, obligations or liabilities of the Company (whether arising in contract, tort or otherwise), including, without limitation, under a judgment, decree or order of a court, by reason of being a Covered Person.

(b) Each Member shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the General Corporation Law of the State of Delaware.

(c) No Manager or Officer shall be subject in such capacity to any personal liability whatsoever to any Person, other than the Company or any Member in the limited circumstances allowed herein, in connection with the assets or the affairs of the Company; and, subject to the provisions of Article XII, all such Persons shall look solely to the assets of the Company for satisfaction of claims of any nature arising in connection with the affairs of the Company.

(d) The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of the Company or its affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on any Covered Person for liabilities of the Company.

(e) Such protections from personal liability shall apply to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide greater or broader indemnification rights than such law permitted the Company to provide prior to such amendment).

(f) To the extent that, at law or in a equity, a Covered Person or any other person has duties (including fiduciary duties) to the Company or to another Member or Manager or to another person that is a party to or is otherwise bound by this Agreement, those duties are hereby eliminated to the fullest extent allowed under Delaware law and the Delaware Act, including §18-1101 of the Delaware Act. All liabilities for breach of contract and breach of duties (including fiduciary duties) of a Covered Person or any other person to the Company or to another Member or Manager or any other person that is a party to or is otherwise bound by this Agreement are hereby eliminated to the fullest extent allowed under Delaware law and the Delaware Act, including §18-1101 of the Delaware Act. The elimination of duties and liabilities set forth in this Section 1.01(f) shall be deemed to apply from and after the formation of the Company.

Section 2.07 of the Fourth Amended and Restated Limited Liability Company Agreement of TCEH provides as follows:

SECTION 2.07 Limited Liability and Separateness. The Company shall be operated in such a manner as the Managers deem reasonable and necessary or appropriate to preserve (a) the limited liability of each of the Members (or their successors) in the Company and (b) the separateness of the Company from the business of each Member of the Company or any other Affiliate thereof.

Article XII of the Fourth Amended and Restated Limited Liability Company Agreement of TCEH provides as follows:

SECTION 12.01 Right to Indemnification. Subject to the limitations and conditions as provided in this Article XII each Covered Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding (hereafter a “Proceeding”), by reason of any actions or omissions or alleged acts or omissions of such Covered Person relating to the Company, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) (all collectively the “Indemnification Amounts”) actually incurred by such Covered Person at the time any such Indemnification Amounts are incurred in connection with such Proceeding. Indemnification under this Article XII shall continue as to a Covered Person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. Without limiting the generality of the foregoing, it is expressly acknowledged that the indemnification provided in this Article XII could involve indemnification for negligence or under theories of strict liability.

SECTION 12.02 Limitation on Indemnification. Subject to applicable law, notwithstanding any language in this Article XII to the contrary, in no event shall any Person be entitled to indemnification pursuant to this Article XII if it is established or admitted either (a) in a final judgment of a court of competent jurisdiction or (b) by such Person in any affidavit, sworn statement, plea arrangement or other cooperation with any government or regulatory authority that the Person’s acts or omissions that would otherwise be subject to indemnification under this Article XII constituted fraud.

SECTION 12.03 Advancement of Expenses. The right to indemnification conferred in this Article XII shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Covered Person of the type entitled to be indemnified above who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding, without any determination as to such Covered Person’s ultimate entitlement to indemnification under, upon receipt of a written affirmation by such Covered Person of such Covered Person’s good faith belief that such Covered Person has met the standard of conduct necessary for indemnification under applicable law and this Article XII and a written undertaking by or on behalf of such Covered Person to repay all amounts so advanced if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Company under this Article XII or if such indemnification is prohibited by applicable law.

SECTION 12.04 Appearance as a Witness. Notwithstanding any other provision of this Article XII, the Company may pay or reimburse expenses incurred by a Covered Person in connection with his or her appearance as a witness or other participation in a Proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

SECTION 12.05 Non-exclusivity of Rights. The indemnification and advancement and payment of expenses provided by this Article XII shall not be deemed exclusive of any other rights to which a Covered Person indemnified pursuant to this Article XII may have or hereafter acquire under any law (common or statutory), provision of this Agreement, any agreement or otherwise.

SECTION 12.06 Contract Rights. The rights granted pursuant to this Article XII shall be deemed to be contract rights, and no amendment, modification or repeal of this Article XII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

SECTION 12.07 Insurance. The Company may purchase and maintain insurance or another arrangement, at its expense, on behalf of itself, any Covered Person, any Manager, Officer, employee or agent of the Company, or any Person who serves on behalf of the Company as a partner, manager, member, officer, director, employee or agent of any other entity against any liability, expense or loss, whether or not the Company would have the power to indemnify such Person against such liability, expense or loss under the provisions of this Article XII.

SECTION 12.08 Savings Clause. If this Article XII or any portion of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Covered Person indemnified pursuant to this Article XII as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable portion of this Article XII that shall not have been invalidated and to the fullest extent permitted by applicable law.

SECTION 12.09 Consultation with Counsel. The right to indemnification conferred in this Article XII on any Covered Person shall include the right to consult with legal counsel, financial advisors and accountants selected by such Covered Person, and any act or omission suffered or taken by such Covered Person on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such counsel, financial advisors or accountants will be full justification for any such act or omission, and each such Covered Person will be fully protected in so acting or omitting to act; provided that such counsel, financial advisors or accountants were selected with reasonable care.

SECTION 12.10 Other Indemnities.

(a) The Company acknowledges and agrees that the obligation of the Company under this Agreement to indemnify or advance expenses to any Covered Person for the matters covered thereby shall be the primary source of indemnification and advancement of such Covered Person in connection therewith and any obligation on the part of any Covered Person under any Other Indemnification Agreement to indemnify or advance expenses to such Covered Person shall be secondary to the Company’s obligation and shall be reduced by any amount that the Covered Person may collect as indemnification or advancement from the Company. If the Company fails to indemnify or advance expenses to a Covered Person as required or contemplated by this Agreement, and any Person makes any payment to such Covered Person in respect of indemnification or advancement of expenses under any Other Indemnification Agreement on account of such Unpaid Indemnity Amounts, such other Person shall be subrogated to the rights of such Covered Person under this Agreement in respect of such Unpaid Indemnity Amounts.

(b) The Company, as an indemnifying Party from time to time, agrees that, to the fullest extent permitted by applicable Law, its obligation to indemnify Covered Persons under this Agreement shall include any amounts expended by any other Person under any Other Indemnification Agreement in respect of indemnification or advancement of expenses to any Covered Person in connection with any Proceedings to the extent such amounts expended by such other Person are on account of any Unpaid Indemnity Amounts.

“Other Indemnification Agreement” means one or more certificate or articles of incorporation, by-laws, limited liability company operating agreement, limited partnership agreement and any other organizational document, and insurance policies maintained by any Member or Manager or Affiliate thereof providing for, among other things, indemnification of and advancement of expenses for any Covered Person for, among other things, the same matters that are subject to indemnification and advancement of expenses under this Agreement.

“Unpaid Indemnity Amounts” means any amount that the Company fails to indemnify or advance to a Covered Person as required by Article XII of this Agreement.

For purposes of this Article XII, the terms “Company” shall include any predecessor of the Company and any constituent entity (including any constituent of a constituent) absorbed by the Company in a consolidation or merger; the term service “on behalf of the Company” shall include service as an Officer, Manager, Member or employee of the Company which imposes duties on, or involves services by, such Officer, Manager, Member or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Company.

TCEH Finance, Inc.

TCEH Finance, Inc. is a Delaware corporation formed under the Delaware General Corporation Law (the “DGCL”).

DGCL

Section 145 of the DGCL grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify directors and officers in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Certificate of Incorporation of TCEH Finance, Inc.

The eighth article of the certificate of incorporation of TCEH Finance, Inc. provides as follows:

EIGHTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Item 15.	Recent Sales of Unregistered Securities.

On January 12, 2010, EFH Corp. sold $500,000,000 aggregate principal amount of its 10.000% Senior Secured Notes due 2020 (the “2020 Notes”) to Citigroup Global Markets Inc., the Market Maker, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated (collectively, the “initial purchasers”) in a private offering conducted in accordance with the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(2) of the Securities Act. The initial purchasers’ discounts for the offering of the 2020 Notes were approximately $11,250,000. The 2020 Notes are guaranteed by Energy Future Intermediate Holding Company LLC (“EFIH”) and Energy Future Competitive Holdings Company (“EFCH”).

On March 16, 2010, EFH Corp. issued $34,000,000 aggregate principal amount of the 2020 Notes to an existing holder of EFH Corp.’s 11.250%/12.000% Senior Toggle Notes due 2017 (the “EFH Toggle Notes”) and the Issuer’s 10.50%/11.25% Senior Toggle Notes due 2016 (the “Toggle Notes”) in a private exchange conducted in accordance with the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. In exchange for the 2020 Notes, such existing holder surrendered, transferred and delivered to EFH Corp. $20,000,000 aggregate principal amount of the EFH Toggle Notes and $27,000,000 aggregate principal amount of the Toggle Notes. The 2020 Notes are guaranteed by EFIH and EFCH. Following the exchange transaction, the EFH Toggle Notes acquired by EFH Corp. were retired.

On April 13, 2010, EFH Corp. issued $10,609,000 aggregate principal amount of the 2020 Notes to existing holders of the EFH Toggle Notes in a private exchange conducted in accordance with the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. In exchange for the 2020 Notes, such existing holders surrendered, transferred and delivered to EFH Corp. $15,000,000 aggregate principal amount of the EFH Toggle Notes. The 2020 Notes are guaranteed by EFIH and EFCH. Following the exchange transaction, the EFH Toggle Notes acquired by EFH Corp. were retired.

On April 14, 2010, EFH Corp. issued $55,041,000 aggregate principal amount of the 2020 Notes to an existing holder of the EFH Toggle Notes and the Toggle Notes in a private exchange conducted in accordance with the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. In exchange for the 2020 Notes, such existing holder surrendered, transferred and delivered to EFH Corp. $60,000,000 aggregate principal amount of the EFH Toggle Notes and $17,354,664 aggregate principal amount of the Toggle Notes. The 2020 Notes are guaranteed by EFIH and EFCH. Following the exchange transaction, the EFH Toggle Notes acquired by EFH Corp. were retired.

On May 21, 2010, EFH Corp. issued $6,444,000 aggregate principal amount of the 2020 Notes to existing holders of the EFH Toggle Notes in a private exchange conducted in accordance with the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. In exchange for the 2020 Notes, such existing holders surrendered, transferred and delivered to EFH Corp. $10,000,000 aggregate principal amount of the EFH Toggle Notes. The 2020 Notes are guaranteed by EFIH and EFCH. Following the exchange transaction, the EFH Toggle Notes acquired by EFH Corp. were retired.

On July 2, 2010, EFH Corp. issued $411,562,000 aggregate principal amount of the 2020 Notes to an existing holder of EFH Corp.’s 5.55% Series P Senior Notes due 2014 (the “Series P Notes”) in a private exchange conducted in accordance with the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. In exchange for the 2020 Notes, such existing holder surrendered, transferred and delivered to EFH Corp. $548,750,000 aggregate principal amount of the Series P Notes. The 2020 Notes are guaranteed by EFIH and EFCH. Following the exchange transaction, the Series P Notes acquired by EFH Corp. were retired.

On July 6, 2010, EFH Corp. issued $8,351,000 aggregate principal amount of the 2020 Notes to an existing holder of the Issuer’s 10.25% Senior Notes due 2015 (the “Initial Cash-Pay Notes”) in a private exchange conducted in accordance with the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. In exchange for the 2020 Notes, such existing holder surrendered, transferred and delivered to EFH Corp. $12,600,000 aggregate principal amount of the Initial Cash-Pay Notes. The 2020 Notes are guaranteed by EFIH and EFCH.

On July 7, 2010, EFH Corp. issued $34,750,000 aggregate principal amount of the 2020 Notes to an existing holder of EFH Corp.’s 10.875% Senior Notes due 2017 and 11.250%/12.000% Senior Toggle Notes due 2017 (collectively, the “2017 Notes”) in a private exchange conducted in accordance with the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. In exchange for the 2020 Notes, such existing holder surrendered, transferred and delivered to EFH Corp. $50,000,000 aggregate principal amount of the 2017 Notes. The 2020 Notes are guaranteed by EFIH and EFCH. Following the exchange transaction, the 2017 Notes acquired by EFH Corp. were retired.

On October 6, 2010, the Issuer issued $335,905,000 aggregate principal amount of its 15% Senior Secured Second Lien Notes due 2021 (the “Second Lien Notes”) to an existing holder of the Initial Cash-Pay Notes and the Toggle Notes in a private exchange conducted in accordance with the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. In exchange for the Second Lien Notes, such existing holder surrendered, transferred and delivered to the Issuer $328,882,000 aggregate principal amount of the Initial Cash-Pay Notes, $93,800,000 aggregate principal amount of the Series B Cash-Pay Notes and $55,119,137 aggregate principal amount of the Toggle Notes. The Second Lien Notes are guaranteed by the Issuer’s direct parent, EFCH, and by each subsidiary of the Issuer that guarantees the TCEH senior secured credit facilities. Following the exchange transaction, the Initial Cash-Pay Notes, the Series B Cash-Pay Notes and the Toggle Notes acquired by the Issuer were retired.

On October 20, 2010, the Issuer sold $350,000,000 aggregate principal amount of its 15% Senior Secured Second Lien Notes due 2021, Series B (the “Series B Second Lien Notes”) to the placement agents in a private offering conducted in accordance with the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. The placement agents’ discounts for the offering of the Series B Second Lien notes were approximately $7,000,000. The Series B Second Lien Notes are guaranteed by the Issuer’s direct parent, EFCH, and by each subsidiary of the Issuer that guarantees the TCEH senior secured credit facilities.

On November 15, 2010, the Issuer issued $884,780,000 aggregate principal amount of its Series B Second Lien Notes to an existing holder of the Initial Cash-Pay Notes and the Toggle Notes in a private exchange conducted in accordance with the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. In exchange for the Series B Second Lien Notes, such existing holder surrendered, transferred and delivered to the Issuer $448,475,000 aggregate principal amount of the Initial Cash-Pay Notes, $401,050,000 of the Series B Cash-Pay Notes and $420,333,100 aggregate principal amount of the Toggle Notes. The Second Lien Notes are guaranteed by the Issuer’s direct parent, EFCH, and by each subsidiary of the Issuer that guarantees the TCEH senior secured credit facilities. Following the exchange transaction, the Initial Cash-Pay Notes, the Series B Cash-Pay Notes and the Toggle Notes acquired by the Issuer were retired.

On April 19, 2011, the Issuer sold $1,750 million aggregate principal amount of its 11.5% Senior Secured Notes due 2020 (the “TCEH Senior Secured Notes”) to the placement agents in a private offering conducted in accordance with the exemption from registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. The placement agents’ discounts for the offering of the TCEH Senior Secured Notes were approximately $35,000,000. The TCEH Senior Secured Notes are guaranteed by the Issuer’s direct parent, EFCH, and by each subsidiary of the Issuer that guarantees the TCEH senior secured credit facilities.

On October 18, 2011, EFH Corp. issued $53,096,000 aggregate principal amount of EFH Toggle Notes to an existing holder of the Series P Notes in a private exchange conducted in accordance with the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. In exchange for the EFH Toggle Notes, such existing holder surrendered, transferred and delivered to EFH Corp. $64,751,000 aggregate principal amount of the Series P Notes. The EFH Toggle Notes are guaranteed by EFIH and EFCH. Following the exchange transaction, the Series P Notes acquired by EFH Corp. were retired.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibits	Previously Filed* With File Number	As Exhibit

(3)	Articles of Incorporation and By-laws

3(a)	333-153529 Form S-4 (filed September 17, 2008)	3(b)	—	Second Amended and Restated Articles of Incorporation of Energy Future Competitive Holdings Company (formerly known as TXU US Holdings Company).

3(b)	333-153529 Form S-4 (filed September 17, 2008)	3(e)	—	Restated Bylaws of Energy Future Competitive Holdings Company (formerly known as TXU US Holdings Company).

3(c)	333-108876 Form S-4 (filed September 17, 2003)	3(a)	—	Certificate of Formation of Texas Competitive Electric Holdings Company LLC (formerly known as TXU Energy Company LLC).

3(d)	333-153700 Form S-4 (filed September 26, 2008)	3(d)	—	Certificate of Amendment of Certificate of Formation of Texas Competitive Electric Holdings Company LLC (formerly known as TXU Energy Company LLC).

3(e)			—	Fourth Amended and Restated Limited Liability Company Agreement of Texas Competitive Electric Holdings Company LLC (formerly known as TXU Energy Company LLC).

3(f)	333-153700 Form S-4 (filed September 26, 2008)	3(f)	—	Certificate of Incorporation of TCEH Finance, Inc.

3(g)	333-153700 Form S-4 (filed September 26, 2008)	3(g)	—	Bylaws of TCEH Finance, Inc.

3(h)	333-153700 Form S-4 (filed September 26, 2008)	3(h)	—	Certificate of Formation of Big Brown 3 Power Company LLC.

3(i)			—	Amended and Restated Limited Liability Company Agreement of Big Brown 3 Power Company LLC.

3(j)	333-153700 Form S-4 (filed September 26, 2008)	3(j)	—	Certificate of Formation of Big Brown Lignite Company LLC.

3(k)			—	Amended and Restated Limited Liability Company Agreement of Big Brown Lignite Company LLC.

3(l)	333-153700 Form S-4 (filed September 26, 2008)	3(l)	—	Certificate of Formation of Big Brown Power Company LLC.

3(m)			—	Amended and Restated Limited Liability Company Agreement of Big Brown Power Company LLC.

Exhibits	Previously Filed* With File Number	As Exhibit

3(n)	333-153700 Form S-4 (filed September 26, 2008)	3(n)	—	Certificate of Formation of Collin Power Company LLC (formerly TXU Collin Company LLC).

3(o)			—	Amended and Restated Limited Liability Company Agreement of Collin Power Company LLC (formerly TXU Collin Company LLC).

3(p)	333-153700 Form S-4 (filed September 26, 2008)	3(p)	—	Certificate of Formation of Decordova Power Company LLC.

3(q)			—	Amended and Restated Limited Liability Company Agreement of Decordova Power Company LLC.

3(r)	333-153700 Form S-4 (filed September 26, 2008)	3(t)	—	Certificate of Formation of Generation MT Company LLC (formerly TXU Generation Management Company LLC).

3(s)			—	Amended and Restated Limited Liability Company Agreement of Generation MT Company LLC (formerly TXU Generation Management Company LLC).

3(t)	333-153700 Form S-4 (filed September 26, 2008)	3(v)	—	Articles of Incorporation of Generation SVC Company (formerly known as TXU Generation Services Company).

3(u)	333-153700 Form S-4 (filed September 26, 2008)	3(w)	—	Bylaws of Generation SVC Company (formerly known as TXU Generation Services Company).

3(v)	333-153700 Form S-4 (filed September 26, 2008)	3(x)	—	Certificate of Formation of Lake Creek 3 Power Company LLC.

3(w)			—	Amended and Restated Limited Liability Company Agreement of Lake Creek 3 Power Company LLC.

3(x)	333-153700 Form S-4 (filed September 26, 2008)	3(z)	—	Certificate of Formation of Luminant Big Brown Mining Company LLC.

3(y)			—	Amended and Restated Limited Liability Company Agreement of Luminant Big Brown Mining Company LLC.

Exhibits	Previously Filed* With File Number	As Exhibit

3(z)	333-153700 Form S-4 (filed September 26, 2008)	3(bb)	—	Certificate of Formation of Luminant Energy Company LLC.

3(aa)			—	Amended and Restated Limited Liability Company Agreement of Luminant Energy Company LLC.

3(bb)	333-153700 Form S-4 (filed September 26, 2008)	3(ff)	—	Articles of Incorporation of Luminant Energy Trading California Company (formerly known as TXU Energy Trading (California) Company, successor to Enserch Energy Services Trading Company).

3(cc)	333-153700 Form S-4 (filed September 26, 2008)	3(gg)	—	Restated Bylaws of Luminant Energy Trading California Company (formerly known as TXU Energy Trading (California) Company, successor to Enserch Energy Services Trading Company).

3(dd)	333-153700 Form S-4 (filed September 26, 2008)	3(hh)	—	Articles of Incorporation of Luminant ET Services Company (formerly known as TXU ET Services Company).

3(ee)	333-153700 Form S-4 (filed September 26, 2008)	3(ii)	—	Bylaws of Luminant ET Services Company (formerly known as TXU ET Services Company).

3(ff)	333-153700 Form S-4 (filed September 26, 2008)	3(jj)	—	Certificate of Formation of Luminant Generation Company LLC.

3(gg)			—	Amended and Restated Limited Liability Company Agreement of Luminant Generation Company LLC.

3(hh)	333-153700 Form S-4 (filed September 26, 2008)	3(ll)	—	Certificate of Formation of Luminant Holding Company LLC (formerly known as Luminant Energy Investment Company LLC, successor to TXU Energy Retail Investment Merger Company Two LLC).

3(ii)			—	Third Amended and Restated Limited Liability Company Agreement of Luminant Holding Company LLC (formerly known as Luminant Energy Investment Company LLC, successor to TXU Energy Retail Investment Merger Company Two LLC).

3(jj)	333-153700 Form S-4 (filed September 26, 2008)	3(nn)	—	Certificate of Formation of Luminant Mineral Development Company LLC.

Exhibits	Previously Filed* With File Number	As Exhibit

3(kk)			—	Amended and Restated Limited Liability Company Agreement of Luminant Mineral Development Company LLC.

3(ll)	333-153700 Form S-4 (filed September 26, 2008)	3(pp)	—	Certificate of Formation of Luminant Mining Company LLC.

3(mm)			—	Amended and Restated Limited Liability Company Agreement of Luminant Mining Company LLC.

3(nn)	333-153700 Form S-4 (filed September 26, 2008)	3(vv)	—	Certificate of Formation of Luminant Renewables Company LLC.

3(oo)			—	Amended and Restated Limited Liability Company Agreement of Luminant Renewables Company LLC.

3(pp)	333-153700 Form S-4 (filed September 26, 2008)	3(xx)	—	Certificate of Formation of Martin Lake 4 Power Company LLC.

3(qq)			—	Amended and Restated Limited Liability Company Agreement of Martin Lake 4 Power Company LLC.

3(rr)	333-153700 Form S-4 (filed September 26, 2008)	3(zz)	—	Certificate of Formation of Monticello 4 Power Company LLC.

3(ss)			—	Amended and Restated Limited Liability Company Agreement of Monticello 4 Power Company LLC.

3(tt)	333-153700 Form S-4 (filed September 26, 2008)	3(bbb)	—	Certificate of Formation of Morgan Creek 7 Power Company LLC.

Exhibits	Previously Filed* With File Number	As Exhibit

3(uu)			—	Amended and Restated Limited Liability Company Agreement of Morgan Creek 7 Power Company LLC.

3(vv)	333-153700 Form S-4 (filed September 26, 2008)	3(ddd)	—	Certificate of Formation of NCA Resources Development Company LLC.

3(ww)			—	Amended and Restated Limited Liability Company Agreement of NCA Resources Development Company LLC.

3(xx)	333-153700 Form S-4 (filed September 26, 2008)	3(fff)	—	Certificate of Formation of Oak Grove Management Company LLC.

3(yy)			—	Amended and Restated Limited Liability Company Agreement of Oak Grove Management Company LLC.

3(zz)	333-153700 Form S-4 (filed September 26, 2008)	3(hhh)	—	Certificate of Formation of Oak Grove Mining Company LLC.

3(aaa)			—	Amended and Restated Limited Liability Company Agreement of Oak Grove Mining Company LLC.

3(bbb)	333-153700 Form S-4 (filed September 26, 2008)	3(jjj)	—	Certificate of Formation of Oak Grove Power Company LLC.

3(ccc)			—	Amended and Restated Limited Liability Company Agreement of Oak Grove Power Company LLC.

3(ddd)	333-153700 Form S-4 (filed September 26, 2008)	3(lll)	—	Certificate of Formation of Sandow Power Company LLC.

3(eee)			—	Amended and Restated Limited Liability Company Agreement of Sandow Power Company LLC.

3(fff)	333-153700 Form S-4 (filed September 26, 2008)	3(nnn)	—	Certificate of Formation of Tradinghouse 3 & 4 Power Company LLC.

3(ggg)			—	Amended and Restated Limited Liability Company Agreement of Tradinghouse 3 & 4 Power Company LLC.

3(hhh)	333-153700 Form S-4 (filed September 26, 2008)	3(ppp)	—	Certificate of Formation of Tradinghouse Power Company LLC.

Exhibits	Previously Filed* With File Number	As Exhibit

3(iii)			—	Amended and Restated Limited Liability Company Agreement of Tradinghouse Power Company LLC.

3(jjj)	333-153700 Form S-4 (filed September 26, 2008)	3(ttt)	—	Certificate of Formation of TXU Energy Retail Company LLC.

3(kkk)			—	Amended and Restated Limited Liability Company Agreement of TXU Energy Retail Company LLC.

3(lll)	333-153700 Form S-4 (filed September 26, 2008)	3(xxx)	—	Certificate of Formation of TXU Energy Solutions Company LLC.

3(mmm)			—	Amended and Restated Limited Liability Company Agreement of TXU Energy Solutions Company LLC.

3(nnn)	333-153700 Form S-4 (filed September 26, 2008)	3(zzz)	—	Certificate of Incorporation of TXU Retail Services Company.

3(ooo)	333-153700 Form S-4 (filed September 26, 2008)	3(aaaa)	—	Bylaws of TXU Retail Services Company.

3(ppp)	333-153700 Form S-4 (filed September 26, 2008)	3(bbbb)	—	Certificate of Incorporation of TXU SEM Company (formerly known as Texas Utilities SEM, Inc.).

3(qqq)	333-153700 Form S-4 (filed September 26, 2008)	3(cccc)	—	Amended and Restated Bylaws of TXU SEM Company (formerly known as Texas Utilities SEM, Inc.).

3(rrr)	333-153700 Form S-4 (filed September 26, 2008)	3(dddd)	—	Articles of Organization of TXU SESCO Company LLC.

Exhibits	Previously Filed* With File Number	As Exhibit

3(sss)			—	Second Amended and Restated Limited Liability Company Agreement of TXU SESCO Company LLC.

3(ttt)	333-153700 Form S-4 (filed September 26, 2008)	3(ffff)	—	Articles of Incorporation of 4Change Energy Company (formerly known as TXU SESCO Energy Services Company).

3(uuu)			—	Certificate of Amendment to Articles of Incorporation of 4Change Energy Company (formerly known as TXU SESCO Energy Services Company).

3(vvv)	333-153700 Form S-4 (filed September 26, 2008)	3(gggg)	—	Bylaws of 4Change Energy Company (formerly known as TXU SESCO Energy Services Company).

3(www)	333-153700 Form S-4 (filed September 26, 2008)	3(hhhh)	—	Certificate of Formation of Valley NG Power Company LLC (formerly known as TXU Valley Company LLC).

3(xxx)			—	Amended and Restated Limited Liability Company Agreement of Valley NG Power Company LLC (formerly known as TXU Valley Company LLC).

3(yyy)	333-153700 Form S-4 (filed September 26, 2008)	3(jjjj)	—	Certificate of Formation of Valley Power Company LLC.

3(zzz)			—	Amended and Restated Limited Liability Company Agreement of Valley Power Company LLC.

(4)	Instruments Defining the Rights of Security Holders, Including Indentures**

Energy Future Holdings Corp. (Merger-related push down debt)

4(a)	1-12833 Form 8-K (filed October 31, 2007)	4.1	—	Indenture, dated October 31, 2007, among Energy Future Holdings Corp., the guarantors named therein and The Bank of New York Mellon, as trustee, relating to Senior Notes due 2017 and Senior Toggle Notes due 2017.

4(b)	1-12833 Form 10-K (2009) (filed February 19, 2010)	4(f)	—	Supplemental Indenture, dated July 8, 2008, to Indenture, dated October 31, 2007.

4(c)	1-12833 Form 10-Q (Quarter ended June 30, 2009) (filed August 4, 2009)	4(a)	—	Second Supplemental Indenture, dated August 3, 2009, to Indenture, dated October 31, 2007.

4(d)	1-12833 Form 8-K (filed July 30, 2010)	99.1	—	Third Supplemental Indenture, dated July 29, 2010, to Indenture, dated October 31, 2007.

4(e)	1-12833 Form 10-Q (Quarter ended September 30, 2011) (filed October 28, 2011)	4(b)	—	Fourth Supplemental Indenture, dated October 18, 2011, to Indenture dated October 31, 2007.

4(f)	1-12833 Form 8-K (filed November 20, 2009)	4.1	—	Indenture, dated November 16, 2009, among Energy Future Holdings Corp., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 9.75% Senior Secured Notes due 2019.

4(g)	333-171253 Form S-4 (filed January 24, 2011)	4(k)	—	Indenture, dated January 12, 2010, among Energy Future Holdings Corp., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 10.000% Senior Secured Notes due 2020.

4(h)	333-165860 Form S-3 (filed April 1, 2010)	4(j)	—	First Supplemental Indenture, dated March 16, 2010, to Indenture, dated January 12, 2010.

Exhibits	Previously Filed* With File Number	As Exhibit

4(i)	1-12833 Form 10-Q (Quarter ended June 30, 2010) (filed August 2, 2010)	4(a)	—	Second Supplemental Indenture, dated April 13, 2010, to Indenture, dated January 12, 2010.

4(j)	1-12833 Form 10-Q (Quarter ended June 30, 2010) (filed August 2, 2010)	4(b)	—	Third Supplemental Indenture, dated April 14, 2010, to Indenture, dated January 12, 2010.

4(k)	1-12833 Form 10-Q (Quarter ended June 30, 2010) (filed August 2, 2010)	4(c)	—	Fourth Supplemental Indenture, dated May 21, 2010, to Indenture, dated January 12, 2010.

4(l)	1-12833 Form 10-Q (Quarter ended June 30, 2010) (filed August 2, 2010)	4(d)	—	Fifth Supplemental Indenture, dated July 2, 2010, to Indenture, dated January 12, 2010.

4(m)	1-12833 Form 10-Q (Quarter ended June 30, 2010) (filed August 2, 2010)	4(e)	—	Sixth Supplemental Indenture, dated July 6, 2010, to Indenture, dated January 12, 2010.

4(n)	333-171253 Form S-4 (filed January 24, 2011)	4(r)	—	Seventh Supplemental Indenture, dated July 7, 2010, to Indenture, dated January 12, 2010.

	Texas Competitive Electric Holdings Company LLC

4(o)	333-108876 Form 8-K (filed October 31, 2007)	4.2	—	Indenture, dated October 31, 2007, among Texas Competitive Electric Holdings Company LLC and TCEH Finance, Inc., the guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 10.25% Senior Notes due 2015.

4(p)	1-12833 Form 8-K (filed December 12, 2007)	4.1	—	First Supplemental Indenture, dated December 6, 2007, to Indenture, dated October 31, 2007, relating to Texas Competitive Electric Holdings Company LLC’s and TCEH Finance, Inc.’s 10.25% Senior Notes due 2015, Series B, and 10.50%/11.25% Senior Toggle Notes due 2016.

4(q)	1-12833 Form 10-Q (Quarter ended June 30, 2009) (filed August 4, 2009)	4(b)	—	Second Supplemental Indenture, dated August 3, 2009, to Indenture, dated October 31, 2007, relating to Texas Competitive Electric Holdings Company LLC’s and TCEH Finance, Inc.’s 10.25% Senior Notes due 2015, 10.25% Senior Notes due 2015, Series B, and 10.50%/11.25% Senior Toggle Notes due 2016.

4(r)	1-12833 Form 8-K (filed October 8, 2010)	4.1	—	Indenture, dated October 6, 2010, among Texas Competitive Electric Holdings Company LLC and TCEH Finance, Inc., the guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 15% Senior Secured Second Lien Notes due 2021.

4(s)	1-12833 Form 8-K (filed October 26, 2010)	4.1	—	First Supplemental Indenture, dated October 20, 2010, to the Indenture, dated October 6, 2010.

4(t)	1-12833 Form 8-K (filed November 17, 2010)	4.1	—	Second Supplemental Indenture, dated November 15, 2010, to the Indenture, dated October 6, 2010.

Exhibits	Previously Filed* With File Number	As Exhibit

4(u)	1-12833 Form 10-Q (Quarter ended September 30, 2011) (filed October 28, 2011)	4(a)	—	Third Supplemental Indenture, dated as of September 26, 2011, to the Indenture, dated October 6, 2010.

4(v)	1-12833 Form 8-K (filed October 8, 2010)	4.3	—	Second Lien Pledge Agreement, dated October 6, 2010, among Texas Competitive Electric Holdings Company LLC, TCEH Finance, Inc., the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as collateral agent for the benefit of the second lien secured parties.

4(w)	1-12833 Form 8-K (filed October 8, 2010)	4.4	—	Second Lien Security Agreement, dated October 6, 2010, among Texas Competitive Electric Holdings Company LLC, TCEH Finance, Inc., the subsidiary guarantors named therein and The Bank Of New York Mellon Trust Company, N.A., as collateral agent and as the initial second priority representative for the benefit of the second lien secured parties.

4(x)	1-12833 Form 8-K (filed October 8, 2010)	4.5	—	Second Lien Intercreditor Agreement, dated October 6, 2010, among Texas Competitive Electric Holdings Company LLC, TCEH Finance, Inc., the subsidiary guarantors named therein, Citibank, N.A., as collateral agent for the senior collateral agent and the administrative agent, The Bank of New York Mellon Trust Company, N.A., as the initial second priority representative.

4(y)	1-12833 Form 10-K (filed February 18, 2011)	4(aaa)	—	Form of Second Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to Fidelity National Title Insurance Company, as trustee, for the benefit of The Bank of New York Mellon Trust Company, N.A., as Collateral Agent and Initial Second Priority Representative for the benefit of the Second Lien Secured Parties, as Beneficiary.

4(z)	1-12833 Form 8-K (filed April 20, 2011)	4.1	—	Indenture, dated as of April 19, 2011, among Texas Competitive Electric Holdings Company LLC, TCEH Finance Inc., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 11.5% Senior Secured Notes due 2020.

4(aa)	1-12833 Form 8-K (filed April 20, 2011)	4.2	—	Form of Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to Fidelity National Title Insurance Company, as trustee, for the benefit of Citibank, N.A., as Collateral Agent for the benefit of the Holders of the 11.5% Senior Secured Notes due 2020, as Beneficiary.

4(bb)	1-12833 Form 8-K (filed April 20, 2011)	4.3	—	Form of Deed of Trust and Security Agreement to Fidelity National Title Insurance Company, as trustee, for the benefit of Citibank, N.A., as Collateral Agent for the benefit of the Holders of the 11.5% Senior Secured Notes due 2020, as Beneficiary.

Exhibits	Previously Filed* With File Number	As Exhibit

4(cc)	1-12833 Form 8-K (filed April 20, 2011)	4.4	—	Form of Subordination and Priority Agreement, among Citibank, N.A., as beneficiary under the First Lien Credit Deed of Trust, The Bank of New York Mellon Trust Company, N.A., as beneficiary under the Second Lien Indenture Deed of Trust, Citibank, N.A., as beneficiary under the First Lien Indenture Deed of Trust, Texas Competitive Electric Holdings Company LLC and the subsidiary guarantors party thereto.

(5)	Opinion re Legality

5(a)	333-157057 Form S-1 (filed January 30, 2009)	5(a)	—	Opinion of Andrew M. Wright, Vice President and Associate General Counsel of EFH Corporate Services Company.

(10)	Material Contracts

Credit Agreements and Related Agreements

10(a)	333-171253 Post-Effective Amendment #1 to Form S-4 (filed February 7, 2011)	10(rr)	—	$24,500,000,000 Credit Agreement, dated October 10, 2007, among Energy Future Competitive Holdings Company; Texas Competitive Electric Holdings Company LLC, as the borrower; the several lenders from time to time parties thereto; Citibank, N.A., as administrative agent, collateral agent, swingline lender, revolving letter of credit issuer and deposit letter of credit issuer; Goldman Sachs Credit Partners L.P., as posting agent, posting syndication agent and posting documentation agent; JPMorgan Chase Bank, N.A., as syndication agent and revolving letter of credit issuer; Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P., Lehman Brothers Inc., Morgan Stanley Senior Funding, Inc. and Credit Suisse Securities (USA) LLC, as joint lead arrangers and bookrunners; Goldman Sachs Credit Partners L.P., as posting lead arranger and bookrunner; Credit Suisse, Goldman Sachs Credit Partners L.P., Lehman Commercial Paper Inc., Morgan Stanley Senior Funding, Inc., as co-documentation agents; and J. Aron & Company, as posting calculation agent.

10(b)	1-12833 Form 8-K (filed August 10, 2009)	10.1	—	Amendment No. 1, dated August 7, 2009, to the $24,500,000,000 Credit Agreement.

10(c)	1-12833 Form 8-K (filed April 20, 2011)	10.1	—	Amendment No. 2, dated April 7, 2011, to the $24,500,000,000 Credit Agreement

10(d)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(ss)	—	Guarantee, dated October 10, 2007, by the guarantors party thereto in favor of Citibank, N.A., as collateral agent for the benefit of the secured parties under the $24,500,000,000 Credit Agreement, dated October 10, 2007.

10(e)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(vv)	—	Form of Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to Fidelity National Title Insurance Company, as trustee, for the benefit of Citibank, N.A., as beneficiary.

10(f)	1-12833 Form 10-Q (Quarter ended March 31, 2011) (filed April 29, 2011)	10(b)	—	Form of First Amendment to Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to Fidelity National Title Insurance Company, as trustee, for the benefit of Citibank, N.A., as Beneficiary.

10(g)	1-12833 Form 8-K (filed August 10, 2009)	10.2	—	Amended and Restated Collateral Agency and Intercreditor Agreement, dated October 10, 2007, as amended and restated as of August 7, 2009, among Energy Future Competitive Holdings Company; Texas Competitive Electric Holdings Company LLC; the subsidiary guarantors party thereto; Citibank, N.A., as administrative agent and collateral agent; Credit Suisse Energy LLC, J. Aron & Company, Morgan Stanley Capital Group Inc., Citigroup Energy Inc., each as a secured hedge counterparty; and any other person that becomes a secured party pursuant thereto.

10(h)	1-12833 Form 8-K (filed August 10, 2009)	10.3	—	Amended and Restated Security Agreement, dated October 10, 2007, as amended and restated as of August 7, 2009, among Texas Competitive Electric Holdings Company LLC, the subsidiary grantors party thereto, and Citibank, N.A., as collateral agent for the benefit of the first lien secured parties, including the secured parties under the $24,500,000,000 Credit Agreement, dated October 10, 2007.

10(i)	1-12833 Form 8-K (filed August 10, 2009)	10.4	—	Amended and Restated Pledge Agreement, dated October 10, 2007, as amended and restated as of August 7, 2009, among Energy Future Competitive Holdings Company, Texas Competitive Electric Holdings Company LLC, the subsidiary pledgors party thereto, and Citibank, N.A., as collateral agent for the benefit first lien secured parties, including the secured parties under the $24,500,000,000 Credit Agreement, dated October 10, 2007.

10(j)	1-12833 Form 8-K (filed November 20, 2009)	4.3	—	Pledge Agreement, dated November 16, 2009, made by Energy Future Intermediate Holding Company LLC and the additional pledgers to The Bank of New York Mellon Trust Company, N.A., as collateral trustee for the holders of parity lien obligations.

10(k)	1-12833 Form 8-K (filed November 20, 2009)	4.4	—	Collateral Trust Agreement, dated November 16, 2009, among Energy Future Intermediate Holding Company LLC, The Bank of New York Mellon Trust Company, N.A., as first lien trustee and as collateral trustee, and the other secured debt representatives party thereto.

	Other Material Contracts

10(l)	1-12833 Form 10-K (2003) (filed March 15, 2004)	10(qq)	—	Lease Agreement, dated February 14, 2002, between State Street Bank and Trust Company of Connecticut, National Association, a owner trustee of ZSF/Dallas Tower Trust, a Delaware grantor trust, as lessor and EFH Properties Company, as Lessee (Energy Plaza Property).

10(m)	1-12833 Form 10-Q (Quarter ended June 30, 2007) (filed August 9, 2007)	10.1	—	First Amendment, dated June 1, 2007, to Lease Agreement, dated February 14, 2002.

10(n)	1-12833 Form 10-K (2006) (filed March 2, 2007)	10(iii)	—	Amended and Restated Transaction Confirmation by Generation Development Company LLC, dated February 2007 (subsequently assigned to Texas Competitive Electric Holdings Company LLC on October 10, 2007) (confidential treatment has been requested for portions of this exhibit).

10(o)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(sss)	—	ISDA Master Agreement, dated October 25, 2007, between Texas Competitive Electric Holdings Company LLC and Goldman Sachs Capital Markets, L.P.

10(p)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(ttt)	—	Schedule to the ISDA Master Agreement, dated October 25, 2007, between Texas Competitive Electric Holdings Company LLC and Goldman Sachs Capital Markets, L.P.

Exhibits	Previously Filed* With File Number	As Exhibit

10(q)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(uuu)	—	Form of Confirmation between Texas Competitive Electric Holdings Company LLC and Goldman Sachs Capital Markets, L.P.

10(r)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(vvv)	—	ISDA Master Agreement, dated October 29, 2007, between Texas Competitive Electric Holdings Company LLC and Credit Suisse International.

10(s)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(www)	—	Schedule to the ISDA Master Agreement, dated October 29, 2007, between Texas Competitive Electric Holdings Company LLC and Credit Suisse International.

10(t)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(xxx)	—	Form of Confirmation between Texas Competitive Electric Holdings Company LLC and Credit Suisse International.

(12)	Statement Regarding Computation of Ratios

12(a)	1-34543 Form 10-K (2011) (filed February 21, 2012)	12(a)		Computation of Ratio of Earnings to Fixed Charges.

(21)	Subsidiaries of the Registrant

21(a)			—	Subsidiaries of Energy Future Competitive Holdings Company.

(23)	Consents of Experts and Counsel

23(a)	333-157057 Form S-1 (filed January 30, 2009)		—	Consent of Andrew M. Wright (included as part of the opinion filed as Exhibit 5(a) thereto).

23(b)			—	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.

(24)	Power of Attorney

24(a)	333-157057 Form S-1 (filed January 30, 2009)		—	Powers of Attorney (included in signature pages thereto).

(25)	Statement of Eligibility of Trustee

25(a)	333-153700 Form S-4 (filed September 26, 2008)	25(a)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture governing the 10.25% Senior Notes due 2015 and Guarantees thereof.

25(b)	333-153700 Form S-4 (filed September 26, 2008)	25(b)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture governing the 10.25% Senior Notes due 2015, Series B and Guarantees thereof.

25(c)	333-153700 Form S-4 (filed September 26, 2008)	25(c)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture governing the 10.50%/11.25% Senior Toggle Notes due 2016 and Guarantees thereof.

Exhibits	Previously Filed* With File Number	As Exhibit

(99)	Additional Exhibits

99(a)	33-55408 Post-Effective Amendment No. 1 to Form S-3 (filed July, 1993)	99(b)	—	Amended Agreement dated January 30, 1990, between Energy Future Competitive Holdings Company and Tex-La Electric Cooperative of Texas, Inc.

99(b)	1-34543 Form 10-K (2011) (filed February 21, 2012)	99(b)	—	Texas Competitive Electric Holdings Company LLC Consolidated Adjusted EBITDA reconciliation for the years ended December 31, 2011 and 2010.

99(c)	1-34543 Form 10-K (2011) (filed February 21, 2012)	99(c)	—	Energy Future Holdings Corp. Consolidated Adjusted EBITDA reconciliation for the years ended December 31, 2011 and 2010.

(101)	XBRL Data Files

101.INS			—	XBRL Instance Document.

101.SCH			—	XBRL Taxonomy Extension Schema Document.

101.CAL			—	XBRL Taxonomy Extension Calculation Document.

101.DEF			—	XBRL Taxonomy Extension Definition Document.

101.LAB			—	XBRL Taxonomy Extension Labels Document.

101.PRE			—	XBRL Taxonomy Extension Presentation Document.

*	Incorporated herein by reference
**	Certain instruments defining the rights of holders of long-term debt of the registrant’s subsidiaries included in the financial statements filed herewith have been omitted because the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the registrant and its subsidiaries on a consolidated basis. The registrant hereby agrees, upon request of the SEC, to furnish a copy of any such omitted instrument.

(b) Financial Statement Schedules

None.

Item 17.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 27, 2012.

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:	/s/ PAUL M. KEGLEVIC
Name:	Paul M. Keglevic
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John F. Young	Chairman, President and Chief Executive and Manager	March 27, 2012

/s/ PAUL M. KEGLEVIC Paul M. Keglevic	Executive Vice President and Chief Financial Officer and Manager	March 27, 2012

/s/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Controller (Principal Accounting Officer)	March 27, 2012

* Frederick M. Goltz	Manager	March 27, 2012

* Scott Lebovitz	Manager	March 27, 2012

* Michael MacDougall	Manager	March 27, 2012

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 27, 2012.

TCEH FINANCE, INC.

By:	/s/ PAUL M. KEGLEVIC
Name:	Paul M. Keglevic
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John F. Young	Chairman, President and Chief Executive and Director	March 27, 2012

/s/ PAUL M. KEGLEVIC Paul M. Keglevic	Executive Vice President and Chief Financial Officer and Director	March 27, 2012

/s/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Controller (Principal Accounting Officer)	March 27, 2012

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 27, 2012.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

By:	/s/ PAUL M. KEGLEVIC
Name:	Paul M. Keglevic
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John F. Young	Chair, President and Chief Executive and Director	March 27, 2012

/s/ PAUL M. KEGLEVIC Paul M. Keglevic	Executive Vice President and Chief Financial Officer and Director	March 27, 2012

/s/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Controller (Principal Accounting Officer)	March 27, 2012

* Frederick M. Goltz	Director	March 27, 2012

* Scott Lebovitz	Director	March 27, 2012

* Michael MacDougall	Director	March 27, 2012

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 27, 2012.

TXU ENERGY RETAIL COMPANY LLC

By:	/s/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James A. Burke	Chairman, President and Chief Executive and Manager	March 27, 2012

/s/ DAVID D. FARANETTA** David D. Faranetta	Senior Vice President and Chief Financial Officer	March 27, 2012

/s/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Principal Accounting Officer	March 27, 2012

/s/ PAUL M. KEGLEVIC Paul M. Keglevic	Manager	March 27, 2012

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

**	I hereby authorize John F. Young and Paul M. Keglevic, or any of them, as my attorney in fact and agent, with full power of substitution and resubstitution, to execute, in my name and on my behalf, in any and all capacities, a Registration Statement on Form S-1 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers and sales of 10.25% Senior Notes due 2015, 10.25% Senior Notes due 2015, Series B and 10.50%/11.25% Senior Toggle Notes due 2016 (collectively, the “Notes”) of Texas Competitive Electric Holdings Company LLC and/or TCEH Finance, Inc. related to market-making transactions in the Notes effected from time to time, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as I could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 27, 2012.

LUMINANT HOLDING COMPANY LLC

By:	/s/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David A. Campbell	Chairman, President and Chief Executive and Manager	March 27, 2012

/s/ ROBERT C. FRENZEL** Robert C. Frenzel	Senior Vice President and Chief Financial Officer	March 27, 2012

/s/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Controller (Principal Accounting Officer)	March 27, 2012

* John F. Young	Manager	March 27, 2012

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

**	I hereby authorize John F. Young and Paul M. Keglevic, or any of them, as my attorney in fact and agent, with full power of substitution and resubstitution, to execute, in my name and on my behalf, in any and all capacities, a Registration Statement on Form S-1 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers and sales of 10.25% Senior Notes due 2015, 10.25% Senior Notes due 2015, Series B and 10.50%/11.25% Senior Toggle Notes due 2016 (collectively, the “Notes”) of Texas Competitive Electric Holdings Company LLC and/or TCEH Finance, Inc. related to market-making transactions in the Notes effected from time to time, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as I could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 27, 2012.

LUMINANT ENERGY COMPANY LLC

By:	/s/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* M.A. McFarland	Chairman, President and Chief Executive and Manager	March 27, 2012

/s/ ROBERT C. FRENZEL** Robert C. Frenzel	Senior Vice President and Chief Financial Officer	March 27, 2012

/s/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Principal Accounting Officer	March 27, 2012

/s/ PAUL M. KEGLEVIC Paul M. Keglevic	Manager	March 27, 2012

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

**	I hereby authorize John F. Young and Paul M. Keglevic, or any of them, as my attorney in fact and agent, with full power of substitution and resubstitution, to execute, in my name and on my behalf, in any and all capacities, a Registration Statement on Form S-1 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers and sales of 10.25% Senior Notes due 2015, 10.25% Senior Notes due 2015, Series B and 10.50%/11.25% Senior Toggle Notes due 2016 (collectively, the “Notes”) of Texas Competitive Electric Holdings Company LLC and/or TCEH Finance, Inc. related to market-making transactions in the Notes effected from time to time, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as I could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 27, 2012.

REGISTRANTS (as listed on the attached Schedule I of Subsidiary Registrants)

By:	/s/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David A. Campbell	Chairman, President and Chief Executive and Manager	March 27, 2012

/s/ ROBERT C. FRENZEL** Robert C. Frenzel	Senior Vice President and Chief Financial Officer	March 27, 2012

/s/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Principal Accounting Officer	March 27, 2012

/s/ PAUL M. KEGLEVIC Paul M. Keglevic	Manager	March 27, 2012

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

**	I hereby authorize John F. Young and Paul M. Keglevic, or any of them, as my attorney in fact and agent, with full power of substitution and resubstitution, to execute, in my name and on my behalf, in any and all capacities, a Registration Statement on Form S-1 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers and sales of 10.25% Senior Notes due 2015, 10.25% Senior Notes due 2015, Series B and 10.50%/11.25% Senior Toggle Notes due 2016 (collectively, the “Notes”) of Texas Competitive Electric Holdings Company LLC and/or TCEH Finance, Inc. related to market-making transactions in the Notes effected from time to time, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as I could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 27, 2012.

REGISTRANTS (as listed on the attached Schedule II of Subsidiary Registrants)

By:	/s/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David A. Campbell	Chairman, President and Chief Executive and Director	March 27, 2012

/s/ ROBERT C. FRENZEL** Robert C. Frenzel	Senior Vice President and Chief Financial Officer	March 27, 2012

/s/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Principal Accounting Officer	March 27, 2012

/s/ PAUL M. KEGLEVIC Paul M. Keglevic	Director	March 27, 2012

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

**	I hereby authorize John F. Young and Paul M. Keglevic, or any of them, as my attorney in fact and agent, with full power of substitution and resubstitution, to execute, in my name and on my behalf, in any and all capacities, a Registration Statement on Form S-1 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers and sales of 10.25% Senior Notes due 2015, 10.25% Senior Notes due 2015, Series B and 10.50%/11.25% Senior Toggle Notes due 2016 (collectively, the “Notes”) of Texas Competitive Electric Holdings Company LLC and/or TCEH Finance, Inc. related to market-making transactions in the Notes effected from time to time, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as I could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 27, 2012.

REGISTRANTS (as listed on the attached Schedule III of Subsidiary Registrants)

By:	/s/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David A. Campbell	Chairman, President and Chief Executive and Manager	March 27, 2012

/s/ ROBERT C. FRENZEL** Robert C. Frenzel	Senior Vice President and Chief Financial Officer	March 27, 2012

/S/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Principal Accounting Officer	March 27, 2012

* Charles R. Enze	Manager	March 27, 2012

/S/ PAUL M. KEGLEVIC Paul M. Keglevic	Manager	March 27, 2012

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

**	I hereby authorize John F. Young and Paul M. Keglevic, or any of them, as my attorney in fact and agent, with full power of substitution and resubstitution, to execute, in my name and on my behalf, in any and all capacities, a Registration Statement on Form S-1 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers and sales of 10.25% Senior Notes due 2015, 10.25% Senior Notes due 2015, Series B and 10.50%/11.25% Senior Toggle Notes due 2016 (collectively, the “Notes”) of Texas Competitive Electric Holdings Company LLC and/or TCEH Finance, Inc. related to market-making transactions in the Notes effected from time to time, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as I could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 27, 2012.

REGISTRANTS (as listed on the attached Schedule IV of Subsidiary Registrants)

By:	/s/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James A. Burke	Chairman, President and Chief Executive and Director	March 27, 2012

/s/ DAVID D. FARANETTA** David D. Faranetta	Senior Vice President and Chief Financial Officer	March 27, 2012

/s/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Principal Accounting Officer	March 27, 2012

/s/ PAUL M. KEGLEVIC Paul M. Keglevic	Director	March 27, 2012

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

**	I hereby authorize John F. Young and Paul M. Keglevic, or any of them, as my attorney in fact and agent, with full power of substitution and resubstitution, to execute, in my name and on my behalf, in any and all capacities, a Registration Statement on Form S-1 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers and sales of 10.25% Senior Notes due 2015, 10.25% Senior Notes due 2015, Series B and 10.50%/11.25% Senior Toggle Notes due 2016 (collectively, the “Notes”) of Texas Competitive Electric Holdings Company LLC and/or TCEH Finance, Inc. related to market-making transactions in the Notes effected from time to time, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as I could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 27, 2012.

REGISTRANTS (as listed on the attached Schedule V of Subsidiary Registrants)

By:	/s/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James A. Burke	Chairman, President and Chief Executive and Manager	March 27, 2012

/s/ DAVID D. FARANETTA** David D. Faranetta	Senior Vice President and Chief Financial Officer	March 27, 2012

/s/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Principal Accounting Officer	March 27, 2012

/s/ PAUL M. KEGLEVIC Paul M. Keglevic	Manager	March 27, 2012

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

**	I hereby authorize John F. Young and Paul M. Keglevic, or any of them, as my attorney in fact and agent, with full power of substitution and resubstitution, to execute, in my name and on my behalf, in any and all capacities, a Registration Statement on Form S-1 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers and sales of 10.25% Senior Notes due 2015, 10.25% Senior Notes due 2015, Series B and 10.50%/11.25% Senior Toggle Notes due 2016 (collectively, the “Notes”) of Texas Competitive Electric Holdings Company LLC and/or TCEH Finance, Inc. related to market-making transactions in the Notes effected from time to time, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as I could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 27, 2012.

REGISTRANTS (as listed on the attached Schedule VI of Subsidiary Registrants)

By:	/s/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* M. A. McFarland	Chairman, President and Chief Executive and Director	March 27, 2012

/s/ ROBERT C. FRENZEL** Robert C. Frenzel	Senior Vice President and Chief Financial Officer	March 27, 2012

/s/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Principal Accounting Officer	March 27, 2012

/s/ PAUL M. KEGLEVIC Paul M. Keglevic	Director	March 27, 2012

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

**	I hereby authorize John F. Young and Paul M. Keglevic, or any of them, as my attorney in fact and agent, with full power of substitution and resubstitution, to execute, in my name and on my behalf, in any and all capacities, a Registration Statement on Form S-1 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers and sales of 10.25% Senior Notes due 2015, 10.25% Senior Notes due 2015, Series B and 10.50%/11.25% Senior Toggle Notes due 2016 (collectively, the “Notes”) of Texas Competitive Electric Holdings Company LLC and/or TCEH Finance, Inc. related to market-making transactions in the Notes effected from time to time, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as I could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 27, 2012.

REGISTRANTS (as listed on the attached Schedule VII of Subsidiary Registrants)

By:	/s/ JOHN WILLIAM GEARY
Name:	John William Geary
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN WILLIAM GEARY** John William Geary	President	March 27, 2012

/s/ PAUL M. KEGLEVIC** Paul M. Keglevic	Principal Financial Officer and Director	March 27, 2012

/s/ STANLEY J. SZLAUDERBACH** Stanley J. Szlauderbach	Principal Accounting Officer	March 27, 2012

/s/ MICHAEL L. CARTER** Michael L. Carter	Director	March 27, 2012

**	I hereby authorize John F. Young and Paul M. Keglevic, or any of them, as my attorney in fact and agent, with full power of substitution and resubstitution, to execute, in my name and on my behalf, in any and all capacities, a Registration Statement on Form S-1 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers and sales of 10.25% Senior Notes due 2015, 10.25% Senior Notes due 2015, Series B and 10.50%/11.25% Senior Toggle Notes due 2016 (collectively, the “Notes”) of Texas Competitive Electric Holdings Company LLC and/or TCEH Finance, Inc. related to market-making transactions in the Notes effected from time to time, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as I could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 27, 2012.

REGISTRANTS (as listed on the attached Schedule VIII of Subsidiary Registrants)

By:	/s/ JOHN WILLIAM GEARY
Name:	John William Geary
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN WILLIAM GEARY** John William Geary	President	March 27, 2012

/s/ PAUL M. KEGLEVIC** Paul M. Keglevic	Principal Financial Officer and Manager	March 27, 2012

/s/ STANLEY J. SZLAUDERBACH** Stanley J. Szlauderbach	Principal Accounting Officer	March 27, 2012

/s/ MICHAEL L. CARTER** Michael L. Carter	Manager	March 27, 2012

**	I hereby authorize John F. Young and Paul M. Keglevic, or any of them, as my attorney in fact and agent, with full power of substitution and resubstitution, to execute, in my name and on my behalf, in any and all capacities, a Registration Statement on Form S-1 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers and sales of 10.25% Senior Notes due 2015, 10.25% Senior Notes due 2015, Series B and 10.50%/11.25% Senior Toggle Notes due 2016 (collectively, the “Notes”) of Texas Competitive Electric Holdings Company LLC and/or TCEH Finance, Inc. related to market-making transactions in the Notes effected from time to time, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as I could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

SCHEDULE I OF SUBSIDIARY REGISTRANTS

Big Brown 3 Power Company LLC

Big Brown Lignite Company LLC

Big Brown Power Company LLC

Collin Power Company LLC

DeCordova Power Company LLC

Generation MT Company LLC

Lake Creek 3 Power Company LLC

Luminant Big Brown Mining Company LLC

Luminant Generation Company LLC

Luminant Mineral Development Company LLC

Luminant Mining Company LLC

Luminant Renewables Company LLC

Martin Lake 4 Power Company LLC

Monticello 4 Power Company LLC

Morgan Creek 7 Power Company LLC

NCA Resources Development Company LLC

Tradinghouse 3 & 4 Power Company LLC

Tradinghouse Power Company LLC

Valley NG Power Company LLC

Valley Power Company LLC

SCHEDULE II OF SUBSIDIARY REGISTRANTS

Generation SVC Company

SCHEDULE III OF SUBSIDIARY REGISTRANTS

Oak Grove Management Company LLC

Oak Grove Mining Company LLC

Oak Grove Power Company LLC

Sandow Power Company LLC

SCHEDULE IV OF SUBSIDIARY REGISTRANTS

TXU Retail Services Company

TXU SEM Company

SCHEDULE V OF SUBSIDIARY REGISTRANTS

TXU Energy Solutions Company LLC

SCHEDULE VI OF SUBSIDIARY REGISTRANTS

Luminant Energy Trading California Company

Luminant ET Services Company

SCHEDULE VII OF SUBSIDIARY REGISTRANTS

4Change Energy Company

SCHEDULE VIII OF SUBSIDIARY REGISTRANTS

TXU SESCO Company LLC